   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 21, 1998



                                                      REGISTRATION NO. 333-60097

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------

                        PRE-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------


                           MORGAN STANLEY DEAN WITTER
                              CHARTER WELTON L.P.


          (Exact name of registrant as specified in charter document)

           DELAWARE                                   6799                                  13-4018063
    (State of Organization                (Primary Standard Industrial                    (IRS Employer
         of Issuer)                       Classification Code Number)                 Identification Number)

                            ------------------------

                       Two World Trade Center, 62nd Floor
                            New York, New York 10048
                                 (212) 392-8899
    (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                                 Mark J. Hawley
                         DEMETER MANAGEMENT CORPORATION
                       Two World Trade Center, 62nd Floor
                            New York, New York 10048
                                 (212) 392-8899
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            ------------------------

                          COPIES OF COMMUNICATIONS TO:

             Edwin L. Lyon, Esq.                           Michael T. Gregg, Esq.
        Cadwalader, Wickersham & Taft                     Dean Witter Reynolds Inc.
       1333 New Hampshire Avenue, N.W.                Two World Trade Center, 6th Floor
           Washington, D.C. 20036                         New York, New York 10048
               (202) 862-2200                                  (212) 392-5530

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                            ------------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. /x/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 MORGAN STANLEY DEAN WITTER CHARTER WELTON L.P.


                             CROSS REFERENCE SHEET

ITEM                                                                         LOCATION IN
NO.                      REGISTRATION ITEM                                    PROSPECTUS
----   -----------------------------------------------------  ------------------------------------------
 1.    Forepart of the Registration Statement and Outside
         Front Cover Page of Prospectus.....................  Facing Page; Front Cover Pages.
 2.    Inside Front and Outside Back Cover Pages of
         Prospectus.........................................  Inside Front Cover Page; Table of
                                                              Contents.
 3.    Summary Information, Risk Factors, and Ratio of
         Earnings to Fixed Charges..........................  Summary of the Prospectus; Risk Factors;
                                                                Description of Charges; Investment
                                                                Programs, Use of Proceeds and Trading
                                                                Policies; The General Partner; The
                                                                Commodity Brokers.
 4.    Use of Proceeds......................................  Investment Programs, Use of Proceeds and
                                                                Trading Policies.
 5.    Determination of Offering Price......................  Plan of Distribution.
 6.    Dilution.............................................  Not Applicable.
 7.    Selling Security Holders.............................  Not Applicable.
 8.    Plan of Distribution.................................  Plan of Distribution.
 9.    Description of Securities to be Registered...........  The Limited Partnership Agreement.
10.    Interests of Named Experts and Counsel...............  Not Applicable.
11.    Information with Respect to the Registrant
       (a)  Description of Business.........................  Summary of the Prospectus; Risk Factors;
                                                                Investment Programs, Use of Proceeds and
                                                                Trading Policies; General Description of
                                                                Trading Approaches; The Trading
                                                                Advisors/Money Managers; The Futures,
                                                                Options and Forwards Markets; The
                                                                Limited Partnership Agreements.
       (b) Description of Property..........................  Not Applicable.
       (c) Legal Proceedings................................  Certain Litigation; The Trading Advisors/
                                                                Money Managers.
       (d) Market Price of and Dividends on the Registrant's
           Common Equity and Related Stockholder Matters....  Risk Factors.
       (e) Financial Statements.............................  Independent Auditors' Reports.
       (f) Selected Financial Data..........................  Selected Financial Data.
       (g) Supplementary Financial Information..............  Selected Financial Data.
       (h) Management's Discussion and Analysis of Financial
           Condition and Results of Operations..............  Not applicable.
       (i) Changes in and Disagreements with Accountants on
           Accounting and Financial Disclosure..............  Not Applicable.
       (j) Directors and Executive Officers.................  The General Partner.
       (k) Executive Compensation...........................  Summary of the Prospectus; Conflicts of
                                                                Interest; Fiduciary Responsibility;
                                                                Description of Charges; Risk Factors;
                                                                The Trading Advisors/Money Managers; The
                                                                General Partner; The Commodity Brokers.
       (l) Security Ownership of Certain Beneficial Owners
         and Management.....................................  Capitalization; The General Partner;
                                                                Independent Auditors' Reports.
       (m) Certain Relationships and Related Transactions...  Summary of the Prospectus; Conflicts of
                                                                Interest; Fiduciary Responsibility;
                                                                Description of Charges; Risk Factors;
                                                                The Trading Advisors/Money Managers; The
                                                                General Partner; The Commodity Brokers.
12.    Disclosure of Commission Position on Indemnification
         for Securities Act Liabilities.....................  Fiduciary Responsibility.

                             EXPLANATORY STATEMENT


     The Prospectus contained in this Registration Statement relates not only to 3,000,000 Units of Limited Partnership Interest of Morgan Stanley Dean Witter Charter Welton L.P. covered by this Registration Statement, but to (i) the 3,000,000 Units of Limited Partnership Interest of Morgan Stanley Dean Witter Charter Millburn L.P. covered by Registration Statement No. 333-60103; and (ii) the 3,000,000 Units of Limited Partnership Interest of Morgan Stanley Dean Witter Charter Graham L.P., covered by Registration Statement No. 333-60115.

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.



                SUBJECT TO COMPLETION: DATED SEPTEMBER 21, 1998

                   MORGAN STANLEY DEAN WITTER CHARTER SERIES
   MINIMUM OF 400,000 UNITS OF MORGAN STANLEY DEAN WITTER CHARTER GRAHAM L.P. MINIMUM OF 400,000 UNITS OF MORGAN STANLEY DEAN WITTER CHARTER MILLBURN L.P.
   MINIMUM OF 400,000 UNITS OF MORGAN STANLEY DEAN WITTER CHARTER WELTON L.P.

                            ------------------------
    The Morgan Stanley Dean Witter Charter Series (the "Charter Series") consists of three single-advisor commodity pool limited partnerships formed on July 15, 1998 under the laws of the State of Delaware and engaged primarily in the speculative trading of futures and forward contracts, options on futures contracts and on physical commodities, and other commodity interests, including foreign currencies, financial instruments, precious and industrial metals, energy products, and agriculturals, as more fully described herein (hereinafter referred to collectively as "futures interests"). The three partnerships that comprise the Charter Series are Morgan Stanley Dean Witter Charter Graham L.P. ("Charter Graham"), Morgan Stanley Dean Witter Charter Millburn L.P. ("Charter Millburn"), and Morgan Stanley Dean Witter Charter Welton L.P. ("Charter Welton") (individually, a "Partnership," and collectively, the "Partnerships"). Demeter Management Corporation is the general partner of each Partnership (the "General Partner"). Dean Witter Reynolds Inc. ("DWR") is the selling agent and non-clearing commodity broker for the Partnerships. DWR has appointed Morgan Stanley & Co. Incorporated ("MS & Co.") as an additional selling agent for the Partnerships. In the future, the Charter Series may be expanded to include additional limited partnerships.


    The assets of each Partnership are separately maintained and managed, and the units of limited partnership interest ("Units") of each Partnership are separately offered. New subscribers generally are required to subscribe for a minimum of $20,000 of Units in the Charter Series, and they may allocate their investment among any one or more of the Partnerships. The minimum investment in any one Partnership, however, is $5,000. The minimum subscription for subscribers who already own Units in a given Partnership and desire to make additional investments in such Partnership is $1,000. See "Investment Requirements."


THESE ARE SPECULATIVE SECURITIES AND INVOLVE A HIGH DEGREE OF RISK. THESE SECURITIES ARE SUITABLE FOR INVESTMENT ONLY BY A PERSON WHO CAN AFFORD TO LOSE HIS ENTIRE INVESTMENT. SEE "SUMMARY OF THE PROSPECTUS--INVESTMENT REQUIREMENTS" (PAGE 1), "RISK FACTORS" (PAGE 12), AND "CONFLICTS OF INTEREST" (PAGE 19).

    An investment in the Partnerships involves significant risks, including the following:
    O Futures interests trading is speculative and volatile. Such volatility could result in an investor losing all or a substantial part of his investment.
    O Each Partnership is subject to substantial charges by its Trading Advisor, the General Partner, and DWR. Each Partnership must earn estimated annual net trading profits (after taking into account estimated interest income based upon current rates of 5%) of 4.2% of its average annual Net Assets (as defined herein) in order to offset Partnership expenses, and 6.2% to offset Partnership expenses and the 2% redemption charge if Units are redeemed at the end of the first twelve months after they are purchased.
    O No secondary market for Units exists. Units may be redeemed monthly only after the end of the sixth month following the closing at which an investor first became a Limited Partner in the Charter Series. A Unit redeemed at or prior to the twenty-fourth month following the closing at which such Unit was issued may be subject to redemption charges. Certain market conditions may result in possible delays in, or inability to pay, redemptions.
    O Conflicts of interest exist that may adversely affect the Partnerships, including the facts that DWR, MS & Co., and the General Partner are affiliates, fees to DWR have not been negotiated in arm's-length transactions, and DWR employees and additional sellers will receive a portion of the brokerage fees paid by the Partnerships. See "Conflicts of Interest."
    O A Partnership will not be profitable unless its Trading Advisor is successful with its trading program(s). Past performance is not necessarily indicative of future results.
    O While the General Partner does not intend to make any distributions, profits earned by a Partnership in any year will result in taxable income to investors.
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN ANY ONE OF THESE POOLS NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
                                          INITIAL PRICE
                                                TO
                                               THE             SELLING       PROCEEDS TO THE
                                           PUBLIC(1)(2)      COMMISSIONS     PARTNERSHIPS(1)(2)(3)
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
Per Unit................................      $10.00          (1)(2)(3)          $10.00
--------------------------------------------------------------------------------------------------
Charter Graham
  Total Minimum of 400,000 Units........    $4,000,000        (1)(2)(3)        $4,000,000
  Total Maximum of 3,000,000 Units......   $30,000,000                         $30,000,000
--------------------------------------------------------------------------------------------------
Charter Millburn
  Total Minimum of 400,000 Units........    $4,000,000        (1)(2)(3)        $4,000,000
  Total Maximum of 3,000,000 Units......   $30,000,000                         $30,000,000
--------------------------------------------------------------------------------------------------
Charter Welton
  Total Minimum of 400,000 Units........    $4,000,000        (1)(2)(3)        $4,000,000
  Total Maximum of 3,000,000 Units......   $30,000,000                         $30,000,000
--------------------------------------------------------------------------------------------------
Cover page continued and notes to the above table on Page i

                           MORGAN STANLEY DEAN WITTER
                           DEAN WITTER REYNOLDS INC.
                     THE DATE OF THIS PROSPECTUS  * , 1998.

COVER PAGE CONTINUED:

     The Partnerships are not mutual funds or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and are not subject to regulation thereunder.


     Units of each Partnership are being offered initially (the "Initial Offering") at $10 per Unit, for issuance at an initial closing (the "Initial Closing"), which is currently scheduled to be held on October 31, 1998, but in no event later than March 12, 1999 (the period from the date of this Prospectus through the Initial Closing is referred to as the "Initial Offering Period"). The Initial Closing may be held at any time during the Initial Offering Period. Units that remain unsold following the Initial Closing will be available for sale at monthly closings to be held as of the last day of each month (each, a "Monthly Closing"; any Monthly Closing or the Initial Closing, a "Closing") during the Partnerships' continuing offering of Units (the "Continuing Offering"). Because each Partnership may register additional Units for sale, there is no maximum aggregate amount of contributions that may be received by any Partnership. During the Continuing Offering, Units of each Partnership will be offered for sale at Monthly Closings at a purchase price equal to 100% of the Net Asset Value per Unit of such Partnership as of the date of the Monthly Closing, which Net Asset Value may be more or less than $10.00 per Unit. The Net Asset Value per Unit for a Partnership is calculated by dividing that Partnership's Net Assets by the aggregate number of Units of that Partnership outstanding. An amount equal to 100% of the Net Asset Value of each Unit sold at a Monthly Closing will be delivered to the Partnership which sold the Unit. Since each Partnership's actual Net Asset Value per Unit as of a Monthly Closing is determined subsequent to such Monthly Closing, it is not possible for a Limited Partner to know the actual price paid for each Unit and the number of Units purchased until after the Monthly Closing takes place.



     Subject to certain limitations, the Partnerships will permit a Limited Partner to redeem Units in a Partnership and, with the proceeds of such redemption, purchase Units of one or more other Partnerships at a price equal to the Net Asset Value thereof (a "Series Exchange"). See "Exchange Privilege."

                            ------------------------

NOTES TO TABLE ON FRONT COVER PAGE:

(1) The minimum initial subscription for most subscribers is $20,000. The $20,000 minimum subscription may be satisfied by purchasing Units of one or more Partnerships, except that the minimum subscription for any one Partnership is $5,000. The minimum subscription per Partnership for Limited Partners that already own Units in a Partnership and desire to make additional investments in such Partnership is $1,000.

    No underwriting compensation or selling commissions will be paid out of the proceeds of any Closing. However, except as provided below, employees of DWR will receive from DWR (payable solely from its own funds) a gross sales credit equal to 4% of the Net Asset Value per Unit as of the applicable Closing for each Unit sold by them and issued at such Closing, and/or a gross sales credit of up to 71% of the brokerage fees attributable to each outstanding Unit sold by them and received by DWR from the Partnership each month, which credit will continue until such Partnership terminates or such Unit is redeemed (whichever comes first). In either case an employee of DWR will qualify for the continuing compensation only if he is properly registered with the Commodity Futures Trading Commission ("CFTC") and is a member of the National Futures Association ("NFA"), and has passed the Series 3 or Series 31 examination or was "grandfathered" as an associated person. Such continuing compensation is to be paid in recognition of the employee's continuing services to the Limited Partners. For a description of the terms and conditions applicable to such gross sales credits and the continuing services to be rendered by DWR employees, see "Plan of Distribution." The Selling Agreement among DWR and the Partnerships provides that such compensation may only be paid by DWR as long as such services are provided. Such continuing compensation paid by DWR may be deemed to be underwriting compensation. No person will receive the continuing compensation described above who is not a DWR employee at the time of receipt of payment.

    DWR will not pay to its employees the 4% initial gross sales credit described above with respect to Units purchased pursuant to a Series Exchange or purchased by an eligible subscriber with the proceeds of a redemption of all or a portion of such subscriber's interest in any other commodity pool for which the General Partner serves as the general partner and commodity pool operator (a "Non-Series Exchange"). In order to be eligible to purchase Units pursuant to a Non-Series Exchange, an investor must purchase Units with the proceeds of a redemption from another commodity pool for which the General Partner serves as the general partner and commodity pool operator on the date of the Monthly Closing as of which the redemption from such other commodity pool becomes effective. Such employees will, however, receive continuing gross sales credits with respect to brokerage fees received by DWR from a Partnership. See "Plan of Distribution."

    DWR has appointed MS & Co. as its agent to make offers and sales of Units. DWR, with the approval of the General Partner, may also appoint additional selling agents (MS & Co. and any such selling agent, an "Additional Seller"), provided such Additional Seller is a member of the National Association of Securities Dealers, Inc. ("NASD") or, under certain conditions, a foreign person as described under "Plan of Distribution." DWR may compensate any Additional Seller for each Unit sold by it by paying such Additional Seller a selling commission, payable by DWR solely from its own funds, not to exceed 4% of the Net Asset Value of such Unit. Additional Sellers who are properly registered with the CFTC and are members of the NFA also may receive from DWR, payable solely from DWR's own funds, continuing compensation for providing to Limited Partners the continuing services referred to above. Such continuing compensation may be up to 35% annually of the brokerage fees attributable to outstanding Units sold by such Additional Sellers and received by DWR as commodity broker for each Partnership (except MS & Co., which will be compensated at the same rate as DWR employees). Additional Sellers may pay all or a portion of such continuing compensation to their employees who have sold Units and provide continuing services to Limited Partners if such employees are properly registered with the CFTC and are members of the NFA. Such continuing compensation may be deemed to be underwriting compensation. See "Plan of Distribution."

    No part of the compensation described above will be paid by a Partnership and, accordingly, Net Assets will not be reduced as a result of such compensation. DWR has agreed to indemnify any Additional Seller against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended. DWR will be indemnified by each Partnership against certain civil liabilities.

(2) Subscriptions received during the Initial Offering Period and not immediately rejected by the General Partner will be held in escrow by The Chase Manhattan Bank, New York, New York (the "Escrow Agent"), until such subscriptions are either accepted or rejected by the General Partner or the Initial Offering Period is concluded. The funds will be invested solely in the Escrow Agent's interest-bearing money market account. Interest will be earned on subscription funds from the day of deposit of such funds with the Escrow Agent to the day that such funds are either accepted or rejected by the General Partner; such interest will be credited to the subscribers' customer accounts with DWR. If 400,000 or more Units of a Partnership are subscribed for at or prior to the end of the Initial Offering Period, the Initial Closing for such Partnership shall be held, and the proceeds of the offering of such Units will be contributed to that Partnership. If fewer than 400,000 Units of a Partnership have been subscribed for at the termination of the Initial Offering Period, the subscriptions for that Partnership will be promptly credited to each subscriber's customer account with DWR within five business days following the termination of the Initial Offering Period, together with any interest earned on such subscriber's escrowed funds. It is contemplated that only one Initial Closing shall be held for the Partnerships, and it is not a condition of the Initial Closing that all three Partnerships sell the minimum number of Units.

    Subscriptions received during the Continuing Offering and not immediately rejected by the General Partner will be held in escrow by the Escrow Agent, and invested solely in the Escrow Agent's interest-bearing money market account. Interest will be earned on subscription funds from the day of deposit of such funds with the Escrow Agent to the day that such funds are either accepted or rejected by the General Partner. Any subscription received by DWR during the last five business days of a month and not rejected may be held in escrow until the second Monthly Closing immediately following receipt of such subscription. The General Partner will determine whether to accept or reject a subscription generally within ten days of the receipt of a complete and executed Subscription and Exchange Agreement and Power of Attorney. See "Plan of Distribution."

(3) DWR will pay all of the costs incurred in connection with the organization of the Partnerships and the Initial Offering of Units by the Partnerships, estimated to be approximately $1,000,000 in the aggregate. Pursuant to the Selling Agreement among DWR, the General Partner and the Partnerships, DWR also will pay all of the costs incurred in connection with the Continuing Offering. Such costs will include legal, accounting, and auditing fees, printing costs, filing fees, escrow fees, marketing costs and expenses, and other related expenses incurred in connection with the offering of Units. The Partnerships will not reimburse DWR for any such organizational and offering costs, and while DWR may recoup such costs from brokerage fees paid by the Partnerships, the Partnerships will not be liable for any such costs at any time. Investments by subscribers are not subject to any upfront fees, commissions or expenses and, therefore, 100% of the proceeds of the Initial Offering and Continuing Offering shall be available for investment in each Partnership. The number of Units sold of each Partnership will have no effect on the Net Asset Value per Unit of such Partnership.
                            ------------------------

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE MATTERS DESCRIBED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER BY ANY PERSON WITHIN ANY JURISDICTION IN WHICH SUCH OFFER IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF ITS ISSUE.

     UNTIL 90 DAYS FROM THE DATE OF THIS PROSPECTUS, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
                            ------------------------

     The Partnerships will be subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith will file reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). These reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at the SEC's office at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the regional offices described above at prescribed rates. The SEC maintains a World Wide Web site containing reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of such Web site is: http://www.sec.gov.

     The Partnerships have filed with the SEC, in Washington, D.C., Registration Statements on Form S-1 under the Securities Act of 1933, as amended, with respect to the Units offered hereby. This Prospectus does not contain all the information included in such Registration Statements, certain items of which were omitted in accordance with the Rules and Regulations of the SEC. For further information about the Partnerships and the Units offered hereby, reference is made to the Registration Statements and the exhibits thereto.

     The Partnerships must furnish all Limited Partners annual and monthly reports complying with CFTC requirements. The annual reports will contain audited, and the monthly reports unaudited, financial information. The audited financial statements will be examined and reported upon by independent certified public accountants.

                           RISK DISCLOSURE STATEMENT

     YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF A POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN A POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN A POOL.


     FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO EACH POOL BEGINNING AT PAGE 27 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 30.



     THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN EACH COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN ANY OF THESE COMMODITY POOLS, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT BEGINNING AT PAGE 15.


     YOU SHOULD ALSO BE AWARE THAT EACH COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO EACH POOL AND THEIR PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR EACH POOL MAY BE EFFECTED.

                        TABLE OF CONTENTS
                                                           PAGE

Risk Disclosure Statement..............................      iv
Summary of the Prospectus..............................       1
  Investment Requirements..............................       1
  Additional Information...............................       2
  The Morgan Stanley Dean Witter Charter Series........       2
    Morgan Stanley Dean Witter Charter Graham L.P......       2
    Morgan Stanley Dean Witter Charter Millburn L.P....       3
    Morgan Stanley Dean Witter Charter Welton L.P......       4
  Organizational Chart.................................       5
  The General Partner..................................       6
  The Commodity Brokers................................       6
  Risk Factors.........................................       6
    Risks Relating to Futures Interests Trading........       6
    Risks Relating to the Partnerships and the Offering
      of Units.........................................       7
    Risks Relating to the Trading Advisors.............       7
    Taxation and Regulalory Risks......................       7
  Conflicts of Interest................................       8
  Description of Charges...............................       8
    Charges to Each Partnership........................       8
    Redemption Charges to Limited Partners.............       9
  Exchange Privilege...................................       9
  Redemption of Units..................................       9
  Distributions........................................      10
  Transferability of Units.............................      10
  The Offering.........................................      10
    Securities Offered.................................      10
    Subscription Procedure.............................      10
    Plan of Distribution...............................      11
    No Selling Commissions or Charges for
      Organizational or Offering Expenses..............      12
    Suitability Standards..............................      12
  Use of Proceeds......................................      12
  Interest on Partnership Assets.......................      13
  Tax Considerations...................................      13
Risk Factors...........................................      15
  Risks Relating to Futures Interests Trading and the
    Futures Interests Markets..........................      15
    The Partnerships' Futures Interests Trading Is
      Speculative and Volatile.........................      15
    The Partnerships' Futures Interests Trading Is
      Highly Leveraged.................................      15
    The Partnerships' Futures Interests Trading May Be
      Illiquid.........................................      15
    The Partnerships' Forward Trading Is Not Protected
      By Regulation....................................      16
    The Partnerships' Trading on Foreign Exchanges
      Presents Additional Risks That Do Not Exist When
      Solely Trading on Domestic Exchanges.............      16
    Trading Futures Options Is Speculative and Highly
      Leveraged........................................      16
    The Partnerships Have Credit Risk to the Commodity
      Brokers..........................................      17
    The Partnerships Are Subject to Speculative
      Position Limits..................................      17
  Risks Relating to the Partnerships and the Offering
    of Units...........................................      17
    Substantial Charges to Each Partnership and Its
      Limited Partners.................................      17
    Restricted Investment Liquidity in the Units.......      17
    Conflicts of Interest in Each Partnership's
    Structure..........................................      18
    Limited Partners Will Not Participate in
    Management.........................................      18
    Reliance on the General Partner....................      18
    No Assurance That Units Will Be Sold...............      19
    Special Characteristics of Start-up Period.........      19
    No Operating History of the Partnerships...........      19
    Certain Litigation.................................      19
    Potential Inability to Trade or Report Results
      Because of Year 2000 Problems....................      19
  Risks Relating to the Trading Advisors...............      20
    Reliance on the Trading Advisor to Trade
      Successfully.....................................      20
    Past Performance Not Necessarily Indicative of
      Future Results...................................      20
    Market Factors May Adversely Influence the Trading
      Programs.........................................      20
    Single Advisor Funds Lack the Diversity of a Multi-
      Advisor Fund.....................................      20
    Increasing Assets Managed by a Trading Advisor May
      Adversely Affect Performance.....................      20
    Charter Graham's Use of an Increased Rate of
      Leverage Could Affect Future Performance.........      21
    Limited Term of Management Agreements May Limit
      Access to the Trading Advisors...................      21
    A Trading Advisor or its Trading Program May Be
      Changed Without Prior Notice.....................      21
    Trading Decisions Based on a Technical Trading
      Approach May Not Perform Under Certain Market
      Conditions.......................................      21
  Taxation and Regulatory Risks........................      22
    Partner's Tax Liability May Exceed Distributions...      22
    Limitations on Deduction of Certain Expenses.......      22
    Redemption of Units May Produce Negative Tax
      Consequences.....................................      22
    Tax Laws are Subject to Change.....................      22
    Deductibility of Passive Losses May Be Limited.....      22
    The Partnerships' Tax Returns May Be Audited.......      23
    Absence of Regulations Applicable to Securities
      Mutual Funds and Their Advisers..................      23
Conflicts of Interest..................................      23
  Relationship of the General Partner to DWR as
    Commodity Broker...................................      23
  Accounts of Affiliates of the General Partner, the
    Trading Advisors, and the Commodity Brokers........      24
  Management of Other Accounts by the Trading
    Advisors...........................................      25
  Customer Agreements with the Commodity Brokers.......      25
  Other Commodity Pools................................      25
Fiduciary Responsibility...............................      25
Description of Charges.................................      27
  Charges to Each Partnership..........................      27
    1. Trading Advisor.................................      27
    2. Commodity Brokers...............................      28
    3. Extraordinary Expenses..........................      29
    4. Expense Limitations.............................      29
  Redemption Charges to Limited Partners...............      30
  Break-Even Analysis..................................      30

                                                            PAGE

Investment Programs, Use of Proceeds and Trading
  Policies.............................................      32
  Investment Programs of Each Charter Series
    Partnership........................................      33
  Morgan Stanley Dean Witter Charter Graham L.P........      33
  Morgan Stanley Dean Witter Charter Millburn L.P......      33
  Morgan Stanley Dean Witter Charter Welton L.P........      34
  Additional Partnerships..............................      34
  Trading Policies.....................................      34
Capitalization.........................................      35
The General Partner....................................      36
  Directors and Officers of the General Partner........      37
  Description and Performance Information of Commodity
    Pools Operated by the General Partner..............      38
The Trading Advisors/Money Managers....................      42
  Introduction.........................................      42
  General Description of Trading Approaches............      42
    Systematic and Discretionary.......................      42
    Technical and Fundamental Analysis.................      42
    Trend-Following....................................      43
    Risk Control Techniques............................      43
  The Trading Advisors/Money Managers..................      43
    Morgan Stanley Dean Witter Charter Graham L.P......      44
    Morgan Stanley Dean Witter Charter Millburn L.P....      51
    Morgan Stanley Dean Witter Charter Welton L.P......      61
The Management Agreements..............................      69
  Term.................................................      69
  Liability and Indemnification........................      69
  Obligations to a Partnership.........................      69
Exchange Privilege.....................................      70
Redemptions............................................      70
The Commodity Brokers..................................      72
  Description of the Commodity Brokers.................      72
  Brokerage Arrangements...............................      72
Certain Litigation.....................................      73
The Futures, Options and Forwards Markets..............      74
  Futures Contracts....................................      74
  Forward Contracts....................................      74
  Options on Futures...................................      74
  Hedgers and Speculators..............................      75
  Commodity Exchanges..................................      75
  Speculative Position Limits..........................      76
  Daily Limits.........................................      76
  Regulations..........................................      76
  Margins..............................................      77
The Limited Partnership Agreements.....................      78
  Nature of the Partnerships...........................      78
  Management of Partnership Affairs....................      79
  Sharing of Profits and Losses........................      79
  Restrictions on Transfers or Assignments.............      79
  Amendments; Meetings.................................      80
  Indemnification......................................      81
  Reports to Limited Partners..........................      81
Plan of Distribution...................................      82
Subscription Procedure.................................      85
Purchases by Employee Benefit Plans--ERISA
  Considerations.......................................      87
Material Federal Income Tax Considerations.............      88
  Introduction.........................................      88
  Partnership Status...................................      88
  Partnership Taxation.................................      88
  Cash Distributions and Redemptions...................      89
  Gain or Loss on Trading Activity.....................      89
  Taxation of Limited Partners.........................      91
  Tax Audits...........................................      94
State and Local Income Tax Aspects.....................      94
Potential Advantages...................................      95
  Investment Diversification...........................      95
  Charting a Course for Your Financial Future..........      96
  Futures Interests Traded.............................     101
  Exchange Privilege...................................     101
  Diversified Professional Trading Management..........     101
  Limited Liability....................................     101
  Interest Income......................................     101
  Administrative Convenience...........................     102
Legal Matters..........................................     102
Experts................................................     102
Additional Information.................................     102
Glossary...............................................     102
  Certain Terms and Definitions........................     102
  Blue Sky Glossary....................................     104
Morgan Stanley Dean Witter Charter Graham L.P., Morgan
  Stanley Dean Witter Charter Millburn L.P., and Morgan
  Stanley Dean Witter Charter Welton L.P.
  Independent Auditors' Report.........................     F-1
  Statements of Financial Condition....................     F-2
  Notes to Statements of Financial Condition...........     F-5
Demeter Management Corporation
  Independent Auditors' Report.........................     F-7
  Statements of Financial Condition....................     F-8
  Notes to Statements of Financial Condition...........     F-9
    (certain information relating to the financial
    condition of Demeter Management Corporation's
    parent is contained in "The General Partner")
Exhibit A--Form of Limited Partnership Agreement.......     A-1
  Annex--Request for Redemption........................    A-21
Exhibit B--Specimen Form of Subscription and Exchange
  Agreement and Power of Attorney......................     B-1

                           SUMMARY OF THE PROSPECTUS
                    THE DATE OF THIS PROSPECTUS IS *, 1998.

     The following is a summary of this Prospectus. This Prospectus contains more detailed information under the captions referred to below, and this summary is qualified in its entirety by the information appearing elsewhere herein.

                            INVESTMENT REQUIREMENTS

     The minimum subscription for most subscribers is $20,000, except that, in the case of eligible subscribers who, pursuant to a Subscription and Exchange Agreement and Power of Attorney (a "Subscription Agreement"), redeem units of limited partnership interest in any other commodity pool for which the General Partner serves as the general partner and commodity pool operator, and use the proceeds of such redemption to purchase Units of the Partnerships (each such purchase is hereinafter referred to as a "Non-Series Exchange"), the $20,000 minimum subscription will be satisfied if the proceeds of the redemption of the units redeemed would have equaled at least $20,000 as of the last day of the month immediately preceding the Closing at which the Units are purchased, irrespective of whether the actual proceeds from such redemption are less than $20,000 when the units are redeemed. In order to be eligible to purchase Units pursuant to a Non-Series Exchange, an investor must purchase Units at the Closing held as of the date on which the redemption from the other commodity pool becomes effective. A subscription may be for Units of one Partnership, or may be divided among two or all three Partnerships, provided that the minimum subscription for any one Partnership is: (a) in the case of a cash purchase, $5,000, or (b) in the case of a Non-Series Exchange, the proceeds from the redemption of (i) five units from commodity pools other than the Spectum Series or Morgan Stanley Tangible Asset Fund L.P. ("MSTAF"), (ii) 500 units from one, or any combination, of the Spectrum Series, or (iii) 500 units from MSTAF. The minimum subscription per Partnership for subscribers who already own Units in a Partnership and desire to make an additional investment in such Partnership is:
(a) in the case of a cash purchase, $1,000, or (b) in the case of a Non-Series Exchange, the proceeds from the redemption of (i) one unit from commodity pools other than the Spectrum Series or MSTAF, (ii) 100 units from one, or any combination, of the Spectrum Series, or (iii) 100 units from MSTAF.

     Subscribers should be aware that there are minimum net worth and/or annual income suitability standards that must be met in order to subscribe for Units. Each subscriber must represent and warrant in a Subscription Agreement that such subscriber has received this Prospectus and that such subscriber meets the applicable State minimum financial suitability standard set forth in the Subscription Agreement, and may be required to provide additional information regarding the subscriber's background and investment history. DWR and its financial advisors, or the Additional Seller who sold the Units, have a duty to determine that this is a suitable investment for the subscriber.

     Unless otherwise specified in the Subscription Agreement under "State Suitability Requirements," a subscriber must have either: (a) a net worth of at least $150,000 (exclusive of home, furnishings, and automobiles), or (b) a net worth of at least $45,000 (exclusive of home, furnishings, and automobiles) and an annual income of at least $45,000. Certain jurisdictions impose more restrictive suitability requirements than those set forth above, including requirements for a higher net worth, a higher annual income, or both. A list of such jurisdictions and the restrictions imposed is included in the Subscription Agreement under the heading "State Suitability Requirements." A specimen form of the Subscription Agreement is annexed hereto as Exhibit B. A separate execution copy of the Subscription Agreement either accompanies this Prospectus or may be obtained, after delivery of this Prospectus, from a local DWR branch office.

     Subject to certain limited revocation rights (see "Subscription Procedure"), all subscriptions for Units are irrevocable by subscribers, and the General Partner may, in its sole discretion, reject any subscription in whole or in part. There are significant restrictions on the ability of a Limited Partner to redeem Units, and although the Limited Partnership Agreement of each Partnership permits the transfer of Units subject to certain conditions, there is no public market for the Units and none is likely to develop. Therefore, a purchaser of Units must be able to bear the economic risks of an investment in a Partnership for a significant period of time. See "The Limited Partnership Agreements--Restrictions on Transfers or Assignments" and "Redemptions."

                             ADDITIONAL INFORMATION

     In addition to this Prospectus, a sales brochure and certain other sales literature prepared by DWR may be delivered with this Prospectus or may be obtained from a DWR financial advisor or by writing to Dean Witter Reynolds Inc., Two World Trade Center, 62nd Floor, New York, New York, 10048. Following commencement of trading, the Partnerships' monthly reports prepared by the General Partner will be delivered with this Prospectus.

                 THE MORGAN STANLEY DEAN WITTER CHARTER SERIES


     The Morgan Stanley Dean Witter Charter Series (the "Charter Series ") consists of three Delaware limited partnerships, each formed to engage primarily in the speculative trading of futures and forward contracts, options on futures contracts and on physical commodities, and other commodities interests, including foreign currencies, financial instruments, precious and industrial metals, energy products, and agriculturals (hereinafter referred to collectively as "futures interests"). The Charter Series consists of Morgan Stanley Dean Witter Charter Graham L.P. ("Charter Graham"), Morgan Stanley Dean Witter Charter Millburn L.P. ("Charter Millburn"), and Morgan Stanley Dean Witter Charter Welton L.P. ("Charter Welton") (individually, a "Partnership," and collectively, the "Partnerships"). Each Partnership was organized as a limited partnership on July 15, 1998 under the Delaware Revised Uniform Limited Partnership Act (the "Partnership Act"). The offices of each Partnership are located at Two World Trade Center, 62nd Floor, New York, New York 10048, telephone (212) 392-8899. The taxable year for each Partnership is the calendar year.


     A Partnership will terminate upon the first to occur of the following: (a) December 31, 2035; (b) an election to terminate and dissolve the Partnership at a specified time by Limited Partners owning more than 50% of its outstanding Units; (c) the withdrawal, insolvency, bankruptcy, dissolution, liquidation or termination of the General Partner unless the Partnership's business is continued by a remaining or successor general partner; (d) the occurrence of any event which shall make it unlawful for the existence of the Partnership to be continued; (e) a decline in the Net Asset Value of a Unit as of the close of business (as determined by the General Partner) on any day to less than $2.50;
(f) a decline in the Partnership's Net Assets as of the close of business (as determined by the General Partner) on any day to $250,000 or less; (g) a determination by the General Partner that the Partnership's Net Assets in relation to its operating expenses make it unreasonable or imprudent to continue the business of the Partnership; (h) a determination by the General Partner upon 120 days' notice to the Limited Partners to terminate the Partnership; or (i) a determination by the General Partner to terminate the Partnership following a Special Redemption Date. See "The Limited Partnership Agreements--Reports to Limited Partners" as to Special Redemption Dates.

     In the future, the Charter Series may be expanded to include additional limited partnerships.


     Each Partnership trades pursuant to trading programs utilized by its trading advisor (each, a "Trading Advisor" or "Money Manager," and collectively, the "Trading Advisors" or "Money Managers"), as described more fully in "The Trading Advisors/Money Managers." Although the General Partner believes that each Partnership offers its Limited Partners a different trading approach and, correspondingly, a different potential rate of return on their investment, all speculative trading of futures interests is inherently risky and there can be no assurance that a Partnership can achieve a desired rate of return or effectively reduce the risk arising from an investment in such Partnership.



MORGAN STANLEY DEAN WITTER CHARTER GRAHAM L.P.



     The assets of Charter Graham initially will be traded by Graham Capital Management L.P. ("GCM") pursuant to GCM's Global Diversified Program at 1.5 times the leverage it normally applies for such program. This program has been traded since July 1994, and relies primarily on computerized trading models to participate in approximately 70 global markets. The Global Diversified Program will normally have approximately 29% weighting in futures contracts based on short-term and long-term global interest rates, 35% in currency forwards, 7% in stock index futures, 15% in agricultural futures, 10% in metal futures, and 4% in energy futures. The actual weighting and leverage used in each market will change over time due to liquidity, price action, and risk considerations.

Certain Summary Information for Morgan Stanley Dean Witter Charter Graham L.P.

Trading Advisor: Graham Capital Management, L.P.              Break-Even Information:

Partnership Net Assets initially allocated to:                  Percentage of estimated annual net trading
                                                                profits (after interest income) in order to
                                                                offset Partnership expenses: 4.2%

   GCM's Global Diversified Program:                100%

Global Diversified Program annual rates of return:              Percentage of estimated annual net trading
                                                                profits (after interest income) in order to
                                                                offset Partnership expenses and the 2% re-
                                                                demption charge if Units are redeemed dur-
                                                                ing the first twelve months after they are
                                                                purchased: 6.2%

                                        ACTUAL     PRO FORMA
                                       --------     -------
1998 year-to-date return (7 months):    (9.85)%      (10.72)%
1997 annual return:                       4.97%        6.51%
1996 annual return:                      14.14%       20.80%
1995 annual return:                      23.20%       32.82%
1994 annual return (6 months):           (3.73)%      (5.30)%


     The actual annual and year-to-date rates of return set forth above relate to the past performance of GCM's Global Diversified Program, which initially will be the trading program utilized by Charter Graham. The pro forma annual and year-to-date rates of return set forth above were calculated using the actual rates of return, adjusted for the increased leverage to be employed by GCM for Charter Graham and adjusted for the fees to be applied to Charter Graham. Such performance results are not necessarily indicative of, and may have no bearing on, any trading results that may be attained by GCM or Charter Graham. Past performance is not a guarantee of future results.



     See "Description of Charges -- Break-Even Analysis" for details regarding the above break-even information. The allocation of Net Assets to specific trading programs of the Trading Advisor is subject to change. See "The Trading Advisors/Money Managers -- Morgan Stanley Dean Witter Charter Graham L.P." for information regarding GCM and its trading programs.



MORGAN STANLEY DEAN WITTER CHARTER MILLBURN L.P.



     The assets of Charter Millburn initially will be traded by Millburn Ridgefield Corporation ("MRC") pursuant to MRC's Diversified Portfolio at standard leverage. This Program has been traded since February 1971 and trades a portfolio of approximately 50 markets. The Diversified Portfolio program has approximately 40% weighting in currencies, 20% in interest rates, 11% in softs and agricultural commodities, 10% in stock indices, 10% in energy products, and 8% in metals.


Certain Summary Information for Morgan Stanley Dean Witter Charter Millburn L.P.

Trading Advisor: Millburn Ridgefield Corporation              Break-Even Information:

Partnership Net Assets initially allocated to:                  Percentage of estimated annual net trading
                                                                profits (after interest income) in order to
                                                                offset Partnership expenses: 4.2%

   MRC's Diversified Portfolio:                     100%

Diversified Portfolio annual rates of return:                   Percentage of estimated annual net trading
                                                                profits (after interest income) in order to
                                                                offset Partnership expenses and the 2% re-
                                                                demption charge if Units are redeemed dur-
                                                                ing the first twelve months after they are
                                                                purchased: 6.2%

                                        ACTUAL     PRO FORMA
                                       --------     -------
1998 year-to-date return (7 months):    (4.86)%       (7.31)%
1997 annual return:                      12.61%         6.90%
1996 annual return:                      17.33%        13.32%
1995 annual return:                      32.82%        25.68%
1994 annual return:                      11.78%         8.61%
1993 annual return:                      10.90%         7.73%


     The actual annual and year-to-date rates of return set forth above relate to the past performance of MRC's Diversified Portfolio, which initially will be the trading program utilized by Charter Millburn. The pro forma annual and year-to-date rates of return set forth above were calculated using the actual rates of return, adjusted for the fees to be applied to Charter Millburn. Such performance results are not necessarily indicative of, and may have no bearing on, any trading results that may be attained by MRC or Charter Millburn. Past performance is not a guarantee of future results.



     See "Description of Charges -- Break-Even Analysis" for details regarding the above break-even information. The allocation of Net Assets to specific trading programs of the Trading Advisor is subject to change. See "The Trading Advisors/Money Managers -- Morgan Stanley Dean Witter Charter Millburn L.P." for information regarding MRC and its trading programs.



MORGAN STANLEY DEAN WITTER CHARTER WELTON L.P.



     The assets of Charter Welton initially will be traded by Welton Investment Corporation ("WIC") pursuant to WIC's Diversified Portfolio at standard leverage. This program has been traded since April 1992, and trades in over 75 global futures, options, and forwards markets. The Diversified Portfolio has approximately 22% weighting in global interest rate futures, 22% in currencies, 22% in stock index futures, 10% in agricultural futures, 14% in metal futures, and 10% in energy futures.


Certain Summary Information for Morgan Stanley Dean Witter Charter Welton L.P.

Trading Advisor: Welton Investment Corporation                Break-Even Information:

Partnership Net Assets initially allocated to:                  Percentage of estimated annual net trading
                                                                profits (after interest income) in order to
                                                                offset Partnership expenses: 4.2%

   WIC's Diversified Portfolio:                   100%

Diversified Portfolio annual rates of return:                   Percentage of estimated annual net trading
                                                                profits (after interest income) in order to
                                                                offset Partnership expenses and the 2% re-
                                                                demption charge if Units are redeemed dur-
                                                                ing the first twelve months after they are
                                                                purchased: 6.2%

                                        ACTUAL     PRO FORMA
                                       --------     -------
1998 year-to-date return (7 months):      8.10%        7.97%
1997 annual return:                      23.62%       19.24%
1996 annual return:                       7.17%        5.76%
1995 annual return:                      36.35%       37.68%
1994 annual return:                       2.38%        1.26%
1993 annual return:                      47.90%       47.03%


     The actual annual and year-to-date rates of return set forth above relate to the past performance of WIC's Diversified Portfolio, which initially will be the trading program utilized by Charter Welton. The pro forma annual and year-to-date rates of return set forth above were calculated using the actual rates of return, adjusted for the fees to be applied to Charter Welton. Such performance results are not necessarily indicative of, and may have no bearing on, any trading results that may be attained by WIC or Charter Welton. Past performance is not a guarantee of future results.



     See "Description of Charges -- Break-Even Analysis" for details regarding the above break-even information. The allocation of Net Assets to specific trading programs of the Trading Advisor is subject to change. See "The Trading Advisors/Money Managers -- Morgan Stanley Dean Witter Charter Welton L.P." for information regarding WIC and its trading programs.

ORGANIZATIONAL CHART



     Following is an organizational chart showing the relationships among the various service providers of this offering. As indicated, with the exception of Carr Futures, Inc., all parties are affiliates of Morgan Stanley Dean Witter & Co. ("MSDW").

                 Morgan Stanley Dean Witter Charter Series
                           Organizational Chart
                           For Each Partnership

                       Morgan Stanley Dean Witter & Co.
 wholly-owned                                    wholly-owned

Dean Witter
Reynolds Inc.                                  Demeter Management
                                                   Corporation

Selling Agent and                Selling         General Partner
Non-Clearing Commodity Broker   Agreement

                                   DWR               general
                                 Customer          partnership
                                Agreement            interest
                                                                 Management
                                                                 Agreement
  CFI
Customer
Agreement                              Morgan Stanley Dean Witter
                                       Charter Series Partnership

                   CFI Customer
                    Agreement                      Management
                                                    Agreement

                     F/X Agreement

Carr Futures, Inc.

                                                     Trading Advisor
Clearing Commodity Broker

                              THE GENERAL PARTNER


     The general partner and commodity pool operator of each Partnership is Demeter Management Corporation, a Delaware corporation ("Demeter" or the "General Partner"). The General Partner is a wholly-owned subsidiary of MSDW. See "Conflicts of Interest," "The General Partner" and "The Commodity Brokers." Although each Trading Advisor makes all trading decisions with respect to the Partnership for which it trades, the General Partner may override the instructions of each Trading Advisor and make trading decisions under certain circumstances. See "The Management Agreements." The General Partner's main business office is located at Two World Trade Center, 62nd Floor, New York, New York 10048, Telephone (212) 392-5453. The General Partner is or has been the general partner and commodity pool operator of 33 commodity pools, seven of which have terminated. The General Partner had, in the aggregate, approximately $1.2 billion of net assets under management as of July 31, 1998.


                             THE COMMODITY BROKERS


     DWR will act as the Partnerships' non-clearing commodity broker. DWR, as the non-clearing commodity broker, will hold each Partnership's funds in a customer segregated account as required under CFTC regulations, and will provide all required margin funds to Carr Futures, Inc. ("CFI" and, together with DWR, the "Commodity Brokers"), the clearing commodity broker, to cover margin requirements for each Partnership's trading positions. DWR will also monitor each Partnership's futures positions that CFI reports it is carrying for any errors in trade prices or trade fill. DWR currently acts as the non-clearing commodity broker for all but one of the commodity pools for which the General Partner acts as general partner and commodity pool operator, as well as for other commodity pools. DWR is a wholly-owned subsidiary of MSDW and an affiliate of the General Partner, but is not affiliated with CFI or any Trading Advisor. As the clearing commodity broker for the Partnerships, CFI is directly accountable to the futures exchange (or clearinghouse) for each Partnership's trades. All payments, including margin payments, to and from the futures exchanges resulting from each Partnership's trades will flow through CFI. In addition, CFI also will act as the counterparty on each Partnership's foreign currency forward contracts. CFI is a wholly-owned subsidiary of Credit Agricole Indosuez and acts as the clearing commodity broker for all but one of the commodity pools for which the General Partner acts as general partner and commodity pool operator. CFI is not affiliated with the General Partner, DWR, MSDW, or any of the Trading Advisors. See "Conflicts of Interest," "Description of Charges--Charges to Each Partnership--2. The Commodity Brokers" and "The Commodity Brokers."


                                  RISK FACTORS


     As a general matter, an investment in any Partnership is speculative and involves substantial risk, including the risk of loss of a Limited Partner's entire investment. The risks described below include all material risks, and are relevant to each of the Partnerships. Risks of an investment in each of the Partnerships include:


Risks Relating to Futures Interests Trading

     O Futures interests trading is speculative and volatile. Such volatility could result in an investor losing all or a substantial part of his investment.

     O Futures interests trading is highly leveraged and relatively small price movements can result in significant losses to a Partnership.

     O Futures interests trading may be illiquid and in certain situations prevent a Partnership from limiting its loss on an unfavorable position.

     O Trading in forward contracts may subject a Partnership to losses if a counterparty is unable to meet its obligations.

     O Trading on foreign exchanges may result in a Partnership having less regulatory protection available. In addition, a Partnership may suffer losses due to exchange rate changes.

     O Trading in futures options can be extremely expensive if market volatility is incorrectly predicted.

     O The Partnerships have credit risk because the Commodity Brokers act as the futures commission merchants or the counterparty with respect to the Partnerships' assets.

     O Speculative position limits may result in a Partnership having to liquidate profitable positions.

Risks Relating to the Partnerships and the Offering of Units

     O Each Partnership incurs substantial charges regardless of whether it realizes profits. Each Partnership must earn estimated annual net trading profits (after taking into account estimated interest income based upon current rates of 5%) of 4.2% of its average annual Net Assets to offset Partnership expenses, and 6.2% to offset Partnership expenses and the 2% redemption charge if Units are redeemed during the first twelve months after they are purchased.

     O The liquidity of the Units is restricted in that there is an absence of a secondary market, the ability to assign or transfer is restricted, redemptions are limited to monthly beginning with the sixth month after a Limited Partner first becomes a partner in any Partnership, and Units redeemed within twenty-four months of their purchase may be subject to redemption charges.

     O Significant actual and potential conflicts of interest exist involving the General Partner, the Partnerships, DWR and the Additional Sellers.

     O Limited Partners do not participate in the management of the Partnerships or in the conduct of their business.

     O Limited Partners must rely on the General Partner's selection of Trading
       Advisors.

     O THE POOLS HAVE NOT COMMENCED TRADING AND DO NOT HAVE ANY PERFORMANCE
       HISTORY.


     O The Partnerships could be adversely affected if computer systems used by them or third parties with whom they have a material relationship do not properly process and calculate date-related information and data concerning dates on or after January 1, 2000.


Risks Relating to the Trading Advisors

     O A Partnership will not be profitable unless its Trading Advisor is successful with its trading program(s).

     O The performance record of a given Trading Advisor may be potentially misleading because a Trading Advisor's past performance is not necessarily indicative of future results.

     O Factors outside the control of a Trading Advisor may reduce the profitability of a trading program or require an alteration in the program(s).

     O A substantial increase in the assets managed by a Trading Advisor may adversely affect its performance.

     O The Management Agreement with a particular Trading Advisor may or may not be renewed, may be renewed on less favorable terms to the Partnership, or may be terminated by the Trading Advisor such that the Trading Advisor will no longer be available to the Partnership.

     O The General Partner, without prior notice to the Limited Partners, may replace or add an additional Trading Advisor to a Partnership or may instruct an existing Trading Advisor to trade a Partnership's Net Assets among one or more of a Trading Advisor's trading programs.

     O Technical trading programs require trending markets and substantial price moves to be profitable.

Taxation and Regulatory Risks

     O Profits earned in any year will result in taxable income to investors, even though the General Partner does not intend to make any distributions.

     O Deductibility of certain of a Partnership's expenses may be limited.

     O A Partnership's tax return may be audited by the Internal Revenue
       Service.

     O The Partnerships are not registered as investment companies or mutual funds, and investors, therefore, are not afforded the protective measures provided by such registration.

     Only the General Partner will be liable for a Partnership's obligations (including margin calls) to the extent that the Partnership's assets, including amounts contributed by the Limited Partners and amounts paid to Limited Partners upon redemptions, distributions or otherwise (together with interest thereon), are insufficient to meet those obligations. See "Risk Disclosure Statement," "Risk Factors," "Conflicts of Interest," "Description of Charges," and "The Limited Partnership Agreements--Nature of the Partnerships."

                             CONFLICTS OF INTEREST


     Significant actual and potential conflicts of interest exist in the structure and operation of the Partnerships, principally arising from the affiliation between the General Partner and DWR and the trading of other accounts of, or managed by, the General Partner, DWR, the Trading Advisors and their affiliates. Except as otherwise provided in this Prospectus, the General Partner has not established any formal procedures to resolve the following conflicts of interest. Conflicts of interest include the fact that the commodity brokerage arrangements were not agreed upon in arm's-length negotiations due to the affiliation between the General Partner and DWR; that employees of DWR and Additional Sellers selling Units will receive a portion of the brokerage fees paid by the Partnerships, and thereby have a conflict in advising Limited Partners whether and when to redeem Units; that the General Partner and the Commodity Brokers may have conflicting demands in respect of other commodity pools; that the Trading Advisors and the Commodity Brokers, and individuals and entities associated with the General Partner, the Trading Advisors and the Commodity Brokers may trade futures interests for their own accounts, which trading may compete with a Partnership for positions; that trading by the Trading Advisors for their own accounts and for other customers could result in application of position limits to restrict a Partnership's trading; that under the customer agreements with the Commodity Brokers, the Commodity Brokers may close out positions and take certain other actions with regard to a Partnership's accounts without the Partnership's consent; and that other commodity pools managed by the General Partner and the Trading Advisors may compete with the Partnerships. See "Conflicts of Interest," "The General Partner," "The Commodity Brokers," and "The Trading Advisors."


                             DESCRIPTION OF CHARGES
CHARGES TO EACH PARTNERSHIP


     Each Partnership is subject to substantial charges which are summarized below and described in detail under "Description of Charges -- Charges to Each Partnership." The charges described below are the same for each Partnership and represent all of the fees and compensation to be paid by the Partnerships to the Trading Advisors, DWR and CFI. See also "Risk Factors--Risks Relating to the Partnerships and the Offering of Units--Substantial Charges to Each Partnership," and "Investment Programs, Use of Proceeds and Trading Policies."


FORM OF COMPENSATION                              AMOUNT OF COMPENSATION
-----------------------------------------------   ------------------------------------------------------

Monthly management fee to the Trading Advisor..   A flat-rate monthly fee of 1/12 of 2% of the
                                                  Partnership's Net Assets on the first day of each
                                                  month (a 2% annual rate).

Monthly incentive fee to the Trading Advisor...   20% of the Trading Profits experienced by the
                                                  Partnership as of the end of each calendar month.

Monthly brokerage fee to DWR...................   A flat-rate monthly fee of 1/12 of 7% of the
                                                  Partnership's Net Assets (a 7% annual rate) as of the
                                                  first day of the month. Such fee covers all brokerage
                                                  commissions, transaction fees and costs, and ordinary
                                                  administrative and offering expenses.

Financial benefit to DWR and CFI or their
affiliates from interest earned on the
Partnership's assets in excess of the interest
paid to the Partnership and from compensating
balance treatment in connection with the
designation of a bank or banks in which the
Partnership's assets are deposited.............   The aggregate of (i) the flat-rate brokerage fee
                                                  payable by the Partnership, as described above, and
                                                  (ii) net excess interest and compensating balance
                                                  benefits to DWR and CFI or their affiliates (after
                                                  crediting the Partnership with interest) will not
                                                  exceed 14% annually of the Partnership's average
                                                  month-end Net Assets during a calendar year.

     The management, incentive, and brokerage fees may not be increased unless Limited Partners of a Partnership are given prior notice thereof and an opportunity to redeem their Units, and are subject to additional limits as described under "Description of Charges--Charges to Each Partnership."

     Based on the annual fees and expenses described above, each Partnership must earn estimated annual net trading profits (after taking into account estimated interest income based upon current rates of 5%) of 4.2% of its average annual Net Assets in order to offset Partnership expenses.

REDEMPTION CHARGES TO LIMITED PARTNERS

     Persons who have been Limited Partners in a Charter Series Partnership for six months may redeem all or part of their Units, regardless of when such Units were purchased, at any month-end (a "Redemption Date") in the manner described herein.

     Subject to certain exceptions, Units redeemed on or prior to the last day of the twelfth month after such Units were purchased will be subject to a redemption charge equal to 2% of the Net Asset Value of a Unit on the Redemption Date. Units redeemed after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month after which such Units were purchased will be subject to a redemption charge equal to 1% of the Net Asset Value of a Unit on the Redemption Date. Units redeemed after the last day of the twenty-fourth month after which such Units were purchased will not be subject to a redemption charge. The foregoing redemption charges will be paid to DWR. For a more detailed discussion, including exceptions to such charges, see "Redemptions."

     Based on the annual fees and expenses of each Partnership described above, in order for a Limited Partner to break-even (earning profits sufficient to pay the redemption charge and recoup its initial investment) upon redemption at the end of one year from the date of purchase, each Partnership must earn estimated net trading profits (after taking into account estimated interest income based upon current rates of 5%) of $0.62 (6.2%) per Unit. This assumes that each Trading Advisor's gross profits equal expenses, and interest income exceeds the redemption charges, such that no incentive fees are earned by the Trading Advisor. See "Description of Charges--Break-Even Analysis."

                               EXCHANGE PRIVILEGE


     If certain conditions are satisfied, a Limited Partner can redeem his Units in a Partnership as of the last day of any calendar month and, with the proceeds of such redemption, purchase Units of either or both of the other Partnerships (hereafter referred to as a "Series Exchange"), at a price per Unit equal to 100% of the Net Asset Value thereof. A Series Exchange will be effected for a Limited Partner only if each of the following conditions is satisfied immediately prior to the Series Exchange: (i) the Partnership redeeming Units has assets sufficient to discharge its liabilities and redeem Units; (ii) six months have elapsed after such person first became a Limited Partner in a Charter Series Partnership; (iii) the General Partner has received a properly completed Subscription Agreement at least 5 business days prior to the date on which such Series Exchange is to be effective; (iv) a minimum of 500 Units must be exchanged, unless a Limited Partner is purchasing additional Units in a Partnership in which he is already a Limited Partner, in which case only a minimum of 100 Units must be exchanged, unless a Limited Partner is liquidating his entire interest in a Partnership; and (v) the Partnership issuing Units has a sufficient number of Units registered and qualified for sale under federal and applicable state securities laws pursuant to a current Prospectus. While the General Partner currently intends to maintain a sufficient number of Units registered to effect Series Exchanges, the General Partner shall not have any obligation to have Units registered or to maintain a current Prospectus. There can be no assurance that any or a sufficient number of Units will be available for sale when a Series Exchange is requested. If Units are not registered or qualified for sale under either federal or applicable state law or pursuant to a current Prospectus, the General Partner will not be able to effect the Series Exchange for a Limited Partner. In addition, if the Initial Closing is held for only two of the Partnerships, Limited Partners in such Partnerships will only be able to effect Series Exchanges for Units of those Partnerships; likewise, if the Initial Closing is held for only one of the Partnerships, Limited Partners in that Partnership will have no Series Exchange privilege. See "Plan of Distribution."


                              REDEMPTION OF UNITS

     Persons who have been Limited Partners for six months may redeem all or part of their Units regardless of when such Units were purchased, at any month-end in the manner described herein. Redemptions may only be made in whole Units, with a minimum of 100 Units required for each redemption, unless a Limited Partner is redeeming his entire interest in a Partnership. Redemption of Units will be deemed to be in the order in which they are purchased (assuming purchases at more than one closing).

     Units redeemed on or prior to the last day of the twelfth month from the date of purchase will be subject to a redemption charge equal to 2% of the Net Asset Value of a Unit on the Redemption Date. Units redeemed after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month from the date of purchase will be subject to a redemption charge equal to 1% of the Net Asset Value of a Unit on the Redemption Date. Units redeemed after the last day of the twenty-fourth month from the date of purchase will not be subject to a redemption charge. The foregoing redemption charges will be paid to DWR.

     Under certain circumstances, Units are exempt from redemption charges, as follows. Units purchased by an investor who purchases $500,000 or more of Units will not be subject to redemption charges. A Limited Partner redeeming Units at the first Redemption Date following notice of an increase in certain fees will not be subject to redemption charges. A Limited Partner who redeems Units pursuant to a Series Exchange will not be subject to redemption charges with respect to the Units exchanged and, for purposes of determining the applicability of future redemption charges, such Units will be deemed as having the same purchase date as the Units exchanged. A Limited Partner who redeems units pursuant to a Non-Series Exchange will be subject to any applicable redemption charges with respect to those units redeemed from the other limited partnership; however, Units purchased pursuant to a Non-Series Exchange will not be subject to the foregoing redemption charges. Further, a Limited Partner who redeems Units and has either paid a redemption charge with respect to such Units or held such Units for at least two years will not be subject to redemption charges with respect to any newly purchased Units, provided the new Units are purchased within twelve months of and in an amount no greater than the net proceeds of the prior redemption and are held for at least six months from the date of purchase. Such subscribers remain subject to the minimum purchase and suitability requirements. See "Subscription Procedure."

     In addition to the information and reports described below under "The Limited Partnership Agreements--Reports to Limited Partners," the General Partner will provide Limited Partners with such other information and will comply with any such procedures in connection with redemptions as in the future are specifically required under Securities and Exchange Commission (the "SEC") rules and policies for commodity pools and similar investment vehicles.

     The right to obtain redemptions is contingent upon the redeeming Partnership having assets sufficient to discharge its liabilities as of the end of the applicable month and the General Partner's timely receipt of a properly executed Request for Redemption. A Partnership may be forced to liquidate open positions to satisfy redemptions in the event it does not have sufficient cash on hand. See "Redemptions."

                                 DISTRIBUTIONS

     Each Partnership will make distributions of profits, if any, at the sole discretion of the General Partner (it is currently the intention of the General Partner not to make distributions). Distributions may be made by credit to a Limited Partner's customer account with DWR. It is possible that no distributions will be made in some years in which a Partnership has taxable profits, realized or unrealized. However, a Limited Partner of such Partnership will nevertheless account for his share of such profits as income for federal tax purposes. See "Material Federal Income Tax Considerations."

                            TRANSFERABILITY OF UNITS


     The assignability or transferability of Units of each Partnership is limited by the applicable Limited Partnership Agreement and no assignee or transferee may become a substituted limited partner without the consent of the General Partner, which consent the General Partner may not unreasonably withhold. There is and will be no public market for the Units. See "The Limited Partnership Agreements--Restrictions on Transfers or Assignments."


                                  THE OFFERING
SECURITIES OFFERED

     Each Partnership has registered 3,000,000 Units with the SEC, which are available to cover sales and Exchanges of Units of each Partnership. The General Partner, in its discretion, may in the future register additional Units of any or all of the Partnerships.

SUBSCRIPTION PROCEDURE

     The minimum subscription for most subscribers is $20,000, except that, in the case of eligible subscribers purchasing Units pursuant to a Non-Series Exchange, the $20,000 minimum subscription will be satisfied if the proceeds of the redemption of the units redeemed would have equaled at least $20,000 as of the last day of the month immediately preceding the Closing at which Units are purchased, irrespective of whether the actual proceeds from such redemption are less than $20,000 when the units are redeemed. A subscription may be for

Units of one Partnership, or may be divided among two or all three Partnerships, provided that the minimum subscription for any one Partnership is: (a) in the case of a cash purchase, $5,000, or (b) in the case of a Non-Series Exchange, the proceeds from the redemption of (i) five units from commodity pools other than the Spectrum Series or MSTAF, (ii) 500 units from one, or any combination, of the Spectrum Series, or (iii) 500 units from MSTAF. A subscriber who already owns Units in a Partnership and desires to make an additional investment in such Partnership may subscribe for additional Units at a Monthly Closing with a minimum investment of: (a) in the case of a cash purchase, $1,000, or (b) in the case of a Non-Series Exchange, the proceeds from the redemption of (i) one unit from commodity pools other than the Spectrum Series or MSTAF, (ii) 100 units from one, or any combination, of the Spectrum Series, or (iii) 100 units from MSTAF. Subject to certain limited revocation rights (see "Subscription Procedure"), all subscriptions for Units are irrevocable by subscribers. See "Investment Requirements," "Plan of Distribution," and "Subscription Procedure."

     In order to purchase Units, a subscriber must complete, execute, and deliver an execution copy of the Subscription Agreement to DWR. In the Subscription Agreement, a subscriber will authorize the General Partner and DWR to transfer the subscription amount from the subscriber's customer account with DWR to the Partnerships' Escrow Account. In connection with any Closing, a subscriber whose Subscription Agreement is received by DWR and whose subscription is not immediately rejected, must have the appropriate amount in his customer account with DWR on the first business day following the date that his Subscription Agreement is received by DWR, and DWR will debit the customer account and transfer such funds to the Escrow Account with the Escrow Agent on that date. In the case of a Non-Series Exchange, a subscriber will authorize the General Partner to redeem all or a portion of such subscriber's interest in another commodity pool for which the General Partner serves as general partner and commodity pool operator (subject to the terms of the applicable limited partnership agreement) and use the proceeds of such redemption (less any applicable redemption charges) to purchase Units in the Partnerships.

     At each Closing, each Partnership will issue to each subscriber whose subscription is accepted the appropriate number of whole and fractions of Units as may be determined by dividing the subscription amount for such Partnership by the Net Asset Value of a Unit of such Partnership. See "Investment Requirements" and "Subscription Procedure."

PLAN OF DISTRIBUTION


     The Units are being offered and sold by each Partnership through DWR and MS & Co., and any other Additional Sellers appointed by DWR with the approval of the General Partner. Pursuant to the Selling Agreement among the Partnerships, the General Partner and DWR, DWR will use its best efforts to sell Units, but DWR has not made any commitment to offer and sell a specific amount of Units or to purchase Units in any Partnership. See "Plan of Distribution." The General Partner, in its sole discretion, may reject a subscription in whole or in part at any time prior to acceptance. Units of each Partnership are being offered initially (the "Initial Offering") to the public at $10 per Unit, for issuance at an Initial Closing, which is currently scheduled to be held on October 31, 1998; provided, however, that the General Partner may at its discretion hold such Initial Closing at any time during the Initial Offering Period (as defined below). Units that remain unsold following the Initial Closing may be offered for sale in a continuing offering (the "Continuing Offering") at subsequent monthly closings to be held as of the last day of each month (each, a "Monthly Closing"; any Monthly Closing or the Initial Closing, a "Closing"), at a price per Unit equal to 100% of the Net Asset Value of a Unit of such Partnership as of the close of business on the date of the Monthly Closing. The period from the date of this Prospectus through November 13, 1998 will be referred to herein as the "Initial Offering Period"; provided, however, that the General Partner may, in its sole discretion, extend the Initial Offering Period up to and including March 12, 1999. If at least 400,000 Units in a Partnership have been subscribed for at any time during the Initial Offering Period, the General Partner will accept subscriptions for such Partnership at the Initial Closing and commence such Partnership's trading operations, and continue to offer Units of such Partnership in the Continuing Offering. The Net Asset Value of a Unit of one Partnership is not related to any other Partnership and depends entirely on the Net Assets and the total number of Units of that Partnership outstanding. It is contemplated that only one Initial Closing shall be held for the Partnerships, and it is not a condition of the Initial Closing that all three Partnerships sell the minimum number of Units.


     During the Initial Offering Period, and thereafter during the Continuing Offering, all subscription amounts received and not rejected by the General Partner will be held by The Chase Manhattan Bank, New York, New York (the "Escrow Agent"), until subsequently accepted or rejected by the General Partner at a Closing. If a subscription is accepted by the General Partner at a Closing, the Escrow Agent will promptly pay to the appropriate Partnership the accepted subscription funds and pay to DWR any interest earned on such subscription funds, and DWR will credit the subscriber's customer account with DWR with such interest. If a subscription is rejected by the General Partner, the Escrow Agent will promptly pay to DWR the rejected subscription funds and any interest earned thereon, and DWR will credit the subscriber's customer account with DWR with such amounts. Interest will be earned on subscription funds from the day of deposit of such funds with the Escrow Agent to the day that such funds are either paid to the appropriate Partnerships in the case of accepted subscriptions or paid to DWR in the case of rejected subscriptions.

     If fewer than 400,000 Units ($4,000,000) in any Partnership have been subscribed for at the termination of the Initial Offering Period, the offer of Units with respect to such Partnership will terminate and each subscription will be promptly credited to the subscriber's customer account with DWR within five business days following termination of the Initial Offering Period, together with any interest earned on the subscriber's subscription funds while held in escrow, and at such time such funds will be immediately available to the subscriber for investment or withdrawal. The General Partner, DWR, any Additional Sellers, and the Trading Advisors and their respective affiliated entities may, but are not required to, subscribe for any number of Units. Units subscribed for by such entities will be counted for purposes of determining whether the 400,000 Unit minimum subscription requirement for a Partnership has been met. However, Units subscribed for by such entities during the Initial Offering Period may not be redeemed for a period of two years after the Initial Closing if the Partnership would not have the minimum $4,000,000 in Net Assets remaining immediately following such redemption.

     Employees of DWR, MS & Co. and other Additional Sellers, if any, will receive compensation from DWR and not from the Partnerships, out of the brokerage fees paid to DWR by the Partnerships. Such continuing compensation is in consideration of certain additional services provided to Limited Partners by such persons on a continuing basis and may be deemed to be additional underwriting compensation. See "Plan of Distribution."

NO SELLING COMMISSIONS OR CHARGES FOR ORGANIZATIONAL OR OFFERING EXPENSES

     In connection with the offering of Units by each Partnership pursuant to this Prospectus, no selling commissions or organizational or offering expenses will be paid by the Limited Partners or the Partnership; DWR will pay all costs incurred in connection with the organization of the Partnerships and the Initial Offering of Units, estimated to be $1,000,000 in the aggregate, and will also pay all of the costs incurred in connection with the Continuing Offering. The Partnerships will not reimburse DWR for any portion of the costs so incurred, and will not be liable for any such costs at any time (although DWR may recoup such costs from brokerage fees paid by the Partnerships and receipt of interest and compensating balance benefits with respect to the Partnerships' assets deposited with DWR). Except as otherwise provided herein, qualified employees of DWR will receive from DWR (payable solely from its own funds) a gross sales credit equal to 4% of the Net Asset Value per Unit as of the applicable Closing for each Unit sold by them and issued at such Closing, and/or a gross sales credit of up to 71% of the brokerage fees attributable to each outstanding Unit sold by them and received by DWR from the Partnership each month, which credit will continue until such Partnership terminates or such Unit is redeemed (whichever comes first). Such continuing compensation will be paid only to employees who are properly registered with the Commodity Futures Trading Commission ("CFTC") and are members of the NFA, and who provide certain continuing services to Limited Partners. DWR may compensate MS & Co. and any other Additional Seller for each Unit sold, payable solely from DWR's funds. See "Plan of Distribution" for the terms and conditions applicable to such gross sales credits and a description of the continuing services to be provided by employees. DWR's employees and Additional Sellers may have a conflict of interest in rendering advice to Limited Partners as to when and whether to redeem Units because of their interest in receiving certain continuing compensation for ongoing services rendered to holders of outstanding Units. Net Assets will not be reduced as a result of any such compensation to such employees.

SUITABILITY STANDARDS

     Each investor (or person entitled to exercise control over assets of such investor's account under an IRA or other employee benefit plan) must represent and warrant in the Subscription Agreement that such investor and/or other person has received this Prospectus and satisfies certain suitability requirements described under "--Investment Requirements" above.

                                USE OF PROCEEDS

     The entire proceeds of this offering, together with the General Partner's capital contribution to each Partnership, will be divided among the Partnerships based on the number of Units sold by each Partnership and the Net Asset Value of each Unit sold, and deposited in each Partnership's futures interests trading accounts with the Commodity Brokers and used to trade futures interests. See "Investment Programs, Use of Proceeds and Trading Policies."

                         INTEREST ON PARTNERSHIP ASSETS

     Once each Partnership's assets are deposited with the Commodity Brokers, they will be held in separate customer segregated and secured funds accounts established by the Commodity Brokers. DWR will credit each Partnership with interest income at month-end at the rate earned by DWR on its U.S. Treasury bill investments with customer segregated funds as if 100% of each Partnership's average daily funds (including cash and securities) held in such Partnership's account with DWR during the month were invested in U.S. Treasury bills at such rate. In addition, DWR will credit each Partnership with 100% of the interest income DWR receives from CFI with respect to such Partnership's assets deposited as margin with CFI. Each Partnership's assets held by the Commodity Brokers may be used as margin solely for such Partnership's trading. It is anticipated that approximately 80% of each Partnership's average daily funds maintained in trading accounts will be on deposit with DWR and that approximately 20% of each Partnership's average daily funds maintained in trading accounts will be on deposit with CFI, although such percentages will vary from time to time. See "Investment Programs, Use of Proceeds, and Trading Policies."

                               TAX CONSIDERATIONS

     In the opinion of the General Partner's tax counsel, the Partnerships will be classified as partnerships for federal income tax purposes and not as associations (or publicly traded partnerships) taxable as corporations. Accordingly, the Partnerships will not be subject to federal income tax. Each Limited Partner in computing his federal income tax liability for a taxable year will be required to take into account his distributive share of all items of Partnership income, gain, loss, deduction or credit for the taxable year of the Partnership ending within or with the taxable year of the Limited Partner, regardless of whether such Limited Partner has received any distributions from the Partnership. Such items of Partnership gain or loss retain their character (e.g., capital or ordinary) when allocated to the Limited Partners. Moreover, the special allocation of Partnership gain or loss upon a redemption of Units, which retains the same character as in the hands of the Partnership, may alter the character of a redeeming Limited Partner's income (by reducing the amount of long-term capital gain recognized upon receipt of redemption proceeds) and may accelerate the recognition of income by such Limited Partner. All such allocations will increase or decrease each Limited Partner's tax basis in his Units. The allocation provisions are designed to reconcile tax allocations to economic allocations; however, no assurance can be given that the Internal Revenue Service will not challenge such allocation (including any Partnership's tax allocations in respect of redeemed Units), especially in light of recently issued final regulations. See "Material Federal Income Tax Considerations."

     Taxes payable by partners with respect to a Partnership's profits may exceed the amount of such Partnership's distributions, if any, for a taxable year. Based upon the contemplated activities of the Partnerships, the General Partner has been advised by its legal counsel that, in such counsel's opinion, expenses incurred by the Partnerships should not be subject to the limitations on the deductibility of certain miscellaneous itemized expenses, except to the extent that the Internal Revenue Service promulgates regulations that so provide.

     Cash distributions by a Partnership and amounts received or deemed received upon the partial or complete redemption of a Limited Partner's Units that do not exceed the Limited Partner's aggregate basis in his Units are not taxable. Because of the special allocation of Partnership gain or loss upon a redemption of Units, the amounts received upon the partial or complete redemption of a Limited Partner's Units normally will not result in additional taxable income or loss to the Limited Partner. However, to the extent cash distributions and amounts received or deemed received upon the partial redemption of a Limited Partner's Units exceed a Limited Partner's aggregate tax basis in his Units, the excess will be taxable to the Limited Partner as though it were gain on the sale of his Units. Loss will generally be recognized on a redemption of Units only if a Limited Partner redeems all of his Units in a Partnership and, following the complete redemption, such Limited Partner has remaining tax basis in the Partnership. In such case, the Limited Partner will recognize loss to the extent of the remaining basis. Subject to an exception for certain types of Partnership assets, such gain or loss (assuming that the Units constitute capital assets) will be either short-term capital gain or loss or long-term capital gain or loss, depending upon the length of time that Units were held prior to the distribution or redemption. See "Material Federal Income Tax Considerations."

     The General Partner has been advised that, in the opinion of its counsel, a Limited Partner who is a nonresident alien individual, foreign corporation, foreign partnership, foreign trust, or foreign estate (a "Foreign Limited Partner") should not be deemed engaged in a trade or business in the United States, and should not be subject to United States federal income tax, solely because such Foreign Limited Partner is a limited partner in a Partnership, provided such Foreign Limited Partner is not a dealer in commodities. In the event a Partnership's activities should in the future not fall within certain safe harbors from U.S. trade or business status, there is a risk that all of a Foreign Limited Partner's distributive share of income of the Partnership would be treated as effectively connected with the conduct of a trade or business in the United States. In that event, the Foreign Limited Partner would be taxed at regular rates applicable to U.S. taxpayers and, if a foreign corporation, could be subject to a 30% branch profits tax. See "Material Federal Income Tax Considerations." As regards tax-exempt Limited Partners, see "Purchases by Employee Benefit Plans--ERISA Considerations."

                                  RISK FACTORS


     In addition to the Risk Disclosure Statement appearing at the beginning of this Prospectus, prospective subscribers should consider the following risks before subscribing for Units. The risks described below include all material risks, and are relevant to each of the Partnerships, except as indicated below.


RISKS RELATING TO FUTURES INTERESTS TRADING AND THE FUTURES INTERESTS MARKETS


     THE PARTNERSHIPS' FUTURES INTERESTS TRADING IS SPECULATIVE AND VOLATILE. Futures interests prices are highly volatile. Price movements of futures interests are influenced by, among other things: changing supply and demand relationships; weather; agricultural, trade, fiscal, monetary and exchange control programs and policies of governments; domestic and foreign political and economic events and policies; and changes in interest rates. Since each Partnership's performance will be influenced by such factors, performance results may be volatile. See "The Trading Advisors" for a discussion of the volatility of, and performance records for, the trading programs to be employed for the Partnerships.


     Each Partnership is also subject to the risk of failure of any of the exchanges on which it trades or of its clearinghouses, if any. In addition, under certain circumstances, such as the inability of a customer of a Commodity Broker or a Commodity Broker itself to satisfy substantial deficiencies in such customer's account, a Partnership may be subject to a risk of loss of its funds on deposit with such Commodity Broker. Each Partnership is also subject to the risk of any party to a transaction not being able to reimburse the Partnership for its errors. See "The Futures, Options and Forwards Markets."


     THE PARTNERSHIPS' FUTURES INTERESTS TRADING IS HIGHLY LEVERAGED. Because of the low margin deposits normally required in trading futures interests (typically between 2% and 15% of the value of the contract purchased or sold), an extremely high degree of leverage is typical of a futures interests trading account. As a result, a relatively small price movement in a futures interest may result in immediate and substantial losses to the investor. The Partnerships use substantial leverage which could, depending on performance, result in increased gain or loss. For example, if at the time of purchase 10% of the price of a contract is deposited as margin, a 10% decrease in the price of the contract would, if the contract is then closed out, result in a total loss of the margin deposit before any deduction for brokerage fees. A decrease of more than 10% would result in a loss of more than the total margin deposit. See "The Futures, Options and Forwards Markets--Margins" and "The Limited Partnership Agreements--Nature of the Partnerships." See also "The Trading Advisors" for a discussion of the leverage utilized in the trading programs employed by the Trading Advisors.



     THE PARTNERSHIPS' FUTURES INTERESTS TRADING MAY BE ILLIQUID. Most United States futures exchanges limit fluctuations in certain futures interests prices during a single day by regulations referred to as "daily price fluctuation limits" or "daily limits." Pursuant to such regulations, during a single trading day no trades may be executed at prices beyond the daily limits. Once the price of a particular futures interest has increased or decreased by an amount equal to the daily limit, positions in the futures interest can neither be taken nor liquidated unless traders are willing to effect trades at or within the limit. Prices in various futures interests have occasionally moved the daily limit for several consecutive days with little or no trading. Similar occurrences could prevent a Partnership from promptly liquidating its unfavorable positions and subject it to substantial losses. While daily limits may reduce or effectively eliminate the liquidity of a particular market, they do not limit ultimate losses, and may in fact substantially increase losses because they may prevent the liquidation of unfavorable positions. There is no limitation on daily price moves in trading currency forward contracts.


     In addition, a Partnership may not be able to execute trades at favorable prices if little trading in the futures interests involved is taking place. Under certain circumstances, a Partnership may be required to accept or make delivery of the underlying commodity if the position cannot be liquidated prior to its expiration date. See "Investment Programs, Use of Proceeds and Trading Policies--Trading Policies." It also is possible that an exchange or the CFTC might suspend trading in a particular contract, order immediate liquidation and settlement of a particular futures interest, or order that trading in a particular futures interest be conducted for liquidation only. Similarly, trading in options on a particular futures interest may become restricted if trading in the underlying futures interest has become restricted. During periods in October 1987, for example, trading in certain stock index futures was too illiquid for markets to function efficiently and was at one point actually suspended. See "The Futures, Options and Forwards Markets." The principals who deal in the forward contract markets are not required to continue to make markets in the forward contracts they trade. There have been periods during which certain participants in forward markets have refused to quote prices for forward contracts or have quoted prices with an unusually wide spread between the price at which they are prepared to buy and that at which they are prepared to sell.


     THE PARTNERSHIPS' FORWARD TRADING IS NOT PROTECTED BY REGULATION. Each of the Partnerships will trade in currency forward contracts. GMC's Global Diversified Program will normally have approximately 35-40% weighting in forward contracts; MRC's Diversified Portfolio will normally have approximately 40% weighting in forward contracts; and WIC's Diversified Portfolio will normally have approximately 20% weighting in forward contracts.

     A forward contract is a contractual obligation to purchase or sell a specified quantity of a commodity at a specified date in the future at a specified price and, therefore, is similar to a futures contract. However, forward contracts are not traded on exchanges and, as a consequence, investors in forward contracts are not afforded the regulatory protections of such exchanges or the CFTC; rather, banks and dealers act as principals in such markets. Neither the CFTC nor banking authorities regulate trading in forward contracts on currencies, and foreign banks may not be regulated by any United States governmental agency.


     Generally, when a Trading Advisor instructs a Partnership to either sell or buy a particular currency, CFI will do back-to-back principal trades in order to carry out such instructions. CFI, as principal, will arrange bank lines of credit and contract with a United States or foreign bank or dealer to make or take future delivery of a specified quantity of currency at a negotiated price. CFI, again as principal, will in turn contract with the Partnership to make or take future delivery of the same specified quantity of currency at the same price. CFI will not attempt to profit from any mark-up or spread on the trade with the Partnership.

     Because performance of forward contracts is not guaranteed by any exchange or clearinghouse, a Partnership is subject to the risk of the inability or refusal to perform with respect to such contracts on the part of the principals or agents with or through which the Partnership trades. Any such failure or refusal, whether due to insolvency, bankruptcy or other causes, could subject a Partnership to substantial losses. The Partnerships will trade forward contracts only with banks, brokers, dealers and other financial institutions which the General Partner, in conjunction with DWR, has determined to be creditworthy. Initially the Partnerships will trade forward contracts only with CFI.


     The CFTC has published for comment in the United States Federal Register a statement concerning its jurisdiction over transactions in the foreign currency markets, including transactions of the type which may be engaged in by the Partnerships. In the future, the CFTC might assert that forward contracts of the type entered into by the Partnerships constitute unauthorized futures contracts subject to the CFTC's jurisdiction and attempt to prohibit the Partnerships from participating in transactions in such contracts. If the Partnerships were restricted in their ability to trade in the currency markets, the activities of the Trading Advisors could be materially affected, as each Partnership may trade significantly in the foreign currency forward markets.



     THE PARTNERSHIPS' TRADING ON FOREIGN EXCHANGES PRESENTS ADDITIONAL RISKS THAT DO NOT EXIST WHEN SOLELY TRADING ON DOMESTIC EXCHANGES. Each of the Partnerships may trade in futures, forward and/or option contracts on exchanges located outside the United States where CFTC regulations do not apply. GMC's Global Diversified Program will normally have approximately 35-40% weighting in instruments traded on foreign exchanges; MRC's Diversified Portfolio will normally have approximately a 35% weighting in instruments traded on foreign exchanges; and WIC's Diversified Portfolio will normally have approximately a 40% weighting in instruments traded on foreign exchanges. Some foreign exchanges, in contrast to domestic exchanges, are "principals' markets" in which performance with respect to a contract is the responsibility only of the individual member with whom the trader has entered into a contract and not of the exchange or clearinghouse, if any. In the case of trading on such foreign exchanges, a Partnership will be subject to the risk of the inability of, or refusal by, the counterparty to perform with respect to such contracts. The General Partner will attempt to monitor and control the credit exposure of trading on foreign exchanges.

     Trading on foreign exchanges may involve certain other risks not applicable to trading on United States exchanges, such as the risks of exchange controls, expropriation, burdensome or confiscatory taxation, moratoriums, or political or diplomatic events. In addition, certain of these foreign markets are newly formed and may lack personnel experienced in floor trading as well as in monitoring floor traders for compliance with exchange rules. The Partnerships trade on foreign exchanges and, as such, are subject to these additional risks as compared to trading on U.S. exchanges. The Partnerships trade on foreign exchanges and, as such, are subject to the additional risks as compared to trading on U.S. exchanges. For an additional discussion of the credit risks relating to trading on foreign exchanges, see "The Futures, Options and Forwards Markets."


     Furthermore, as the Partnerships will determine their respective Net Assets in United States dollars, with respect to trading on foreign markets the Partnerships will be subject to the risk of fluctuation in the exchange rate between the local currency and dollars. Unless a Partnership hedges itself (which none of the Trading Advisors intends to do) against fluctuations in exchange rates between the United States dollar and the currencies in which trading is done on such foreign exchanges, any profits which the Partnership might realize in such trading could be eliminated as a result of adverse changes in exchange rates, and the Partnership could even incur losses as a result of any such changes. See "The Futures, Options and Forwards Markets."


     TRADING OF FUTURES OPTIONS IS SPECULATIVE AND HIGHLY LEVERAGED. Options on futures contracts and options on physical commodities are traded on United States commodity exchanges and may be traded by the Partnerships on certain foreign exchanges. While each Partnership is authorized to trade options, only WIC currently includes options in its trading program. Neither GCM nor MRC presently intends to trade options, although either could do so in the future. Each option is a right, purchased for a certain price, to either buy or sell the underlying futures contract or physical commodity during a certain period of time for a fixed price. Such trading involves risks substantially similar to those involved in trading futures contracts in that options are speculative and highly leveraged. Specific market movements of the physical commodity or futures contract underlying an option cannot be accurately predicted. If a Partnership purchases an option, it is subject to the risk of losing the entire purchase price of the option. If a Partnership writes an option, it is subject to the risk of loss resulting from the difference between the premium received for the option and the price of the commodity or futures contract underlying the option, which such Partnership must then purchase or deliver upon exercise of the option. Therefore, trading in futures options can be extremely expensive if market volatility is incorrectly predicted. See "The Futures, Options and Forwards Markets--Options on Futures."


     THE PARTNERSHIPS HAVE CREDIT RISK TO THE COMMODITY BROKERS. The Partnerships have credit risk because the Commodity Brokers will act as the futures commission merchants or the counterparty with respect to most of the Partnerships' assets. Exchange-traded futures and futures styled options contracts are marked to market on a daily basis, with variations in value credited or charged to a Partnership's account on a daily basis. Each of DWR and CFI, as a futures commission merchant for each Partnership's exchange-traded contracts, is required, pursuant to CFTC regulations, to segregate from its own assets, and for the sole benefit of its commodity customers, all funds held by it with respect to exchange-traded futures and futures styled options contracts, including an amount equal to the net unrealized gain on all open futures and futures styled options contracts. With respect to a Partnership's off-exchange traded forward currency contracts with CFI, there are no daily settlements of variations in value or any requirement to segregate funds held with respect to such contracts.


     THE PARTNERSHIPS ARE SUBJECT TO SPECULATIVE POSITION LIMITS. The CFTC and United States futures exchanges have established limits referred to as "speculative position limits" or "position limits" on the maximum net long or net short futures interests position which any person or group of persons may own, hold or control in particular futures interests.


     All futures interests accounts owned, controlled or managed by each Trading Advisor and its principals and affiliates will be combined for position limit purposes, to the extent they may be applicable. The Trading Advisors are the trading advisors for other commodity pools and/or numerous individual accounts and will in the future manage additional accounts. In this connection, each Management Agreement provides that if speculative position limits are exceeded by a Trading Advisor or any of its principals or affiliates in the opinion of independent counsel (who must be other than counsel to the Partnerships) or in the opinion of the CFTC or any other regulatory body, exchange, or board, such Trading Advisor and its principals and affiliates will promptly liquidate positions in all of their accounts, including the Partnership's account, as nearly as possible in proportion to their respective equities to the extent necessary to comply with applicable position limits. See "The Management Agreements." While each Trading Advisor believes that established position limits, where applicable, will not adversely affect its contemplated trading for a Partnership, it is possible that, from time to time, the trading system or instructions of a Trading Advisor to a Partnership may have to be modified and that positions held by such Partnership may have to be liquidated in order to avoid exceeding such limits. Such modification or liquidation, if required, could adversely affect the operations and profitability of a Partnership. See "Conflicts of Interest--Management of Other Accounts by the Trading Advisors." Speculative position limits are not applicable to forward contract trading, although the principals with which CFI or a Partnership may deal in the forward markets may limit the positions available to CFI or the Partnership as a consequence of credit considerations.

RISKS RELATING TO THE PARTNERSHIPS AND THE OFFERING OF UNITS


     SUBSTANTIAL CHARGES TO EACH PARTNERSHIP AND ITS LIMITED PARTNERS. Each of the Partnerships incurs substantial charges from payment of the monthly flat-rate brokerage fee of 1/12 of 7% of Net Assets (a 7% annual rate) to DWR and the monthly management fee of 1/12 of 2% of Net Assets (a 2% annual rate) to its Trading Advisor, regardless of whether the Partnership realizes profits. As such, each Partnership must earn significant profits to pay these charges. Each Partnership must also pay its Trading Advisor a monthly incentive fee of 20% of its "Trading Profits" (as defined). See "Description of Charges--Charges to Each Partnership." In addition, Limited Partners who redeem Units on or prior to the last day of the twenty-fourth month after such Units were purchased may be subject to a redemption charge equal to 2% or 1%, as applicable, of the Net Asset Value of a Unit. See "Description of Charges -- Redemption Charges to Limited Partners" and "Redemptions." See also "Description of Charges -- Break-Even Analysis."

     RESTRICTED INVESTMENT LIQUIDITY IN THE UNITS. The Units cannot be assigned or transferred except on the terms and conditions set forth in each Limited Partnership Agreement, and there is and will be no public market for the Units. See "The Limited Partnership Agreements--Restrictions on Transfers or Assignments." Limited Partners of a Partnership may require such Partnership to redeem all or part of their Units as of the last day of any month at the Net Asset Value thereof. However, Limited Partners may only redeem Units as of, but not before the sixth month-end following the Closing at which such person first became a Limited Partner in a Charter Series Partnership. Furthermore, redemptions may only be made in whole Units, with a minimum of 100 Units required for each redemption, unless a Limited Partner is redeeming his entire interest in a Partnership. Redemptions of Units are subject to redemption charges through the end of the twenty-fourth month following the Closing at which such Unit was issued. The foregoing redemption charges will not apply under the circumstances outlined herein with respect to Limited Partners who purchased Units in a Series Exchange or a Non-Series Exchange. Units purchased pursuant to a Series Exchange will not be subject to the six-month limitation on redemptions described above. An investor who purchases $500,000 or more of Units will not be subject to the redemption charges described above. The right to obtain payment on redemption is contingent upon (a) the Partnership having assets sufficient to discharge its liabilities on the effective date of the redemption, and (b) the timely receipt by the General Partner of a Request for Redemption in the form annexed to the Limited Partnership Agreement. All liabilities of the Partnerships are accrued daily and are reflected in the daily Net Asset Value of the Partnerships. Under certain circumstances (including, but not limited to, a Partnership's inability to liquidate or a delay in liquidating positions or the default or delay in payments due a Partnership from dealers, brokers, banks, or other persons), a Partnership may delay payment to Limited Partners requesting redemptions of the proportionate part of the redemption requests represented by the sums which are the subject of any such default or delay. See "Redemptions."


     CONFLICTS OF INTEREST IN EACH PARTNERSHIP'S STRUCTURE. The actual and potential conflicts of interest in the structure and operation of the Partnerships include the fact that the commodity brokerage arrangements were not agreed upon in arm's-length negotiations due to the affiliation between the General Partner and DWR; that employees of DWR and Additional Sellers selling Units will receive a portion of the brokerage fees paid by the Partnerships, and thereby have a conflict in advising Limited Partners whether and when to redeem Units; that the General Partner and the Commodity Brokers may have conflicting demands in respect of other commodity pools; that the Trading Advisors and the Commodity Brokers, and individuals and entities associated with the General Partner, the Trading Advisors and the Commodity Brokers, may trade futures interests for their own accounts, which trading may compete with a Partnership for positions; that trading by the Trading Advisors for their own accounts and for other customers could result in the application of position limits to restrict a Partnership's trading; that under the customer agreements with the Commodity Brokers, the Commodity Brokers may close out positions and take certain other actions with regard to a Partnership's accounts without the Partnership's consent; and that other commodity pools managed by the General Partner and the Trading Advisors may compete with the Partnerships. DWR and the General Partner were instrumental in the organization of each Partnership and may be deemed "promoters" of each Partnership within the meaning of Rule 405 under the Securities Act of 1933, as amended (the "1933 Act"). Moreover, each Partnership, DWR, and the General Partner are affiliated entities and are represented by a single counsel. As a consequence of the foregoing, there is an absence of arm's-length negotiation with respect to some of the terms of this offering, and there has been no independent due diligence conducted with regard to this offering. See "Conflicts of Interest."


     LIMITED PARTNERS WILL NOT PARTICIPATE IN MANAGEMENT. Limited Partners will not participate in the management of a Partnership or in the conduct of its business. See "The Limited Partnership Agreements--Management of Partnership Affairs." However, each Limited Partnership Agreement provides that certain actions may be taken upon the affirmative vote of Limited Partners owning more than 50% of the Units then owned by Limited Partners. See "The Limited Partnership Agreements--Amendments; Meetings."

     RELIANCE ON THE GENERAL PARTNER. A Limited Partner is relying on the ability of the General Partner in the selection of a successful Trading Advisor for each Partnership. The selection by the General Partner of the current Trading Advisor for each Partnership involved numerous considerations. The General Partner evaluated the performance record of each Trading Advisor, the Trading Advisor's trading programs, experience, volatility of trading, futures interests traded, amount of management and incentive fees normally charged, reputation of the Trading Advisor and its personnel and amount of funds under management, and made certain subjective judgments in retaining a Trading Advisor for each Partnership. Although the General Partner carefully weighed the above factors in making its selections, other factors not considered by the General Partner may also be important. In the future, the General Partner may be required to terminate and replace a Trading Advisor by reason of its poor performance or for other reasons, or to retain additional Trading Advisors for each

Partnership, and similar judgments will have to be made from time to time. See "Investment Programs, Use of Proceeds and Trading Policies--Investment Programs of Each Charter Series Partnership."


     NO ASSURANCE THAT UNITS WILL BE SOLD. No assurance is given that any or all of the Units of any Partnership will be sold. No Partnership will commence trading operations unless at least 400,000 Units (representing subscriptions of $4,000,000) are subscribed for during the Initial Offering Period and such subscriptions are accepted by the General Partner at the Initial Closing. Because DWR, in its capacity as selling agent, and MS & Co. and any other Additional Seller have only agreed to use their best efforts to offer and sell the Units, but have not agreed to purchase any specific amount of Units from any Partnership, there is no assurance that DWR will be able to raise such amount and that a subscriber ultimately will be able to purchase Units. Further, while the General Partner, DWR, any Additional Sellers, and the Trading Advisors and their respective affiliated entities may subscribe for Units, so that the 400,000 Unit minimum is met for a particular Partnership at the Initial Closing, they are not required to subscribe for any number of Units. If the Initial Closing is held for only two of the Partnerships, Limited Partners in such Partnerships will only be able to effect Series Exchanges for Units of those Partnerships; likewise, if the Initial Closing is held for only one of the Partnerships, Limited Partners in that Partnership will have no Series Exchange privilege. See "Exchange Privilege" and "Plan of Distribution."


     SPECIAL CHARACTERISTICS OF START-UP PERIOD. Each Partnership will encounter a start-up period during which it will incur certain risks relating to the initial investment of its Net Assets. The Partnerships may commence trading operations at an unpropitious time, such as after sustained moves in the futures markets, resulting in significant initial losses. Moreover, the start-up period also presents a special risk in that the level of diversification of a Partnership's portfolio will be lower than in a fully-committed portfolio. No assurance can be given that a Trading Advisor's procedures for moving to a fully-committed portfolio will be successful.


     NO OPERATING HISTORY OF THE PARTNERSHIPS. The CFTC requires a commodity pool operator to disclose to prospective pool participants the actual performance record of the pool for which the operator is soliciting participants. YOU SHOULD NOTE THAT THESE POOLS HAVE NOT COMMENCED TRADING AND DO NOT HAVE ANY PERFORMANCE HISTORY.


     There can be no assurance that the past performance of accounts managed by the Trading Advisors, or other commodity pools for which the General Partner serves as the general partner and commodity pool operator, is representative of the performance of the Partnerships in the future.


     CERTAIN LITIGATION. DWR, the General Partner, other affiliated entities, certain limited partnership commodity pools of which the General Partner is the general partner, and certain trading advisors to those pools, are all defendants in certain purported class actions. Generally, these class actions allege, among other things, fraud, deceit, misrepresentation, breach of fiduciary duty, fraudulent and unfair business practices, unjust enrichment, and conversion in connection with the sale and operation of the various limited partnership commodity pools. Although the ultimate outcome of the legal proceedings cannot be predicted with certainty, the DWR related parties believe that strong defenses to these allegations exist and, as such, they are being vigorously contested. Note that none of the Partnerships or the Trading Advisors for the Partnerships is a named defendant in the class action litigation. In addition, the Commodity Brokers from time to time are subject to various legal actions. See "Certain Litigation."



     POTENTIAL INABILITY TO TRADE OR REPORT RESULTS BECAUSE OF YEAR 2000 PROBLEMS. Commodity pools, like financial and business organizations and individuals around the world, depend on the smooth functioning of computer systems. Many computer systems in use today cannot recognize the computer code for the year 2000, but revert to 1900 or some other date. This is commonly known as the "Year 2000 Problem." The Partnerships could be adversely affected if computer systems used by them or any third party with whom they have a material relationship do not properly process and calculate date-related information and data concerning dates on or after January 1, 2000. Such a failure could have a negative impact on the handling or determination of futures trades and prices and the services provided the Partnerships.



     MSDW, the parent of Demeter, began its planning in response to the Year 2000 Problem in 1995 and currently has several hundred employees working on such response. It has developed its own Year 2000 compliance plan to deal with the problem and had the plan approved by the company's executive management, Board of Directors and Information Technology Department. Demeter is co-ordinating with MSDW in taking steps that both believe are reasonably designed to address the Year 2000 Problem with respect to Demeter's computer systems that relate to the Partnerships. This includes hardware and software upgrades, systems consulting and computer maintenance.

     Beyond the challenge facing internal computer systems, the systems failure of any of the third parties with whom the Partnerships have a material relationship -- the futures exchanges and clearing organizations through which they trade, CFI and their respective Trading Advisors -- could result in a material financial risk to the Partnerships. Regarding the futures exchanges, all US futures exchanges will be subject to the monitoring of the CFTC for their Year 2000 preparedness and the major foreign futures exchanges are also expected to be subject to market-wide testing of their Year 2000 compliance during 1999. With respect to CFI and each of the Trading Advisors, Demeter intends to monitor their progress throughout 1999 in their Year 2000 compliance and, where applicable, to test its external interface with CFI and the Trading Advisors.



     Finally, MSDW has begun developing various "contingency plans" in the event that the systems of such third parties fail, and Demeter intends to consult closely with MSDW in implementing those plans. MSDW has also recently reported that its development of such contingency plans is proceeding on schedule. Despite the best efforts of both Demeter and MSDW, however, there can be no assurance that the above steps will be sufficient to avoid any adverse impact to the Partnerships, whether from failures in their own computer systems or those of CFI, a Trading Advisor or other third party.


RISKS RELATING TO THE TRADING ADVISORS

     RELIANCE ON THE TRADING ADVISOR TO TRADE SUCCESSFULLY. Under each Management Agreement, the Trading Advisor has exclusive responsibility for making trading decisions with respect to the Net Assets of the Partnership for which it trades, except in certain limited situations. No assurance can be given that the respective trading systems and strategies utilized by the Trading Advisor will prove successful under all or any market conditions.


     PAST PERFORMANCE NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. Certain commentators have expressed concerns over the potentially misleading character of the performance records included in futures fund prospectuses. In fact, certain academic studies reached the conclusion that public commodity pools often significantly underperform the prior performance records of the selected trading advisors included in their prospectuses. See, for example, Elton, Gruber & Rentzler, "New Public Offerings, Information and Investor Rationality: The Case of Publicly Offered Funds," 62 Journal of Business, 1-15 (1989), and Edwards & Ma, "Commodity Pool Performance: Is the Information Contained in Pool Prospectuses Useful?," 8 The Journal of Futures Markets, 589-616 (1988). New futures funds, such as the Partnerships, often are offered following periods of successful trading by an advisor. No assurance can be given that any Partnership will perform successfully in the future inasmuch as a Trading Advisor's past performance is not necessarily indicative of future results.



     MARKET FACTORS MAY ADVERSELY INFLUENCE THE TRADING PROGRAMS. Any factor which may lessen the prospect of major futures interests price trends in the future (for example, increased governmental control of, or participation in, the currency markets) may reduce a Trading Advisor's ability to trade profitably for a Partnership in the future. Any factor which would make it more difficult to execute timely trades, such as a significant lessening of liquidity in a particular market, would also be detrimental to the profitability of a Partnership. As a result of these factors and the general volatility of the futures interests markets, investors should view their investment as long term (at least 2 years) in order to permit a Trading Advisor's program to function over time. Further, a Trading Advisor may alter its programs from time to time in an attempt to better evaluate market movements. As a result of such periodic modifications, it is possible that the trading programs used by a Trading Advisor for a Partnership in the future may be different from those presently in use.



     SINGLE ADVISOR FUNDS LACK THE DIVERSITY OF A MULTI-ADVISOR FUND. Each Partnership is managed by a single Trading Advisor and, as such, the success of each Partnership is solely dependent on the performance of that Trading Advisor. Further, while the Trading Advisor for each Partnership has more than one trading program, each Partnership initially will be traded pursuant to only one trading program, and there will be therefore a lack of diversification in the trading strategies to be employed for each Partnership. In addition, if the Trading Advisor for any Partnership resigns or is discharged or otherwise terminated, the General Partner must promptly replace the Trading Advisor, or suspend trading operations until a new Trading Advisor is employed. See "The Management Agreements -- Term" and "The Limited Partnership Agreements -- Management of Partnership Affairs."



     INCREASING ASSETS MANAGED BY A TRADING ADVISOR MAY ADVERSELY AFFECT PERFORMANCE. The total amount of funds being managed by each Trading Advisor may be substantially increased by the addition of assets to a Partnership's account. There appears to be a tendency for the rates of return achieved by commodity trading advisors to diminish as equity under management increases. None of the Trading Advisors has agreed to limit the amount of additional equity which it may manage. There can be no assurance whatsoever as to the effect such increased equity will have on performance. See "The Trading Advisors."



     CHARTER GRAHAM'S USE OF AN INCREASED RATE OF LEVERAGE COULD AFFECT FUTURE PERFORMANCE. The General Partner and GCM, the Trading Advisor for Charter Graham, have agreed that GCM will leverage the funds of Charter Graham at 1.5 times the leverage it normally applies to its Global Diversified Program. The increased leverage used by GCM for Charter Graham could, depending on GCM's performance, result in increased gain or loss and trading volatility by Charter Graham, as compared to other accounts employing GCM's Global Diversified Program.


     LIMITED TERM OF MANAGEMENT AGREEMENTS MAY LIMIT ACCESS TO THE TRADING ADVISORS. The Management Agreement with each Trading Advisor will not expire until October 31, 2001. Thereafter, unless otherwise terminated upon written notice from each Trading Advisor at least 30 days prior to the expiration of the respective Management Agreement, each such agreement shall be automatically renewed for additional one-year terms. In addition, each Management Agreement may be terminated by the Partnership at any time without penalty on prior written notice and may be terminated by either party in certain circumstances. See "The Management Agreements." Upon the expiration or termination of a Management Agreement, the General Partner may be unable to enter into arrangements with the Trading Advisor or another Trading Advisor which are substantially similar to the Management Agreements described in this Prospectus.


     A TRADING ADVISOR OR ITS TRADING PROGRAM MAY BE CHANGED WITHOUT PRIOR NOTICE. The General Partner may replace a Trading Advisor or instruct a Trading Advisor to reapportion Partnership assets among one or more of such Trading Advisor's other trading programs. Any such change in Trading Advisors and/or trading programs may be effected without prior notice to, or approval by, Limited Partners, who may not have the opportunity to review the performance record of a newly-appointed Trading Advisor prior to its appointment or the updated performance record of such trading programs prior to their implementation. See "The Trading Advisors."



     TRADING DECISIONS BASED ON A TECHNICAL TRADING APPROACH MAY NOT PERFORM UNDER CERTAIN MARKET CONDITIONS. Trading decisions of the Trading Advisor for each Partnership initially will be based on a "technical" trading program, as opposed to a "fundamental" trading program. Fundamental trading programs attempt to examine external factors (such as governmental policies, domestic and foreign political and economic events, changing trade prospects, and similar factors which affect the supply and demand for a particular futures interest) in order to predict future prices. Technical trading systems, however, generate buy and sell signals which are not based on analysis of fundamental supply and demand factors, but rather are based, in most cases, upon a study of actual daily, weekly, and monthly price fluctuations, volume variations and changes in open interest and other related mathematical, statistical or quantitative data utilizing charts and/or computers. Thus, the Partnerships may not respond to fundamental price moves and, as a result, achieve performance results that may otherwise have been more favorable had a fundamental trading program been employed.


     The profitability of both technical and fundamental analysis in futures interest trading generally depends upon the accurate forecasting of major price moves or trends in some futures interests. No assurance can be given of the accuracy of the forecasts or the existence of some major price move. The best trading approach will not be profitable if there are sustained periods in which there are no price moves or trends of the kind the trading approach seeks to identify and follow. In the past, there have been periods without discernible trends and, presumably, such periods will continue to occur in the future. Periods without such price moves may produce losses. Any factor which would lessen the prospect of major trends occurring in the future (such as increased governmental control of or participation in the markets) may reduce the prospect that a particular trading approach will be profitable in the future. Moreover, any factor which would make it more difficult to execute trades at desired prices in accordance with a trading approach (such as a significant lessening of liquidity in a particular market) would also be detrimental to profitability. Many other trading approaches utilize similar analyses in making trading decisions; therefore, bunching of buy and sell orders can occur which makes it more difficult for a position to be taken or liquidated. No assurance can be given that a Trading Advisor's trading program and trading decisions will be successful under all or any market conditions.

     A limiting factor in the use of technical analysis is that such an approach generally requires price movement data which can be translated into price trends sufficient to dictate a market entry or exit decision. Any trading approach which is based upon such technical concepts may not perform well when futures interests markets are trendless or erratic, because a technical approach may fail to identify a trend on which action should be taken or it may react to minor price movements and thus establish a position contrary to overall price trends, which may result in losses. In addition, a technical trading approach may underperform other trading approaches when fundamental factors dominate price moves within a given market. For example, since technical analysis generally does not take into account fundamental factors such as supply, demand, and political and economic events (except insofar as such factors may have influenced price and other technical data constituting input information for such approach), a technical trading approach may be unable to respond to fundamental causative events until after their impact has ceased to influence the markets; positions dictated by such resultant price movements may be incorrect in light of the fundamental factors then affecting the markets. See "The Trading Advisors--General Description of Trading Approaches."

TAXATION AND REGULATORY RISKS

     PARTNER'S TAX LIABILITY MAY EXCEED DISTRIBUTIONS. If a Partnership has profits for a taxable year, such profit will be taxable to the Partners in accordance with their distributive shares of Partnership profit, whether or not the profit actually has been distributed to its Partners. Accordingly, United States federal income taxes (hereinafter "federal income tax") payable by Partners with respect to Partnership profit may exceed the amount of Partnership distributions, if any, for a taxable year. Further, a Partnership may sustain losses offsetting such profit in a succeeding taxable year, so that Partners may never receive the profit on which they were taxed in the prior year. See "Material Federal Income Tax Considerations."


     LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES. The deductibility of certain miscellaneous itemized deductions is limited to the extent such expenses exceed 2% of the adjusted gross income of an individual, trust or estate. In addition, certain of an individual's itemized deductions are reduced by an amount equal to the lesser of (i) 3% of such individual's adjusted gross income over a certain threshold amount and (ii) 80% of such itemized deductions. Based upon the activities of the Partnerships, the General Partner has been advised by its legal counsel that in its opinion various expenses incurred by the Partnerships should not be subject to these limitations except to the extent that the United States Internal Revenue Service (the "Internal Revenue Service") promulgates regulations that so provide. Such advice is not binding on the Internal Revenue Service or any court. If a Partnership's expenses (including incentive fees) were treated as subject to these limitations, a Limited Partner's after-tax return could be significantly reduced. See "Material Federal Income Tax Considerations."


     REDEMPTION OF UNITS MAY PRODUCE NEGATIVE TAX CONSEQUENCES. Each Partnership will allocate taxable gains or losses to a Limited Partner who redeems a Unit generally to the extent such Limited Partner's capital account allocable to such Unit differs from the federal income tax basis allocable to such Unit. Gain or loss allocable to a Limited Partner as his distributive share of Partnership gain or loss (including such distributive share arising from a special allocation upon redemption of Units) retains the same character as in the hands of the Partnership. Accordingly, this special allocation of Partnership gain or loss upon a redemption of Units may alter or modify the character of such Limited Partner's income arising from a redemption of Units (by reducing the amount of long-term capital gain recognized upon a receipt of redemption proceeds) and may accelerate the recognition of income by such Limited Partner. Further, no assurance can be given that the Internal Revenue Service will not challenge a Partnership's tax allocations (including the special allocation upon redemption of Units), and if such allocations are successfully challenged, the amount of income or loss allocated to the Limited Partners may be increased or reduced, or the character of such income or loss may be modified. See "Material Federal Income Tax Considerations."

     TAX LAWS ARE SUBJECT TO CHANGE. It is possible that the current federal income tax treatment accorded an investment in the Partnerships will be modified by legislative, administrative, or judicial action in the future. The nature of additional changes in federal income tax law cannot be determined prior to enactment of any new tax legislation or administrative or judicial action. However, such legislation could significantly alter the tax consequences and decrease the after-tax rate of return of an investment in the Partnerships. Prospective subscribers should seek, and must rely on, the advice of their own tax advisers with respect to the possible impact on their investments of any future proposed tax legislation or administrative or judicial action.

     DEDUCTIBILITY OF PASSIVE LOSSES MAY BE LIMITED. Losses from a passive activity ("passive losses") are generally disallowed to the extent such losses exceed income from all passive activities ("passive income"). Pursuant to Proposed and Temporary Treasury Regulations, none of the Partnerships will be treated as a passive activity. Accordingly, a Limited Partner's distributive share of items of income, gain, deduction or loss from a Partnership will not be characterized as passive income or loss, and Partnership gains allocable to the Limited Partners will not be available to offset passive losses from other investments. However, Partnership gains allocable to the Limited Partners will be available to offset losses with respect to "portfolio" investments, such as stocks and bonds. Moreover, any Partnership losses allocable to the Limited Partners will be available to offset other income, regardless of source. See "Material Federal Income Tax Considerations."


     THE PARTNERSHIPS' TAX RETURNS MAY BE AUDITED. There can be no assurance that the Partnerships' tax returns will not be audited by the Internal Revenue Service or that adjustments to such returns will not be made as a result of such audits. If an audit results in an adjustment, Limited Partners may be required to file amended returns (which may themselves also be audited) and to pay back taxes plus interest and/or penalties that may then be due. See "Material Federal Income Tax Considerations."


     ABSENCE OF REGULATIONS APPLICABLE TO SECURITIES MUTUAL FUNDS AND THEIR ADVISERS. None of the Partnerships is registered as an investment company or a "mutual fund" under the Investment Company Act of 1940, as amended (or any similar state law), and neither the General Partner nor any of the Trading Advisors is registered as investment advisers under the Investment Advisers Act of 1940, as amended (or any similar state law). Investors, therefore, are not accorded the protective measures provided by such legislation. However, in accordance with the provisions of the Commodity Exchange Act, as amended (the "CEAct"), the regulations of the CFTC thereunder and the NFA rules, the General Partner is registered as a commodity pool operator, each Trading Advisor is registered as a commodity trading advisor, and DWR and CFI are each registered as a futures commission merchant, each subject to regulation by the CFTC and each a member of the NFA in such respective capacities.

     THE FOREGOING RISK FACTORS DO NOT PURPORT TO BE A COMPLETE EXPLANATION OF ALL OF THE RISKS INVOLVED IN THIS OFFERING. POTENTIAL INVESTORS SHOULD READ THIS PROSPECTUS IN ITS ENTIRETY BEFORE DETERMINING WHETHER TO INVEST IN THE UNITS.

                             CONFLICTS OF INTEREST
RELATIONSHIP OF THE GENERAL PARTNER TO DWR AS COMMODITY BROKER


     The General Partner and DWR are each wholly-owned subsidiaries of Morgan Stanley Dean Witter & Co. ("MSDW"). Except as otherwise provided below, the General Partner has not established any formal procedures to resolve the following conflicts of interest. DWR, in acting as the non-clearing Commodity Broker for each Partnership pursuant to a Customer Agreement, receives brokerage fees for futures interests transactions effected for each Partnership pursuant to the instructions of its Trading Advisor. Because the General Partner is an affiliate of DWR, there has been no arm's-length negotiation of the flat-rate brokerage fees charged to each Partnership (CFI's fees will be paid by DWR). Moreover, because of such relationship, the General Partner has a conflict of interest between its responsibilities to limit and reduce the brokerage fees paid by the Partnerships and otherwise manage the Partnerships for the benefit of the Limited Partners and its interest in obtaining for DWR favorable brokerage fees, as well as a disincentive to replace DWR as the non-clearing Commodity Broker for the Partnerships. Most customers of DWR who maintain commodity trading accounts with over $1,000,000 pay commissions at negotiated rates which are substantially less than the rate which is paid by each Partnership. Nine of the 26 currently active commodity pools for which Demeter acts as general partner are charged flat-rate asset-based brokerage fees, 16 of such commodity pools are charged brokerage fees on a roundturn brokerage commission basis (i.e., a charge for entering and exiting each futures interest transaction) and such fees are subject to a monthly asset-based cap, and one is charged on a roundturn brokerage commission basis without a monthly asset-based cap. See "The Commodity Brokers" and "Fiduciary Responsibility."


     The General Partner selected each Trading Advisor and will select any new Trading Advisors for the Partnerships. However, because the selection of Trading Advisors who engage in a high volume of trades will increase the costs to DWR, without DWR's receipt of an offsetting increase in revenue, the General Partner has an incentive to select Trading Advisors who engage in a low volume of trades.

     In addition, the Partnerships, DWR, and the General Partner are affiliated entities. As a consequence of the foregoing, there is an absence of arm's-length negotiation with respect to some of the terms of, and there has been no independent due diligence conducted with respect to, this offering. However, the General Partner has a fiduciary duty under the Partnership Act to exercise good faith and fairness in all dealings on behalf of the Partnerships, including the Partnerships' dealings with DWR, as non-clearing Commodity Broker. See "Fiduciary Responsibility." In addition, the Limited Partnership Agreements contain restrictions on the General Partner's ability to contract with its affiliates on behalf of the Partnerships. See "The Limited Partnership Agreements--Management of Partnership Affairs."

     While each Customer Agreement is nonexclusive, so that each Partnership has the right to seek lower commission rates from other brokers at any time, the General Partner believes that the Customer Agreements and other arrangements between each Partnership and the Commodity Brokers are fair, reasonable and competitive, and represent the best price and services available, considering the matters discussed in this paragraph below and in the immediately following paragraph. DWR is subject to the risk and expense of organizing the Partnerships, offering the Units, and paying the Partnerships' ordinary administrative expenses. Further, the General Partner, an affiliate of DWR, will provide ongoing services to the Partnerships, which include operating the Partnerships, monitoring the activity of each Trading Advisor, and administering the redemption and Exchanges of Units; the General Partner also has financial obligations as the general partner of the Partnerships. A significant portion of the brokerage fees paid to DWR by each Partnership will be paid by DWR to its employees and to MS & Co. (which is an affiliate of DWR, the General Partner and MSDW) and any other Additional Sellers, for providing continuing assistance to Limited Partners to whom they have sold Units. Such DWR employees and Additional Sellers who provide continuing advice to Limited Partners as to when and whether to make additional investments or redeem or exchange Units may have a conflict of interest by reason of their receipt of a portion of the brokerage fees paid to DWR by the Partnerships. In addition, any employee of DWR or any Additional Seller effecting a Non-Series Exchange will immediately commence receiving a monthly gross sales credit on the Units purchased, even though they may not have been entitled to a gross sales credit at that time with respect to the units redeemed from the other commodity pool for which the General Partner serves as a General Partner. Thus, such DWR employees and Additional Sellers have a conflict of interest by reason of the possibility of receiving a monthly gross sales credit at an earlier date than otherwise may have been the case.

     The General Partner will review the brokerage arrangements at least annually to ensure that they are fair, reasonable and competitive, and that they represent the best price and services available, taking into consideration the size and trading activity of each Partnership and the services provided, and costs, expenses, and risk borne, by DWR and the General Partner. See "The Commodity Brokers" and "Fiduciary Responsibility."

     DWR and the General Partner may, from time to time, be subject to conflicting demands in respect of their obligations to the Partnerships and other commodity pools and accounts. Certain pools may generate larger brokerage commissions, resulting in increased payments to DWR employees as described above. Since DWR employees may receive greater compensation from the sale of units of one pool over another, such employees are subject to a conflict of interest in providing advice to Limited Partners.

ACCOUNTS OF AFFILIATES OF THE GENERAL PARTNER, THE TRADING ADVISORS, AND THE COMMODITY BROKERS

     While the General Partner does not trade futures interests for its own account (other than indirectly as a consequence of its position as general partner of commodity pools), certain officers, directors and employees of the General Partner and the Commodity Brokers, and their affiliates, principals, officers, directors and employees, may trade futures interests for their own proprietary accounts. The records of such trading will not be available to Limited Partners. In addition, CFI is a large futures commission merchant, handling substantial customer business in physical commodities and futures interests, and is a clearing member of all of the major commodity exchanges in the United States. Thus, CFI may effect transactions for the account of a Partnership in which the other parties to such transactions are employees or affiliates of the General Partner, a Trading Advisor or CFI, or customers or correspondents of CFI. Such persons might also compete with a Partnership in bidding on purchases or sales of futures interests without knowing that such Partnership is also bidding. It is possible that transactions for the officers, directors, affiliates, employees, customers and correspondents of the Commodity Brokers, a Trading Advisor or the General Partner might be effected when similar trades for one or more Partnerships are not executed or are executed at less favorable prices. In addition, certain of the officers and directors of the General Partner (who are also employees of and are compensated by DWR) may individually receive from DWR compensation and bonuses based on various factors, including brokerage fees generated by the Partnerships. See "The General Partner" and "The Commodity Brokers."

     The Limited Partnership Agreements provide that, except as described therein or in this Prospectus, no person may receive, directly or indirectly, any advisory, management, or incentive fee for investment advice who shares or participates in per trade commodity brokerage commissions paid by the Partnerships. No commodity broker for the Partnerships may pay, directly or indirectly, rebates or "give ups" to the General Partner or any Trading Advisor, and such prohibitions may not be circumvented by any reciprocal business arrangements.

MANAGEMENT OF OTHER ACCOUNTS BY THE TRADING ADVISORS

     Each Management Agreement allows the Trading Advisor to manage futures interests accounts in addition to the Partnership's account. Each Trading Advisor and its principals and affiliates may at any time be trading their own proprietary accounts, advising accounts for other commodity pools and/or individual customers, and operating other commodity pools, and will continue such activities in the future. A Trading Advisor may also operate more than one trading program in its management of accounts, some of which programs may not be used in trading for a Partnership. Such other trading programs have in the past and may in the future experience significantly different performance results than the programs used in trading for a Partnership. Each Trading Advisor is required to aggregate futures interests positions in other accounts managed by it with futures interests positions in the applicable Partnership's account for speculative position limit purposes. Such aggregation of positions could require the applicable Trading Advisor to liquidate or modify positions for all such accounts, and such liquidation or modification may adversely affect such Partnership. A Trading Advisor may have a conflict of interest in rendering advice because its compensation for managing some other accounts may exceed its compensation for managing the Partnership's account, and therefore may provide an incentive to favor such other accounts. Moreover, if a Trading Advisor makes trading decisions for such accounts and a Partnership's account at or about the same time, the Partnership may be competing with such other accounts for the same or similar positions. While the records of the accounts of the Trading Advisors and their principals and accounts managed by them will not be made available to Limited Partners, each Management Agreement permits the General Partner access to such records in order to determine that the Partnership's account is traded fairly. Each Management Agreement also provides that the Trading Advisor will deal with the Partnership in a fiduciary capacity to the extent recognized by applicable law and will not enter into transactions where it knowingly or deliberately favors itself or another client over the Partnership.

CUSTOMER AGREEMENTS WITH THE COMMODITY BROKERS

     Each Partnership has opened a separate trading account with each of the Commodity Brokers for its Trading Advisor pursuant to the Partnership's Customer Agreement with each Commodity Broker. Under the Customer Agreements, all funds, futures interests and securities positions and credits carried for the Partnership are held as security for such Partnership's obligations to the Commodity Brokers; the margins required to initiate or maintain open positions will be as established by the Commodity Brokers from time to time; and the Commodity Brokers may close out positions, purchase futures interests, or cancel orders at any time they deem necessary for their protection, without the consent of the Partnership. Each Partnership also has agreed to indemnify and defend the Commodity Brokers and their stockholders, employees, officers, directors and affiliates against certain liabilities incurred by them by reason of acting as such Partnership's commodity broker. Each Commodity Broker, the General Partner or the Limited Partners of a Partnership by majority vote may terminate the brokerage relationship and close the Partnership's futures interests account at a Commodity Broker upon 60 days' prior written notice and under certain other circumstances. If so terminated, the Partnership would have to negotiate a new customer agreement with a commodity broker upon terms and conditions, including brokerage commission rates, which cannot now be determined.

OTHER COMMODITY POOLS

     The General Partner is or has been the general partner for 30 other commodity pools. DWR is the non-clearing commodity broker for 29 of such pools and several other commodity pools. Each may in the future establish and/or be the general partner or commodity broker for additional commodity pools, and any such pool may be said to be in competition with the Partnerships in that any one or more of such pools might compete with the Partnerships for the execution of trades.

                            FIDUCIARY RESPONSIBILITY

     Investors should be aware that the General Partner has a fiduciary duty under the Partnership Act to the Limited Partners of each Partnership to exercise good faith and fairness in all dealings affecting such Partnership. The General Partner's fiduciary duty to the Limited Partners under each Limited Partnership Agreement is in accordance with the fiduciary duty owed to limited partners by a general partner under Delaware law. The Limited Partnership Agreements prohibit the Limited Partners from limiting, by any means, the fiduciary duty of the General Partner owed to the Limited Partners under statutory or common law. In the event that a Limited Partner believes that the General Partner has violated its responsibility, such Limited Partner may seek legal relief for himself and all other similarly situated Limited Partners or on behalf of the Partnership under the Partnership Act, the CEAct, applicable federal and state securities laws and other applicable laws to recover damages from, or to require an accounting by, the General Partner. The Trading Advisor for each Partnership also has a fiduciary duty under applicable law to that Partnership.

     The Limited Partnership Agreements, the Customer Agreements, the Selling Agreement and the Management Agreements generally provide that the General Partner, the Commodity Brokers, DWR (as selling agent), any Additional Seller, the Trading Advisors and their "affiliates" (as defined in each Limited Partnership Agreement) shall not be liable to a Partnership, the Limited Partners, or its or their successors or assigns, for any act, omission, conduct, or activity undertaken by or on behalf of the Partnership which the General Partner, the Commodity Brokers, DWR (as selling agent), any Additional Seller, or the Trading Advisor, as applicable, determines, in good faith, to be in the best interests of the Partnership, unless such act, omission, conduct, or activity of or by the General Partner, the Commodity Brokers, DWR (as selling agent), any Additional Seller, the Trading Advisor or their affiliates, as applicable, constituted misconduct or negligence.

     Under the Limited Partnership Agreements, the Customer Agreements, the Selling Agreement, and the Management Agreements, each Partnership has generally agreed to indemnify, defend, and hold harmless the General Partner, the Commodity Brokers, DWR (as selling agent), any Additional Seller, the Trading Advisor for such Partnership, and their respective affiliates from and against any loss, liability, damage, cost or expense (including attorneys' and accountants' fees and expenses incurred in defense of any demands, claims, or lawsuits) actually and reasonably incurred arising from acts, omissions, conduct, or activities undertaken by or on behalf of the Partnership, including, without limitation, any demands, claims, or lawsuits initiated by a Limited Partner (or assignee thereof), provided that (1) the General Partner, the Commodity Brokers, DWR (as selling agent), any Additional Seller, or the Trading Advisor, as applicable, has determined, in good faith, that the act, omission, conduct, or activity giving rise to the claim for indemnification was in or not opposed to the best interests of the Partnership, and (2) the act, omission, conduct, or activity that was the basis for such loss, liability, damage, cost, or expense was not the result of misconduct or negligence. Payment of any indemnity to such person by a Partnership would reduce the Net Assets of such Partnership. The General Partner does not carry insurance covering such potential losses and it is not contemplated that the Partnerships will carry liability insurance covering such potential losses or indemnification exposure.

     Notwithstanding the foregoing, in any action brought by a Limited Partner in the right of a Partnership, the General Partner or any affiliate thereof may only be indemnified to the extent and subject to the conditions specified in the Partnership Act (which presently permits indemnification of any partner to the extent provided in the Limited Partnership Agreement, as described in the immediately preceding paragraph). Also, no indemnification of the General Partner, the Commodity Brokers, DWR (as selling agent), any Additional Seller, the Trading Advisors, or their affiliates by a Partnership shall be permitted for losses, liabilities, or expenses arising from or out of alleged violations of federal or state securities laws unless: (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (3) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and related costs should be made, provided, with regard to such court approval, the indemnitee must apprise the court of the position of the SEC, and the positions of the respective securities administrators of Massachusetts, Missouri, Tennessee, and/or those other states and jurisdictions in which the plaintiffs claim they were offered or sold Units, with respect to indemnification for securities laws violations, before seeking court approval for indemnification. Note that, with respect to indemnification for liabilities arising under the 1933 Act for directors, officers or controlling persons of a Partnership or the General Partner, it is the opinion of the SEC that such indemnification is against public policy, as expressed in the 1933 Act, and is therefore unenforceable. The CFTC has issued a statement of policy relating to indemnification of officers and directors of a futures commission merchant (such as DWR and CFI) and its controlling persons under which the CFTC has taken the position that whether such an indemnification is consistent with the policies expressed in the CEAct will be determined by the CFTC on a case-by-case basis.

                             DESCRIPTION OF CHARGES
CHARGES TO EACH PARTNERSHIP


     Each Partnership is subject to substantial charges, all of which are described in detail below. The charges described below are the same for each Partnership, and represent all of the fees and compensation to be paid by the Partnerships to the Trading Advisors, DWR and CFI.


            ENTITY                   FORM OF COMPENSATION                AMOUNT OF COMPENSATION
------------------------------  ------------------------------   ---------------------------------------
The Trading Advisor...........  Monthly Management Fee.          A flat-rate monthly fee of 1/12 of 2%
                                                                 of the Partnership's Net Assets on the
                                                                 first day of each month (a 2% annual
                                                                 rate).
                                Monthly Incentive Fee.           20% of the Trading Profits experienced
                                                                 by the Partnership as of the end of
                                                                 each calendar month.
DWR...........................  Monthly Brokerage Fee.           A flat-rate monthly fee of 1/12 of 7%
                                                                 of the Partnership's Net Assets (a 7%
                                                                 annual rate) as of the first day of
                                                                 each month. Such fee covers brokerage
                                                                 commissions, transaction fees and
                                                                 costs, and ordinary administrative and
                                                                 offering expenses.
Commodity Brokers.............  Financial benefit to DWR and     The aggregate of (i) the flat-rate
                                CFI or their affiliates from     brokerage fee payable by the
                                interest earned on the           Partnership, as described above, and
                                Partnership's assets in excess   (ii) net excess interest and
                                of the interest paid to the      compensating balance benefits to DWR
                                Partnership and from             and CFI or their affiliates (after
                                compensating balance treatment   crediting the Partnership with
                                in connection with the           interest) will not exceed 14% annually
                                designation of a bank or banks   of the Partnership's average month-end
                                in which the Partnership's       Net Assets during a calendar year.
                                assets are deposited.

     1. THE TRADING ADVISOR

     (a) Monthly Management Fee. Each Partnership will pay its Trading Advisor a monthly management fee equal to 1/12 of 2% (a 2% annual rate) of such Partnership's Net Assets as of the first day of each month, whether or not the Partnership is profitable.

     For example, if the Net Assets of a Partnership equaled $30,000,000 as of the first day of each month during the fiscal year, the Trading Advisor would receive an aggregate monthly management fee for the year of $600,000 ( 1/12 of 2% of $30,000,000 per month, or $50,000, times 12).

     If during any month a Partnership does not conduct business operations or suspends trading or, as a result of an act or failure to act by its Trading Advisor, is otherwise unable to utilize the trading advice of such Trading Advisor on any of the trading days of that period for any reason, the management fee described above will be prorated based on the ratio that the number of trading days in the month in which a Partnership engaged in trading operations or utilized the trading advice of the Trading Advisor bears to the total number of trading days in the month. If a Management Agreement is terminated on a date other than the end of a calendar month, the management fee described above will be determined as if such date were the end of a month, but such fee will be prorated based on the ratio by which the number of trading days in the month through the date of termination bears to the total number of trading days in the month.

     (b) Incentive Fee. Each Partnership will pay its Trading Advisor a monthly incentive fee equal to 20% of Trading Profits experienced by the Partnership as of the end of each calendar month. "Trading Profits" is defined to mean net futures interests trading profits (realized and unrealized) earned on a Partnership's Net Assets, decreased by monthly management fees, brokerage fees, and any transaction fees and costs not included in the brokerage fees (under the current Customer Agreements with the Commodity Brokers, the brokerage fees include all transaction fees and costs); with such Trading Profits and items of decrease determined from the end of the last calendar month in which an incentive fee was earned by the Trading Advisor or, if no incentive fee has been earned previously by the Trading Advisor, from the date that the Partnership commenced trading, to the end of the month as of which such incentive fee calculation is being made. Extraordinary expenses of the Partnership, if any, will not be deducted in determining Trading Profits. No incentive fees will be paid on interest earned by any Partnership.

     If any payment of incentive fees is made to a Trading Advisor on account of Trading Profits and such Trading Advisor thereafter fails to earn Trading Profits or experiences losses for any subsequent incentive period, the Trading Advisor will be entitled to retain such amounts of incentive fees previously paid to the Trading Advisor in respect of such Trading Profits. However, no subsequent incentive fees will be payable to the Trading Advisor until the Partnership has again earned Trading Profits; provided, however, that if the Partnership's Net Assets are reduced or increased because of redemptions or additions that occur at the end of or subsequent to an incentive period in which the Trading Advisor experiences a futures interests trading loss, the trading loss for that incentive period which must be recovered before the Trading Advisor will be deemed to experience Trading Profits will be equal to the amount determined by (x) dividing the Partnership's Net Assets after such increase or decrease by the Partnership's Net Assets immediately before such increase or decrease, and (y) multiplying that fraction by the amount of the unrecovered futures interests trading loss experienced in the month prior to such increase or decrease. In the event that the Partnership experiences a futures interests trading loss in more than one month without the payment of an intervening incentive fee and the Partnership's Net Assets are increased or reduced in more than one such month because of redemptions or additions, then an adjustment to the trading loss for each such month will be made in accordance with the formula described above and such increased or reduced amount of futures interests trading loss will be carried forward and used to offset subsequent futures interests trading profits.

     Thus, for example, if a Trading Advisor earned Trading Profits of $5,000,000 for the period ended September 30, 1998, the Trading Advisor would receive an incentive fee of $1,000,000 for that period. If, however, the Trading Advisor experiences realized and/or unrealized trading losses, or fees offset trading profits, so as to result in a $500,000 loss for the period ended October 31, 1998, no incentive fee will be paid to the Trading Advisor for that period. If the Trading Advisor is to earn an incentive fee for the following period ending November 30, 1998, the Trading Advisor will have to earn Trading Profits exceeding $500,000 for that period, since the incentive fee is payable based upon Trading Profits measured from the last period for which an incentive fee was paid (i.e., September 30), and not from the immediately preceding period. For the period ended November 30, 1998, Trading Profits would be equal to the amount of profits in excess of $500,000. The Trading Advisor would receive an incentive fee for such period equal to 20% of such Trading Profits. (The foregoing example assumes no redemptions or additional purchases of Units during the periods in question, which would require adjustments as described above.)

     2. COMMODITY BROKERS

     (a) Brokerage Fees. Commodity brokerage fees for futures interests trades are often paid on the completion or liquidation of a trade and are referred to as "roundturn commissions," which cover both the initial purchase (or sale) of a futures interest and the subsequent offsetting sale (or purchase). However, pursuant to the Customer Agreements with the Commodity Brokers, the Partnerships will not pay commodity brokerage commissions on a per-trade basis, but rather will pay DWR a monthly flat-rate brokerage fee based on their Net Assets. This fee will be 1/12 of 7% of the Partnership's Net Assets as of the first day of each month (a 7% annual rate). DWR will receive such brokerage fees, irrespective of the number of trades executed on a Partnership's behalf.

     From the flat-rate brokerage fees received by it, DWR will pay or reimburse the Partnerships for all fees and costs of CFI for executing trades by the Partnerships, including floor brokerage fees, exchange fees, clearinghouse fees, NFA fees, "give up" fees, any taxes (other than income taxes), any third party clearing costs incurred by CFI, costs associated with taking delivery of futures interests, and fees for execution of forward contract transactions. DWR will also pay, from the flat-rate brokerage fee received from each Partnership, the ordinary administrative and Continuing Offering expenses of each Partnership. Ordinary administrative expenses include legal, accounting and auditing expenses, printing and mailing expenses, and filing fees incurred in preparing reports, notices and tax information to Limited Partners and regulatory bodies. Continuing Offering expenses include the cost of legal, accounting and auditing fees, printing costs, solicitation and marketing costs and other related fees and expenses.

     Such payments to DWR are compensation, in part, for the risks of organizing the Partnerships and conducting the initial and continuing offerings. Specifically, DWR will pay all of the costs incurred in connection with the organization of the Partnerships and the Initial Offering of Units (estimated to be $1,000,000 in the aggregate), and will pay the costs of the Continuing Offering. The Partnerships will not reimburse DWR for any such organization and offering costs, and while DWR may recoup such costs from the brokerage fees paid by each Partnership, the Partnerships will not be liable for any such costs at any time. Additionally, the General Partner, an affiliate of DWR, provides ongoing services to the Partnerships, which include evaluating, retaining, monitoring and terminating Trading Advisors for the Partnerships and administering the redemption and exchange of Units. Such fee also enables DWR to compensate its employees, MS & Co. and any other Additional Sellers who provide continuing services to Limited Partners to whom they have sold Units. See "The Commodity Brokers--Brokerage Arrangements" and "Plan of Distribution."

     While each Partnership pays a flat-rate brokerage fee, rather than "roundturn commissions" on each trade, it is estimated, based upon each Trading Advisor's historical trading, that such flat-rate brokerage fees would translate into roundturn commissions ranging from approximately $35-50 for each Partnership. NO REPRESENTATION OR WARRANTY IS MADE AS TO THE ACCURACY OF THE FOREGOING ESTIMATE, AS IT IS ENTIRELY DEPENDENT ON THE NUMBER OF TRANSACTIONS EFFECTED BY THE TRADING ADVISOR FOR EACH PARTNERSHIP.

     (b) Financial Benefits. DWR and CFI may benefit from the interest crediting arrangements and possible compensating balance treatment in connection with its designation of a bank or banks in which the Partnerships' assets are deposited. See "Investment Programs, Use of Proceeds and Trading Policies."

3. EXTRAORDINARY EXPENSES

     Each Partnership is obligated to pay any extraordinary expenses it may incur. Extraordinary expenses will be determined in accordance with generally accepted accounting principles, which generally include events that are both unusual in nature and occur infrequently.

4. EXPENSE LIMITATIONS

     No increase in any of the management, incentive or brokerage fees payable by a Partnership may take effect until the first business day following a Redemption Date, provided that: (i) notice of such increase is mailed to each Limited Partner in such Partnership at least five business days prior to the last date on which a "Request for Redemption" must be received by the General Partner with respect to the applicable Redemption Date; (ii) such notice describes the redemption and voting rights of Limited Partners; and (iii) Limited Partners redeeming Units at the first Redemption Date following such notice will not be subject to any redemption charges. Notwithstanding the foregoing, in accordance with guidelines applied by certain state securities regulators (see "Glossary--Blue Sky Glossary"), each Partnership's fees and expenses are subject to the following limits: (a) the aggregate of (i) the management fees payable by the Partnership, and (ii) the Partnership's customary and routine administrative expenses (other than commodity brokerage commissions or fees, transaction fees and costs, incentive fees, legal and auditing fees and expenses, and extraordinary expenses), shall not exceed 1/2 of 1% of the Partnership's Net Assets per month, or 6% of the Partnership's Net Assets annually; (b) the incentive fee payable by the Partnership to a Trading Advisor shall not exceed 15% of the Partnership's Trading Profits, provided that such incentive fee may be increased by 2% for each 1% by which the aggregate fees and expenses described in clause (a) of this sentence are below the 6% of Net Assets annual limit thereon (e.g., if such fees and expenses are limited to 3% of Net Assets, the maximum incentive fee payable may be increased to 21%); (c) if the Partnership were to pay roundturn brokerage commissions, such brokerage commissions (excluding transaction fees and costs) payable by the Partnership to any commodity broker for the Partnership shall not exceed 80% of such commodity broker's published non-member rates for speculative accounts; and (d) the aggregate of (i) the brokerage commissions or fees payable by the Partnership to any commodity broker for the Partnership, (ii) any transaction fees and costs payable by the Partnership, and (iii) the net excess interest and compensating balance benefits to any commodity broker for the Partnership (after crediting the Partnership with interest) shall not exceed 14% annually of the Partnership's average month-end Net Assets during such calendar year. The General Partner or an affiliate thereof will pay any fees and expenses in excess of any such limits.

REDEMPTION CHARGES TO LIMITED PARTNERS

     Persons who have been Limited Partners in a Charter Series Partnership for more than six months may redeem all or part of their Units at any month-end in the manner described in this Prospectus.

     Subject to certain exceptions, Units redeemed on or prior to the last day of the twelfth month after such Units were purchased will be subject to a redemption charge equal to 2% of the Net Asset Value of a Unit on the Redemption Date (as defined below). Units redeemed after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month after which such Units were purchased will be subject to a redemption charge equal to 1% of the Net Asset Value of a Unit on the Redemption Date. Units redeemed after the last day of the twenty-fourth month after which such Units were purchased will not be subject to a redemption charge. The foregoing redemption charges will be paid to DWR. For a more detailed discussion, including exceptions to such charges, see "Redemptions."

BREAK-EVEN ANALYSIS

     Based upon the Net Asset Value per Unit of $10 at the Initial Closing, each Partnership must earn estimated net trading profits (after taking into account estimated interest income based upon current rates of 5%) of 4.2% of its average annual Net Assets in order to offset Partnership expenses, and 6.2% to offset Partnership expenses and the 2% redemption charge if Units are redeemed at the end of the first year of investment. This assumes that a Trading Advisor's gross profits equal expenses and interest income is greater than the redemption fee, such that no incentive fees are earned by the Trading Advisor.

     Based upon the Net Asset Value per Unit of $10 at the Initial Closing, each Partnership must earn estimated net trading profits of $0.62 per Unit in order for a Limited Partner to recoup its initial investment upon redemption of a Unit at the end of one year after payment by a Partnership of its expenses and payment of the 2% redemption charge (as calculated below).

                                                                             CHARTER    CHARTER    CHARTER
                                                                             GRAHAM     MILLBURN   WELTON
                                                                             -------    -------    -------
                                                                                $          $          $
Selling Price per Unit(1)..................................................   10.00      10.00      10.00
Management Fee(2)..........................................................     .20        .20        .20
Brokerage Fee(3)...........................................................     .70        .70        .70
Less Interest Income(4)....................................................    (.48)      (.48)      (.48)
Redemption Fee(5)..........................................................     .20        .20        .20
Incentive Fee(6)...........................................................      --         --         --
Amount of Trading Income Required for a Limited Partner to Recoup its
  Investment at the End of One Year........................................     .62        .62        .62
Percentage of Selling Price per Unit.......................................     6.2%       6.2%       6.2%

------------
Notes

(1) Units are offered for sale at the Initial Closing at $10 per Unit. Units that remain unsold following the Initial Closing will be offered for sale at Monthly Closings held as of the last day of each month at a purchase price equal to 100% of the Net Asset Value of the Unit at the close of business as of the date of the Monthly Closing.

(2) Monthly management fees are equal to 1/12 of 2% (a 2% annual rate) of Net Assets on the first day of each month.

(3) The brokerage fee is a flat-rate monthly fee of 1/12 of 7% (a 7% annual rate) of Net Assets as of the first day of the month. Such fee covers all brokerage fees and transaction fees and costs (including "give up" and transfer fees).

(4) DWR will credit each Partnership with interest income at month-end at the rate earned by DWR on its U.S. Treasury bill investments with customer segregated funds as if 100% of each Partnership's average daily funds (including cash and securities) held in such Partnership's account with DWR during the month were invested in U.S. Treasury bills at such rate. In addition, DWR will credit each Partnership with 100% of the interest income DWR receives from CFI with respect to such Partnership's assets deposited as margin with CFI. For purposes of the break-even calculation, it was estimated that approximately 80% of each Partnership's average daily funds maintained in trading accounts will be on deposit with DWR and earn interest income at a rate of approximately 5%, and that approximately 20% of each Partnership's average daily funds maintained in trading accounts will be on deposit with CFI and generate interest income at a rate of approximately 4%.

(5) Units redeemed at the end of one year from the date of purchase are subject to a 2% redemption charge.

(6) Incentive fees are assumed to be zero because (i) interest income is greater than the redemption fee and (ii) each Trading Advisor's trading profits equal expenses.

     The General Partner will furnish to each Limited Partner a monthly statement describing the performance of each Partnership and setting forth, among other things, aggregate management and incentive fees, brokerage fees, and extraordinary expenses, if any, incurred or accrued by each Partnership during the month and certain other information concerning the Net Asset Value of a Unit of each Partnership. See "The Limited Partnership Agreements--Reports to Limited Partners."

           INVESTMENT PROGRAMS, USE OF PROCEEDS AND TRADING POLICIES

     Each Partnership was formed to engage primarily in the speculative trading of futures and forward contracts, options on futures contracts and on physical commodities, and other commodity interests, including foreign currencies, financial instruments, precious and industrial metals, energy products, and agriculturals (collectively, "futures interests"). The entire proceeds of the Initial Offering and Continuing Offering received by each Partnership from the sale of its Units and the continuing capital contributions of the General Partner to each Partnership will be deposited in separate commodity trading accounts established by DWR and CFI for the Trading Advisors for each Partnership. All of the funds in a Partnership's trading accounts will be used to engage in futures interests trading pursuant to instructions provided by the Trading Advisor. DWR will transfer Partnership funds to CFI to margin futures interests trades effected with and through CFI as clearing broker and foreign currency forward counterparty for each Partnership. Each Partnership's margin commitments with respect to its U.S. commodity futures positions are anticipated to range between 10% and 40% of Net Assets, although in certain circumstances, a Partnership's margin levels could deviate substantially from that range in the future. See "Risk Factors--Risks Relating to Futures Interests Trading and the Futures Interests Markets--Futures Interests Trading is Highly Leveraged." The Partnerships' assets held by DWR and CFI will be segregated or secured in accordance with the CEAct and CFTC regulations. The Partnerships' trading on various United States futures exchanges is subject to CFTC regulation and the rules of the applicable exchanges. The Partnerships' trading on foreign futures exchanges is subject to regulation by foreign regulatory authorities and the rules of the applicable exchange. The Partnerships may each trade different types of futures interests, on both domestic and foreign markets. The Partnerships may trade on the following foreign futures exchanges: the Deutsche Terminborse, the Hong Kong Futures Exchange Ltd., the International Petroleum Exchange of London, the Italian Derivatives Market, the London International Financial Futures Exchange Ltd., the London Metals Exchange, the Marche a Terme International de France, the London Securities and Derivatives Exchange, the MEFF Renta Fija, the MEFF Renta Variable, the Montreal Exchange, the Singapore International Monetary Exchange, the New Zealand Futures and Options Exchange, the Swiss Options and Financial Futures Exchange A.G., the Sydney Futures Exchange, the Tokyo Grain Exchange, the Tokyo International Futures Exchange, the Tokyo Stock Exchange and the Winnipeg Commodity Exchange. From time to time the Partnerships may trade on other foreign exchanges. From time to time in connection with foreign futures and options contracts, the Partnerships' assets may be deposited in accounts with non-United States banks and foreign brokers which are segregated on the books of such banks or brokers for the benefit of CFI customers. All such non-United States banks and foreign brokers will be qualified depositories pursuant to relevant CFTC Advisories. Such non-United States banks will be subject to the local bank regulatory authorities, and the foreign brokers will be members of the exchanges on which the futures and option trades are to be executed and will be subject to the regulatory authorities in the jurisdictions in which they operate. The protections provided by such foreign regulatory authorities may differ significantly from those provided by United States regulators. See "Risk Factors--Risks Relating to Futures Interests Trading and the Futures Interests Markets--Special Risks Associated with Forward Trading" and "--Special Risks Associated with Trading on Foreign Exchanges."

     The Trading Advisor for each Partnership is obligated to invest in accordance with the trading policies applicable to such Partnership. These trading policies provide, among other things, that a Trading Advisor may commit as margin up to, but no more than, a certain percentage of funds under management.

     DWR will credit each Partnership with interest income at each month-end at the rate earned by DWR on its U.S. Treasury bill investments with customer segregated funds as if 100% of each Partnership's average daily funds (including cash and securities) held in such Partnership's account with DWR during the month were invested in U.S. Treasury bills at such rate. In addition, DWR will credit each Partnership with 100% of the interest income DWR receives from CFI with respect to such Partnership's assets deposited as margin with CFI. It is anticipated that approximately 80% of each Partnership's average daily funds maintained in trading accounts will be on deposit with DWR and that approximately 20% of each Partnership's average daily funds maintained in trading accounts will be on deposit with CFI, although such percentages will vary from time to time. DWR and CFI will retain any interest earned in excess of the interest paid by DWR to the Partnerships. To the extent that the assets of each Partnership are held in non-interest-bearing bank accounts, DWR and CFI or their affiliates may benefit from compensating balance treatment in connection with their designation of a bank or banks in which the Partnerships' assets are deposited, i.e., DWR and CFI or their affiliates may receive favorable loan rates from such bank or banks by reason of such deposits. While it is anticipated that such compensating balance benefits will exceed the interest credited to each Partnership, it is estimated that they should not exceed 4% of each Partnership's annual average Net Assets after such credits. To the extent that such excess interest and compensating balance benefits to DWR and CFI or their affiliates exceed the interest DWR is obligated to credit to the Partnerships, they will not be shared with the Partnerships. Notwithstanding the foregoing, the aggregate of (i) brokerage fees payable by a Partnership, and (ii) the net excess interest and compensating balance benefits to DWR and CFI or their affiliates (after crediting the Partnership with interest as described above) cannot exceed 14% annually of a Partnership's average month-end Net Assets during each calendar year.

     The assets of the Partnerships are not commingled with the assets of one another or any other entity. Margin deposits and deposits of assets with a commodity broker do not constitute commingling.

INVESTMENT PROGRAMS OF EACH CHARTER SERIES PARTNERSHIP


     The Charter Series, a series of related managed futures funds, offers the investor a choice of managed futures funds, each with a different Trading Advisor and trading approach. The Charter Series presently consists of three Delaware limited partnerships organized pursuant to the form of Limited Partnership Agreement attached hereto as Exhibit A. Demeter is the general partner and commodity pool operator ("CPO") of each Partnership. See "The General Partner."


     The investment objective of each Partnership is capital appreciation of its assets through speculative trading in futures interests.

     The selection of the Trading Advisor for each Partnership was based on a review of each Trading Advisor's trading programs, experience and trading performance, including the level of volatility in performance experienced by each Trading Advisor in the past. Although these factors are obtained from past trading performance, the General Partner believes such factors have some value in evaluating the potential trading success of a Trading Advisor; however, future performance may be completely different. See "Risk Factors" and "The Futures, Options and Forwards Markets." THE GENERAL PARTNER IS NOT PREDICTING OR GUARANTEEING ANY LEVEL OF PERFORMANCE OR RISK BY ANY PARTNERSHIP. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

MORGAN STANLEY DEAN WITTER CHARTER GRAHAM L.P.

     The Trading Advisor for Morgan Stanley Dean Witter Charter Graham L. P. ("Charter Graham") is Graham Capital Management, L.P. ("GCM").


     GCM is a Delaware limited partnership formed in 1994 and is registered as a commodity trading advisor ("CTA") and CPO with the CFTC and is a member of the NFA in such capacities. The assets of Charter Graham will initially be traded pursuant to GCM's Global Diversified Program at 1.5 times the leverage it normally applies for such program. Margin requirements over time normally are expected to average about 15% to 20% of equity for accounts traded pursuant to the Global Diversified Program; thus, margin requirements for Charter Graham over time are expected to average about 20% to 30% of Charter Graham's Net Assets. The Global Diversified Program has been traded since July 1994, and relies primarily on computerized trading models to participate in approximately 70 global markets. Subject to the prior approval of the General Partner, GCM may, at any time, trade some or all of the Partnership's assets among one or more of GCM's other programs and/or GCM's discretionary trading approach, and at an increased or reduced rate of leverage. As of July 31, 1998, GCM was managing approximately $330 million of client assets pursuant to the Global Diversified Program (notional funds included) and approximately $465 million in all of its programs (notional funds included).


     A full description of GCM, its principals and trading programs is included in "The Trading Advisors--Morgan Stanley Dean Witter Charter Graham L.P." Read "The Trading Advisors" carefully before you decide to invest. See "Risk Factors--Risks Relating to the Partnerships and the Offering of Units--Past Performance Not Necessarily Indicative of Future Results."

MORGAN STANLEY DEAN WITTER CHARTER MILLBURN L.P.

     The Trading Advisor for Morgan Stanley Dean Witter Charter Millburn L.P. ("Charter Millburn") is Millburn Ridgefield Corporation ("MRC").


     MRC is a Delaware corporation formed in 1982 and is registered as a CTA and CPO with the CFTC and is a member of the NFA in such capacities. The assets of Charter Millburn will initially be traded pursuant to MRC's Diversified Portfolio, which has been traded since February 1971, and which trades a portfolio of approximately 50 markets in the following sectors: currencies, precious and industrial metals, debt instruments, stock indices, agricultural commodities and energy. Subject to the prior approval of the General Partner, MRC may, at any time, trade some or all of the Partnership's assets among one or more of MRC's other programs. As of July 31, 1998, MRC was managing approximately $394 million of client assets pursuant to the Diversified Portfolio (notional funds excluded) and approximately $700 million in all of its programs (notional funds excluded).


     A full description of MRC, its principals and trading programs is included in "The Trading Advisors--Morgan Stanley Dean Witter Charter Millburn L.P." Read "The Trading Advisors" carefully before you decide to invest. See "Risk Factors--Risks Relating to the Partnerships and the Offering of Units--Past Performance Not Necessarily Indicative of Future Results."

MORGAN STANLEY DEAN WITTER CHARTER WELTON L.P.

     The Trading Advisor for Morgan Stanley Dean Witter Charter Welton L.P. ("Charter Welton") is Welton Investment Corporation ("WIC").


     WIC is a Delaware corporation which was merged from a California corporation which was originally formed in 1988, and is registered as a CTA and CPO with the CFTC and is a member of the NFA in such capacities. The assets of Charter Welton will initially be traded pursuant to WIC's Diversified Portfolio, which has been traded since April 1992, and which relies primarily on exposure to a wide spectrum of futures markets. Subject to the prior approval of the General Partner, WIC may, at any time, trade some or all of the Partnership's assets among one or more of WIC's other programs and portfolios. As of July 31, 1998, WIC was managing approximately $137 million (notional funds excluded) of client assets pursuant to its Diversified Portfolio and approximately $163 million (notional funds excluded) in all of its programs.



     A full description of WIC, its principals and trading programs and portfolios is included in "The Trading Advisors--Morgan Stanley Dean Witter Charter Welton L.P." Read "The Trading Advisors" carefully before you decide to invest. See "Risk Factors--Risks Relating to the Partnerships and the Offering of Units--Past Performance Not Necessarily Indicative of Future Results."


     Each Partnership conducts its business separately and independent of the other Partnerships.

ADDITIONAL PARTNERSHIPS

     In the future, additional partnerships may be added to the Charter Series and units of limited partnership interest of such partnerships may be offered pursuant to an updated version of, or supplement to, this Prospectus. Such partnerships will each have a different Trading Advisor and may have substantially different trading approaches or fee structures. A Limited Partner should carefully review such updated version of or supplement to this Prospectus describing any such partnership before making the decision to purchase units of any such partnership.

TRADING POLICIES

     Each Partnership requires its Trading Advisor to manage the Partnership's funds in accordance with trading policies set forth in its Limited Partnership Agreement. The trading policies for each Partnership are as follows:

         1. The Trading Advisor will trade only in those futures interests that have been approved by the General Partner. The Partnership normally will not establish new positions in a futures interest for any one contract month or option if such additional positions would result in a net long or short position for that futures interest requiring as margin or premium more than 15% of the Partnership's Net Assets.

         2. The Partnership will not acquire additional positions in any futures interest if such additional positions would result in the aggregate net long or short positions for all futures interests requiring as margin or premium for all outstanding positions more than 66 2/3% of the Partnership's Net Assets. Under certain market conditions, such as an abrupt increase in margins required by a commodity exchange or its clearinghouse or an inability to liquidate open positions because of daily price fluctuation limits, or both, the Partnership may be required to commit as margin amounts in excess of the foregoing limit. In such event, the Trading Advisor will reduce its open positions to comply with the foregoing limit before initiating new positions.

         3. The Partnership will trade currencies and other commodities in the interbank and forward contract markets only with banks, brokers, dealers, and other financial institutions which the General Partner, in conjunction with DWR, has determined to be creditworthy. In determining the creditworthiness of a counterparty to a forward contract, the General Partner and DWR will consult with the Corporate Credit Department of DWR.

         4. The Trading Advisor will not generally take a position after the first notice day in any futures interest during the delivery month of that futures interest, except to match trades to close out a position on the interbank foreign currency or other forward markets or liquidate trades in a limit market.

         5. The Partnership will not employ the trading technique commonly known as "pyramiding," in which the speculator uses unrealized profits on existing positions in a given futures interest due to favorable price movement as margin specifically to buy or sell additional positions in the same or a related futures interest. Taking into account the Partnership's open trade equity on existing positions in determining generally whether to acquire additional futures interest positions on behalf of the Partnership will not be considered to constitute "pyramiding."

         6. The Partnership will not under any circumstances lend money to affiliates or otherwise. The Partnership will not utilize borrowings except if the Partnership purchases or takes delivery of commodities. If the Partnership borrows money from the General Partner or any affiliate thereof, the lending entity in such case (the "Lender") may not receive interest in excess of its interest costs, nor may the Lender receive interest in excess of the amounts which would be charged the Partnership (without reference to the General Partner's financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose, nor may the Lender or any affiliate thereof receive any points or other financing charges or fees regardless of the amount. Use of lines of credit in connection with its forward trading does not, however, constitute borrowing for purposes of this trading limitation.

         7. The Partnership will not permit "churning" of the Partnership's assets.

         8. The Partnership will not purchase, sell, or trade securities (except securities approved by the CFTC for investment of customer funds). The Partnership may, however, trade in futures contracts on securities and securities indexes, options on such futures contracts, and other commodity options.

     Material changes to the Trading Policies described above may be made only with the prior written approval of Limited Partners owning more than 50% of Units then outstanding. The General Partner will notify the Limited Partners within seven business days after any material change in the Partnership's Trading Policies so approved by the Limited Partners.

     The Trading Policies above are applicable to the three Partnerships offering Units hereby. In the future, new partnerships added to the Charter Series may have substantially different trading policies. There is no obligation on the part of any new partnership of the Charter Series to conform its trading policies to those set forth above.

                                 CAPITALIZATION

     The following table sets forth the capitalization of each Partnership as of the date of this Prospectus and the pro forma capitalization of each Partnership adjusted to reflect (i) the proceeds (at the initial offering price of $10 per Unit) from the sale during the Initial Offering Period of the minimum number of Units of each Partnership (400,000) and the maximum number of Units of each Partnership (3,000,000) offered by this Prospectus, and (ii) the capital contribution required of the General Partner based on such capitalization of each Partnership. There will be no difference insofar as sharing of profits and losses are concerned between Units of Limited Partnership Interest and Units of General Partnership Interest.

                                                                              PRO FORMA(1)
                                                                    --------------------------------
                                                                       SALE OF            SALE OF
                                                   OUTSTANDING      MINIMUM UNITS      MAXIMUM UNITS
                                                   -----------      -------------      -------------
                                                        $                 $                  $
        Charter Graham
        Limited Partnership Interest (2)........        10             4,000,000         30,000,000
        General Partnership Interest (3)........        10                41,000            304,000
        Charter Millburn
        Limited Partnership Interest (2)........        10             4,000,000         30,000,000
        General Partnership Interest (3)........        10                41,000            304,000
        Charter Welton
        Limited Partnership Interest (2)........        10             4,000,000         30,000,000
        General Partnership Interest (3)........        10                41,000            304,000

------------

(1) The pro forma amounts shown assume that all Units are sold at the initial offering price of $10 per Unit. Subsequent to the Initial Closing, unsold Units will be offered on a continuing basis at Monthly Closings for sale at a price equal to 100% of the Net Asset Value of a Unit as of the close of business on the date of such Monthly Closing. The actual proceeds from such sale will depend upon the Net Asset Value per Unit at the time of sale.

(2) The $10 Limited Partnership Interests shown as outstanding represent the interests of Mark J. Hawley (President and a Director of the General Partner) acquired by him as the initial Limited Partner of each Partnership; each such interest was acquired in order to permit each Partnership to be organized as a limited partnership under the Partnership Act. At the Initial Closing, each such interest will be redeemed and $10 will be returned to the initial Limited Partner.

(3) The $10 General Partnership Interests shown as outstanding reflect the initial capital contribution to each Partnership by the General Partner to permit each Partnership to be organized as a limited partnership under the Partnership Act. The General Partner has agreed to contribute to each Partnership, in $1,000 increments at each Closing, an additional amount in cash as is necessary to make the General Partner's capital contribution at least equal to the greater of (a) 1% of aggregate capital contributions to the Partnership (including the General Partner's contribution) and (b) $25,000. Such additional contributions by the General Partner need not exceed the amount described above and shall be evidenced by Units of General Partnership Interest, each of which will have a Net Asset Value per Unit equal to that of each Partnership's Net Asset Value per Unit at the date of such Closing. Under certain conditions and where modification will not adversely affect the interests of Limited Partners, the General Partner's minimum investment requirements may be modified by the General Partner at its option without notice to or the consent of the Limited Partners.

                              THE GENERAL PARTNER

     The general partner and commodity pool operator of each Partnership is Demeter Management Corporation, a Delaware corporation formed on August 18, 1977 to act as a CPO ("Demeter" or the "General Partner"). Effective in 1977, the General Partner became registered with the CFTC as a CPO and is currently a member of the NFA in such capacity. The General Partner's main business office is located at Two World Trade Center, 62nd Floor, New York, New York 10048, telephone (212) 392-8899. The General Partner, DWR and MS & Co. are wholly-owned subsidiaries of Morgan Stanley Dean Witter & Co. ("MSDW"), which is a publicly-owned company. MSDW, DWR, and the General Partner each may be deemed to be a "parent" and "promoter" of the Partnerships within the meaning of the federal securities laws.


     The General Partner is or has been the general partner and CPO for 30 other commodity pools--Dean Witter Reynolds Commodity Partners ("Commodity Partners"), Columbia Futures Fund ("Columbia"), Dean Witter Cornerstone Fund I ("Cornerstone I"), Dean Witter Cornerstone Fund II ("Cornerstone II"), Dean Witter Cornerstone Fund III ("Cornerstone III"), Dean Witter Cornerstone Fund IV ("Cornerstone IV"), Dean Witter Diversified Futures Fund Limited Partnership ("Diversified"), Dean Witter Multi-Market Portfolio, L.P. (formerly Dean Witter Principal Guaranteed Fund L.P.) ("Multi-Market"), Dean Witter Diversified Futures Fund II L.P. ("Diversified II"), Dean Witter Principal Guaranteed Fund II L.P. ("Principal Guaranteed Fund II"), Dean Witter Principal Guaranteed Fund III L.P. ("Principal Guaranteed Fund III"), Dean Witter Principal Plus Fund L.P. (including Dean Witter Principal Plus Fund Management L.P., an affiliated pool, "Principal Plus"), Dean Witter Diversified Futures Fund III L.P. ("Diversified III"), Dean Witter Portfolio Strategy Fund L.P. (formerly Dean Witter Principal Secured Futures Fund L.P.) ("Portfolio Strategy"), Dean Witter Spectrum Select L.P. (formerly Dean Witter Select Futures Fund L.P.) ("Spectrum Select"), Dean Witter Global Perspective Portfolio L.P. ("Global"), Dean Witter World Currency Fund L.P. ("World Currency"), DWFCM International Access Fund L.P. ("IAF"), Dean Witter Spectrum Strategic L.P. ("Spectrum Strategic"), Dean Witter Spectrum Global Balanced L.P. (formerly Dean Witter Spectrum Balanced L.P.) ("Spectrum Global Balanced"), Dean Witter Spectrum Technical L.P. ("Spectrum Technical"), DWR Chesapeake L.P. ("Chesapeake"), DWR/JWH Futures Fund L.P. ("DWR/JWH"), Morgan Stanley Tangible Asset Fund L.P. ("MSTAF"), and DWR/Market Street Futures Fund L.P. ("Market Street"), plus four other commodity pools which are exempt from certain disclosure requirements pursuant to CFTC Rule 4.7. The General Partner has served in such capacities since the inception of Commodity Partners in February 1981 (until its termination in December 1988), February 1985 for Columbia, the inception of Cornerstone I in December 1983 (until its termination in December 1991), the inception of Cornerstone II and Cornerstone III in December 1983, the inception of Cornerstone IV in December 1986, the inception of Diversified in November 1987, the inception of Multi-Market in April 1988, the inception of Diversified II in September 1988, the inception of Principal Guaranteed Fund II in October 1988, the inception of Principal Guaranteed Fund III in October 1988, the inception of Principal Plus in August 1989, the inception of Diversified III in May 1990, the inception of Portfolio Strategy in August 1990, the inception of Spectrum Select in March 1991, the inception of Global in November 1991, the inception of World Currency in

December 1992, the inception of IAF in October 1993, the inception of each of Spectrum Strategic, Spectrum Global Balanced and Spectrum Technical in April 1994, the inception of Chesapeake in August 1994, the inception of DWR/JWH in November 1995, the inception of MSTAF in July 1997, and the inception of Market Street in January 1998. As of July 31, 1998, the General Partner had, in the aggregate, approximately $1.3 billion in net assets under management, making it one of the largest operators of managed futures funds in the United States. As of July 31, 1998, there were approximately 100,000 investors in the commodity pools managed by Demeter.


     The responsibilities of the General Partner are described under "Fiduciary Responsibility" and "The Limited Partnership Agreements--Management of Partnership Affairs." The General Partner receives no compensation for its services to the Partnerships (however, the General Partner shares office space, equipment and staff with DWR, which receives brokerage fees from the Partnerships, as described under "Description of Charges--Charges to Each Partnership--2. Commodity Brokers,"). Under each Limited Partnership Agreement, the General Partner is required to maintain its net worth at an amount not less than 10% of the total contributions to each Partnership by all the Partners thereof (including the General Partner's contribution) and to any other limited partnership for which it acts as a general partner by all partners. In addition to its current capitalization and exclusive of its anticipated investment in the Partnerships, the General Partner will increase its net worth from time to time as may be required as additional Limited Partners are admitted to the Partnerships or otherwise. MSDW has contributed to the General Partner additional capital necessary to permit the General Partner to meet its net worth obligations as General Partner of each Partnership and intends to continue to do so. Under certain conditions and where modifications will not adversely affect the interests of Limited Partners, the General Partner's minimum net worth requirements may be modified by the General Partner at its option without notice to or the consent of the Limited Partners. See "Capitalization."

     In this connection, as reflected, respectively, in MSDW's 1997 Annual Report and Form 10-Q for the quarter ended May 31, 1998, MSDW had total shareholders' equity of $13,956 million and total assets of $302,287 million as of November 30, 1997 (audited), and total shareholders' equity of $13,825 million and total assets of $380,665 million as of May 31, 1998 (unaudited). Additional financial information regarding MSDW is included in the financial statements filed as part of such Annual Report and Form 10-Q. MSDW will provide to investors, upon request, copies of its most recent Forms 10-K, 10-Q and 8-K, as filed from time to time with the SEC. Such reports will be available for review or copying at the offices of the SEC, 450 Fifth Street, N.W., Room 1024, Judiciary Plaza, Washington, D.C. 20549 or will be available at no charge by writing to MSDW at 1585 Broadway, New York, New York 10036 (Attn: Investor Relations).

DIRECTORS AND OFFICERS OF THE GENERAL PARTNER

     Richard M. DeMartini, age 45, is the Chairman of the Board and a Director of the General Partner. Mr. DeMartini is also Chairman of the Board and a Director of Dean Witter Futures & Currency Management Inc. ("DWFCM"). Mr. DeMartini is president and chief operating officer of DWR's Individual Asset Management Group. He was named to this position in May of 1997 and is responsible for Dean Witter InterCapital, Van Kampen American Capital, insurance services, managed futures, unit trust, investment consulting services, Dean Witter Realty, and NOVUS Financial Corporation. Mr. DeMartini is a member of the MSDW management committee, a director of the InterCapital funds, a trustee of the TCW/DW funds and a trustee of the Van Kampen American Capital and Morgan Stanley retail funds. Mr. DeMartini has been with DWR his entire career, joining the firm in 1975 as an financial advisor. He served as a branch manager, regional director, and national sales director, before being appointed president and chief operating officer of the Dean Witter Consumer Markets. In 1988 he was named president and chief operating officer of Sears' Consumer Banking Division and in January 1989 he became president and chief operating officer of Dean Witter Capital. Mr. DeMartini has served as chairman of the board of the Nasdaq Stock Market, Inc. and vice chairman of the board of the National Association of Securities Dealers, Inc. A native of San Francisco, Mr. DeMartini holds a bachelor's degree in marketing from San Diego State University.

     Mark J. Hawley, age 55, is President and a Director of the General Partner. Mr. Hawley is also President and a Director of DWFCM. Mr. Hawley joined DWR in February 1989 as Senior Vice President and is currently the Executive Vice President and Director of DWR's Product Management for Individual Asset Management. In this capacity, Mr. Hawley is responsible for directing the activities of the firm's Managed Futures, Insurance, and Unit Investment Trust Business. From 1978 to 1989, Mr. Hawley was a member of the senior management team at Heinold Asset Management, Inc., a CPO, and was responsible for a variety of projects in public futures funds. From 1972 to 1978, Mr. Hawley was a Vice President in charge of institutional block trading for the Mid-West at Kuhn Loeb & Company.

     Lawrence Volpe, age 51, is a Director of the General Partner and DWFCM. Mr. Volpe joined DWR as a Senior Vice President and Controller in September 1983. In May 1998 Mr. Volpe began taking on special assignments for DWR and relinquishing certain day-to-day responsibilities. From July 1979 to September 1983, he was associated with E.F. Hutton & Company Inc. and prior to his departure, held the positions of First Vice President and Assistant Controller. From 1970 to July 1979, he served as audit manager in the financial services division of Arthur Andersen & Co.

     Joseph G. Siniscalchi, age 53, is a Director of the General Partner. Mr. Siniscalchi joined DWR in July 1984 as a First Vice President, Director of General Accounting. He is currently Senior Vice President and Controller of the Financial Markets Division of DWR. From February 1980 to July 1984, Mr. Siniscalchi was Director of Internal Audit at Lehman Brothers Kuhn Loeb, Inc.

     Edward C. Oelsner III, age 56, is a Director of the General Partner. Mr. Oelsner is currently an Executive Vice President and head of the Product Development Group at Dean Witter InterCapital Inc., an affiliate of DWR. Mr. Oelsner joined DWR in 1981 as a Managing Director in DWR's Investment Banking Department specializing in coverage of regulated industries and, subsequently, served as head of the DWR Retail Products Group. Prior to joining DWR, Mr. Oelsner held positions at The First Boston Corporation as a member of the Research and Investment Banking Departments from 1967 to 1981. Mr. Oelsner received his M.B.A. in Finance from the Columbia University Graduate School of Business in 1966 and an A.B. in Politics from Princeton University in 1964. Mr. Oelsner joined DWR in March 1981 as a Managing Director in the Corporate Finance Department. He currently manages DWR's Retail Products Group within the Corporate Finance Department. While Mr. Oelsner has extensive experience in the securities industry, he has no experience in futures interests trading.

     Robert E. Murray, age 37, is a Director of the General Partner. Mr. Murray is also a Director of DWFCM. Mr. Murray is currently a Senior Vice President of DWR's Managed Futures Department and is the Senior Administrative Officer of DWFCM. Mr. Murray began his career at DWR in 1984 and is currently the Director of the Managed Futures Department. In this capacity, Mr. Murray is responsible for overseeing all aspects of the firm's Managed Futures Department. Mr. Murray currently serves as a Director of the Managed Funds Association, an industry association for investment professionals in futures, hedge funds and other alternative investments. Mr. Murray graduated from Geneseo State University in May 1983 with a B.A. degree in Finance.

     Lewis A. Raibley, III, age 36, is Vice President and Chief Financial Officer of the General Partner. Mr. Raibley is currently Senior Vice President and Controller in the Individual Asset Management Group of MSDW. From July 1997 to May 1998, Mr. Raibley served as Senior Vice President and Director in the Internal Reporting Department of MSDW and prior to that, from 1992 to 1997, he served as Senior Vice President and Director in the Financial Reporting and Policy Division of Dean Witter Discover & Co. ("DWD"). He has been with DWD and its affiliates since June 1986.

     The General Partner and its officers and directors may, from time to time, trade futures interests for their own proprietary accounts. The records of trading in such accounts will not be made available to Limited Partners for inspection.

     The General Partner has agreed to make capital contributions to each Partnership as needed to make the General Partner's capital contribution at least equal to the greater of (a) 1% of aggregate capital contributions to the Partnership by all Partners (including the General Partner's contribution) and
(b) $25,000. The General Partner and its principals are not obligated to purchase Units but may do so.

DESCRIPTION AND PERFORMANCE INFORMATION OF COMMODITY POOLS OPERATED BY THE GENERAL PARTNER

     The following table sets forth summary information for the 24 other commodity pools (other than the four pools exempt from disclosure under CFTC Rule 4.7) operated to date by Demeter, fourteen of which employ one trading advisor and ten of which employ more than one trading advisor, for which Demeter serves as general partner. In the context of a pool with only one trading advisor, Demeter performs general monitoring of the trading advisor and administrative services. Generally, in the context of pools with more than one trading advisor, in addition to providing general monitoring and administrative services, Demeter provides asset allocation strategies in the selection and replacement of trading advisors as well as in the allocation of assets to such advisors.

     While each of these commodity pools has essentially the same objective (appreciation of assets through speculative trading), the structure (including fees and interest income arrangements) and performance of these pools varies widely. For example, certain pools employ only one trading advisor while others employ more than one trading advisor (several pools employ two to four trading advisors and some have employed more than ten trading advisors at the same time). Certain pools are so-called "principal protection pools," offering an assurance of principal return at a date certain. The performance records of these pools include several pools that have traded unprofitably, including four pools that have terminated trading due to losses; other pools that have not incurred losses, but have not achieved significant profits; and certain pools that have performed well over time.


     All summary performance information is current as of July 31, 1998. Performance information is set forth for the most recent five full years of each pool, or in the event that a pool has been trading for less than five years, performance information is set forth from the inception of trading. Rate of return information prior to January 1, 1993 has not been included for pools that have been trading for more than five years in accordance with CFTC regulations. In reviewing the following summary performance information, prospective investors should understand that (i) such performance is calculated on the accrual basis in accordance with generally accepted accounting principles and is "net" of all fees and charges, and (ii) a more complete presentation of the performance of the futures funds operated or managed by the General Partner and/or its affiliates is available without charge upon request to the General Partner.


     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS AND MATERIAL DIFFERENCES EXIST BETWEEN THE COMMODITY POOLS DESCRIBED HEREIN AND THE PARTNERSHIPS. THERE CAN BE NO ASSURANCE THAT THE PARTNERSHIPS WILL PERFORM IN A MANNER COMPARABLE TO ANY OF THE COMMODITY POOLS DESCRIBED BELOW OR THAT THE PARTNERSHIPS WOULD HAVE DONE SO IN THE PAST. INVESTORS SHOULD ALSO NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL'S TOTAL INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED OR UNREALIZED LOSSES FROM COMMODITY TRADING.
                            ------------------------

     Prospective investors should note that the performance records of the commodity pools operated by the General Partner are set forth in summary form herein. A more detailed presentation of such performance information will be provided to any prospective investor upon request and without charge.
                            ------------------------
        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                         DEMETER MANAGEMENT CORPORATION
 CAPSULE SUMMARY OF PERFORMANCE INFORMATION REGARDING COMMODITY POOLS OPERATED (EXCEPT AS OTHERWISE INDICATED, BEGINNING JANUARY 1, 1993 THROUGH JULY 31, 1998

                                                                                          CURRENT        CURRENT        CUMULATIVE
                                                                                           TOTAL        NET ASSET         RETURN
                                           START        CLOSE          AGGREGATE         NET ASSET      VALUE PER          SINCE
          FUND TYPE/FUND(1)               DATE(2)      DATE(3)      SUBSCRIPTION(4)      VALUE(5)        UNIT(6)       INCEPTION(7)
--------------------------------------    --------     --------     ---------------     -----------     ----------     -------------
                                                                           $                 $              $                %
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
DWR Commodity Partners                    Jan-81       Dec-88           9,648,397           739,757        488.29           (51.37)
Columbia Futures Fund(11)                 Jul-83       N/A             29,276,299        10,066,174      3,102.31           216.56
DW Diversified Futures Fund L.P.(11)      Apr-88       N/A            206,815,107       116,617,857        930.32           268.87
DW Multi-Market Portfolio L.265)          Sep-88       N/A            252,526,000         9,265,490      1,047.69             4.77
DW Diversifed Futures Fund II L.P.        Jan-89       N/A             13,210,576         9,834,005      2,453.94           145.39
DW Diversifed Futures Fund III L.P.       Nov-90       N/A            126,815,755        59,520,967      1,542.55            54.26
DW Portfolio Strategy Fund L.P.(11)       Feb-91       N/A            143,522,564       117,321,818      2,211.30           121.13
DWFCM International Access Fund L.P.      Mar-94       N/A             68,115,440        41,189,146      1,346.03            34.60
DW Spectrum Global Balanced L.P.          Nov-94       N/A             38,459,672        35,587,528         14.11            41.10
Morgan Stanley Tangible Asset Fund        Jan-98       N/A             40,943,079        32,131,454          7.85           (21.50)
PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
DW Cornerstone Fund I(11)                 Jan-85       Dec-91          19,122,276           281,303        456.80           (53.15)
DW Cornerstone Fund II(11)                Jan-85       N/A             65,634,484        30,038,471      3,836.58           293.50
DW Cornerstone Fund III(11)               Jan-85       N/A            137,132,763        40,582,587      3,111.49           219.13
DW Cornerstone Fund IV(11)                May-87       N/A            168,001,173       124,621,995      4,903.84           402.96
DW Spectrum Select L.P.                   Aug-91       N/A            209,210,780       158,597,376         20.43           104.30
DW Global Perspective Portfolio L.P.      Mar-92       N/A             67,424,535        17,285,057        871.96           (12.80)
DW World Currency Fund L.P.               Apr-93       N/A            114,945,830        28,911,706      1,001.69             0.17
DW Spectrum Strategic L.P.                Nov-94       N/A             82,796,118        50,215,608          8.46           (15.40)
DW Spectrum Technical L.P.                Nov-94       N/A            215,855,927       208,613,659         14.19            41.90
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR WITH "PRINCIPAL PROTECTION"
DW Principal Guaranteed Fund III L.P.     Jul-89       Sep-95         126,263,000         7,022,437      1,000.00             0.00
DW Principal Plus Fund L.P.(11)           Feb-90       N/A            109,013,535        50,039,306      1,771.44            77.14
PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITH "PRINCIPAL PROTECTION"
DW Principal Guaranteed Fund II L.P.      Mar-89       Mar-96         162,203,303         4,966,449      1,056.55             5.66
PRIVATELY-OFFERED FUNDS WITH ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
DWR Chesapeake L.P.                       Nov-94       N/A             19,935,096        20,601,482      2,049.61           104.96
DWR/JWH Futures Fund L.P.                 Feb-96       N/A             26,435,024        21,997,333      1,078.98             7.90


                                           WORST         WORST PEAK-              COMPOUND ANNUAL RATES OF RETURN(10)
                                         MONTHLY %        TO-VALLEY       ----------------------------------------------------
          FUND TYPE/FUND(1)             DRAWDOWN(8)      DRAWDOWN(9)        1998          1997           1996          1995
--------------------------------------  ------------     ------------     ---------     ---------     ----------     ---------
                                             %                %               %             %             %              %
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
DWR Commodity Partners                     (34.48)            (64.23)
                                             7/88         4/86-12/88
Columbia Futures Fund(11)                  (17.54)            (42.58)          9.59         22.60          19.09         28.21
                                             4/86          7/83-9/85      (7 months)
DW Diversified Futures Fund L.P.(11)       (12.85)            (24.86)         (8.84)        11.96          (2.66)        (4.56)
                                             5/90          5/95-6/96      (7 months)
DW Multi-Market Portfolio L.265)           (13.26)            (29.84)         (8.23)        13.28          (6.76)        (6.37)
                                             2/96          5/95-6/96      (7 months)
DW Diversifed Futures Fund II L.P.         (13.41)            (25.62)         (8.59)        11.28          (4.83)        (2.90)
                                             8/89          5/95-6/96      (7 months)
DW Diversifed Futures Fund III L.P.        (13.62)            (27.00)         (8.84)        12.29          (4.73)        (4.02)
                                             1/92          5/95-6/96      (7 months)
DW Portfolio Strategy Fund L.P.(11)        (14.40)            (25.65)         (6.83)
                                             1/92          1/92-4/92      (7 months)
DWFCM International Access Fund L.P.       (12.87)            (22.84)         (9.19)        26.22           3.97         21.88
                                             1/95          8/94-1/95      (7 months)
DW Spectrum Global Balanced L.P.            (7.92)            (10.64)          2.62         18.23          (3.65)        22.79
                                             2/96          2/96-5/96      (7 months)
Morgan Stanley Tangible Asset Fund          (6.87)            (17.18)        (21.50)
                                             5/98          2/98-6/98      (7 months)
PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
DW Cornerstone Fund I(11)                  (20.88)            (64.47)
                                             8/91          4/86-8/91
DW Cornerstone Fund II(11)                 (11.74)            (32.70)          3.00         18.05          11.47         26.50
                                             9/89         7/88-10/89      (7 months)
DW Cornerstone Fund III(11)                (18.28)            (32.35)          3.94         10.24           8.24         27.50
                                             2/89         2/89-10/89      (7 months)
DW Cornerstone Fund IV(11)                 (21.04)            (45.21)         10.56         38.41          12.97         22.96
                                             9/89          7/89-9/89      (7 months)
DW Spectrum Select L.P.                    (13.72)            (26.77)         (2.01)         6.22           5.27         23.62
                                             1/92          6/95-8/96      (7 months)
DW Global Perspective Portfolio L.P.        (8.55)            (40.90)         (9.85)        11.16           9.26         16.76
                                             2/96          8/93-1/95      (7 months)
DW World Currency Fund L.P.                 (9.68)            (46.04)          0.79         39.35          12.97          2.02
                                             5/95          8/93-1/95      (7 months)
DW Spectrum Strategic L.P.                 (11.06)            (32.10)        (21.01)         0.37          (3.53)        10.49
                                             4/98          4/97-7/98      (7 months)
DW Spectrum Technical L.P.                  (6.39)             (8.27)         (3.01)         7.49          18.35         17.59
                                             2/96          3/97-5/97      (7 months)
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR WITH "PRINCIPAL PROTECTION"
DW Principal Guaranteed Fund III L.P.      (13.98)            (30.93)                                                     5.21
                                             1/92          5/90-4/92                                                 (9 months)
DW Principal Plus Fund L.P.(11)             (7.48)            (13.08)          3.74         15.39          (5.28)        17.98
                                             2/96          2/96-5/96      (7 months)
PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITH "PRINCIPAL PROTECTION"
DW Principal Guaranteed Fund II L.P.        (5.62)            (14.69)                                       1.00          7.30
                                             1/91          8/89-4/92
PRIVATELY-OFFERED FUNDS WITH ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
DWR Chesapeake L.P.                        (16.14)            (17.80)         19.32         15.38          15.23         15.80
                                             7/96          5/96-7/96      (7 months)
DWR/JWH Futures Fund L.P.                   (8.49)            (19.66)        (19.66)        13.66          18.17
                                             5/97          1/98-7/98      (7 months)                  (11 months)

          FUND TYPE/FUND(1)                1994          1993
--------------------------------------  ----------     ---------
                                            %              %
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
DWR Commodity Partners

Columbia Futures Fund(11)                    (5.75)        14.36

DW Diversified Futures Fund L.P.(11)          7.68          6.65

DW Multi-Market Portfolio L.265)              2.66          8.65

DW Diversifed Futures Fund II L.P.            5.41          7.35

DW Diversifed Futures Fund III L.P.           5.89          7.58

DW Portfolio Strategy Fund L.P.(11)

DWFCM International Access Fund L.P.         (7.32)
                                        (10 months)
DW Spectrum Global Balanced L.P.             (1.70)
                                         (2 months)
Morgan Stanley Tangible Asset Fund

PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
DW Cornerstone Fund I(11)

DW Cornerstone Fund II(11)                   (8.93)         7.81

DW Cornerstone Fund III(11)                 (10.04)        (4.78)

DW Cornerstone Fund IV(11)                  (14.27)        (9.12)

DW Spectrum Select L.P.                      (5.12)        41.62

DW Global Perspective Portfolio L.P.        (31.62)        (4.67)

DW World Currency Fund L.P.                 (25.13)       (17.35)
                                                       (9 months)
DW Spectrum Strategic L.P.                    0.10
                                         (2 months)
DW Spectrum Technical L.P.                   (2.20)
                                         (2 months)
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR WITH "PRINCIPAL PROTECTION"
DW Principal Guaranteed Fund III L.P.         1.08          5.37

DW Principal Plus Fund L.P.(11)              (8.61)        11.55

PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITH "PRINCIPAL PROTECTION"
DW Principal Guaranteed Fund II L.P.         (8.12)         9.74

PRIVATELY-OFFERED FUNDS WITH ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
DWR Chesapeake L.P.                          11.57
                                         (2 months)
DWR/JWH Futures Fund L.P.


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

FOOTNOTES TO DEMETER MANAGEMENT CORPORATION PERFORMANCE INFORMATION


1. Each pool is identified by certain of the following classifications. Funds that are "publicly-offered" are pools offered to the public pursuant to registration in accordance with the requirements of the Securities Act of 1933, as amended. The General Partner also serves as general partner and/or commodity pool operator to seven "privately-offered" funds, which are pools offered in private placements exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder. Performance information for four of such privately-offered funds is not provided, consistent with CFTC Rule 4.7, and a fifth fund had not commenced trading as of July 31, 1998. Funds with more than one advisor are pools the assets of which are managed by more than one commodity trading advisor but are not "multi-advisor pools" within the meaning of CFTC Rule 4.10(d)(2). (The CFTC defines a multi-advisor pool as one in which no advisor is allocated or intended to be allocated more than 25% of the pool's assets available for trading.) Funds with "principal protection" are pools with an investment feature whereby investors are guaranteed to receive back at least the amount that they originally invested at a date certain in the future (generally 5 to 7 years after the date of subscription). Funds without "principal protection" are pools in which there is no guarantee of an investor's investment. None of the privately-offered pools has a principal protection feature.


2.  "Start Date" is the month and year in which the pool commenced operations.

3. "Close Date" is the month and year in which the pool liquidated its assets and ceased to do business.

4. "Aggregate Subscriptions" is the aggregate of all amounts ever contributed to the pool, including investments which were subsequently redeemed by investors.


5. "Current Total Net Asset Value" is the net asset value of the pool as of July 31, 1998, or, in the case of liquidated pools, the net asset value of the pool on the date of liquidation.



6. "Current Net Asset Value Per Unit" is the Current Total Net Asset Value divided by the total number of units outstanding as of July 31, 1998, or, in the case of liquidated pools, the net asset value per unit on the date of liquidation.



7. "Cumulative Return Since Inception" is the percentage increase or decrease in the net asset value of a unit from inception through July 31, 1998, or, in the case of liquidated pools, from inception through the date of liquidation.


8. "Drawdown" means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. "Drawdown" is measured on the basis of monthly returns only, and does not reflect intra-month figures. The month in which the worst monthly drawdown occurred during the history of the pool is set forth under "Worst Monthly % Drawdown."

9. "Peak-to-Valley Drawdown" is the largest percentage decline in the net asset value per unit over the history of the fund. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive ones. "Peak-to-Valley Drawdown" represents the greatest percentage decline from any month-end net asset value per unit which occurs without such month-end net asset value per unit being equaled or exceeded as of a subsequent month-end. For example, if the net asset value per unit of a particular pool declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a "peak-to-valley drawdown" analysis conducted as of the end of April would consider that "drawdown" to be still continuing and to be $3 in amount, whereas if the net asset value per unit had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level. The months during which the worst peak-to-valley drawdown occurred are set forth under "Worst Peak-to-Valley Drawdown."

10. "Compound Annual Rates of Return" are calculated in respect of each year by multiplying on a compound basis each of the monthly rates of return during the year (not shown), and not by adding or averaging such monthly rates of return. For the year in which a pool commenced operations and for 1998, "Compound Annual Rates of Return" reflect the compounded monthly rates of return (not shown) from the Start Date for, or the beginning of, such partial year.


11. Columbia was a publicly-offered fund with more than one advisor from its inception in July 1983 through January 1988, at which point it was changed to a publicly-offered fund with one advisor. Diversified's net asset value per unit was revalued from $3,964.23 to $1,000.00 after the close of business on August 31, 1995. All investors in Diversified prior to August 31, 1995 had their units increased by a corresponding amount to reflect this revaluation, and all return calculations in the table have been adjusted accordingly. Multi-Market, formerly named Dean Witter Principal Guaranteed Fund L.P., was a publicly-offered fund with more than one advisor with principal protection from its inception in September 1988 through September 30, 1993, at which point it was changed to a publicly-offered fund with one advisor without principal protection. Portfolio Strategy, formerly named Dean Witter Principal Secured Futures Fund L.P., was a publicly-offered fund with one advisor with principal protection from its inception in February 1991 through July 31, 1996, at which point it was changed to a publicly-offered fund with one advisor without principal protection. Spectrum Global Balanced was formerly named Spectrum Balanced. Spectrum Select was formerly named Select Futures Fund; each unit of Select Futures Fund was converted into 100 units of Spectrum Select on April 30, 1998, with a corresponding revaluation of net asset value per unit from $2,008.20 to $20.08. Subscriptions for interests in Cornerstone II, Cornerstone III, and Cornerstone IV included an up-front 7.625% of net asset value selling commission and continuing offering expense charge until sales to new investors were terminated on September 30, 1994. Because sales occurred through the year and, therefore, the amount of the net asset value-based charge varied among investors, it was not practicable to include the up-front charge in determining the Cornerstone Funds' annual returns for the years 1993 and 1994. The performance record of Principal Plus includes the performance of Dean Witter Principal Plus Fund Management L.P., an affiliated pool.

                      THE TRADING ADVISORS/MONEY MANAGERS

INTRODUCTION


     A Partnership's ability to succeed depends largely on the success of the trading approaches utilized by its trading advisor (each, a "Trading Advisor" or "Money Manager," and collectively, the "Trading Advisors" or "Money Managers"). Over time, the Trading Advisor selected for a Partnership may change and a Trading Advisor may make substantial modifications to its trading program regarding the markets to be traded, the weights to be applied to such markets, and the methods of execution employed. However, a Trading Advisor may not materially alter the systematic approach of a trading program without the prior written consent of the General Partner. The following is a brief description of general approaches used in trading futures interests, followed by specific information relating to the Trading Advisor of each Partnership.


     A Trading Advisor's registration with the CFTC or its membership in the NFA should not be taken as an indication that any such agency has recommended or approved the Trading Advisor.

     The Trading Advisors and their principals have no affiliation with any futures commission merchant, introducing broker or principal thereof, and do not and will not participate in brokerage commissions, directly or indirectly.

GENERAL DESCRIPTION OF TRADING APPROACHES

     SYSTEMATIC AND DISCRETIONARY. Trading advisors may be classified as either systematic or discretionary.

     A systematic trader will generally rely to some degree on judgmental decisions concerning, for example, what markets to follow and futures interests to trade, when to liquidate a position in a contract which is about to expire and how large a position to take in a particular futures interest. However, although these judgmental decisions may have a substantial effect on a systematic Trading Advisor's performance, his primary reliance is on trading programs or models which generate trading signals. The systems utilized to generate trading signals are changed from time to time (although generally infrequently), but the trading instructions generated by the systems being used are followed without significant additional analysis or interpretation. On the other hand, while discretionary traders may utilize market charts, computer programs and compilations of quantifiable fundamental information to assist them in making trading decisions, they make trading decisions on the basis of their own judgment and trading experience, not on the basis of trading signals generated by any program or model.

     Each approach involves certain inherent risks. Systematic traders may fail to capitalize on market trends which their systems would otherwise have exploited due to judgmental decisions made by them in the context of applying their generally mechanical trading systems. Discretionary traders, on the other hand, may decide to make trades which would not have been signaled by a trading system and which result in substantial losses. Furthermore, any trading system or trader may suffer substantial losses by misjudging the market. Systematic traders tend to rely more on computerized programs than do discretionary traders, and some consider the prospect of disciplined trading, which largely removes the emotion of the individual trader from the trading process, advantageous. In addition, due to their use of computers, systematic traders are generally able to incorporate more data into a particular trading decision than can discretionary traders. However, when fundamental factors dominate the market, trading systems may suffer rapid and severe losses due to their inability to respond to such factors until the reversal of trading signals, by which time a precipitous price change may already be in progress, preventing liquidation at anything but substantial losses.

     TECHNICAL AND FUNDAMENTAL ANALYSIS. In addition to being distinguished from one another by the criterion of whether they trade systematically or on the basis of their discretionary evaluations of the markets, Trading Advisors are also distinguished as relying on either "technical" or "fundamental" analysis, or on a combination of the two. Systematic traders tend to rely on technical analysis, because the data relevant to such analysis is more susceptible to being isolated and quantified to the extent necessary to be successfully incorporated into a program or mathematical model than is most "fundamental" information, but there is no inconsistency in attempting to trade systematically on the basis of fundamental analysis. The fundamental information which can be evaluated by a formalized trading system is, however, limited to some extent in that it generally must be quantifiable in order to be processed by such a system.

     Technical analysis is not based on anticipated supply and demand factors; instead, it is based on the theory that the study of the futures markets themselves will provide a means of anticipating prices in the future. Technical analysis operates on the theory that market prices at any given point in time reflect all known factors affecting the supply and demand for a particular commodity. Consequently, technical analysis focuses not on evaluating those factors directly but on an analysis of market prices themselves, theorizing that a detailed analysis of, among other things, actual daily, weekly and monthly price fluctuations, volume variations and changes in open interest is the most effective means of attempting to predict the future course of price movements.

     Fundamental analysis, in contrast, is based on the study of factors external to the trading markets that affect the supply and demand of a particular commodity in an attempt to predict future price levels. Such factors might include weather, the economy of a particular country, government policies, domestic and foreign political and economic events, and changing trade prospects. Fundamental analysis theorizes that by monitoring relevant supply and demand factors for a particular commodity, a state of current or potential disequilibrium of market conditions may be identified that has yet to be reflected in the price level of that commodity. Fundamental analysis assumes that markets are imperfect, that information is not instantaneously assimilated or disseminated and that econometric models can be constructed that generate equilibrium prices that may indicate that current prices are inconsistent with underlying economic conditions and will, accordingly, change in the future.

     TREND-FOLLOWING. "Trend-following" Trading Advisors gear their trading approaches towards positioning themselves to take advantage of major price movements, as opposed to traders who seek to achieve overall profitability by making numerous small profits on short-term trades, or through arbitrage techniques. "Trend-following" Trading Advisors assume that most of their trades will be unprofitable. Their objective is to make a few large profits, more than offsetting their more numerous but smaller losses, from capitalizing on major trends. Consequently, during periods when no major price trends develop in a market, a "trend-following" Trading Advisor is likely to incur substantial losses.

     RISK CONTROL TECHNIQUES. As will be apparent from the following descriptions of the respective Trading Advisors' trading programs, an important aspect of any speculative futures strategy relates to the control of losses, not only the ability to identify profitable trades. Unless it is possible to avoid major drawdowns, it is very difficult to achieve long-term profitability.

     Trading Advisors often adopt fairly rigid "risk management" or "money management" principles. Such principles typically restrict the size of positions which will be taken, as well as establishing "stop-loss" points at which losing positions must be liquidated. It is important for prospective investors to recognize that no risk control technique is "fail safe" and cannot, in fact, assure that major drawdowns will be avoided. Not only do estimates of market volatility themselves require judgmental input, but market illiquidity also can make it impossible for an account to liquidate a position against which the market is moving strongly, whatever risk management principles are utilized. Similarly, unless a "trend-following" Trading Advisor trades profitably, the losses incurred in the course of taking an initial position in a futures interest can quickly cumulate into a major drawdown. A Trading Advisor's risk management principles should, accordingly, be seen more as a discipline applied to its trading in highly speculative markets, rather than as an effective protection against loss.

     Not only are some methods proprietary and confidential, but they are also continually evolving. Prospective investors and Limited Partners will generally not be informed of a change in a Trading Advisor's trading approach, unless the General Partner is informed of such change and considers such change to be material.

     In addition to the continually changing character of trading methods, the futures interests markets themselves are continually changing. Each Trading Advisor may, in its sole discretion, elect to trade certain futures interests to the exclusion of others in its programs, depending upon the Trading Advisor's view of the markets.


THE TRADING ADVISORS/MONEY MANAGERS


     The following contains the biographies of the principals and brief summaries of trading programs of the Trading Advisor initially selected, and other trading programs which may be employed in the future, for each Partnership. The success of each Partnership is dependent upon the success of its Trading Advisor in its trading for the Partnership. In terms of attempting to reach an investment decision regarding the purchase of Units in any Partnership, however, it is difficult to know how to assess Trading Advisor descriptions, as trading methods are proprietary and confidential. Over time the Trading Advisor selected for a Partnership may change, and a Trading Advisor may make substantial modifications to its trading programs.

     The following descriptions of the Trading Advisors, their respective trading programs and their respective principals are general and are not intended to be exhaustive. No attempt has been or could be made to provide a precise description of any Trading Advisor's trading program. Furthermore, certain Trading Advisors may have chosen to refer to specific aspects of their trading programs, which aspects may also be applicable to other Trading Advisors which did not choose to make specific reference to these aspects of their own trading approaches. As a consequence, contrasts in the following descriptions may not, in fact, indicate a substantive difference between the different approaches involved. The General Partner believes that the following descriptions may be of interest to prospective investors. However, investors must be aware of the inherent limitations of such descriptions.

     FUTURES INTERESTS TRADING IS SPECULATIVE AND VOLATILE AND INVOLVES A HIGH DEGREE OF RISK. THERE CAN BE NO ASSURANCE THAT ANY TRADING ADVISOR WILL TRADE PROFITABLY OR AVOID SUBSTANTIAL LOSSES.

MORGAN STANLEY DEAN WITTER CHARTER GRAHAM L.P.

     The Trading Advisor for Charter Graham is Graham Capital Management, L.P. ("GCM"). GCM is a Delaware limited partnership which was organized in May 1994. GCM's main business address is Stamford Harbor Park, 333 Ludlow Street, Stamford, Connecticut 06902. GCM has been registered with the CFTC as a CPO and CTA since July 1994 and is a member of the NFA in such capacities. GCM is not affiliated with the General Partner, the Commodity Brokers, or any other Trading Advisor.

     Certain key personnel of GCM are as follows:

     Mr. Kenneth G. Tropin is the President, the founder, and a principal of GCM. As President of GCM, Mr. Tropin is responsible for the investment management strategies of the organization. He has developed GCM's trading programs.

     Prior to organizing GCM, Mr. Tropin served as President, Chief Executive Officer and as a Director of John W. Henry & Co. Inc. ("JWH") from March 1989 to September 1993. Mr. Tropin was formerly Senior Vice President and Director of Managed Futures and Precious Metals at DWR. He joined DWR from Shearson in February 1982 to run DWR's Managed Futures Department, and in October 1984 Mr. Tropin assumed responsibility for Dean Witter Precious Metals as well. In November 1984, Mr. Tropin was appointed President of Demeter.

     In February 1986, Mr. Tropin was instrumental in the foundation of the Managed Futures Trade Association ("MFTA"), a non-profit managed futures industry association. Mr. Tropin was elected Chairman of the MFTA in March 1986 and held this position until 1991. In June 1987, Mr. Tropin was appointed President of DWFCM, an affiliate of DWR. As President and Chief Executive Officer of JWH, Mr. Tropin was responsible for the management and administration of JWH as well as the management of its trading activities. In addition to his responsibilities as President and Chief Executive Officer of JWH, Mr. Tropin was President and Chief Executive Officer of JWH Investment Advisory Services Inc. and was also the Chairman of Global Capital Management, a British Virgin Islands company. Mr. Tropin also served as Chairman of the Managed Funds Association in 1991 and 1992, the successor organization to the Managed Futures Trade Association and the National Association of Futures Trading Advisors.


     Mr. Tropin is the President and sole shareholder of KGT, Inc., a Delaware corporation that is the general partner of GCM. Mr. Tropin also is the principal investor in KGT Investment Partners L.P., a Delaware limited partnership that is the limited partner of GCM and of which KGT, Inc. is also a general partner.


     Mr. Thomas Schneider is an Executive Vice President, the Chief Trader, and a principal of GCM. Mr. Schneider is responsible for managing GCM's trading operations, including order execution, policies and procedures, and maintaining relationships with independent executing brokers and FCMs.

     Mr. Schneider graduated from the University of Notre Dame in 1983 with a BBA in Finance, and received his MBA from the University of Texas at Austin. From June 1985 through September 1993, Mr. Schneider was employed by ELM Financial, Inc. ("ELM"), a commodity trading advisor in Dallas, Texas. While employed at ELM, Mr. Schneider held positions of increasing responsibility and was ultimately Chief Trader, Vice President and principal of ELM, responsible for 24 hour trading execution, compliance and accounting. In January 1994, Mr. Schneider began working as Chief Trader for Chang Crowell Management Corporation, a commodity trading advisor in Norwalk, Connecticut. He was responsible for streamlining operations for more efficient order execution, and for maintaining and developing relationships with over 15 FCMs on a global basis. In addition to his responsibilities as Chief Trader, Mr. Schneider serves on the Board of the New York Futures

Exchange, has served on the MFA's Trading and Markets committee, and has been an NFA arbitrator since 1989.

     Mr. Robert Griffith is a Senior Vice President, the Chief Technology Officer, and a principal of GCM, and is responsible for the management of all technology resources. Mr. Griffith is in charge of the day-to-day administration of GCM's trading systems and the management of its database of price information on more than 100 markets. Mr. Griffith assists Mr. Tropin in numerous research initiatives as well as various administrative responsibilities. Prior to joining GCM, Mr. Griffith's Veridical Methods, Inc. provided computer programming and consulting services to such firms as GE Capital, Lehman Brothers and Morgan Guaranty Trust. He received his BBA in Management Information systems from the University of Iowa.

     Mr. Thomas K. Sullivan is a Vice President, the Director of Research, and a principal of GCM. Mr. Sullivan is responsible for GCM's research activities, including portfolio management, asset allocation, trading system development, as well as policies and procedures. Prior to joining GCM in March 1997, Mr. Sullivan was a Senior Portfolio Manager for RXR, Inc. and a member of the firm's Management Team. He also served on RXR's Investment Policy Committee. Mr. Sullivan directed the investment and research activity for the firm and was responsible for portfolio management and strategy implementation. Before joining RXR in 1988, Mr. Sullivan worked as a trading floor specialist for Floor Broker Associates and Freeburg Futures, members of the New York Commodity Exchange. Mr. Sullivan graduated from Miami University of Ohio in 1983 with a BS in economics and international business.

     Mr. Anthony Bryla, C.P.A., is a Vice President, the Controller, and a principal of GCM, and is responsible for the management of all accounting and finance activities at GCM. Mr. Bryla is in charge of the daily and monthly performance reporting, company accounting, treasury functions, as well as policies and procedures. Prior to joining GCM in September 1995, Mr. Bryla was an Assistant Accounting Manager at OMR Systems Corp., where he provided back-office and accounting services for such clients as Merrill Lynch and Chase Manhattan Bank, and held positions of increasing responsibility since February 1989. Mr. Bryla is a member of the New Jersey Society of C.P.A.'s and graduated from Rutgers University with a BA in Business Administration in 1982.

     Mr. Paul Sedlack is a Vice President, the General Counsel, and a principal of GCM, and is responsible for legal and compliance matters. Mr. Sedlack began his career at the law firm of Coudert Brothers in New York in 1986 and was resident in Coudert's Singapore office from 1988 to 1989. Prior to joining GCM in June 1998, Mr. Sedlack was a partner at the law firm of McDermott, Will & Emery in New York, focusing on securities and commodities laws pertaining to the investment management and related industries. Mr. Sedlack received a J.D. from Cornell Law School and an MBA in Finance and BS in Engineering from State University of New York at Buffalo.

     Mr. Kevin O'Connor is a Vice President, Senior Trader, and principal of GCM. Mr. O'Connor is a senior member of the trading staff responsible for executing trades in accordance with GCM's five systems, and works closely with Mr. Schneider in managing the firm's daily trading operations. Prior to joining GCM, from June 1992 until June 1995, Mr. O'Connor was a Vice President and Controller for Luck Trading Company, a commodity trading advisor in New York City. From January 1981 until June 1992, Mr. O'Connor was a Controller and Senior Trader for Futures Investment Company, a commodity trading advisor based in Greenwich, CT. Mr. O'Connor graduated from Providence College in 1980 with a BS in Accounting.

     Dr. Shawn X. Deng is a quantitative research analyst and works in conjunction with other members of GCM's research staff on investment strategies, technology, and software development. Prior to joining GCM in October 1996, Dr. Deng was a senior software engineer at AutoLogic Information Technology, Inc., where he implemented client/server management and software release systems. Before he joined AutoLogic, he worked at Online Environs, Inc., where he developed state-of-the-art three-dimensional network browsers. Dr. Deng received his M.Sc. and Ph.D. in mechanical engineering in 1996 from Harvard University, specializing in solid mechanics and finite element analysis. While at Harvard, he was the principal investigator of a research grant for the optimal design, fracture analysis and fatigue life assessment of Boeing 737 aircraft fuselages, and was awarded the DAS Fellowship and the Golden McKay Scholarship. Before attending Harvard, he was co-founder and vice president of Global Computer Consulting Company, Xian, China, which provided traffic, human resource and financial management systems for the city of Xian. Dr. Deng received his B.Eng. in 1987 and M.Eng. in 1990 from Xian Jiaotong University, China, and was the valedictorian of his class.

     Dr. Brian Aldershof is a quantitative research analyst with significant expertise in mathematics and statistics. Prior to joining GCM in May 1997, Dr. Aldershof was a professor of mathematics at Lafayette College in Easton, PA. Dr. Aldershof's research interests center on non-linear stochastic systems, especially genetic algorithms. Dr. Aldershof received his MS
(1990) and Ph.D. (1991) in Statistics from the University of North Carolina at Chapel Hill, where he was a Pogue Fellow. His research in graduate school concerned estimating functionals of probability density functions. During this time, he was a consultant for the RAND Corporation, the Center for Naval Analyses, and the Environmental Protection Agency. Dr. Aldershof received his A.B. (1985) from Middlebury College, where he completed a double major in Mathematics and Psychology.


     Mr. Robert G. Christian, Jr. is a quantitative research analyst with significant experience in non-price based and short-term trading systems. Prior to joining GCM in August 1998, Mr. Christian was associated with Stonebrook Capital Management, Inc., where he focused on research and trading, from July 1997 to August 1998. From June 1995 to August 1998, he also managed his own private trading firm, Modoc Capital Management. From August 1990 to June 1995, Mr. Christian was a Vice President, global technical strategist and proprietary trader for Chase Manhattan Futures Corporation based in New York. Mr. Christian received an M.B.A. in finance from the Stern School of Business at New York University in 1990 and a B.A.S. in Biology and Economics from Stanford University in 1985.



     Mr. Timothy C. Lee is a quantitative research analyst with significant experience in non-price based and short-term trading systems. Prior to joining GCM in August 1998, Mr. Lee directed non-price based trading and research at Stonebrook Capital Management, Inc. from June 1993 to August 1998. From March 1992 to May 1993, Mr. Lee was a quantitative research analyst and proprietary trader for Investment Management Services, Inc., an introducing broker affiliated with Moore Capital Management, Inc. From September 1991 to March 1992, Mr. Lee was a quantitative research analyst and proprietary trader for Moore Capital Management, Inc. From September 1988 to September 1991, Mr. Lee was a proprietary trader and quantitative research analyst for Niederhoffer Investments. Mr. Lee received a B.S. in Operations Research from Columbia University in 1990.


     During the five years preceding the date of this Prospectus, there have been no material administrative, civil or criminal actions, including actions pending, on appeal or concluded, against GCM or its principals.

     GCM and its principals may, from time to time, trade futures interests contracts for their own proprietary accounts. Such trades may or may not be in accordance with the GCM trading programs described below.

Systematic Trading Approach

     GCM primarily relies on technical rather than fundamental information as the basis for its trading decisions. GCM believes that it can over time successfully anticipate market events using its quantitative mathematical models to determine its trading activities, as opposed to attempting to properly forecast price trends using subjective analysis of supply and demand. The primary objective of the trading systems is to establish positions in markets where the price action of a particular market signals the computerized systems used by GCM that a potential trend in prices is occurring. The systems are designed to mathematically analyze the recent trading characteristics of each market and statistically compare such characteristics to the long term historical trading pattern of the particular market. As a result of this analysis, the program will utilize proprietary risk management and trade filter strategies which are intended to enable the system to benefit from sustained price trends while protecting the account from unacceptable levels of risk and volatility exposure.

     GCM generally uses multiple trading systems in managing capital for most clients. These strategies are similar in philosophy but can have significant differences in terms of methodology. GCM expects all of its investment strategies to experience favorable results over time, and believes that the historical analysis of utilizing multiple trading systems indicates that diversifying the management of an investor's capital between the methodologies will enhance performance while reducing volatility and risk.

Discretionary Trading Group

     In February 1998, GCM established the Discretionary Trading Group ("DTG") to trade proprietary capital using a discretionary trading approach. This group generally utilizes fundamental information as well as certain technical data as the basis for its trading strategies. Unlike GCM's computerized trading programs which are wholly based on mathematical models, the discretionary traders rely on their personal judgment to determine which markets to trade, when to enter or exit a position and when to take a profit or loss. Their trading decisions may be based on a fundamental view of the market which can be of either a long or short term time horizon, information flow, technical research, and many other factors. The DTG participates in the global macro markets including foreign exchange, fixed income, futures and cash markets.

     The DTG's performance results will, in general, not be correlated to GCM's other trading programs or other discretionary traders. Each member of the DTG has had several years of experience in discretionary trading prior to joining GCM and has demonstrated historically the ability to generate significant returns with low relative risk.

The GCM Trading Programs


     GCM will initially trade 100% of Charter Graham's assets pursuant to its Global Diversified Program, as described below, at 1.5 times the leverage it normally applies for such program. Margin requirements over time normally are expected to average about 15% to 20% of equity for accounts traded pursuant to the Global Diversified Program; thus, margin requirements for Charter Graham over time are expected to average about 20% to 30% of Charter Graham's Net Assets. Increased leverage will alter risk exposure and may lead to greater profits and losses and trading volatility. See "Risk Factors--Risks Relating to Future Interests Trading and the Futures Interests Markets--Futures Interests Trading is Highly Leveraged." Subject to the prior approval of the General Partner, GCM may, at any time, trade a portion of the Partnership's assets among one or more of GCM's other programs and/or GCM's discretionary trading approach, and at an increased or reduced rate of leverage.



     Markets traded by GCM pursuant to its various programs are described below. Each GCM trading program generally entails a consistent approach to all markets traded by that program. GCM conducts ongoing research regarding expanding the number of markets each program trades to further the objective of portfolio diversification. Particular futures interests markets may be added to, or deleted from, a program at any time without notice. Portfolios may be rebalanced with respect to the weighting of existing markets at any time without notice. Additions, deletions and rebalancing decisions with respect to each program are made based on a variety of factors, including performance, risk, volatility, correlation, liquidity and price action, each of which factors may change at any time.


     Global Diversified Program

     The Global Diversified Program ("GDP") utilizes multiple computerized trading models which are designed to participate in the potential profit opportunities of approximately 70 global markets. This program features broad diversification in both financial and non-financial markets.

     The strategies which are utilized are primarily long term in nature and are intended to generate significant returns over time with low relative risk and volatility characteristics. The computer models on a daily basis analyze the recent price action, the relative strength, and the risk characteristics of each market and compare statistically the quantitative results of this data to years of historical data on each market.


     The GDP will normally have approximately 29% weighting in futures contracts based on short term and long term global interest rates (including U.S. and foreign bonds, notes and Eurodollars), 35% in currency forwards (including major and minor currencies), 7% in stock index futures (including all major indices), 15% in agricultural futures (including grains, meats and softs), 10% in metal futures (including gold, aluminum and copper), and 4% in energy futures (including crude oil and natural gas). The actual weighting and leverage used in each market will change over time due to liquidity, price action, and risk considerations.


     GCM rebalances the weighting of each market in the portfolio on a monthly basis so as to maintain, on a volatility and risk adjusted basis, consistent exposure to each market over time.

     International Financial Program


     The International Financial Program ("IFP") uses multiple proprietary trading systems to manage clients' capital. Unlike GCM's other programs, which emphasize broad participation in markets such as agriculture, metals, energy, livestock, and soft commodities, the IFP concentrates its trading activities in foreign exchange, global interest rates, and stock indices (including the contracts mentioned for these markets under the GDP description above). Although less diversified than GCM's other programs, the IFP emphasizes those financial markets that have historically provided the most consistent profit opportunities to GCM. As a result, the performance of the IFP may vary significantly from GCM's other programs. Additionally, the IFP utilizes a moderately higher degree of leverage than the GDP and may, as a result, experience greater returns and a higher degree of volatility.


     Graham Global FX Program

     The Graham Global FX Program ("GGFX") was developed to meet the investment objectives of institutional clients who wish to participate in the foreign exchange markets utilizing the trading strategies of GCM.

This program uses a lower degree of leverage than the GDP and may, as a result, experience more conservative returns and a lower degree of volatility.

     The GGFX utilizes GCM's computerized models in approximately 20 cross-currency relationships including cross rates in both major and minor world currencies. Virtually all of the program's trading is conducted in 24 interbank currency markets. The program will normally maintain positions in approximately half the markets it follows, and its overall leverage will average from 2:1 to 3:1.

     The GGFX is designed for investors who want specific exposure to systematic currency trading. The GGFX is also used by financial institutions who want to out-source a portion of their proprietary trading. GCM can tailor the leverage and risk/reward objectives of the GGFX to meet the needs of each client.

     Graham Selective Trading Program

     The Graham Selective Trading Program ("GST") was developed in 1997 and utilizes a completely different trading system than other GCM programs. The GST uses a mathematical model to identify certain price patterns which have very specific characteristics indicating that there is a high probability that a significant directional move will occur. Although the system does not trade against the market trend, it is not a true trend-following system inasmuch as it will only participate in very specific types of market moves which meet the very restrictive criteria of the model. As a result, it may frequently not participate in market trends in which virtually all trend-following systems would have a position. The program trades in approximately 57 markets with approximate weighting of 35% in foreign exchange, 30% in global interest rates, 5% in stock index futures, 16% agricultural futures, 11% in metal futures, and 3% in energy futures. Due to the extremely selective criteria of the GST model, the program will normally maintain a neutral position in approximately 60% to 80% of the markets in the portfolio.

     Natural Resource Program

     The Natural Resource Program ("NRP") participates only in potential profit opportunities of production-type commodities. The trading approach is primarily based on the philosophy that production commodities, unlike financial futures, are mean-reverting over time. In GCM's opinion, when commodities such as grains become very expensive relative to their cost of production and their long term historical price level, these markets will eventually experience mean-reversion. Under this scenario, they eventually return to their "normal" price, or even a discount to this level, due to increased production caused by attractive price levels for producers. Conversely, when a commodity becomes very cheap relative to its production cost and long term price history, eventually this commodity will rise in value to its normal price, and potentially a premium over this price, as production diminishes due to low profitability levels for producers.

     GCM believes that the mean reversion process will normally occur over several years in each market as producers increase production to take advantage of prices which are high by historical standards or, alternatively, cut production when prices become too cheap to generate a profit for a producer. These cyclical patterns vary in time and magnitude; however, they can provide excellent profit potential for trading strategies which GCM has specifically designed in an effort to take advantage of market valuations which are unsustainable over time.

     The NRP will participate in several sectors of production-type markets, including grains, livestock, energy, soft commodities, base and precious metals. One of the most significant advantages of the NRP is its lack of performance correlation to other types of managed futures programs or traditional asset classes.

Past Performance of GCM


     Set forth below in Capsules A, B, C, D and E is the past performance history of GCM for client accounts. Capsule A-1 is a pro forma of an account from Capsule A, adjusted for the increased leverage to be employed by GCM for Charter Graham, and also adjusted for the brokerage, management, and incentive fees to be applied to Charter Graham. The footnotes following Capsule E are an integral part of each Capsule.


     INVESTORS ARE CAUTIONED THAT THE PERFORMANCE INFORMATION SET FORTH IN THE FOLLOWING CAPSULE PERFORMANCE SUMMARIES ARE NOT INDICATIVE OF, AND MAY HAVE NO BEARING ON, ANY TRADING RESULTS WHICH MAY BE ATTAINED BY GCM OR CHARTER GRAHAM IN THE FUTURE, SINCE PAST PERFORMANCE IS NOT A GUARANTEE OF FUTURE RESULTS. THERE CAN BE NO ASSURANCE THAT GCM OR THE PARTNERSHIP WILL MAKE ANY PROFITS AT ALL OR WILL BE

ABLE TO AVOID INCURRING SUBSTANTIAL LOSSES. INVESTORS SHOULD ALSO NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL'S TOTAL INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED OR UNREALIZED LOSSES FROM FUTURES INTEREST TRADING.

                                                                       CAPSULE A

                        GRAHAM CAPITAL MANAGEMENT, L.P.
                           GLOBAL DIVERSIFIED PROGRAM


                Name of CTA: Graham Capital Management, L.P.
                Name of program: Global Diversified Program
                Inception of trading by CTA: July 1994
                Inception of trading in program: July 1994
                Number of open accounts: 14
                Aggregate assets overall: $465,000,000
                Aggregate assets in program: $329,608,000
                Largest monthly drawdown: (8.58)% - (6/98)
                Worst peak-to-valley drawdown: (17.56)% - (4/98-7/98) 1998 year-to-date return (7 months): (9.85)%
                1997 annual return: 4.97%
                1996 annual return: 14.14%
                1995 annual return: 23.20%
                1994 annual return (6 months): (3.73)%


                                                                     CAPSULE A-1

                        GRAHAM CAPITAL MANAGEMENT, L.P.
                     PRO FORMA OF AN ACCOUNT FROM CAPSULE A
                           GLOBAL DIVERSIFIED PROGRAM


                Largest monthly drawdown: (11.19)% - (2/96)
                Worst peak-to-valley drawdown: (19.69% - (4/98-7/98) 1998 year-to-date return (7 months): (10.72)%
                1997 annual return: 6.51%
                1996 annual return: 20.80%
                1995 annual return: 32.82%
                1994 annual return (6 months): (5.30)%


                                                                       CAPSULE B

                        GRAHAM CAPITAL MANAGEMENT, L.P.
                        INTERNATIONAL FINANCIAL PROGRAM


                Name of CTA: Graham Capital Management, L.P.
                Name of program: International Financial Program
                Inception of trading by CTA: July 1994
                Inception of trading in program: January 1996
                Number of open accounts: 1
                Aggregate assets overall: $465,000,000
                Aggregate assets in program: $4,633,000
                Largest monthly drawdown: (7.93)% - (6/98)
                Worst peak-to-valley drawdown: (17.16)% - (4/98-7/98) 1998 year-to-date return (7 months): (12.45)%
                1997 annual return: 5.14%
                1996 annual return: 13.98%


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                                                       CAPSULE C
                        GRAHAM CAPITAL MANAGEMENT, L.P.
                            NATURAL RESOURCE PROGRAM


                Name of CTA: Graham Capital Management, L.P.
                Name of program: Natural Resource Program
                Inception of trading by CTA: July 1994
                Inception of trading in program: September 1996
                Number of open accounts: 3
                Aggregate assets overall: $465,000,000
                Aggregate assets in program: $36,313,000
                Largest monthly drawdown: (5.72)% - (10/97)
                Worst peak-to-valley drawdown: (17.54)% - (1/97-11/97) 1998 year-to-date return (7 months): 8.53%
                1997 annual return: (16.30)%
                1996 annual return (4 months): 2.73%


                                                                       CAPSULE D
                        GRAHAM CAPITAL MANAGEMENT, L.P.
                               GLOBAL FX PROGRAM


                Name of CTA: Graham Capital Management, L.P.
                Name of program: Global FX Program
                Inception of trading by CTA: July 1994
                Inception of trading in program: May 1997
                Number of open accounts: 5
                Aggregate assets overall: $465,000,000
                Aggregate assets in program: $25,306,000
                Largest monthly drawdown: (3.58)% - (2/98)
                Worst peak-to-valley drawdown: (8.01)% - (12/97-7/98) 1998 year-to-date return (7 months): (6.31)%
                1997 annual return (8 months): 4.52%


                                                                       CAPSULE E

                        GRAHAM CAPITAL MANAGEMENT, L.P.
                           SELECTIVE TRADING PROGRAM


                Name of CTA: Graham Capital Management, L.P.
                Name of program: Graham Selective Trading Program
                Inception of trading by CTA: July 1994
                Inception of trading in program: September 1997
                Number of open accounts: 1
                Aggregate assets overall: $465,000,000
                Aggregate assets in program: $48,016,000
                Largest monthly drawdown: (3.0)% - (6/98)
                Worst peak-to-valley drawdown: (4.65%) - (3/98-7/98) 1998 year-to-date return (7 months): (2.04)%
                1997 annual return (4 months): 2.11%


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Footnotes to GCM Capsules A, B, C, D and E Performance Summaries

     "Inception of trading by CTA" is the date on which GCM began trading client accounts.

     "Inception of trading in program" is the date on which GCM began trading client accounts pursuant to the program shown.


     "Number of open accounts" is the number of accounts directed by GCM pursuant to the program shown as of July 31, 1998.

     "Aggregate assets overall" is the aggregate amount of assets in accounts under the management of GCM as of July 31, 1998, and includes client and proprietary funds and notional equity. Notional equity represents the additional amount of equity that exceeds the amount of equity actually committed to GCM for management.



     "Aggregate assets in program" is the aggregate amount of assets in the program specified as of July 31, 1998, and includes client and proprietary funds and notional equity.



     "Largest monthly drawdown" is the largest loss experienced in the program in any calendar month during the most recent five calendar years and year-to-date expressed as a percentage of the total equity in the program and includes the month and year of such drawdown.


     "Worst peak-to-valley drawdown" means the greatest cumulative percentage decline in month-end net asset value due to losses sustained during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

     "Annual and year-to-date return" is computed on a compounded monthly basis assuming reinvestment of accrued profits. Rate of Return is computed by reference to total equity in the program. These numbers represent the composite performance of all accounts in the program, not the performance of any specific account.

Footnotes to GCM Capsule A-1 Pro Forma Performance Summary

     Capsule A-1 above reflects pro forma rates of return, which are the result of the General Partner making certain pro forma adjustments to the actual past performance record of a client account managed pursuant to the GDP, the trading program to be employed for Charter Graham by GCM. The pro forma adjustments are an attempt approximately to reflect the brokerage, management and incentive fees, and interest income, and the degree of leverage to be applied for Charter Graham, as opposed to the fees, expenses, and interest income and leverage applicable to the account.

     CAPSULE A-1 MUST BE READ IN CONJUNCTION WITH THE DESCRIPTION OF GCM AND ITS TRADING PROGRAMS ABOVE. FURTHERMORE, PROSPECTIVE INVESTORS MUST BE AWARE THAT PRO FORMA RATES OF RETURN HAVE CERTAIN INHERENT LIMITATIONS: (A) PRO FORMA ADJUSTMENTS ARE ONLY AN APPROXIMATE MEANS OF MODIFYING HISTORICAL RECORDS TO REFLECT CERTAIN ASPECTS OF THE ECONOMIC TERMS OF A NEW COMMODITY POOL, CONSTITUTE NO MORE THAN MATHEMATICAL ADJUSTMENTS TO ACTUAL PERFORMANCE NUMBERS, AND GIVE NO EFFECT WHATSOEVER TO SUCH FACTORS AS POSSIBLE CHANGES IN TRADING APPROACH THAT MIGHT HAVE RESULTED FROM THE DIFFERENT FEE STRUCTURE, INTEREST INCOME, LEVERAGE, AND OTHER FACTORS APPLICABLE TO CHARTER GRAHAM AS COMPARED TO GCM'S ACTUAL TRADING; AND (B) THERE ARE DIFFERENT MEANS BY WHICH THE PRO FORMA ADJUSTMENTS COULD HAVE BEEN MADE. INVESTORS SHOULD ESPECIALLY NOTE THAT GCM HAS NEVER TRADED AT THE FEE STRUCTURE APPLICABLE TO CHARTER GRAHAM. AS OF THE DATE OF THIS PROSPECTUS, CHARTER GRAHAM HAS NOT BEGUN TRADING.

     WHILE THE GENERAL PARTNER BELIEVES THAT THE INFORMATION SET FORTH IN CAPSULE A-1 IS RELEVANT TO EVALUATING AN INVESTMENT IN CHARTER GRAHAM, NO REPRESENTATION IS OR COULD BE MADE THAT THE TABLE PRESENTS WHAT THE RESULTS OF CHARTER GRAHAM WOULD HAVE BEEN IN THE PAST OR ARE LIKELY TO BE IN THE FUTURE. PAST RESULTS ARE NOT A GUARANTEE OF FUTURE RESULTS.

MORGAN STANLEY DEAN WITTER CHARTER MILLBURN L.P.

     The Trading Advisor for Charter Millburn is Millburn Ridgefield Corporation ("MRC"). MRC is a Delaware Corporation which was organized in May 1982. MRC's main business address is 411 West Putnam Avenue, Greenwich, Connecticut 06830. MRC has been registered with the CFTC as a CTA since July 1982 and as a CPO since September 1984 and is a member of the NFA in such capacities. MRC is not affiliated with the General Partner, the Commodity Brokers, or any other Trading Advisor.

     The principals of MRC are as follows:

     Mr. Harvey Beker is President, Co-Chief Executive Officer and a Director of MRC and The Millburn Corporation, and a partner of ShareInVest Research L.P. He received a Bachelor of Arts degree in economics from New York University in 1974 and a Master of Business Administration degree in finance from NYU in

1975. From June 1975 to July 1977, Mr. Beker was employed by Loeb Rhoades, Inc. where he developed and traded silver arbitrage strategies. From July 1977 to June 1978, Mr. Beker was a futures trader at Clayton Brokerage Co. of St. Louis. Mr. Beker has been employed by The Millburn Corporation since June 1978. During his tenure at Millburn, he has been instrumental in the development of the research, trading and operations areas. Mr. Beker became a principal of the firm in 1982.

     Mr. George E. Crapple is Co-Chief Executive Officer, Vice-Chairman and a Director of MRC, Vice-Chairman and a Director of The Millburn Corporation and a partner of ShareInVest Research L.P. In 1966 he graduated with honors from the University of Wisconsin where his field of concentration was economics and he was elected to Phi Beta Kappa. In 1969 he graduated from Harvard Law School, magna cum laude, where he was a member of the Harvard Law Review. He was a lawyer with Sidley & Austin, Chicago, Illinois, from 1969 until April 1, 1983, and a partner since 1975, specializing in commodities, securities, corporate and tax law. He was first associated with MRC in 1976 and joined MRC on April 1, 1983 on a full-time basis. Mr. Crapple is a member of the Board of Directors, Executive and Appeals Committees and a former Chairman of the Eastern Regional Business Conduct Committee of the NFA, Vice-Chairman of the Board of Directors and a member of the Executive Committee of the Managed Funds Association, a member of the Financial Products Advisory Committee of the CFTC and a former member of the Board of Directors of the Futures Industry Association.

     Mr. Mark B. Fitzsimmons is a Senior Vice-President of MRC and The Millburn Corporation and a partner of ShareInVest Research L.P. His responsibilities include both marketing and investment strategy. He graduated summa cum laude from the University of Bridgeport, Connecticut in 1970 with a B.S. in economics. His graduate work was done at the University of Virginia, where he received a certificate of candidacy for a Ph.D. in economics in 1973. He joined Millburn Ridgefield in January 1990 from Morgan Stanley & Co. Incorporated, where he was a principal and manager of institutional foreign exchange sales and was involved in strategic trading for the firm. From 1977 to 1987 he was with Chemical Bank New York Corporation, first as a Senior Economist in Chemical's Foreign Exchange Advisory Service and later as a Vice-President and Manager of Chemical's Corporate Trading Group. While at Chemical he also traded both foreign exchange and fixed income products. From 1973 to 1977 Mr. Fitzsimmons was employed by the Federal Reserve Bank of New York, dividing his time between the International Research Department and the Foreign Exchange Department.

     Mr. Barry Goodman is Executive Vice-President, Director of Trading and Co-Director of Research of MRC and The Millburn Corporation and a partner of ShareInVest Research L.P. His responsibilities include overseeing the firm's trading operation and managing its trading relationships, as well as the design and implementation of trading systems. He graduated magna cum laude from Harpur College of the State University of New York in 1979 with a B.A. in economics. From 1980 through late 1982 he was a commodity trader for E. F. Hutton & Co., Inc. At Hutton he also designed and maintained various technical indicators and coordinated research projects pertaining to the futures markets. He joined MRC in 1982 as Assistant Director of Trading.

     Mr. Dennis B. Newton is a Senior Vice-President of MRC. His primary responsibilities are in administration and marketing. Prior to joining MRC in September 1991, Mr. Newton was President of Phoenix Asset Management, Inc., a registered commodity pool operator from April 1990 to August 1991. Prior to his employment with Phoenix, Mr. Newton was a Director of Managed Futures with Prudential-Bache Securities Inc. from September 1987 to March 1990. Mr. Newton joined Prudential-Bache from Heinold Asset Management, Inc., where he was a member of the senior management team. Heinold was a pioneer and one of the largest sponsors of funds utilizing futures and currency forward trading.

     Mr. Grant N. Smith is Executive Vice-President and Co-Director of Research of MRC and The Millburn Corporation and a partner of ShareInVest Research L.P. He is responsible for the design, testing and implementation of quantitative trading strategies, as well as for planning and overseeing the computerized decision-support systems of the firm. He received a B.S. degree from the Massachusetts Institute of Technology in 1974 and an M.S. degree from M.I.T. in 1975. While at M.I.T. he held several teaching and research positions in the computer science field and participated in various projects relating to database management. He joined MRC in 1975.


     Malcolm H. Wiener is the founder and non-executive Chairman of MRC, The Millburn Corporation and ShareInVest Research L.P., serves as an adviser to these entities, and is a major investor in funds managed by MRC and ShareInVest Research L.P. He does not, however, have investment or operational authority or responsibility for any of these entities or supervisory authority over their officers or employees. Mr. Wiener is also a Director of MRC and The Millburn Corporation. Mr. Wiener graduated magna cum laude from Harvard College in 1957, where his field of concentration was economics and he was elected to Phi Beta Kappa. From 1957 to 1960 he served as an officer in the United States Navy. Mr. Wiener graduated from Harvard Law School in 1963 and practiced law in New York City, specializing in corporate law and financial transactions, until 1973. Mr. Wiener began research on and the trading of futures contracts pursuant to systematic trading methods and money management principles in 1971 and the management on a full time basis of private funds in this area in 1973. He is the author of numerous papers on the history of trade and is a member of the Council on Foreign Relations. He serves on the boards or visiting committees of various non-profit institutions, including the Kennedy School of Government and the Wiener Center for Social Policy at Harvard University, the Harvard Art Museums, the Metropolitan Museum of Art in New York, the Museum of Fine Arts in Boston, the American School of Classical Studies in Athens, and the Council on Economic Priorities in New York.


     During the five years preceding the date of this Prospectus, there have been no material administrative, civil or criminal actions, including actions pending, on appeal or concluded, against MRC or its principals.

     MRC and its principals may, from time to time, trade futures interests contracts for their own proprietary accounts. Such trades may or may not be in accordance with the MRC trading programs described below.

     The objective of MRC's trading method is to participate in all major sustained price moves in the markets traded. MRC regards its approach as long-term in nature. MRC will make trading decisions pursuant to its trading method which includes technical trend analysis (and certain non-trend-following technical systems) and the money management principles described below, which may be revised from time to time. Given trends in price of sufficient duration and magnitude, these trading systems may be profitable even though more than half of all individual trades are unprofitable. A period of time without such trends, however, may result in substantial losses. MRC has a substantial ongoing research effort to improve its currency and futures trading method and to apply its quantitative analysis expertise to new financial products.

     MRC considers its methodology to be an exercise in risk control. It includes systems applicable to each market traded individually and money management principles applicable to a portfolio as a whole.

     The first step in the methodology is developing intermediate to long-term trading systems which generate long or short (buy or sell) decisions in a particular market based on the direction of the price trend in the market. Trading is limited to markets which MRC believes are sufficiently liquid in respect of the amount of trading contemplated. MRC has developed hundreds of trading systems using classes of quantitative models and classes of data such as price, volume and interest rates. The full range of systems will be tested in each market against five, ten or fifteen years of historical data to simulate the results each system would have achieved in the market had it been used to make trading decisions during the simulation period.

     The performance of all systems in the market are ranked, and three or four systems are selected which make decisions in different ways at different times. This multi-system approach ensures that the total risk intended to be taken in a market pursuant to trend-following strategies is spread over several different strategies. For example, if four systems are used to trade crude oil, the maximum position would be traded if all four were long or short. If two were long and two short, they would cancel each other out and a flat position in crude oil would be signaled. The effect of the multi-system approach is that in periods where the technical picture is unclear, the systems disagree and positions will be light or flat, but when all systems agree on the trend, maximum positions will be traded.

     In certain markets, MRC also uses short-term systems based on intra-day tick data. Minute-by-minute prices are used to identify "quiet" as opposed to "noisy" periods, and trades may be implemented with or counter to the short-term trend, depending on conditions.

     In certain markets, MRC also uses an options strategy which focuses on options' implied volatility. When volatility is low, the probability of trend-following directional signals being profitable increases, and trades are implemented by buying at the money or slightly out of the money options. The nature of options results in an increase in leverage as a position becomes profitable and a decrease in leverage as a position becomes unprofitable.

     The volatility overlay is also a part of individual market risk management. This system measures the risk in the portfolio's position in a market, again, for example, crude oil, by analyzing the current and past volatility of the position. The volatility overlay signals a decrease in position size when risk increases and an increase in position size when risk decreases. Risk is a function of both price level and price volatility. For example, a 100,000 barrel crude oil position is worth more and is, therefore, more risky with oil at $30 than with oil at $10. Similarly, if prices were moving in a 5% range daily, oil is more risky than if prices were moving in a 1% range daily. The volatility overlay maintains overall portfolio risk and distribution of risk across markets within designated ranges. It is applied to all three systematic strategies described in the three preceding paragraphs. A secondary benefit of the volatility overlay can be timely taking of profits, since markets tend to become more volatile after a profitable trend has been long underway, and the volatility underlay often signals position reductions before trend reversals.

     The second category of risk control involves money management principles applicable to the portfolio as a whole, rather than to individual markets. The first principle is portfolio diversification, which further improves the quality of profits by reducing volatility. In any currency and futures portfolio, MRC will select markets and assign them weightings to achieve broad diversification. Factors considered include profitability, liquidity, market depth, correlation of losing periods, and MRC's trading experience. MRC seeks a portfolio where returns from trading various markets are not highly correlated; returns are not all positive or negative at the same time.

     Additional money management principles applicable to the portfolio as a whole include: limiting the assets committed as margin, generally within a range of 15% to 30% (22.5% to 45% for accounts traded at 150% of standard leverage) of an account's net assets at exchange minimum margins (including imputed margins on forward positions), although the amount committed to margin at any time may be substantially higher; prohibiting pyramiding (that is, using unrealized profits in a particular market as margin for additional positions in the same market); and changing the equity utilized for trading by an account solely on a controlled periodic basis rather than as an automatic consequence of an increase in equity resulting from trading profits.

     The final risk control money management principle is careful control of leverage or portfolio size. This is determined by simulating the entire portfolio -- all markets, all systems, all risk control overlays, the exact weightings of the markets in the portfolio, and the proposed level of leverage -- over the past five or ten years to determine the worst case experienced by the portfolio in the simulation period. The worst case is measured from a daily high in portfolio assets to the subsequent daily low, whether that occurs days, weeks or months after the daily high (a peak-to-trough drawdown). If the drawdown is considered too severe, the leverage or portfolio size is reduced.

     Decisions whether to trade a particular market will be based upon various factors, including the liquidity of the market, its significance in terms of the desired degrees of concentration and diversification, and its profit potential, both historically and at a given time. These decisions will require the exercise of judgment. The decision not to trade certain markets for certain periods, or to reduce the size of a position in a particular market, may result at times in missing significant profit opportunities.

     The money management principles, computer assisted research into historical trading data, and experience of the principals of MRC are factors upon which decisions concerning the percentage of assets to be used for each market traded and the size of positions taken or maintained will be based. From time to time decisions to increase, decrease, cover or reverse a futures, forward or option position may be made which are not signaled by the systematic technical trading systems. Such decisions also require the exercise of judgment and may include consideration of the volatility of the particular market; the pattern of price movement, both inter-day and intra-day; open interest; volume of trading; changes in spread relationships between various forward contracts; and overall portfolio balance and risk exposure.

     With respect to the execution of trades, MRC may rely to an extent on the judgment of others, including dealers, bank traders and floor brokers. No assurance is given that it will be possible to execute trades regularly at or near the desired buy or sell point.

     Although MRC adjusts the leverage at which it trades different portfolios to reflect the number of markets traded and the weightings of the various markets, it does not at the present time utilize different systems or methods depending on the markets traded in a portfolio. Whether MRC is trading the Diversified, World Resource, Currency or Global portfolio, the same models are used in the same markets at the present time.

     The trading method, systems and money management principles to be utilized by MRC are proprietary and confidential and vary over time. The foregoing description is general and is not intended to be complete. While MRC believes the description of its strategies may be of interest to prospective investors, prospective investors must be aware of the inherent limitations on any such description.

The MRC Trading Programs


     The MRC trading portfolios do not utilize different trading systems or programs. The portfolios may include all or some of the markets MRC trades, and the weightings among the markets and the leverage employed will differ by portfolio. The same trading systems will be used to trade a market in all portfolios which include the market. There can be no assurance as to which markets will be included in each MRC trading portfolio over time. Such markets may be changed without notice, in the discretion of MRC. Moreover, MRC does not maintain open positions in all portfolio markets at all times. At certain times, MRC may entirely withdraw from one or more such markets.



     Portfolio markets and allocations among markets are under continuous review, on the basis of both systematic and discretionary analysis, and are adjusted from time to time in response to specific market changes (e.g., the consolidation of European currencies), MRC's judgment of the prospects for successful systematic trading in a market, or MRC's interpretations of economic factors affecting the domestic and global economies and the potential opportunities that could arise.


     MRC will initially trade 100% of Charter Millburn's assets pursuant to its Diversified Portfolio, as described below. Subject to the prior approval of the General Partner, MRC may, at any time, trade some or all of the Partnership's assets among one or more of MRC's other programs.

     Diversified Portfolio

     MRC trades a broadly diversified portfolio of approximately 50 markets in the following six sectors: currencies, precious and industrial metals, debt instruments, stock indices, agricultural commodities and energy. The Diversified Portfolio program has approximately 40% weighting in currencies, 20% in interest rates, 11% in softs and agricultural commodities, 10% in stock indices, 10% in energy products, and 8% in metals. MRC trades its Diversified Portfolio at standard leverage and at 150% of standard leverage.






     The Diversified Portfolio markets currently include: agricultural commodities (including coffee, corn, cotton and sugar); metals (including aluminum, copper and gold); energy (including crude oil, gas oil, heating oil, natural gas and unleaded gas); currencies (forwards and options), including (i) major currencies (including British Pound, Deutsche Mark, French Franc, Japanese Yen and Swiss Franc); (ii) secondary currencies (including Danish Krone, Dollar Index, European Currency Unit and Norwegian Krone); (iii) crosses (including Canadian Dollar--Japanese Yen, Swiss Franc--Japanese Yen, Deutsche Mark--Italian Lira, Deutsche Mark--Japanese Yen, Deutsche Mark--Swiss Franc and Deutsche Mark--Norwegian Krone); (iv) exotic currencies (including Hungarian Forint, Polish Zolty, Turkish Lira, Korean Won, Mexican Peso, Singapore Dollar, Taiwan Dollar and South African Rand); (v) interest rates (futures and options) (including Australian Bonds, Eurodollars, Euro Yen, French Bond, German Bond, Italian Bond, Spanish Bond, Tokyo Yen Bond, U.S. Treasury Bond, and U.S. Treasury Note); and (vi) stock indices (including Australian All Ordinaries, Hong Kong Hang Sang, Nikkei, S&P 500 and Topic Index).


     Currency Portfolio

     MRC trades approximately 20 different currencies in its Currency Portfolio, including "cross-rate" positions (positions in two different currencies other than the United States dollar). MRC -- which had managed financially-oriented accounts since 1979 -- began managing currency-only accounts in November 1989. MRC trades its Currency Portfolio at standard leverage and at 150% of standard leverage.

     Global Portfolio

     The Global Portfolio includes the currency markets as well as futures and options contracts on U.S. and non-U.S. interest rates and stock indices as well as precious and industrial metals. MRC trades its Global portfolio at standard leverage and at 150% of standard leverage.

     World Resource Portfolio

     The World Resource Portfolio is a variation of the Diversified Portfolio, but with a reduced emphasis on currency markets. MRC began trading the World Resource Portfolio on a non-proprietary basis in September 1995.

     Past Performance of MRC


     Set forth below in Capsules A, B, C, D, E, F, G and H is the past performance history of MRC and its principals for client accounts. Capsule A-1 is a pro forma of Capsule A, adjusted for the brokerage, management, and incentive fees to be applied to Charter Millburn. The footnotes following Capsule H are an integral part of each Capsule.

     INVESTORS ARE CAUTIONED THAT THE PERFORMANCE INFORMATION SET FORTH IN THE FOLLOWING CAPSULE PERFORMANCE SUMMARIES ARE NOT INDICATIVE OF, AND MAY HAVE NO BEARING ON, ANY TRADING RESULTS WHICH MAY BE ATTAINED BY MRC OR CHARTER MILLBURN IN THE FUTURE, SINCE PAST PERFORMANCE IS NOT A GUARANTEE OF FUTURE RESULTS. THERE CAN BE NO ASSURANCE THAT MRC OR THE PARTNERSHIP WILL MAKE ANY PROFITS AT ALL OR WILL BE ABLE TO AVOID INCURRING SUBSTANTIAL LOSSES. INVESTORS SHOULD ALSO NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL'S TOTAL INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED OR UNREALIZED LOSSES FROM FUTURES INTEREST TRADING.

                                                                       CAPSULE A
                        MILLBURN RIDGEFIELD CORPORATION
                             DIVERSIFIED PORTFOLIO


                Name of CTA: Millburn Ridgefield Corporation
                Name of program: Diversified Portfolio
                Inception of trading by CTA: February 1971
                Inception of trading in program: February 1971
                Number of open accounts: 22
                Aggregate assets overall: $700,006,514
                Aggregate assets in program: $394,086,690
                Largest monthly drawdown (past 5 years): (11.50)% - (2/96) Largest monthly drawdown (since 1977): 18.30% - (9/86)
                Worst peak-to-valley drawdown (past 5 years): (12.93)% - (1/96 - 5/96)
                Worst peak-to-valley drawdown (since 1977): (32.50)% - (3/86-12/86)
                Accounts closed with positive net performance (past 5 years): 1 Accounts closed with positive net performance (since 1977): 13 Accounts closed with negative net performance (past 5 years): 0 Accounts closed with negative net performance (since 1977): 0


                    1998 year-to-date return (7 months): (4.86)% 1987 annual return: 35.02%
                    1997 annual return: 12.61%                   1986 annual return: (19.36)%
                    1996 annual return: 17.33%                   1985 annual return: 23.44%
                    1995 annual return: 32.82%                   1984 annual return: 21.72%
                    1994 annual return: 11.78%                   1983 annual return: (9.44)%
                    1993 annual return: 10.90%                   1982 annual return: 29.09%
                    1992 annual return: 17.30%                   1981 annual return: 38.50%
                    1991 annual return: 4.44%                    1980 annual return: 66.53%
                    1990 annual return: 53.01%                   1979 annual return: 57.18%
                    1989 annual return: (0.94)%                  1978 annual return: 18.92%
                    1988 annual return: 2.70%                    1977 annual return: 7.12%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                                                     CAPSULE A-1
                        MILLBURN RIDGEFIELD CORPORATION
                             PRO FORMA OF CAPSULE A
                             DIVERSIFIED PORTFOLIO


                Largest monthly drawdown (past 5 years): (12.48)% - (2/96) Largest monthly drawdown (since 1977): (22.82)% - (4/78) Worst peak-to-valley drawdown: (past five years): (14.92)% - (8/97 - 4/98)
                Worst peak-to-valley drawdown (since 1977): (32.84)% - (4/86-12/86)


                    1998 year-to-date return (7 months): (7.31)% 1987 annual return: 38.89%
                    1997 annual return: 6.90%                    1986 annual return: (18.27)%
                    1996 annual return: 13.32%                   1985 annual return: 27.32%
                    1995 annual return: 25.68%                   1984 annual return: 26.75%
                    1994 annual return: 8.61%                    1983 annual return: (7.10)%
                    1993 annual return: 7.73%                    1982 annual return: 32.75%
                    1992 annual return: 11.70%                   1981 annual return: 41.90%
                    1991 annual return: 3.38%                    1980 annual return: 73.21%
                    1990 annual return: 53.42%                   1979 annual return: 67.85%
                    1989 annual return: (4.25)%                  1978 annual return: 22.89%
                    1988 annual return: 2.85%                    1977 annual return: 9.09%

                                                                       CAPSULE B

                        MILLBURN RIDGEFIELD CORPORATION
                      DIVERSIFIED PORTFOLIO--HIGH LEVERAGE


                Name of CTA: Millburn Ridgefield Corporation
                Name of program: Diversified Portfolio--High Leverage Inception of trading by CTA: February 1971
                Inception of trading in program: April 1998
                Number of open accounts: 3
                Aggregate assets overall: $700,006,514
                Aggregate assets in program: $36,000,000
                Largest monthly drawdown: (9.21)% - (7/98)
                Worst peak-to-valley drawdown: (11.51)% - (4/98 - 7/98) 1998 year-to-date return (4 months): (11.51)%



                                                                       CAPSULE C



                        MILLBURN RIDGEFIELD CORPORATION
                       DIVERSIFIED PORTFOLIO--2X LEVERAGE



                Name of CTA: Millburn Ridgefield Corporation
                Name of program: Diversified Portfolio-2X Leverage Inception of trading by CTA: February 1971
                Inception of trading in program: April 1998
                Number of open accounts: 1
                Aggregate assets overall: $700,006,514
                Aggregate assets in program: $3,000,000
                Largest monthly drawdown: (12.39)% - (7/98)
                Worst peak-to-valley drawdown: (16.05)% - (4/98 - 7/98) 1998 year-to-date return (4 months): (16.05)%



        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                                                       CAPSULE D


                        MILLBURN RIDGEFIELD CORPORATION
                               CURRENCY PORTFOLIO


                Name of CTA: Millburn Ridgefield Corporation
                Name of program: Currency Portfolio
                Inception of trading by CTA: February 1971
                Inception of trading in program: November 1989
                Number of open accounts: 7
                Aggregate assets overall: $700,006,514
                Aggregate assets in program: $63,288,312
                Largest monthly drawdown: (12.03)% - (8/93)
                Worst peak-to-valley drawdown: (33.06)% - (9/92-1/95) 1998 year-to-date return (7 months): (5.30)%
                1997 annual return: 20.86%
                1996 annual return: 11.29%
                1995 annual return: 18.88%
                1994 annual return: (7.90%)
                1993 annual return: (13.00%)



                                                                       CAPSULE E


                        MILLBURN RIDGEFIELD CORPORATION
                       CURRENCY PORTFOLIO - HIGH LEVERAGE


                Name of CTA: Millburn Ridgefield Corporation
                Name of program: Currency Portfolio - High Leverage Inception of trading by CTA: February 1971
                Inception of trading in program: July 1993
                Number of open accounts: 1
                Aggregate assets overall: $700,006,514
                Aggregate assets in program: $11,000,000
                Largest monthly drawdown: (13.10)% - (8/93)
                Worst peak-to-valley drawdown: (29.75)% - (7/93-1/95) 1998 year-to-date return (7 months): (15.22)%
                1997 annual return: 27.99%
                1996 annual return: 16.36%
                1995 annual return: 25.15%
                1994 annual return: (21.29)%
                1993 annual return (6 months): (11.10)%



        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                                                       CAPSULE F


                        MILLBURN RIDGEFIELD CORPORATION
                                GLOBAL PORTFOLIO


                Name of CTA: Millburn Ridgefield Corporation
                Name of program: Global Portfolio
                Inception of trading by CTA: February 1971
                Inception of trading in program: November 1989
                Number of open accounts: 4
                Aggregate assets overall: $700,006,514
                Aggregate assets in program: $68,000,000
                Largest monthly drawdown: (10.54)% - (1/94)
                Worst peak-to-valley drawdown: (13.74)% - (6/94 - 1/95) 1998 year-to-date return (7 months): (11.65)%
                1997 annual return: 13.65%
                1996 annual return: 11.38%
                1995 annual return: 25.76%
                1994 annual return: (5.24)%
                1993 annual return: 9.10%



                                                                       CAPSULE G


                        MILLBURN RIDGEFIELD CORPORATION
                        GLOBAL PORTFOLIO - HIGH LEVERAGE


                Name of CTA: Millburn Ridgefield Corporation
                Name of program: Global Portfolio - High Leverage
                Inception of trading by CTA: February 1971
                Inception of trading in program: July 1993
                Number of open accounts: 0
                Aggregate assets overall: $700,006,514
                Aggregate assets in program: $0
                Largest monthly drawdown: (13.23)% - (1/94)
                Worst peak-to-valley drawdown: (20.05)% - (6/94 - 1/95) 1997 annual return: 11.82%
                1996 annual return: 11.15%
                1995 annual return: 32.15%
                1994 annual return: (9.03%)
                1993 annual return (6 months): 9.34%



                                                                       CAPSULE H


                        MILLBURN RIDGEFIELD CORPORATION
                            WORLD RESOURCE PORTFOLIO


                Name of CTA: Millburn Ridgefield Corporation
                Name of program: World Resource Portfolio
                Inception of trading by CTA: February 1971
                Inception of trading in program: September 1995
                Number of open accounts: 7
                Aggregate assets overall: $700,006,514
                Aggregate assets in program: $129,000,000
                Largest monthly drawdown: (12.28)% - (2/96)
                Worst peak-to-valley drawdown: (15.26)% - (2/97 - 8/97) 1998 year-to-date return (7 months): (2.76)%
                1997 annual return: 1.88%
                1996 annual return: 8.33%
                1995 annual return (4 months): 7.28%


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Footnotes to MRC Capsules A, B, C, D, E, F, G and H Performance Summaries


     "Inception of trading by CTA" is the date on which MRC began trading client accounts.

     "Inception of trading in program" is the date on which MRC began trading client accounts pursuant to the program shown.


     "Number of open accounts" is the number of accounts directed by MRC pursuant to the program shown as of July 31, 1998.



     "Aggregate assets overall" is the aggregate amount of assets in non-proprietary accounts under the management of MRC as of July 31, 1998.



     "Aggregate assets in program" is the aggregate amount of assets in the program specified as of July 31, 1998.


     "Largest monthly drawdown" is the largest loss experienced by a single account in the program in any calendar month during the most recent five calendar years and year-to-date (and from 1977 to date in the case of Capsule A) expressed as a percentage of the total equity in the account and includes the month and year of such drawdown.

     "Worst peak-to-valley drawdown" is the largest calendar month to calendar month loss experienced by a single account in the program (regardless of whether it is continuous) during the most recent five calendar years and year-to-date (and from 1977 to date in the case of Capsule A) expressed as a percentage of total equity in the account and includes the months and years in which it occurred. For example, a worst peak-to-valley drawdown in an account of "(10)%-(1/95 - 8/95)" means that the peak-to-valley drawdown was 10% and lasted from January 1995 to August 1995.

     "Annual and year-to-date return" is computed on a compounded monthly basis assuming reinvestment of accrued profits. Rate of Return is computed by reference to total equity in the program. These numbers represent the composite performance of all accounts in the program, not the performance of any specific account.

Footnotes to MRC Capsule A-1 Pro Forma Performance Summary

     Capsule A-1 above reflects pro forma rates of return, which are the result of the General Partner making certain pro forma adjustments to the actual past performance record of client accounts managed pursuant to the Diversified Portfolio, the trading program to be employed for Charter Millburn by MRC. The pro forma adjustments are an attempt approximately to reflect the brokerage, management and incentive fees, and interest income, as opposed to the fees, expenses, and interest income applicable to the various accounts included in Capsule A above.

     CAPSULE A-1 MUST BE READ IN CONJUNCTION WITH THE DESCRIPTION OF MRC AND ITS TRADING PROGRAMS ABOVE. FURTHERMORE, PROSPECTIVE INVESTORS MUST BE AWARE THAT PRO FORMA RATES OF RETURN HAVE CERTAIN INHERENT LIMITATIONS; (A) PRO FORMA ADJUSTMENTS ARE ONLY AN APPROXIMATE MEANS OF MODIFYING HISTORICAL RECORDS TO REFLECT CERTAIN ASPECTS OF THE ECONOMIC TERMS OF A NEW COMMODITY POOL, CONSTITUTE NO MORE THAN MATHEMATICAL ADJUSTMENTS TO ACTUAL PERFORMANCE NUMBERS, AND GIVE NO EFFECT WHATSOEVER TO SUCH FACTORS AS POSSIBLE CHANGES IN TRADING APPROACH THAT MIGHT HAVE RESULTED FROM THE DIFFERENT FEE STRUCTURE, INTEREST INCOME, LEVERAGE, AND OTHER FACTORS APPLICABLE TO CHARTER MILLBURN AS COMPARED TO MRC'S ACTUAL TRADING; AND (B) THERE ARE DIFFERENT MEANS BY WHICH THE PRO FORMA ADJUSTMENTS COULD HAVE BEEN MADE. INVESTORS SHOULD ESPECIALLY NOTE THAT MRC HAS NEVER TRADED AT THE FEE STRUCTURE APPLICABLE TO CHARTER MILLBURN. AS OF THE DATE OF THIS PROSPECTUS, CHARTER MILLBURN HAS NOT BEGUN TRADING.

     WHILE THE GENERAL PARTNER BELIEVES THAT THE INFORMATION SET FORTH IN CAPSULE A-1 IS RELEVANT TO EVALUATING AN INVESTMENT IN CHARTER MILLBURN, NO REPRESENTATION IS OR COULD BE MADE THAT THE TABLE PRESENTS WHAT THE RESULTS OF CHARTER MILLBURN WOULD HAVE BEEN IN THE PAST OR ARE LIKELY TO BE IN THE FUTURE. PAST RESULTS ARE NOT A GUARANTEE OF FUTURE RESULTS.

MORGAN STANLEY DEAN WITTER CHARTER WELTON L.P.

     The Trading Advisor for Charter Welton is Welton Investment Corporation ("WIC"). "WIC" is a Delaware corporation which was merged from a California corporation originally formed in 1988. WIC's main business address is The Eastwood Building, San Carlos between 5th and 6th, P.O. Box 6147, Carmel, California 93921-6147. WIC has been registered with the CFTC as a CPO and CTA since January 1989, and is a member of the NFA in such capacities. WIC is not affiliated with the General Partner, the Commodity Brokers or any other Trading Advisor.

     The principals of WIC are as follows:

     Dr. Patrick L. Welton is the Chief Executive Officer and Chairman of WIC. Dr. Welton developed the mathematical analysis techniques and systems software employed by WIC in its trading and portfolio management. From 1978 to 1982, Dr. Welton earned Bachelor's Degrees from the University of Wisconsin, completing a portion of his undergraduate studies at Harvard University. From 1982 to 1986, he attended the UCLA School of Medicine, where he completed graduate biophysics and medical studies and earned an MD degree. From 1986 to 1990, he was a postgraduate physician at the Stanford University Medical Center. In addition to his full-time management of WIC, Dr. Welton is a principal of Welton Global Funds Management Corporation, a Director of Axios Data Analysis Systems Corporation, a non-practicing shareholder in Peninsula Radiation Oncology Specialists, Inc., and a volunteer Clinical Professor of Medicine at Stanford University School of Medicine. He has engaged in futures and equities market research since 1981 and has traded futures for his own account since 1983. During the past five years, Dr. Welton has spoken at domestic and international conferences, authored articles, participated in panel presentations on numerous trading and risk management issues, and served on committees for the Managed Funds Association ("MFA") and NFA. He is currently serving on the Board of Directors of the NFA. He is registered as an Associated Person with the NFA.

     Ms. Annette L. Welton is a co-founder of WIC, a Director, Chief Operational Officer and Chief Financial Officer. Ms. Welton participated in the early development of the systems software employed by WIC in its trading and portfolio management methods and, since 1988, Ms. Welton has continued to participate in the research committee in the review process and the monitoring of trading for the company's clients. She also serves as a principal of Welton Global Funds Management Corporation, a CPO affiliated with WIC. Ms. Welton earned a Bachelor of Science Degree in 1984 from the University of California at Los Angeles. Since 1992, Ms. Welton has participated in the MFA Public Relations and Trading and Markets Committees and is currently a member of the Trading and Markets Committee. She has served on the NFA's Nominating Committee in the CTA category and has authored and co-authored several articles published in various alternative investment trade publications. She is registered as an Associated Person with the NFA.

     Mr. Jerry M. Harris is the Senior Vice President of WIC. He received a Bachelor of Science Degree in 1973 in Aerospace Engineering at the University of Virginia. In May of 1983, he earned a Masters Degree in Information Systems from the University of Southern California. From 1984 through 1988, he was Vice President and Chief Operating Officer of Cresta Commodity Management, Inc. in San Diego, California. Beginning 1989 through 1990, he was Vice President of Marketing at Commodities Corporation in Princeton, New Jersey. From November 1988 through 1997, he was also employed as a pilot with Delta Airlines. Mr. Harris is responsible for business development efforts and industry representation, as well as participating in strategic planning for WIC. Mr. Harris is a member of the Alternative Investments Management Association and serves on its International Development Committee as well as the Institutional Money Management Advisory Committee of the New York Mercantile Exchange. He frequently is a featured speaker to institutional and private investor groups on the topic of integrating skill-based alternative investment strategies to diversify investment portfolios. He has been associated with WIC since 1993 and is registered as an Associated Person with the NFA.

     During the five years preceding the date of this Prospectus, there have been no material administrative, civil or criminal actions, including actions pending, on appeal or concluded, against WIC or its principals.

     WIC and its principals trade futures options and securities for their own accounts and provide management services to other clients. Investments made on behalf of WIC, its principals, and its clients, as well as any policies related thereto, will remain confidential. In the course of such trading, WIC or its principals may take positions in their own accounts which are in the same market and in the same direction as positions advocated for clients. In a case where WIC or its principals place the same trade orders for their accounts as they do for their clients in a single block order with a brokerage firm, the brokerage firm shall allocate the trade fill prices assigned to each account in a manner consistent with that firm's policy. This equalizes the likelihood of WIC or its principals receiving a superior or inferior price compared to any of their clients or, in the case of a partial fill of a block order, equalizes the likelihood of WIC or its principals receiving a trade that some customers will not receive or vice versa.

WIC Investment Philosophy and Technology

     WIC is committed to achieving attractive rates of return while successfully managing risk. This is accomplished through the consistent application of the firm's primary trading principles:

      O Market diversification

      O Style diversification

      O Portfolio allocation and management

      O Full trade monitoring and market participant structure analysis

      O Formal monitoring and review systems

     These principles are the basis to pursue strong rates of return with controlled volatility and with low correlation to other managed futures programs, hedge funds, and other alternative investment strategies, as well as to traditional fixed-income and equity investments.

     WIC considers its portfolios and programs to be in a constant cycle of review and improvement, centered on a stable process for improving their long term success. This paradigm for performance improvement involves all divisions of the firm. The continuous process involves regular review and analysis of all: actual trading activity; all new and existing global markets with the goal of increasing market diversification; of all potential strategic approaches to various market conditions with the goal of increasing strategic diversification, and hence, effective diversification; trading costs and execution methods; and portfolio management models and techniques to best integrate all of the above. This process implicitly recognizes that adaptation is essential in approaching the global markets and that adaptation is best implemented at even the most primary model levels.

     To implement these models, WIC has developed an advanced decision support platform capable of real-time analysis of markets and combinations of markets around the world. This tool allows the implementation of WIC trading strategies independently or in complementary combinations across diverse global markets. Ongoing research and development continues to be WIC's largest single commitment of resources and is conducted within its performance improvement paradigm to improve the level, consistency, and quality of performance in its offered portfolios and programs.

     Although the trading of WIC portfolios is guided by the consistent application of proprietary mathematical systems, there will always remain investment decisions requiring the discretion and judgment of WIC. These include, but are not limited to, contract month selection, analysis of portfolio balance, and capital requirements. In addition, WIC may, in its sole discretion, choose not to implement certain trades if they are judged to carry unacceptable risk to an account. WIC will reinvest trading profits unless withdrawn by the client. WIC may also stop trading certain markets should they become, in WIC's judgment, too illiquid or volatile to trade or their movement too correlated with other portfolio elements. Assets committed to meet minimum exchange margin for all positions usually remain between 5% and 20% of the trading size of the total account equity. These levels may from time to time be greater or less than this range. All investments including WIC managed portfolios and programs involve the risk of loss.


WIC Investment Programs and Portfolios



     WIC offers two distinct categories of investment products to institutional, fund, corporate, and qualified individual clients. The first category ("Absolute Return Portfolios") is a select group of diversified investment portfolios each utilizing diversified trading styles and quantitative investment models across the global futures, options, and currency markets. These are designed to achieve attractive absolute rates of return with low correlation to the returns of traditional asset classes and even other skill-based alternative strategies. The second category ("Customized Return Enhancement Programs") includes two inherently customized investment programs designed to improve returns relative to accepted global investment performance benchmarks such as a client's current portfolio return, an equity index or a fixed income index or note. All of WIC's programs and portfolios employ the same diverse set of multiple trading strategies, including non-price directional, limited price dependency, and price directional models, in an attempt to profitably participate in a variety of market conditions. Such models include statistical arbitrage, volatility, convergence and marketing timing approaches employing options, futures, and currencies. As noted above, WIC considers these trading strategies, markets and weighting of markets to be subject to the same process of constant review and improvement in an attempt to improve the long term success of the programs and portfolios offered. A brief description of these investment programs and portfolios follows.


Absolute Return Portfolios


     WIC offers clients three different managed futures portfolios. These portfolios have the goals of achieving attractive rates of appreciation from diversified sources of investment returns while continually managing risk. Each portfolio employs the same diverse set of investment styles applied to different market and instrument sets. These portfolios seek to achieve investment style, timing, and market diversification unavailable from traditional managed investments. Specific portfolios include: Diversified Portfolio; Global Financials and Metals Portfolio; and Global Financials Portfolio.


     Each portfolio provides broad diversification through various selected domestic and global interest rate, currency, equity index, precious and base metal, agricultural, and petroleum product markets and trades these markets using futures, options and forward contract instruments. Clients may shape their allocations to market sectors through the various portfolios offered by WIC.

     Diversified Portfolio


     The Diversified Portfolio manages clients' assets through exposure to the widest spectrum of futures markets spanning all major market sectors. Investing in the Diversified Portfolio will provide a balanced exposure across various selected domestic and global interest rates, currency, equity index, precious and base metal, agricultural, and petroleum product markets. Multiple trading strategies are employed in an attempt to profitably participate in a variety of market conditions. This emphasis on market and methodological diversification epitomizes WIC's core principles in advising on client assets in the global marketplace.



     The Diversified Portfolio trades in over 75 global futures, options, and forwards markets. The Diversified Portfolio has approximately 22% weighting in global interest rate futures, 22% in currencies, 22% in stock index futures, 10% in agricultural futures, 14% in metal futures, and 10% in energy futures.



     WIC will initially trade 100% of Charter Welton's assets pursuant to its Diversified Portfolio, as described above. Subject to the prior approval of the General Partner, WIC may, at any time, trade some or all of the Partnership's assets among one or more of WIC's other programs and portfolios.


     Global Financials and Metals Portfolio

     The Global Financials and Metals Portfolio manages client assets in a broad selection of world financial markets including interest rate, currency, equity index, metal, and petroleum product markets. Appreciation of assets is attempted through capturing the potential movements in these markets and in their synthetic intermarket relationships with multiple trading strategies.

     Global Financials Portfolio

     The Global Financials Portfolio manages client assets in a more focused selection of pure financial markets exclusively confined to interest rates, currencies and equity indices. Appreciation of assets is attempted through capturing the potential movements in these markets and their synthetic intermarket relationships with multiple trading strategies.

Customized Return Enhancement Programs

     WIC works closely with its clients to create low leverage return enhancement programs which are designed to provide a supplemental relative rate of return, based upon a preselected benchmark measure matched to the needs of the client. These programs include: Benchmark Linked Return Enhancement Program and Fixed Income Return Enhancement Program.

     Benchmark Linked Return Enhancement Program

     The Benchmark Linked Return Enhancement Program is an inherently customized management product tailored to attempt to exceed the specific investment benchmark objectives of the client. Assets will be managed in an adaptable overlay structure to participate in a simultaneous combination of passive and coordinated active investment strategies driven by specific client needs and timing. In general, clients will have the flexibility to alter their benchmark and enhancement objectives independently on an ongoing basis.

     The benchmark is selected by the client. This performance benchmark may be the client's current investment portfolio, an equity index, a fixed income index or any combination. The return enhancement targeted by the client would be measured above this benchmark and would normally be set up with a predefined risk exposure target.

     Fixed Income Return Enhancement Program


     The Fixed Income Return Enhancement Program offers institutional clients a diversified enhancement to short term fixed income yields. This was developed to meet the growing institutional demand for products offering real rates of return comparable with equity allocations but maintaining many of the characteristics of fixed income allocations such as low dispersion of return and principal safety. It enables fixed income oriented clients to participate in a tailor-made structure that minimizes principal risk and fluctuations through permitting the client a higher yield opportunity without the requirement of extending maturities beyond two to four years. A client can simultaneously lower duration risk, increase credit quality, and improve liquidity while potentially achieving higher returns at lower levels of risk. This program employs computerized monitoring and risk control as it seeks to provide some of the upside potential of managed futures while maintaining the income stability and principal protection of short term government notes.


Past Performance of WIC

     Set forth below in Capsules A, B, C, and D is the past performance history of WIC and its principals for client accounts. Capsule A-1 is a pro forma of Capsule A, adjusted for the brokerage, management, and incentive fees to be applied to Charter Welton. The footnotes following Capsule D are an integral part of each Capsule.

     INVESTORS ARE CAUTIONED THAT THE INFORMATION SET FORTH IN THE FOLLOWING CAPSULE PERFORMANCE SUMMARIES ARE NOT INDICATIVE OF, AND MAY HAVE NO BEARING ON, ANY TRADING RESULTS WHICH MAY BE ATTAINED BY WIC OR CHARTER WELTON IN THE FUTURE, SINCE PAST RESULTS ARE NOT A GUARANTEE OF FUTURE RESULTS. THERE CAN BE NO ASSURANCE THAT WIC OR THE PARTNERSHIP WILL MAKE ANY PROFITS AT ALL, OR WILL BE ABLE TO AVOID INCURRING SUBSTANTIAL LOSSES. INVESTORS SHOULD ALSO NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL'S TOTAL INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED OR UNREALIZED LOSSES FROM COMMODITY TRADING.

                                                                       CAPSULE A

                         WELTON INVESTMENT CORPORATION
                             DIVERSIFIED PORTFOLIO


       Name of CTA: Welton Investment Corporation
       Name of program: Diversified Portfolio
       Inception of trading by CTA: February 1989
       Inception of trading in program: April 1992
       Number of open accounts: 47
       Aggregate assets overall (excluding notional): $163,000,000
       Aggregate assets overall (including notional): $246,000,000
       Aggregate assets in program (excluding notional): $137,000,000
       Aggregate assets in program (including notional): $220,000,000
       Largest monthly drawdown (past 5 years): (15.94)% - (2/96)
       Largest monthly drawdown (since inception): (15.94)% - (2/96)
       Worst peak-to-valley drawdown (past 5 years): (25.96)% - (1/96 - 8/96) Worst peak-to-valley drawdown (since inception): (25.96)% -(1/96 - 8/96) Accounts closed with positive net performance (past 5 years): 17 Accounts closed with positive net performance (since inception): 22 Accounts closed with negative net performance (past 5 years): 15 Accounts closed with negative net pereformance (since inception): 16 1998 year-to-date return (7 months): 8.10%
       1997 annual return: 23.62%
       1996 annual return: 7.17%
       1995 annual return: 36.35%
       1994 annual return: 2.38%
       1993 annual return: 47.90%
       1992 annual return (9 months): (4.29)%


                                                                     CAPSULE A-1

                         WELTON INVESTMENT CORPORATION
                             PRO FORMA OF CAPSULE A
                             DIVERSIFIED PORTFOLIO


       Largest monthly drawdown (past 5 years): (16.74)% - (2/96)
       Largest monthly drawdown (since inception): (16.74)% - (2/96)
       Worst peak-to-valley drawdown (past 5 years): (26.60)% - (2/96-8/96) Worst peak-to-valley drawdown (since inception): (26.60)% - (2/96-8/96) 1998 year-to-date return (7 months): 7.97%
       1997 annual return: 19.24%
       1996 annual return: 5.76%
       1995 annual return: 37.68%
       1994 annual return: 1.26%
       1993 annual return: 47.03%
       1992 annual return (9 months): (3.72)%



        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                                                       CAPSULE B

                         WELTON INVESTMENT CORPORATION
                     GLOBAL FINANCIALS AND METALS PORTFOLIO


                Name of CTA: Welton Investment Corporation
                Name of program: Global Financials and Metals Portfolio Inception of trading by CTA: February 1989
                Inception of trading in program: April 1992
                Number of open accounts: 2
                Aggregate assets overall (excluding notional): $163,000,000 Aggregate assets overall (including notional): $246,000,000 Aggregate assets in program (excluding notional): $22,000,000 Aggregate assets in program (including notional): $22,000,000 Largest monthly drawdown: (15.72)% - (2/96)
                Worst peak-to-valley drawdown: (30.89)% - (12/93 - 9/94)
                1998 year-to-date return (7 months): 10.02%
                1997 annual return: 19.18%
                1996 annual return: 10.12%
                1995 annual return: 48.90%
                1994 annual return: (23.34)%
                1993 annual return: 70.38%


                                                                       CAPSULE C

                         WELTON INVESTMENT CORPORATION
                          GLOBAL FINANCIALS PORTFOLIO


                Name of CTA: Welton Investment Corporation
                Name of program: Global Financials Portfolio
                Inception of trading by CTA: February 1989
                Inception of trading in program: November 1994
                Number of open accounts: 3
                Aggregate assets overall (excluding notional): $163,000,000 Aggregate assets overall (including notional): $246,000,000 Aggregate assets in program (excluding notional): $4,000,000 Aggregate assets in program (including notional): $4,000,000 Largest monthly drawdown: (15.70)% - (2/96)
                Worst peak-to-valley drawdown: (30.20)% - (1/96 - 8/96)
                1998 year-to-date return (7 months): 12.72%
                1997 annual return: 14.35%
                1996 annual return: 7.05%
                1995 annual return: 49.67%
                1994 period return (2 months): 3.73%



        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                                                       CAPSULE D

                         WELTON INVESTMENT CORPORATION
                       TRADING PROGRAMS NO LONGER OFFERED
                              As of July 31, 1998


  February 1989      Date advisor began trading client accounts
   $163,000,000      Total assets under management by the advisor representing actual funds
   $246,000,000      Total assets under management by the advisor representing nominal funds

---------------------------------------------------------------------------------------------------------------------------
                                                                                                  INTERNATIONAL INTEREST
                                  EQUITY LINKED PORTFOLIO                 CUSTOM                           RATE
      TRADING PROGRAM               ENHANCEMENT PRODUCT          GLOBAL FINANCIAL ACCOUNTS               PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------
Date Program Began Trading                Oct-93                          Mar-94                          Mar-92
Actual Funds Managed                      Closed                          Closed                          Closed
                                          Oct-94                          Oct-94                          Mar-96
Nominal Funds Managed                        --                              --                              --
Open Accounts                                 0                               0                               0
Closed Accounts                               2                               6                              33
Accounts Closed at a Profit                   1                               0                               9
Accounts Closed at a Loss                     1                               6                              24
Annual Rates of Return
1993                                         7.36%                             --                           70.00%
1994                                        (4.21)%                        (22.89)%                        (26.68)%
1995                                           --                              --                           56.49%
1996                                           --                              --                          (14.87)%
1997                                           --                              --                              --
YTD through July-98                            --                              --                              --
Largest Single Monthly
Drawdown 1                                  (1.79)%                         (7.15)%                        (14.47)%
Date of Drawdown                            Jul-94                          Oct-94                          Feb-96
Largest Peak-to-Valley
Drawdown 2                                  (6.55)%                        (25.12)%                        (32.40)%
Date of Peak                                Mar-94                          Mar-94                          Dec-93
Date of Valley                              Oct-94                          Oct-94                          Jan-95

---------------------------------------------------------------------------------------------------------------------------
                                                                 QUANTITATIVE FOREIGN              WORLD
      TRADING PROGRAM         NONFINANCIAL PORTFOLIO              EXCHANGE PORTFOLIO          CURRENCY PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------
Date Program Began Trading              Mar-94                          Jun-94                          Apr-92
Actual Funds Managed                    Closed                          Closed                          Closed
                                        Aug-95                          Feb-95                          Feb-94
Nominal Funds Managed                      --                              --                              --
Open Accounts                               0                               0                               0
Closed Accounts                             4                               2                               4
Accounts Closed at a Profit                 2                               0                               1
Accounts Closed at a Loss                   2                               2                               3
Annual Rates of Return
1993                                         --                              --                          (18.90)%
1994                                      44.13%                         (13.66)%                         (2.99)%
1995                                     (16.38)%                         (2.94)%                            --
1996                                         --                              --                              --
1997                                         --                              --                              --
YTD through July-98                          --                              --                              --
Largest Single Monthly
Drawdown 1                                (8.99)%                        (14.68)%                         (8.80)%
Date of Drawdown                          Mar-95                          Nov-94                          Jan-93
Largest Peak-to-Valley
Drawdown 2                               (19.03)%                        (17.58)%                        (23.21)%
Date of Peak                              Feb-95                          Oct-94                          Nov-92
Date of Valley                            Aug-95                          Feb-95                          Feb-94

-----------------------------------------
                                 WORLD
                                EQUITY
                                 INDEX
      TRADING PROGRAM          PORTFOLIO
-----------------------------------------
Date Program Began Trading      May-94
Actual Funds Managed            Closed
                                Jun-96
Nominal Funds Managed              --
Open Accounts                       0
Closed Accounts                    11
Accounts Closed at a Profit         1
Accounts Closed at a Loss          10

                             PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

-----------------------------------------
Annual Rates of Return
1993
1994                             (15.97)%
1995                               4.99%
1996                             (14.82)%
1997                                 --
YTD through July-98                  --
Largest Single Monthly
Drawdown 1                        (9.71)%
Date of Drawdown                Jun-96
Largest Peak-to-Valley
Drawdown 2                       (25.18)%
Date of Peak                    May-94
Date of Valley                  Jan-96
------------------------------------------


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS


Footnotes to WIC Capsules A, B, C and D Performance Summaries

     "Inception of trading by CTA" is the date on which WIC began trading client accounts.

     "Inception of trading in program" is the date on which WIC began trading client accounts pursuant to the program shown.


     "Number of open accounts" is the number of accounts directed by WIC pursuant to the program shown as of July 31, 1998.



     "Aggregate assets overall" is the aggregate amount of assets in non-proprietary accounts under the management of WIC as of July 31, 1998.



     "Aggregate assets in program" is the aggregate amount of assets in the program specified as of July 31, 1998.


     "Drawdown" means losses experienced by the trading program over a specified period. "Largest monthly drawdown" means greatest percentage decline in net asset value due to losses sustained by the trading program from the beginning to the end of a calendar month during the most recent five calendar years (and from inception to date in the case of Capsule A).

     "Worst peak-to-valley drawdown" means greatest cumulative percentage decline in month-end net asset value of the trading program due to losses sustained during a period in which the initial month-end net asset value of the trading program is not equaled or exceed by a subsequent month-end net asset value of the trading program during the most recent five calendar years (and from inception to date in the case of Capsule A).


     "Annual and year-to-date return" presented in the composite performance capsules are calculated based on the "Fully-Funded-Subset" method as prescribed by the CFTC. These rates of return are derived by dividing the sum of the net performance, i.e., the aggregate of net performance for each of the accounts qualifying for inclusion in the Fully-Funded Subset, by the sum of the Actual Funds-based beginning NAVs for the Fully-Funded Subset. Returns are then compounded to arrive at the year-to-date rate of return. Note, 1998 year-to-date returns were approximated.

Footnotes to WIC Capsule A-1 Pro Forma Performance Summary


     Capsule A-1 above reflects pro forma rates of return, which are the result of the General Partner making certain pro forma adjustments to the past performance record of client accounts managed pursuant to the Diversified Portfolio, the trading program to be employed for Charter Welton by WIC. The pro forma adjustments are an attempt approximately to reflect the brokerage, management and incentive fees, and interest income, as opposed to the fees, expenses, and interest income applicable to the various accounts included in Capsule A above.


     CAPSULE A-1 MUST BE READ IN CONJUNCTION WITH THE DESCRIPTION OF WIC AND ITS TRADING PROGRAMS ABOVE. FURTHERMORE, PROSPECTIVE INVESTORS MUST BE AWARE THAT PRO FORMA RATES OF RETURN HAVE CERTAIN INHERENT LIMITATIONS: (A) PRO FORMA ADJUSTMENTS ARE ONLY AN APPROXIMATE MEANS OF MODIFYING HISTORICAL RECORDS TO REFLECT CERTAIN ASPECTS OF THE ECONOMIC TERMS OF A NEW COMMODITY POOL, CONSTITUTE NO MORE THAN MATHEMATICAL ADJUSTMENTS TO ACTUAL PERFORMANCE NUMBERS, AND GIVE NO EFFECT WHATSOEVER TO SUCH FACTORS AS POSSIBLE CHANGES IN TRADING APPROACH THAT MIGHT HAVE RESULTED FROM THE DIFFERENT FEE STRUCTURE, INTEREST INCOME, LEVERAGE, AND OTHER FACTORS APPLICABLE TO CHARTER WELTON AS COMPARED TO WIC'S ACTUAL TRADING; AND (B) THERE ARE DIFFERENT MEANS BY WHICH THE PRO FORMA ADJUSTMENTS COULD HAVE BEEN MADE. INVESTORS SHOULD ESPECIALLY NOTE THAT WIC HAS NEVER TRADED AT THE FEE STRUCTURE APPLICABLE TO CHARTER WELTON. AS OF THE DATE OF THIS PROSPECTUS, CHARTER WELTON HAS NOT BEGUN TRADING.

     WHILE THE GENERAL PARTNER BELIEVES THAT THE INFORMATION SET FORTH IN CAPSULE A-1 IS RELEVANT TO EVALUATING AN INVESTMENT IN CHARTER WELTON, NO REPRESENTATION IS OR COULD BE MADE THAT THE TABLE PRESENTS WHAT THE RESULTS OF CHARTER WELTON WOULD HAVE BEEN IN THE PAST OR ARE LIKELY TO BE IN THE FUTURE. PAST RESULTS ARE NOT A GUARANTEE OF FUTURE RESULTS.

                           THE MANAGEMENT AGREEMENTS

     Each Trading Advisor has entered into a Management Agreement with a Partnership and the General Partner, which provides that the Trading Advisor will have sole authority and responsibility, except in certain limited situations, for directing the investment and reinvestment in futures interests of the Partnership's assets. See "Investment Programs, Use of Proceeds and Trading Policies--Investment Programs of Each Charter Series Partnership."

TERM

     The Management Agreement with each Trading Advisor has a term of three years and will not expire until October 31, 2001, with annual renewals thereafter. Unless otherwise terminated upon written notice from the Trading Advisor at least 30 days prior to the expiration of the Management Agreement, each agreement shall be automatically renewed for additional one year terms.

     The Management Agreement with each Partnership will terminate if the Partnership terminates. Each Management Agreement may also be terminated by the Partnership, without penalty, at any time upon prior written notice to the Trading Advisor. In addition, each Management Agreement may be terminated by the Partnership or the Trading Advisor at any time without penalty under certain other circumstances specified therein.

     No assurance is given that a Partnership will be able to retain the services of a Trading Advisor once its Management Agreement with such person is terminated, or, if such services are available, that they will be available on the same or similar terms as those of the Management Agreement. The compensation payable by each Partnership to a Trading Advisor for its services under the Management Agreement is described under "Description of Charges--Charges to Each Partnership--1. Trading Advisor."


     Each Management Agreement also permits the General Partner to designate an additional trading advisor or advisors for a Partnership, and to apportion to such additional advisor(s) such amount of the Partnership's Net Assets as the General Partner may determine in its absolute discretion.


LIABILITY AND INDEMNIFICATION

     Each Management Agreement sets forth a standard of liability for the Trading Advisor and also provides for certain indemnities of the Trading Advisor. See "Fiduciary Responsibility."

     Each Management Agreement also provides that the Trading Advisor will assume financial responsibility for any errors committed or caused by it in transmitting orders for the purchase or sale of futures interests for the Partnership. Each Trading Advisor has an affirmative obligation promptly to notify the General Partner of any error in transmitting orders for the purchase and sale of futures interests, and a Trading Advisor must use its best efforts to identify and promptly notify the General Partner of any order or trade which the Trading Advisor reasonably believes was not executed in accordance with its instructions.

OBLIGATIONS TO A PARTNERSHIP

     Each Trading Advisor is engaged in the business of advising investors as to the purchase and sale of futures interests. During the term of each Management Agreement, the Trading Advisors and their principals and affiliates may be advising other investors and trading for their proprietary accounts. However, under the Management Agreements, the Trading Advisors and their principals and affiliates may not knowingly or deliberately favor (other than by charging different management and/or incentive fees) any account advised or managed by the Trading Advisors or any of their principals and affiliates over the accounts of the Partnerships. Each Trading Advisor will treat the Partnership for which it manages funds in a fiduciary capacity to the extent recognized by applicable law, but, subject to that standard, each Trading Advisor and its principals and affiliates will be free to advise and manage accounts of other investors and will be free to trade on the basis of the same trading systems, methods or strategies employed by such Trading Advisor on behalf of the Partnership, or trading systems, methods or strategies that are entirely independent of, or materially different from, those employed on behalf of the Partnership, and will be free to compete for the same futures interests as the Partnership or to take positions opposite to the Partnership, where such actions do not knowingly or deliberately favor any of such accounts over the Partnership's account.

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                               EXCHANGE PRIVILEGE

     If the conditions described below are satisfied, a Limited Partner can redeem Units in a Partnership as of the last day of any calendar month and, with the proceeds of such redemption, purchase Units of one or more other Partnerships at 100% of the Net Asset Value thereof (a "Series Exchange"). A Series Exchange of Units will be permitted as of the last day of each month, commencing the sixth month-end after a person becomes a Limited Partner of any Partnership (an "Exchange Date"). Each Unit purchased in a Series Exchange with the proceeds of a redemption will be issued and sold at a price per Unit equal to 100% of the Net Asset Value of a Unit as of the close of business on such Exchange Date. Units acquired pursuant to a Series Exchange will be deemed as having the same purchase date as the Units exchanged for purposes of determining the applicability of any redemption charges.


     Each Series Exchange is subject to satisfaction of certain additional conditions immediately prior to an Exchange Date. Each redeeming Partnership must have assets sufficient to discharge its liabilities and redeem Units. See "Redemptions." In order to effect a Series Exchange, a Subscription Agreement must be sent by a Limited Partner (or any assignee thereof) to a DWR branch office and received by the General Partner at least five business days prior to the applicable Exchange Date. Such Subscription Agreement must acknowledge that the Limited Partner remains eligible to purchase Units on such date. A minimum of 500 Units must be exchanged, unless a Limited Partner is liquidating his entire interest in a Partnership. However, in the case of subscribers who already own Units in a Partnership and desire to make an additional investment in such Partnership, the minimum investment is 100 Units. A form of Subscription Agreement is annexed hereto as Exhibit B. Additional copies of the Subscription Agreement may be obtained by written request to the General Partner or from a local DWR branch office. Each Partnership issuing Units to Limited Partners pursuant to a Series Exchange must have a sufficient number of Units registered and qualified for sale under federal and applicable state securities laws pursuant to a current Prospectus. While the General Partner currently intends to maintain a sufficient number of Units registered to effect Series Exchanges, the General Partner shall not have any obligation to have Units registered or to maintain a current Prospectus. There can be no assurance that any or a sufficient number of Units will be available for sale on an Exchange Date. If Units are not registered or qualified for sale under either federal or applicable state securities laws or pursuant to a current Prospectus, the General Partner will not be able to effect a Series Exchange for a Limited Partner. Furthermore, certain states may impose significant burdens on, or alter the requirements for, qualifying Units for sale and, in such cases, the General Partner may not continue qualifying Units for sale in such state or states, and a resident thereof would not be eligible for a Series Exchange. At some time in the future, certain states may impose more restrictive suitability and/or investment requirements than those set forth in the form of Subscription Agreement. Any such restrictions may limit the ability of a resident of such state to effect a Series Exchange. In the event that not all Subscription Agreements can be processed because an insufficient number of Units is available for sale on an Exchange Date, the General Partner will allocate Units in any manner which it deems reasonable under the circumstances and may allocate a substantial portion of such Units to new subscribers for Units. In addition, if the Initial Closing is held for only two of the Partnerships, Limited Partners in such Partnerships will only be able to effect Series Exchanges for Units of those Partnerships; likewise, if the Initial Closing is held for only one of the Partnerships, Limited Partners in that Partnership will have no Series Exchange privilege. See "Plan of Distribution."


     Units of limited partnership interest of any new partnership in the Charter Series may be offered to Limited Partners pursuant to exercise of the Series Exchange privilege. Before purchasing such units, a Limited Partner must execute a Subscription Agreement specifically referring to the units of such partnership and must have received a copy of a prospectus or a supplement to this Prospectus describing such units and such partnership.

     Since a Series Exchange is equivalent to a redemption and immediate reinvestment of the proceeds of such redemption, a Limited Partner should carefully review the portions of this Prospectus describing redemptions and certain tax consequences thereof. See "Redemptions" and "Material Federal Income Tax Considerations."

                                  REDEMPTIONS

     Persons who have been Limited Partners for six months may redeem all or part of their Units, regardless of when such Units were purchased, at any month-end (a "Redemption Date") in the manner described herein. Redemptions may only be made in whole Units, with a minimum of 100 Units required for each redemption, unless a Limited Partner is redeeming his entire interest in a Partnership. Redemption of Units will be deemed to be in the order in which they are purchased (assuming purchases at more than one Closing).

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     Units redeemed on or prior to the last day of the twelfth month from the date of purchase will be subject to a redemption charge equal to 2% of the Net Asset Value of a Unit on the Redemption Date. Units redeemed after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month from the date of purchase will be subject to a redemption charge equal to 1% of the Net Asset Value of a Unit on the Redemption Date. Units redeemed after the last day of the twenty-fourth month from the date of purchase will not be subject to a redemption charge. The foregoing redemption charges will be paid to DWR.

     Under certain circumstances, Units are exempt from redemption charges, as follows. Units purchased by an investor who purchases $500,000 or more of Units will not be subject to redemption charges. A Limited Partner redeeming Units at the first Redemption Date following notice of an increase in certain fees will not be subject to redemption charges. A Limited Partner who redeems Units pursuant to a Series Exchange will not be subject to redemption charges with respect to the Units exchanged and, for purposes of determining the applicability of future redemption charges, such Units will be deemed as having the same purchase date as the Units exchanged. A Limited Partner who redeems units pursuant to a Non-Series Exchange will be subject to any applicable redemption charges with respect to the units redeemed from the other limited partnership; however, the Units purchased pursuant to a Non-Series Exchange will not be subject to the foregoing redemption charges. Further, a Limited Partner who redeems Units and has either paid a redemption charge with respect to such Units or held such Units for at least two years will not be subject to redemption charges with respect to any newly purchased Units, provided the new Units are purchased within twelve months of and in an amount no greater than the net proceeds of the prior redemption, and are held for at least six months from the date of purchase. Such subscribers remain subject to the minimum purchase and suitability requirements. See "Subscription Procedure."


     Redemptions must be made in whole Units, in a minimum amount of 100 Units, unless a Limited Partner is redeeming his entire interest in a Partnership. Redemptions will be effective as of the last day of the month in which a Request for Redemption in proper form has been timely received by the General Partner ("Redemption Date"). A "Request for Redemption" is a letter in the form specified by the General Partner, sent by a Limited Partner (or any assignee thereof) to a DWR branch office and received by the General Partner at least 5 business days prior to the Redemption Date. A Limited Partner may obtain daily an approximate Net Asset Value per Unit for each Partnership. However, since the actual Net Asset Value per Unit as of a particular Redemption Date is determined subsequent to the Redemption Date, it is not possible for a Limited Partner to know the actual amount to be received upon redemption until after the Redemption Date. A form of Request for Redemption is annexed to the Limited Partnership Agreement, which is annexed hereto as Exhibit A. Additional copies of the Request for Redemption may be obtained by written request to the General Partner or a local DWR branch office. In addition to the information and reports described below under "The Limited Partnership Agreements--Reports to Limited Partners," the General Partner will provide Limited Partners with such other information and will comply with any such procedures in connection with redemptions as in the future are specifically required under SEC rules and policies for commodity pools and similar investment vehicles.


     The "Net Asset Value" of a Unit is an amount equal to a Partnership's Net Assets allocated to capital accounts represented by Units, divided by the number of Units outstanding. "Net Assets" are defined in each Limited Partnership Agreement to mean the total assets of a Partnership (including all cash and cash equivalents (valued at cost), accrued interest and amortization of original issue discount, and the market value of all open futures interests positions and other assets of the Partnership), less the total liabilities of the Partnership (including, but not limited to, one-half of the brokerage commissions that would be payable with respect to the closing of each Partnership's open futures interests positions (if charged on a roundturn basis), or brokerage fees (if charged on a "flat rate" basis), management fees, incentive fees, ordinary administrative expenses, transaction fees and costs, if any, and extraordinary expenses), determined in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. Unless generally accepted accounting principles require otherwise, the market value of a futures interest traded on a United States exchange shall be determined using the settlement price on the exchange on which the particular futures interest is traded by a Partnership on the day with respect to which Net Assets are being determined; provided, however, that if a futures interest could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange upon which that futures interest is traded or otherwise, the settlement price on the first subsequent day on which the futures interest could have been liquidated shall be the market value of such futures interest for such day. The market value of a forward contract or a futures interest traded on a foreign exchange will mean its market value as determined by the General Partner on a basis consistently applied for each different variety of forward contract or futures interest.

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
     The General Partner will endeavor to pay redemptions within 10 business days after the Redemption Date. A Partnership may be forced to liquidate open futures interests positions to satisfy redemptions in the event it does not have sufficient cash on hand. See "Risk Factors--Risks Relating to the Partnerships and the Offering of Units--Restricted Investment Liquidity in the Units." Payment will be made by credit in the amount of such redemption to the Limited Partner's customer account with DWR, or by check mailed to the Limited Partner if such account is closed. The right to obtain redemption is contingent upon (i) the redeeming Partnership having assets sufficient to discharge its liabilities on the Redemption Date, and (ii) timely receipt by the General Partner of a Request for Redemption as described above.

     The terms and conditions applicable to redemptions in general, other than those prohibiting redemptions before the sixth month-end following the Closing at which a person first becomes a Limited Partner in a Charter Series Partnership, and providing that redemptions may only be made as of the end of a calendar month, will also apply to redemptions effected on "Special Redemption Dates," as described under "The Limited Partnership Agreements--Reports to Limited Partners."

     The liability of Limited Partners, including the possible liability of a person who has redeemed Units, for liabilities of the Partnership which arose before such redemption is described under "The Limited Partnership Agreements-- Nature of the Partnerships."

     Federal income tax aspects of redemptions are described under the caption "Material Federal Income Tax Considerations."

                             THE COMMODITY BROKERS
DESCRIPTION OF THE COMMODITY BROKERS


     Dean Witter Reynolds Inc. ("DWR"), a Delaware corporation, acts as the Partnerships' non-clearing commodity broker. DWR, as the non-clearing commodity broker, will hold each Partnership's funds in a customer segregated account as required under CFTC regulations, and will provide all required margin funds to Carr Futures Inc., the clearing commodity broker, to cover margin requirements for each Partnership's trading positions. DWR will also monitor each Partnership's futures positions that CFI reports it is carrying for any errors in trade prices or trade fill. DWR also serves as the non-clearing commodity broker for all but one of the other commodity pools for which Demeter serves as general partner and commodity pool operator, and CFI serves as the clearing broker and foreign currency forward counterparty for such commodity pools.


     DWR is a principal operating subsidiary of MSDW, which is a publicly-owned company. DWR is a financial services company which provides to its individual, corporate and institutional clients services as a broker in securities and futures interests, a dealer in corporate, municipal and government securities, an investment adviser, and an agent in the sale of life insurance and various other products and services. DWR is a member firm of the New York Stock Exchange, the American Stock Exchange, the Chicago Board Options Exchange, other major securities exchanges, and the National Association of Securities Dealers, Inc. ("NASD"). DWR is registered with the CFTC as a futures commission merchant and is a member of the NFA in such capacity. DWR is currently servicing its clients through a network of 415 offices nationwide with over 10,000 financial advisors servicing individual and institutional client accounts.


     Carr Futures, Inc., a Delaware corporation ("CFI" and, together with DWR, the "Commodity Brokers"), acts as each Partnership's clearing commodity broker. CFI is the broker directly accountable to the futures exchange (or clearinghouse) for each Partnership's trades, and all payments, including margin payments, to and from the futures exchanges resulting from each Partnership's trades, will flow through CFI. In addition, CFI will also act as the counterparty on each Partnership's foreign currency forward contracts. CFI is a subsidiary of Credit Agricole Indosuez, which had total equity of approximately $6.28 billion at December 31, 1997 and which is itself a subsidiary of Caisse Nationale de Credit Agricole, one of the ten largest banks in the world. CFI's parent has guaranteed to each Partnership payment of the net liquidating value of the transactions in the Partnership's account with CFI. CFI has been registered under the CEAct as a futures commission merchant and has been a member of the NFA in such capacity since August 1987. CFI's global headquarters is located at 10 South Wacker Drive, Suite 1100, Chicago, Illinois 60606. CFI acts as a commodity broker to individuals, corporate and institutional clients and is a clearing member of the Chicago Board of Trade, the Chicago Mercantile Exchange, the Commodity Exchange Inc., and other major commodities exchanges.

BROKERAGE ARRANGEMENTS

     The Partnerships' brokerage arrangements with DWR and CFI are discussed in "Conflicts of Interest--Relationship of the General Partner to DWR as Commodity Broker" and "--Customer Agreements with the Commodity Brokers," and "Description of Charges--Charges to Each Partnership--2. Commodity Brokers."

     The General Partner will review at least annually the brokerage arrangements of each Partnership to ensure that such brokerage arrangements are fair, reasonable, and competitive, and represent the best price and services available, taking into consideration: (i) the size of the Partnership; (ii) the futures interests trading activity; (iii) the services provided by the Commodity Brokers or any affiliate thereof to the Partnership; (iv) the cost incurred by the Commodity Brokers or any affiliate thereof in organizing and operating the Partnership and offering Units; (v) the overall costs to the Partnership; (vi) any excess interest and compensating balance benefits to the Commodity Brokers from assets held thereby; and (vii) if the General Partner is an affiliate of a Commodity Broker (Demeter is an affiliate of DWR), the risks incurred by the General Partner as such. See "Conflicts of Interest."

     The Customer Agreements set forth a standard of liability for the Commodity Brokers and provide for certain indemnities of and by the Commodity Brokers. See "Fiduciary Responsibility."

                               CERTAIN LITIGATION

     At any given time, DWR is involved in numerous legal actions, some of which seek significant damages.

     On May 16, 1996, an NASD arbitration panel awarded damages and costs against DWR and one of its financial advisors in the amount of approximately $1.1 million, including punitive damages, to three customers who alleged, among other things, fraud and misrepresentation in connection with their individually managed futures accounts (not commodity pools).

     On September 6, 10, and 20, 1996, and on March 13, 1997, similar purported class actions were filed in the Superior Court of the State of California, County of Los Angeles, on behalf of all purchasers of interests in limited partnership commodity pools sold by DWR. Named defendants include DWR, Demeter, Dean Witter Futures and Currency Management Inc., MSDW (all such parties referred to hereafter as the "Dean Witter Parties"), certain limited partnership commodity pools of which Demeter is the general partner, and certain trading advisors to those pools. On June 16, 1997, the plaintiffs in the above actions filed a consolidated amended complaint, alleging, among other things, that the defendants committed fraud, deceit, negligent misrepresentation, various violations of the California Corporations Code, intentional and negligent breach of fiduciary duty, fraudulent and unfair business practices, unjust enrichment, and conversion in the sale and operation of the various limited partnerships commodity pools. Similar purported class actions were also filed on September 18 and 20, 1996 in the Supreme Court of the State of New York, New York County, and on November 14, 1996 in the Superior Court of the State of Delaware, New Castle County, against the Dean Witter Parties and certain trading advisors on behalf of all purchasers of interests in various limited partnership commodity pools sold by DWR. A consolidated and amended complaint in the action pending in the Supreme Court of the State of New York was filed on August 13, 1997, alleging that the defendants committed fraud, breach of fiduciary duty, and negligent misrepresentation in the sale and operation of the various limited partnership commodity pools. On December 16, 1997, upon motion of the plaintiffs, the action pending in the Superior Court of the State of Delaware was voluntarily dismissed without prejudice. The complaints seek unspecified amounts of compensatory and punitive damages and other relief. It is possible that additional similar actions may be filed and that, in the course of these actions, other parties, including the Partnerships, could be added as defendants. The Dean Witter Parties believe that they have strong defenses to, and they will vigorously contest, the actions. Although the ultimate outcome of legal proceedings cannot be predicted with certainty, it is the opinion of management of the Dean Witter Parties that the resolution of the actions will not have a material adverse effect on the financial condition or the results of operations of any of the Dean Witter Parties.

     During the five years preceding the date of this Prospectus, there have been (other than as described above) no material criminal, civil or administrative actions pending, on appeal or concluded against DWR, Demeter, or any of their principals, which DWR or Demeter believes would be material to an investor's decision to invest in the Partnerships.

     At any given time, CFI is involved in various legal actions. On July 31, 1992, a CFTC Administrative Law Judge ("ALJ") ordered CFI to pay a former client of the firm approximately $1.7 million in damages, plus interest and costs, based upon certain alleged misrepresentations made by a former account executive. Al

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
Baraka Investment and Development Corp. vs. Indosuez Carr Futures, Inc. (CFTC Docket No. 91-R-126). On May 3, 1993, the CFTC issued an Order of Summary Affirmance, which affirmed the ALJ's decision, and the U.S. Court of Appeals for the Seventh Circuit affirmed the CFTC order in June, 1994.

     During the five years preceding the date of this Prospectus, there have been (other than as described above) no material criminal, civil or administrative actions pending, on appeal or concluded against CFI or any of its principals, which CFI believes would be material to an investor's decision to invest in the Partnerships.

                   THE FUTURES, OPTIONS AND FORWARDS MARKETS

     Since 1974, the market in futures interests has undergone dramatic changes. According to statistics provided by the Futures Industry Association, in 1974 the futures markets were divided 82% in agricultural products, 15% in metals, 2% in currencies, and 1% in lumber and energy products; by December 31, 1997, the markets were divided 58% in interest rates, 12% in agriculturals, 10% in stock indices, 6% in currencies, 8% in metals, and 6% in energy products. By December 31, 1997, over $32 billion was invested in managed futures interests.

FUTURES CONTRACTS

     Futures contracts are standardized contracts made on domestic or foreign exchanges that call for the future delivery of specified quantities of various agricultural and tropical commodities, industrial commodities, currencies, financial instruments or metals at a specified time and place. The contractual obligations, depending upon whether one is a buyer or a seller, may be satisfied either by taking or making, as the case may be, physical delivery of an approved grade of commodity or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same exchange prior to the designated date of delivery. As an example of an offsetting transaction where the physical commodity is not delivered, the contractual obligation arising from the sale of one contract of December 1999 wheat on a commodity exchange may be fulfilled at any time before delivery of the commodity is required by the purchase of one contract of December 1999 wheat on the same exchange. The difference between the price at which the futures contract is sold or purchased and the price paid for the offsetting purchase or sale, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Certain futures contracts, such as those for stock or other financial or economic indices approved by the CFTC or Eurodollar contracts settle in cash (irrespective of whether any attempt is made to offset such contracts), rather than by delivery of any physical commodity.

FORWARD CONTRACTS

     Contracts for the future delivery of certain commodities may also be made through banks or dealers pursuant to what are commonly referred to as "forward contracts." A forward contract is a contractual right to purchase or sell a specified quantity of a commodity at or before a specified date in the future at a specified price and, therefore, is similar to a futures contract. In forward contract trading, a bank or dealer generally acts as principal in the transaction and includes its anticipated profit (the "spread" between the "bid" and the "asked" prices), and in some instances a mark-up, in the prices it quotes for forward contracts. Unlike futures contracts, forward contracts are not standardized contracts; rather, they are the subjects of individual negotiation between the parties involved. Moreover, because there is no clearinghouse system applicable to forward contracts, forward contracts are not fungible, and there is no direct means of "offsetting" a forward contract by purchase of an offsetting position on the same exchange as one can a futures contract. In recent years, the terms of forward contracts have become more standardized, and in some instances such contracts now provide a right of offset or cash settlement as an alternative to making delivery on the contract.

OPTIONS ON FUTURES

     An option on a futures contract or on a physical commodity gives the buyer of the option the right to take a position at a specified price (the "striking," "strike," or "exercise" price) in the underlying futures contract or commodity. The buyer of a "call" option acquires the right to take a long position (i.e., the obligation to take delivery of a specified amount of a specific commodity) in the underlying futures contract or commodity, and the buyer of a "put" option acquires the right to take a short position (i.e., the obligation to make delivery of a specified amount of a specified commodity) in the underlying futures contract or commodity.

     The purchase price of an option is referred to as its "premium." The seller (or "writer") of an option is obligated to take a futures position at a specified price opposite to the option buyer if the option is exercised. Thus, the seller of a call option must stand ready to take a short position in the underlying futures contract or commodity at the striking price if the buyer should exercise the option. The seller of a put option, on the other hand, must stand ready to take a long position in the underlying futures contract or commodity at the striking price.

     A call option on a futures contract is said to be "in-the-money" if the striking price is below current market levels, and "out-of-the-money" if the striking price is above current market levels. Similarly, a put option on a futures contract is said to be "in-the-money" if the striking price is above current market levels, and "out-of-the-money" if the striking price is below current market levels.

     Options have limited life spans, usually tied to the delivery or settlement date of the underlying futures contract. An option that is out-of-the-money and not offset by the time it expires becomes worthless. On certain exchanges, in-the-money options are automatically exercised on their expiration date, but on others unexercised options simply become worthless after their expiration date. Options usually trade at a premium above their intrinsic value (i.e., the difference between the market price for the underlying futures contract and the striking price), because the option trader is speculating on (or hedging against) future movements in the price of the underlying contract. As an option nears its expiration date, the market and intrinsic value typically move into parity. The difference between an option's intrinsic and market values is referred to as the "time value" of the option.

     The use of interrelated options and futures positions can provide an additional means of risk management and permit a trader to retain a futures position in the hope of additional appreciation in that position, while at the same time allowing the trader to limit the possible adverse effects of a decline in the position's value.

     Successful futures options trading requires many of the same skills as does successful futures trading. However, since specific market movements of the underlying futures contract or commodity must be predicted accurately, the risks involved are somewhat different. For example, if a Partnership buys an option (either to sell or buy a futures contract or commodity), it will pay a "premium" representing the market value and time value of the option. Unless the price of the futures contract or commodity underlying the option changes and it becomes profitable to exercise or offset the option before it expires, the Partnership may lose the entire amount of such premium. Conversely, if the Partnership sells an option (either to sell or buy a futures contract or commodity), it will be credited with the premium but will have to deposit margin due to its contingent liability to take or deliver the futures contract or commodity underlying the option in the event the option is exercised. Traders who sell options are subject to the entire loss which occurs in the underlying futures position or commodity (less any premium received). The ability to trade in or exercise options may be restricted in the event that trading in the underlying futures contract or commodity becomes restricted.

HEDGERS AND SPECULATORS

     The two broad classes of persons who trade futures interests contracts are "hedgers" and "speculators." Commercial interests, including farmers, that market or process commodities and financial institutions that market or deal in commodities (including, for example, interest rate sensitive instruments, foreign currencies and stock portfolios) and which are exposed to exchange, interest rate and stock market risks, may use the commodities markets primarily for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations occurring, for example, between the time a merchandiser or processor makes a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. The commodity markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator risks his capital with the hope of making profits from price fluctuations in futures interests contracts. Speculators rarely take delivery of commodities, but rather close out their positions by entering into offsetting purchases or sales of contracts. Since the speculator may take either a long or short position in the commodities markets, it is possible for him to make profits or incur losses regardless of whether prices go up or down. Trading by the Partnerships will be for speculative rather than for hedging purposes.

COMMODITY EXCHANGES

     Commodity exchanges provide centralized market facilities for trading futures contracts and options (but not forward contracts) relating to specified commodities, indices and other intangibles. Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange (including the International Monetary Market), the New York Mercantile Exchange, the New York Cotton Exchange, Inc. and the Coffee, Sugar and Cocoa Exchange.

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     Each of the commodity exchanges in the United States has an associated
"clearinghouse." Once trades between members of an exchange have been confirmed, the clearinghouse becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader's open position in the market. Thereafter, each party to a trade looks only to the clearinghouse for performance. The clearinghouse generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that enables the clearinghouse, at least to a large degree, to meet its obligations with regard to the "other side" of an insolvent clearing member's contracts. Furthermore, clearinghouses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearinghouses is to ensure the integrity of trades, and members effecting futures transactions on an organized exchange need not worry about the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their commodity broker and the clearinghouse. The exchanges also impose speculative position limits and other restrictions on customer positions to help ensure that no single trader can amass a position that would have a major impact on market prices.

     Commodity exchanges in the United States and their clearinghouses are given reasonable latitude in promulgating rules and regulations to control and regulate their members. Examples of regulations by exchanges and clearinghouses include the establishment of initial margin levels, size of trading units, contract specifications, speculative position limits, and daily price fluctuation limits. The CFTC reviews all such rules (other than those relating to specific margin levels for futures, as opposed to options) and can disapprove or, with respect to certain of such rules, require the amendment or modification thereof.

     Foreign commodity exchanges differ in certain respects from their United States counterparts. In contrast to United States exchanges, certain foreign exchanges are "principals' markets," where trades remain the liability of the traders involved, and the exchange does not become substituted for any party. See "Regulations" below and "Risk Factors--Risks Relating to Futures Interests Trading and the Futures Interests Markets--Special Risks Associated with Trading on Foreign Exchanges."

SPECULATIVE POSITION LIMITS

     The CFTC and United States commodity exchanges have established limits, referred to as "speculative position limits" or "position limits," on the maximum net long or net short speculative position that any person or group of persons (other than a hedger, which the Partnerships are not) may hold, own or control in certain futures interests contracts. Among the purposes of speculative position limits is to prevent a "corner" on a market or undue influence on prices by any single trader or group of traders. The CFTC has jurisdiction to establish position limits with respect to all commodities and has established position limits for all agricultural commodities. In addition, the CFTC requires each United States exchange to submit position limits for all commodities traded on such exchange for approval by the CFTC. Certain exchanges or their clearinghouses also set limits on the total net positions that may be held by a clearing broker, such as CFI. However, position limits do not apply to many currency futures contracts, and, in general, no position limits are in effect in bank or dealer forward contract trading or in trading on foreign commodity exchanges, although the principals with which the Partnerships may trade in such markets may impose such limits as a matter of credit policy. The futures interests positions of the Partnerships are not, and will not be, attributable to Limited Partners with respect to their own futures interests trading, if any, for purposes of position limits.

DAILY LIMITS

     Most United States commodity exchanges (but generally not foreign exchanges or banks or dealers in the case of forward contracts) normally limit the amount of fluctuation in futures interests contract prices during a single trading day by regulation. These regulations specify what are referred to as "daily price fluctuation limits" or more commonly "daily limits." The daily limits establish the maximum amount that the price of a futures interests contract may vary either up or down from the previous day's settlement price. Once the daily limit has been reached in a particular futures interest, no trades may be made at a price beyond the limit. This can create liquidity problems.

REGULATIONS

     Commodity exchanges in the United States are subject to regulation under the CEAct by the CFTC, the governmental agency having responsibility for regulation of commodity exchanges and futures interests contract trading conducted thereon. The function of the CFTC is to implement the objectives of the CEAct of

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preventing price manipulation and excessive speculation and promoting orderly and efficient markets. Such regulation, among other things, provides that trading in futures interests must be on exchanges designated as "contract markets," and that all trading on such exchanges must be done by or through exchange members.

     The CFTC possesses exclusive jurisdiction to regulate the activities of "commodity trading advisors" and "commodity pool operators" and has adopted regulations with respect to certain of such persons' activities. Pursuant to its authority, the CFTC requires a commodity pool operator (such as the General Partner) to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend the registration of a commodity pool operator if the CFTC finds that the operator has violated the CEAct or regulations thereunder and in certain other circumstances. Suspension, restriction or termination of the General Partner's registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the Partnerships. The CEAct gives the CFTC similar authority with respect to the activities of commodity trading advisors, such as the Trading Advisors. If the registration of a Trading Advisor as a commodity trading advisor were to be terminated, restricted or suspended, the Trading Advisor would be unable, until such time (if any) as such registration were to be reinstated, to render trading advice to the relevant Partnership. The Partnerships themselves are not registered with the CFTC in any capacity.

     The CEAct requires all "futures commission merchants," such as the Commodity Brokers, to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers' funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. The CFTC has similar authority over "introducing brokers," i.e., persons who solicit or accept orders for futures interests trades but who do not accept margin deposits for the execution of trades. The Partnerships have no present intention of using any introducing brokers in their trading. The CEAct also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

     The fact of CFTC registration of the General Partner, the Commodity Brokers, and the Trading Advisors does not imply that the CFTC has passed on or approved this offering or their qualifications to act as described in this Prospectus.

     Limited Partners are afforded certain rights for reparations under the CEAct. Limited Partners may also be able to maintain a private right of action for certain violations of the CEAct. The CFTC has adopted rules implementing the reparation provisions of the CEAct which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEAct against a floor broker, futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.

     Pursuant to authority in the CEAct, the NFA has been formed and registered with the CFTC as a "registered futures association." At the present time, the NFA is the only non-exchange self-regulatory organization for commodities professionals. NFA members are subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. As the self-regulatory body of the commodities industry, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals who do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers and their respective associated persons and floor brokers. The General Partner, the Commodity Brokers, and the Trading Advisors are all members of the NFA (the Partnerships themselves are not required to become members of the NFA).

     The above-described regulatory structure may be modified by rules and regulations promulgated by the CFTC or by legislative changes enacted by Congress.

     The CFTC has no authority to regulate trading on foreign commodity exchanges and markets. The CFTC has, however, adopted rules relating to the marketing of foreign futures contracts and options in the United States. These rules permit foreign futures contracts and options traded only on certain foreign exchanges to be offered and sold in the United States. See "Risk Factors--Risks Relating to Futures Interests Trading and the Futures Interests Markets--Special Risks Associated with Trading on Foreign Exchanges."

MARGINS

     "Initial" or "original" margin is the minimum amount of funds that must be deposited by a commodity trader with his commodity broker in order to initiate futures trading or to maintain an open position in futures contracts. "Maintenance" margin is the amount (generally less than initial margin) to which a trader's account

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may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the commodity trader's performance of the futures interests contracts he purchases or sells. Futures interests contracts are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the purchase price of the underlying commodity being traded. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investment or speculation. The minimum amount of margin required in connection with a particular futures interests contract is set from time to time by the exchange on which such contract is traded, and may be modified from time to time by the exchange during the term of the contract. See "Risk
Factors--Risks Relating to Futures Interests Trading and the Futures Interests Markets--Futures Interests Trading is Highly Leveraged."

     Brokerage firms, such as the Commodity Brokers, carrying accounts for traders in futures interests contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy in order to afford further protection for themselves. The Commodity Brokers presently intend to require each Partnership to make margin deposits equal to the exchange minimum levels for all futures interests contracts.

     Trading in the currency forward contract market does not require margin, but generally does require the extension of credit by a bank or dealer to those with whom the bank or dealer trades. Since each Partnership's trading will be conducted through CFI, each Partnership will be able to take advantage of CFI's credit lines with several participants in the interbank market. CFI will require margin with respect to a Partnership's trading of currency forward contracts.

     When a trader purchases an option, there is no margin requirement. When a trader sells an option, on the other hand, he is required to deposit margin in an amount determined by the margin requirements established for the futures interests contract underlying the option, and, in addition, an amount substantially equal to the current premium for the option. The margin requirements imposed on the writing of options, although adjusted to reflect the probability that out-of-the-money options will not be exercised, can in fact be higher than those imposed in dealing in the futures markets directly. Complicated margin requirements apply to "spreads" and "conversions," which are complex trading strategies in which a trader acquires a mixture of related futures and options positions.

     Margin requirements are computed each day by a trader's commodity broker. When the market value of a particular open futures interests contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the trader's position. With respect to a Partnership's trading, that Partnership, and not its Limited Partners personally or any other Partnership, will be subject to margin calls.

                       THE LIMITED PARTNERSHIP AGREEMENTS

     This Prospectus contains an explanation of the more significant terms and provisions of the Limited Partnership Agreement of each Partnership, a copy of which is annexed hereto as Exhibit A and is incorporated herein by this reference. Each Limited Partnership Agreement is identical insofar as the terms and provisions thereof discussed hereunder are concerned. The following description is a summary only of certain significant terms of the Limited Partnership Agreement not set forth elsewhere in this Prospectus, is not intended to be complete, and is qualified in its entirety by reference to Exhibit A.

NATURE OF THE PARTNERSHIPS

     Each Partnership was formed on July 15, 1998 under the Partnership Act. The fiscal year of each Partnership begins on January 1 of each year and ends on the following December 31.

     Units purchased and paid for pursuant to this offering will be fully paid and nonassessable. Except as described under "Restrictions on Transfers and Assignments" below, Limited Partners may only withdraw from a Partnership by redeeming all of their Units. Each Partnership may have a claim against its Limited Partners after redemption or a Series Exchange of Units or receipt of distributions from such Partnership for liabilities of the Partnership that arose before the date of such redemption, Series Exchange or distribution, but such claim will not exceed the sum of such Limited Partner's unredeemed capital contribution, undistributed profits, if any, any distributions and amounts received upon redemptions, and amounts deemed received on a Series Exchange, together with interest thereon. No Partnership will make a claim against its Limited Partners with respect to amounts distributed to them or amounts received by them upon redemption of Units or deemed

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
received upon a Series Exchange of Units unless the Net Assets of the Partnership are insufficient to discharge liabilities of the Partnership that arose before the payment of such amounts. The General Partner will be liable for all obligations of each Partnership to the extent that assets of such Partnership, including amounts contributed by its Limited Partners and paid out in distributions, redemptions, Series Exchanges, or otherwise to Limited Partners, are insufficient to discharge such obligations. However, neither the General Partner, DWR, nor any of their affiliates shall be personally liable to a Limited Partner (or assignee) for the return or repayment of all or any portion of the capital or profits of such Limited Partner.

MANAGEMENT OF PARTNERSHIP AFFAIRS

     The Limited Partners of a Partnership will not participate in the management or operations of such Partnership. Any participation by a Limited Partner in the management of a Partnership may jeopardize the limited liability of such Limited Partner. Under each Limited Partnership Agreement, responsibility for managing the Partnership is vested solely in the General Partner. See "Fiduciary Responsibility." The General Partner may delegate complete trading authority to a Trading Advisor and has done so, except for the ability of the General Partner to override trading instructions that violate a Partnership's trading policies, or to the extent necessary to fund distributions or redemptions, or to pay Partnership expenses, or when the Trading Advisor is unable or unwilling to act and a successor Trading Advisor has not yet been retained.


     On behalf of each Partnership, the General Partner may engage and compensate from the funds of that Partnership such persons (including other Trading Advisor(s)) as the General Partner in its sole judgment deems advisable for the conduct and operation of the business of the Partnership, provided however, that, except as described in the Limited Partnership Agreement and this Prospectus, the General Partner will not engage on behalf of a Partnership any person, firm, or corporation that is an affiliate of the General Partner without having made a good faith determination that: (i) the affiliate which it proposes to engage to perform such services is qualified to do so (considering the prior experience of the affiliate or the individuals employed thereby); (ii) the terms and conditions of the agreement pursuant to which such affiliate is to perform services for the Partnership are no less favorable to the Partnership than could be obtained from equally-qualified unaffiliated third parties, or are otherwise determined by the General Partner to be fair and reasonable to the Partnership and the Limited Partners; and (iii) the maximum period covered by the agreement pursuant to which such affiliate is to perform services for the Partnership will not exceed one year, and such agreement may be terminated without penalty upon 60 days' prior written notice by the Partnership.


     Other responsibilities of the General Partner include, but are not limited to, the following: determining whether each Partnership will make distributions; administering redemptions and Series Exchanges; preparing monthly and annual reports to the Limited Partners of each Partnership; preparing or causing to be prepared and filing tax returns required to be filed by each Partnership; directing the investment of each Partnership's assets (other than investments in futures interests); executing various documents on behalf of each Partnership and its Limited Partners pursuant to powers of attorney; and supervising the liquidation of a Partnership if an event causing termination of that Partnership occurs. To facilitate the execution of various documents by the General Partner on behalf of each Partnership and its Limited Partners, each of the Limited Partners will appoint the General Partner, with power of substitution, his attorney-in-fact by executing a Subscription Agreement.

SHARING OF PROFITS AND LOSSES

     Each Partner, including the General Partner, of each Partnership will have a capital account with an initial balance equal to the amount he paid for Units of such Partnership, or, in the case of the General Partner, its capital contribution. Each Partnership's Net Assets will be determined monthly, and any increase or decrease from the end of the preceding month will be added to or subtracted from the accounts of the Partners in the ratio that each account bears to all accounts. For a description of the federal tax allocations, see "Material Federal Income Tax Considerations."

RESTRICTIONS ON TRANSFERS OR ASSIGNMENTS


     Except as set forth below, each Limited Partnership Agreement provides that Units may be transferred or assigned, but that no transferee or assignee may become a substituted Limited Partner without the written consent of the General Partner, which consent may not be unreasonably withheld. No Limited Partner, or an assignee, transferee, estate, custodian or personal representative of a Limited Partner, may withdraw any capital or profits from a Partnership except by redemption of Units. See "Redemptions." The General Partner,


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

without prior notice to or consent of the Limited Partners, may withdraw any portion of its interest in a Partnership that is in excess of the interest required under its Limited Partnership Agreement. See "Capitalization." The General Partner may withdraw or assign its entire interest in a Partnership only upon 120 days' prior written notice to Limited Partners; if a majority of Limited Partners elect a new general partner or partners to continue the business of the Partnership, the withdrawing General Partner must pay all reasonable expenses incurred by the Partnership in connection with such withdrawal.


     Any transfer or assignment of Units permitted by the Limited Partnership Agreements will be effective as of the end of the month in which such transfer or assignment is made; provided, however, that no Partnership need recognize any transfer or assignment until it has received at least 30 days' prior written notice from the Limited Partner, which notice sets forth the address and social security or taxpayer identification number of the transferee or assignee and the number of Units transferred or assigned, and is signed by the Limited Partner. No transfers or assignments of Units will be effective or recognized by the General Partner if as a result any party to such transfer or assignment owns fewer than the minimum number of Units required to be purchased as described herein (subject to certain exceptions relating to gifts, death, divorce, or transfers to family members or affiliates contained in the Limited Partnership Agreements). No transfer or assignment of Units will be permitted unless the General Partner is satisfied that (i) such transfer or assignment would not be in violation of the Partnership Act or applicable federal, state or foreign securities laws, and (ii) notwithstanding such transfer or assignment, the Partnership will continue to be classified as a partnership rather than as an association taxable as a corporation under the Internal Revenue Code of 1986, as amended (the "Code"). No transfer or assignment of Units will be effective or recognized by a Partnership if such transfer or assignment would result in the termination of that Partnership for federal income tax purposes, and any attempted transfer or assignment in violation of the Limited Partnership Agreement will be ineffective. The Limited Partner will bear all costs (including any attorneys' and accountants' fees) related to such transfer or assignment.

AMENDMENTS; MEETINGS

     Each Limited Partnership Agreement may be amended in accordance with, and to the extent permissible under, the Partnership Act by an instrument signed by the General Partner and by Limited Partners owning more than 50% of the Units then owned by Limited Partners of that Partnership. In addition, the General Partner may make the following amendments to a Limited Partnership Agreement without the consent of the Limited Partners: (i) change the name of the Partnership or cause the Partnership to transact business under another name;
(ii) clarify any inaccuracy or any ambiguity, or reconcile any inconsistent provisions in the Limited Partnership Agreement; (iii) make any amendment to the Limited Partnership Agreement that is not adverse to the Limited Partners; (iv) effect the intent of the allocations proposed in the Limited Partnership Agreement to the maximum extent possible and to the extent necessary to comply with the Code or the interpretations thereof affecting such allocations, as same may be amended from time to time; (v) attempt to ensure that the Partnership is not taxed as an association taxable as a corporation for federal income tax purposes; (vi) qualify or maintain the qualification of the Partnership as a limited partnership in any jurisdiction; (vii) delete, add or modify any provision of or to the Limited Partnership Agreement required to be deleted, added or modified by the staff of the SEC, the CFTC, any other federal agency, any state "Blue Sky" official, or other governmental official, or in order to opt to be governed by any amendment or successor to the Partnership Act, or to comply with applicable law; (viii) make any modification to the Limited Partnership Agreement to reflect the admission of additional or substitute general partners and to reflect any modification to the net worth and minimum investment requirements applicable to the General Partner and any other general partner, as contemplated by Sections 5 and 6 of the Limited Partnership Agreement; (ix) make any amendment that is appropriate or necessary, in the opinion of the General Partner, to prevent the Partnership or the General Partner or its directors, officers or controlling persons from in any manner being subject to the provisions of the Investment Company Act of 1940, as amended (the "1940 Act"), the Investment Advisers Act of 1940, as amended (the "Advisers Act"), or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended; and (x) to make any amendment that is appropriate or necessary, in the opinion of the General Partner, to qualify the Partnership under the 1940 Act, and any persons under the 1940 Act and the Advisers Act, if the General Partner is informed that doing so is necessary. However, no amendment of the Limited Partnership Agreement of a Partnership without the consent of all Partners affected thereby may reduce the capital account of any Partner, modify the percentage of profits, losses, or distributions to which any Partner is entitled, or change or alter the provisions of such Limited Partnership Agreement relating to amendments requiring the consent of all Partners.

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
     Any Limited Partner or his authorized attorney or agent, upon written request to the General Partner, delivered either in person or by certified mail, and upon payment of reasonable duplicating and postage costs, shall be entitled to obtain from the General Partner by mail a list of the names and addresses of record of all Limited Partners of the Partnership(s) in which he owns Units and the number of Units owned by each. Upon receipt of a written request, signed by Limited Partners owning at least 10% of the Units then owned by Limited Partners of a Partnership, that a meeting of such Partnership be called to consider any matter upon which Limited Partners may vote pursuant to its Limited Partnership Agreement, the General Partner, by written notice to each Limited Partner of record sent by certified mail or delivered in person within 15 days after receipt of such notice, must call a meeting of that Partnership. Such meeting must be held at least 30 but not more than 60 days after the mailing of such notice, and such notice must specify the date, a reasonable place and time, and the purpose of such meeting.

     At any meeting of the Limited Partners, upon the affirmative vote of Limited Partners (in person or by proxy) owning more than 50% of the Units then owned by Limited Partners of a Partnership, the following actions may be taken:
(i) the Limited Partnership Agreement may, with certain exceptions described above, be amended; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and replaced; (iv) a new general partner or general partners may be elected if the General Partner terminates or liquidates or elects to withdraw from the Partnership, or becomes insolvent, bankrupt or is dissolved; (v) any contracts with the General Partner or any of its affiliates may be terminated without penalty on 60 days' prior written notice; and (vi) the sale of all or substantially all of the assets of the Partnership may be approved; provided, however, that no such action may be taken if it will adversely affect the classification of the Partnership as a partnership under the federal income tax laws or the status of the Limited Partners as limited partners under the Partnership Act (while not required by the Limited Partnership Agreement, it is advisable that Limited Partners proposing to take any of the foregoing actions obtain an opinion of qualified counsel to confirm that the action to be taken will not have adverse ramifications under federal income tax laws and the Partnership Act, and that such action is otherwise permitted under the Partnership Act). Any of the foregoing actions may also be taken by Limited Partners without a meeting, without prior notice, and without a vote, by means of written consents signed by Limited Partners owning the requisite number of Units; notice of any actions taken by written consent must be given to non-consenting Limited Partners within seven business days thereafter.

INDEMNIFICATION

     The Limited Partnership Agreement provides for certain indemnities of the General Partner and its affiliates. See "Fiduciary Responsibility."

REPORTS TO LIMITED PARTNERS

     The books and records of each Partnership are maintained at its principal office, and must be retained for not less than five years. The Limited Partners or their authorized attorneys or agents will have the right during normal business hours to inspect and copy such books and records of each Partnership of which they are Limited Partners, and, upon request, copies of such books and records will be sent to any Limited Partner if reasonable reproduction and distribution costs are paid by him. Copies of subscription documentation in connection with purchases and Exchanges of Units will be retained by the Partnership for not less than six years.

     Within 30 days after the close of each calendar month, the General Partner shall provide to each Limited Partner such financial and other information with respect to each Partnership as the CFTC and NFA, from time to time, may require in such monthly reports, together with information concerning any material change in the brokerage commissions or fees payable by the Partnerships to any commodity broker. Additionally, each Partnership will distribute to the Limited Partners within 90 days after the close of each fiscal year an annual report containing audited financial statements (including a statement of income and statement of financial condition) of the Partnership for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and accompanied by a report of the independent certified public accounting firm which audited such financial statements, and such other information as the CFTC and the NFA may from time to time require. Such annual reports will provide a detailed statement of any transactions with the General Partner or its affiliates and of fees, commissions and any compensation paid or accrued to the General Partner or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed. Within 75 days after the close of each fiscal year (but in no event later than March 15 of each year), the Partnership will report to each Limited Partner tax information necessary for the preparation of the Limited Partner's federal income tax returns. The Net Asset Value of Units will be determined daily by the General

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Partner and the most recent Net Asset Value calculations will be promptly supplied in writing to any Limited Partner after receipt of a written request to such effect. In addition to the above-described information and reports, the General Partner will provide Limited Partners with such other information and will comply with any such procedures in connection with redemptions as in the future are specifically required under SEC rules and policies for commodity pools and similar investment vehicles.

     In addition, if any of the following events occurs, notice of such event, including a description of Limited Partners' redemption and voting rights, will be mailed to each Limited Partner of that Partnership within seven business days after the occurrence of the event: (i) a decrease in the Net Asset Value of a Unit as of the close of business on any business day to 50% or less of the Net Asset Value for such Unit as of the end of the immediately preceding month; (ii) any material amendment to the Limited Partnership Agreement; (iii) any change in Trading Advisors or any material change in the management agreement with a Trading Advisor; (iv) any change in Commodity Brokers or any material change in the compensation arrangements with a Commodity Broker; (v) any change in general partners or any material change in the compensation arrangements with a general partner; (vi) any change in the Partnership's fiscal year; (vii) any material change in the Partnership's trading policies as specified in the Limited Partnership Agreement; or (viii) cessation of futures interests trading by the Partnership. In the case of a notice given in accordance with clause (i) of the immediately preceding sentence: (a) such notice shall also advise Limited Partners that a "Special Redemption Date," on a date specified in such notice (but in no event earlier than 15, nor later than 45, days after the mailing of such notice), will take place as of which Limited Partners may redeem their Units in the same manner as described under "Redemptions" for regular Redemption Dates (a Special Redemption Date may take place on a regular Redemption Date); and (b) following the close of business on the date of the 50% decrease giving rise to such notice, the Partnership shall liquidate all existing positions as promptly as reasonably practicable and shall suspend all futures interests trading through the Special Redemption Date. Thereafter, the General Partner shall determine whether to reinstitute futures interests trading or to terminate the Partnership.

     In addition, subject to limits imposed under certain state guidelines incorporated in the Limited Partnership Agreements, no increase in any of the management, incentive or brokerage fees payable by the Partnerships, or any caps on management fees, incentive fees, brokerage commissions or fees, transaction fees and costs, ordinary administrative expenses, or net excess interest or compensating balance benefits, as described under "Description of Charges--Charges to Each Partnership--5. Expense Limitations," may take effect until the first business day following a Redemption Date, provided that: (i) notice of such increase is mailed to each Limited Partner at least five business days prior to the last date on which a "Request for Redemption" must be received by the General Partner with respect to the applicable Redemption Date; (ii) such notice describes the redemption and voting rights of Limited Partners; and (iii) Limited Partners redeeming Units at the first Redemption Date following such notice shall not be subject to any redemption charges.


     In addition, following each Closing, the General Partner shall send written notice to any Limited Partner which has acquired of record more than five percent of the outstanding Units of a Partnership, so that such Limited Partner may comply with the reporting requirements of Section 13(d) and (g) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G promulgated thereunder.


     Each Limited Partner (and any assignee of such Limited Partner's interest) expressly agrees that in the event of his death, such Limited Partner waives on behalf of himself and his estate, and directs the legal representative of his estate and any person interested therein, to waive the furnishing of any inventory, accounting, or appraisal of the assets of the Partnership and any right to an audit or examination of the books of the Partnership, except to the extent described above.

                              PLAN OF DISTRIBUTION

     The Units are being offered through DWR pursuant to a Selling Agreement among the Partnerships, the General Partner, and DWR, as selling agent. DWR has appointed MS & Co., and may appoint, with the approval of the General Partner, as its agent to make offers and sales of the Units, any other securities broker or dealer which is a member in good standing of the NASD, or any foreign bank, dealer, institution or person ineligible for membership in the NASD which agrees to make no offers or sales of Units within the United States or its territories, possessions or areas subject to its jurisdiction or to persons who are citizens thereof or residents therein, and which further agrees in making offers and sales of Units to comply with the applicable provisions of the Conduct Rules of the NASD (each, an "Additional Seller"). DWR, MS & Co. and the General Partner are "affiliates" of one another pursuant to SEC rules under the 1933 Act.

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     The Units are being offered on a "best efforts" basis without any agreement by DWR to purchase Units. The General Partner has registered 3,000,000 Units of each Partnership with the SEC, for sale in the Initial Offering and the Continuing Offering. The General Partner may in the future register additional Units with the SEC. There is no maximum aggregate amount of funds which may be contributed to any Partnership. The General Partner may in the future subdivide or combine outstanding Units of any Partnership, in its discretion, provided that no such subdivision or combination shall affect the Net Asset Value of any Limited Partner's interest in the Partnership.


     Units of each Partnership are being offered initially to the public at $10 per Unit, for issuance at the Initial Closing, which is currently scheduled to be held on October 31, 1998; provided, however, that the General Partner may at its discretion hold such Initial Closing at any time during the Initial Offering Period (as defined below). Units that remain unsold following the Initial Closing may be offered for sale in the Continuing Offering at subsequent Monthly Closings at a price per Unit equal to 100% of the Net Asset Value of a Unit of the Partnership which sells the Unit as of the date of the applicable Monthly Closing. The period from the date of this Prospectus through November 13, 1998 will be referred to herein as the "Initial Offering Period"; provided, however, that the General Partner may, in its sole discretion, extend the Initial Offering Period up to and including March 12, 1999. If at least 400,000 ($4,000,000) Units in a Partnership have been subscribed for at any time during the Initial Offering Period, the General Partner will accept subscriptions for such Partnership at the Initial Closing and commence such Partnership's trading operations, and continue to offer Units of such Partnership in the Continuing Offering. Following the Initial Closing, the Net Asset Value of a Unit of a Partnership will not be related to the performance of any other Partnership and will depend on the performance of its Trading Advisor. At subsequent Monthly Closings, such Net Asset Value may increase or decrease substantially between the date of a subscription and the date as of which such subscription is accepted by the General Partner; consequently, a subscriber may receive at a Monthly Closing more or fewer Units of a Partnership than would have been received if the Monthly Closing had been held on the date of the subscription. Additionally, even if the amount of a subscription is divided equally among the Partnerships, the number of Units of each Partnership purchased at a Monthly Closing will not generally be the same and may differ significantly.


     During the Initial Offering Period and, thereafter, during the Continuing Offering, funds with respect to a subscription received and not immediately rejected by the General Partner will be transferred to, and held in escrow by, The Chase Manhattan Bank, New York, New York (the "Escrow Agent"), and invested solely in the Escrow Agent's interest-bearing money market account. If a subscription is accepted by the General Partner, the Escrow Agent will pay to the appropriate Partnerships the subscription funds and pay to DWR any interest earned on such subscription funds at the applicable Closing, and DWR will credit the subscriber's customer account with DWR with such interest. If a subscription is rejected by the General Partner, the Escrow Agent will promptly pay to DWR the rejected subscription funds and any interest earned thereon, and DWR will credit the subscriber's customer account with DWR with such amounts, and at such time such funds will be immediately available for investment or withdrawal. In the event a subscriber's customer account with DWR has been closed, any subscription returned and/or interest earned will be paid by check. Interest will be earned on subscription funds from the day of deposit of such funds with the Escrow Agent to the day that such funds are either paid to the appropriate Partnerships in the case of accepted subscriptions or paid to DWR in the case of rejected subscriptions. At all times during the Initial Offering Period and, thereafter, during the Continuing Offering, and prior to each Monthly Closing, subscription funds will be in the possession of the Escrow Agent, and at no time will the General Partner hold or take possession of such funds.


     If fewer than 400,000 ($4,000,000) Units in any Partnership have been subscribed for at the termination of the Initial Offering Period or for any reason the Initial Closing does not occur, the offering of Units with respect to any such Partnership will terminate and each subscription received during the Initial Offering Period will be promptly returned by the Escrow Agent to DWR for prompt deposit to each subscriber's customer account with DWR, within five business days following termination of the Initial Offering Period, together with any interest earned on such subscription while held in escrow. DWR will promptly notify each subscriber that such subscription has been returned to such subscriber's customer account with DWR and that such funds are under such subscriber's control. It is contemplated that only one Initial Closing will be held for the Partnerships, and it is not a condition of the Initial Closing that all three Partnerships sell the minimum number of Units. If the Initial Closing is held for only two of the Partnerships, Limited Partners in such Partnerships will only be able to effect Series Exchanges for Units of those Partnerships; likewise, if the Initial Closing is held for only one of the Partnerships, Limited Partners in that Partnership will have no Series Exchange privilege. See "Exchange Privilege."

     During the Initial Offering Period, the General Partner, DWR, any Additional Seller, the Trading Advisor, and their respective affiliated entities may, but are not required to, subscribe for any number of Units. Units subscribed for by such entities will be counted for purposes of determining whether the minimum subscription requirement for a Partnership has been met. Any Units subscribed for by such entities may not be redeemed for a period of two years after the Initial Closing if the Partnership would not have the minimum $4,000,000 in Net Assets immediately following such redemption.

     In the case of Units purchased for cash, qualified employees of DWR have the option to receive from DWR (payable solely from its own funds) a gross sales credit equal to 4% of the Net Asset Value per Unit as of the applicable Closing for each Unit sold by them and issued at such Closing, plus a gross sales credit of up to 71% of the brokerage fees received by DWR from the Partnership each month that are attributable to such outstanding Units, commencing with the fifteenth month after the Closing at which a Unit is issued. Alternatively, qualified employees of DWR may forego the initial sales credit of 4% of the Net Asset Value per Unit and immediately commence receiving a gross sales credit of up to 71% of the brokerage fees received by DWR from the Partnership each month that are attributable to such outstanding Units. Notwithstanding the foregoing, employees of DWR that sell $500,000 or more of Units to any single investor will not have an option, and will only be entitled to receive a gross sales credit of up to 71% of the brokerage fees received by DWR from the Partnership each month that are attributable to such outstanding Units, commencing with the first month after the Units are issued.

     In the case of Units purchased pursuant to a Series Exchange or Non-Series Exchange, qualified employees of DWR will not receive the initial gross sales credit of 4%. However, in the case of a Series Exchange or Non-Series Exchange, DWR employees will receive a gross sales credit of up to 71% of the brokerage fees received by DWR from the Partnership each month that are attributable to such outstanding Units, as follows: (i) in the case of a Series Exchange where the DWR employee elected to receive the initial gross sales credit of 4% in connection with the initial purchase of the Units redeemed, such DWR employee will receive the monthly gross sales credit commencing with the fifteenth month after the date the Units being redeemed were purchased; and (ii) in the case of
(A) a Series Exchange where the DWR employee elected not to receive the initial gross sales credit of 4% in connection with the initial purchase of the Units redeemed, or (B) a Non-Series Exchange, such DWR employee will receive the monthly gross sales credit commencing with the first month after the Units are issued. In all cases, qualified DWR employees will receive continuing compensation until the applicable Partnership terminates or such Unit is redeemed (whichever comes first).

     For the purpose of paying continuing compensation, brokerage fees are deemed to be attributable to Units sold by an employee in the proportion which the number of such Units bears to the total number of Units outstanding at any time. For example, if an employee sold 2,500 Units of one Partnership and there were 125,000 Units of such Partnership outstanding, 2% (2,500 divided by 125,000) of the brokerage fees received by DWR with respect to such Partnership would be deemed to be attributable to the Units sold by that employee, and such employee would be paid by DWR, under present plans, up to 57% of such fees. Units issued to a Limited Partner in a Series Exchange will be treated for purposes of allocating brokerage fees as sold by the employee who sold the Units subject to such Series Exchange. No part of such compensation will be paid by a Partnership and, accordingly, Net Assets will not be reduced as a result of such compensation. Each person receiving such continuing compensation must be a DWR employee at the time of receipt of payment and must be registered as an associated person with the CFTC and be a member of the NFA in such capacity only after either having passed the Series 3 or Series 31 examination or having been "grandfathered" as an associated person qualified to do commodity brokerage under the CEAct and the regulations thereunder. The additional services to be rendered by such employees include: (a) inquiring of the General Partner from time to time, at the request of Limited Partners, as to the Net Asset Value of each Partnership's Units; (b) inquiring of the General Partner, at the request of Limited Partners, regarding the futures interests markets and the activities of the Partnerships; (c) responding to questions of Limited Partners with respect to the monthly account statements, annual reports, financial statements and annual tax information furnished periodically to Limited Partners; (d) providing advice to Limited Partners as to when and whether to make additional investments or to redeem or Exchange Units; (e) assisting Limited Partners in the redemption or Exchange of Units; and (f) providing such other services as Limited Partners from time to time may reasonably request. Such additional compensation paid by DWR may be deemed to be underwriting compensation. In addition, certain officers and directors of the General Partner may receive compensation as employees of DWR based, in part, on the amount of brokerage fees paid by the Partnerships to DWR. The Selling Agreement among DWR, the General Partner and the Partnerships provides that such compensation may only be paid by DWR as long as such services are provided.

A Limited Partner may telephone, write or visit such employee at the local DWR branch office to avail himself of such services.

     DWR may compensate any qualified Additional Seller for each Unit sold by it by paying such Additional Seller a selling commission, payable by DWR solely from its own funds, as determined by DWR and such Additional Seller, but not to exceed 4% of the Net Asset Value of the Unit sold (except MS & Co., which will be compensated at the same rate as DWR). Additional Sellers who are properly registered as futures commission merchants or introducing brokers with the CFTC and are members of the NFA in such capacity may also receive from DWR, payable solely from its own funds, continuing compensation for providing to Limited Partners the continuing services described above. Such additional compensation paid by DWR may be up to 35% of the brokerage fees generated by outstanding Units sold by such Additional Sellers and received by DWR as commodity broker for each Partnership. Additional Sellers may pay all or a portion of such additional compensation to their employees who have sold Units and provide continuing services to Limited Partners if such employees are properly registered with the CFTC and are members of the NFA. Such additional compensation paid by DWR may be deemed to be underwriting compensation.

     In connection with the sale of Units, DWR may at any time and from time to time implement cash sales incentive and/or promotional programs for its employees who sell Units. Such programs will provide for DWR, and not the Partnership or General Partner, to pay its employees bonus compensation based on sales of Units. Any such program will be approved by the NASD prior to its implementation.

     The aggregate of all compensation paid to employees of DWR from the initial 4% gross sales credit, the redemption charges received by DWR, and any sales incentives will not exceed 10% of the proceeds of the sale of Units.

     The Units of each Partnership are being sold by each Partnership when, as and if subscriptions therefor are accepted by the General Partner, subject to the satisfaction of certain conditions set forth in the Selling Agreement and the approval by counsel of certain legal matters. Pursuant to the respective Management Agreements, each Partnership has agreed to indemnify its Trading Advisor in connection with the offer and sale of Units with respect to any misleading or untrue statement or alleged misleading or untrue statement of a material fact or material omission or alleged omission unrelated to such Trading Advisor. Each Partnership also has agreed to indemnify DWR, the General Partner, MS & Co., and any other Additional Sellers in connection with the offer and sale of Units. See "Fiduciary Responsibility."

     If units of new partnerships of the Charter Series are offered for sale by the General Partner, such offer would be on such terms as the General Partner may determine. The expenses incurred in this offering and the pricing formulas described above would not be determinative of the price per unit in any such subsequent offering.

                             SUBSCRIPTION PROCEDURE

     The minimum subscription for most subscribers is $20,000, except that, in the case of eligible subscribers purchasing Units pursuant to a Non-Series Exchange, the $20,000 minimum subscription will be satisfied if the proceeds of the redemption of the units redeemed would have equaled at least $20,000 as of the last day of the month immediately preceding the Closing at which the Units are purchased, irrespective of whether the actual proceeds from such redemption are less than $20,000 when the units are redeemed. See "Investment Requirements." A subscription may be for Units of one Partnership, or may be divided among two or all three Partnerships, provided that the minimum subscription for any one Partnership is: (a) in the case of a cash purchase, $5,000, or (b) in the case of a Non-Series Exchange, the proceeds from the redemption of (i) five units from commodity pools other than the Spectrum Series or MSTAF, (ii) 500 units from one, or any combination, of the Spectrum Series, or (iii) 500 units from MSTAF. A subscriber who already owns Units in a Partnership and desires to make an additional investment in such Partnership may subscribe for additional Units at a Monthly Closing with a minimum investment of: (a) in the case of a cash purchase, $1,000, or (b) in the case of a Non-Series Exchange, the proceeds from the redemption of (i) one unit from commodity pools other than the Spectrum Series or MSTAF, or (ii) 100 units from one, or any combination of the Spectrum Series, or (iii) 100 units from MSTAF.

     In order to purchase Units, a subscriber must complete, execute, and deliver to DWR an execution copy of a Subscription Agreement. In the Subscription Agreement, a subscriber (other than one effecting an Exchange) will authorize the General Partner and DWR to transfer immediately the full subscription amount from his customer account with DWR to the Partnerships' Escrow Account. DWR will promptly debit the subscriber's customer account and transfer such funds to the Escrow Account with the Escrow Agent upon receipt of the executed Subscription Agreement. A subscriber (other than one effecting an Exchange) whose Subscription Agreement is received by DWR and whose subscription is not immediately rejected, must have the appropriate amount in his customer account with DWR on the first business day following the date that his Subscription Agreement is received by DWR, and DWR will debit his customer account and transfer such funds into escrow with the Escrow Agent on that date. In the event that a subscriber (other than one effecting an Exchange) does not have a customer account with DWR or does not have sufficient funds in his existing customer account with DWR, the subscriber should make appropriate arrangements with his DWR financial advisor, if any, and if none, should contact his local DWR branch office. MS & Co. and the other Additional Sellers, if any, will arrange for their respective customers subscribing for Units to open customer accounts with DWR. Payment must not be mailed to the General Partner, as any such payment will be returned to the subscriber for proper placement with the DWR branch office where his account is maintained. Additional investments in the Partnerships for subscribers who already own Units must be made by executing a Subscription Agreement authorizing the immediate transfer of funds from the customer's account with DWR to the Escrow Agent. In the case of a Series Exchange or a Non-Series Exchange, a subscriber must complete, execute, and deliver to DWR an execution copy of a Subscription Agreement, which will authorize the General Partner to redeem all or a portion of such subscriber's interest in a Partnership or another commodity pool for which the General Partner serves as general partner and commodity pool operator (subject to terms of the applicable limited partnership agreement), and use the proceeds of such redemption (less any applicable redemption charges) to purchase Units in the Partnership[s]. In accordance with an NASD rule, DWR will not subscribe for Units on behalf of any customer account over which it has discretionary authority, unless it gets prior written approval from the customer.

     In the case of a subscription on behalf of an IRA or other employee benefit plan, merely subscribing for Units does not create a plan. Those considering the purchase of Units on behalf of an IRA or other employee benefit plan must first ensure that the plan has been properly established in accordance with the Code and the regulations thereunder and administrative rulings thereof and that the plan has been adequately funded. If an IRA or other employee benefit plan has been properly established and adequately funded, the trustee or custodian of the plan who decides to or who is instructed to do so may subscribe for Units. Payment of the subscription price must be made by having the trustee or custodian of the plan authorize the General Partner and DWR to transfer immediately the full subscription amount to the Morgan Stanley Dean Witter Charter Series Escrow Account from the plan's customer account with DWR. An employee benefit plan, including an IRA, should consider the tax consequences of an investment in the Partnerships. See "Purchases by Employee Benefit Plans--ERISA Considerations."

     All Units subscribed for upon DWR's transfer of funds from a customer account following receipt of a subscriber's check will be issued subject to the collection of the funds represented by such check. In the event that a subscriber's check is returned unpaid, DWR will notify the General Partner, and the relevant Partnership will cancel the Units issued to such subscriber represented by such check. Any losses or profits sustained by the Partnership in connection with the Partnership's business allocable to such cancelled Units will be deemed a decrease or increase in Net Assets and allocated among the remaining Partners. In the Limited Partnership Agreements, each Limited Partner agrees to reimburse a Partnership for any expense or loss (including any trading loss) incurred in connection with the issuance and cancellation of any Units issued to such Limited Partner.

     All subscriptions for Units are generally irrevocable by subscribers, provided, however, that (i) a subscriber may revoke his Subscription Agreement, and receive a full refund of the subscription amount and any accrued interest thereon (or revoke the redemption of units in the other commodity pool in the case of a Series Exchange or Non-Series Exchange), within five business days after execution of such Subscription Agreement or no later than 3:00 P.M., New York City time, on the date of the applicable Closing, whichever comes first, by delivering written notice to his DWR financial advisor; and (ii) there may be possible rescission rights under applicable federal and state securities laws. The General Partner may reject any subscription, in whole or in part, in its sole discretion. See "Plan of Distribution." A specimen form of the Subscription Agreement is annexed hereto as Exhibit B. A separate execution copy of the Subscription Agreement accompanies this Prospectus or may be obtained, after delivery of this Prospectus (and, if applicable, the Partnerships' latest Monthly Report), from a local DWR branch office. Limited Partners will not receive certificates evidencing Units, but will be sent confirmations of purchase in DWR's customary form.

          PURCHASES BY EMPLOYEE BENEFIT PLANS -- ERISA CONSIDERATIONS

     The purchase of Units might or might not be a suitable investment for an employee benefit plan. Before proceeding with a purchase of Units, the person with investment discretion on behalf of an employee benefit plan should determine whether the purchase of Units is (a) permitted under the governing instruments of the plan and (b) appropriate for that particular plan in view of its overall investment policy, the composition and diversification of its portfolio, and the considerations discussed below.

     As used herein, the term "employee benefit plans" refers to plans and accounts of various types (including their related trusts) which provide for the accumulation of a portion of an individual's earnings or compensation, as well as investment income earned thereon, typically free from federal income tax until such time as funds are distributed from the plan. Such plans include corporate pension and profit-sharing plans (such as so-called "401(k)" plans), "simplified employee pension plans," so-called "Keogh" plans for self-employed individuals (including partners), and, for purposes of this discussion, individual retirement accounts ("IRAs"), described in Section 408 of the Internal Revenue Code of 1986, as amended (the "Code").

     If the assets of an investing employee benefit plan were to be treated, for purposes of the reporting and disclosure provisions and certain other of the fiduciary responsibility provisions of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code, as including an undivided interest in each of the underlying assets of a Partnership, an investment in Units would in general be an inappropriate investment for the plan. A U.S. Department of Labor regulation (the "Regulation") defines "plan assets" in situations where employee benefit plans purchase equity securities in investment entities such as a Partnership. The Regulation provides that the assets of an entity will not be deemed to be "plan assets" of an employee benefit plan which purchases an equity security of such an entity if the equity security is a "publicly-offered security," meaning it is
(1) freely transferable, (2) held by more than 100 investors independent of the issuer and of each other, and (3) either (a) registered under Section 12(b) or
Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act") or (b) sold to the plan as part of a public offering of such securities pursuant to an effective registration statement under the 1933 Act, where the security is then timely registered under Section 12(b) or Section 12(g) of the 1934 Act. It is expected that the Units will meet, and continue to meet, the criteria of the Regulation.

     The General Partner believes, based upon the advice of its legal counsel, that income earned by the Partnerships will not constitute "unrelated business taxable income" under Section 512 of the Code to employee benefit plans and other tax-exempt entities which purchase Units in one or more of the Partnerships. Although the Internal Revenue Service has issued favorable private letter rulings to taxpayers in somewhat similar circumstances, other taxpayers may not use or cite such rulings as precedent.

     The person with investment discretion on behalf of an employee benefit plan who is considering the purchase of Units in one or more of the Partnerships should consult a professional tax adviser regarding the application of the foregoing matters to their purchase of Units.

     Units may not be purchased with the assets of an employee benefit plan if the General Partner, DWR, any Additional Seller, any Trading Advisor or any of their respective affiliates either: (a) has investment discretion with respect to the investment of such plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the plan; or (c) is an employer maintaining or contributing to such plan.

     Subscribing for Units in a Partnership does not create an IRA or other employee benefit plan. Those considering the purchase of Units on behalf of an IRA or other employee benefit plan must first ensure that the plan has been properly established in accordance with the Code and ERISA and the regulations and administrative rulings thereunder and that the plan has been adequately funded. Then, after all of the considerations discussed above have been taken into account, the trustee or custodian of a plan who decides to or who is instructed to do so may subscribe for Units in one or more of the Partnerships, subject to the applicable minimum subscription requirement per Partnership.

     ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF IRAS OR OTHER EMPLOYEE BENEFIT PLANS IS IN NO RESPECT A REPRESENTATION BY THE GENERAL PARTNER, DWR, MS & CO., ANY OTHER ADDITIONAL SELLERS OR ANY PARTNERSHIP THAT THIS INVESTMENT MEETS ALL RELEVANT

LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

INTRODUCTION

     The General Partner has been advised by counsel, Cadwalader, Wickersham & Taft, that in its opinion, the following summary correctly describes the material federal income tax consequences to United States taxpayers of acquiring, owning and disposing of Units. The opinions appearing in this section are the opinions of Cadwalader, Wickersham & Taft, except as otherwise specifically noted herein. The following summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), rulings thereon, regulations promulgated thereunder and existing interpretations thereof, any of which could be changed at any time and which changes could be retroactive. The federal income tax summary and the state and local income tax summary which follow in general relate only to the tax implications of an investment in the Partnerships by individuals who are citizens or residents of the United States. Except as indicated below or under "Purchases by Employee Benefit Plans-ERISA Considerations," the summaries do not address the tax implications of an investment in the Partnerships by corporations, partnerships, trusts and other non-individuals. Moreover, the summaries are not intended as a substitute for careful tax planning, particularly since certain of the tax consequences of owning an interest in the Partnerships may not be the same for all taxpayers, such as non-individuals or foreign persons, or in light of an investor's personal investment circumstances. A complete discussion of all federal, state and local tax aspects of an investment in each Partnership is beyond the scope of the following summary, and prospective investors must consult their own tax advisors on such matters.

PARTNERSHIP STATUS

     The General Partner has been advised by its legal counsel, Cadwalader, Wickersham & Taft, that in its opinion, under current federal income tax law, each Partnership will be classified as a partnership and not as an association (or a publicly traded partnership) taxable as a corporation. No ruling has been requested from the Internal Revenue Service with respect to classification of each Partnership and the General Partner does not intend to request such a ruling.

     The opinion of counsel described above is based upon the facts set forth herein, including that a principal activity of each Partnership consists of buying and selling commodities not held as inventory, or futures, options and forward contracts with respect to such commodities, and at least 90% of the Partnership's gross income during each year consists of gains from such trading and interest income.

     Certain "publicly traded partnerships" are taxed as corporations. While this treatment does not affect the Partnerships, new legislation governing the taxation of limited partnerships may be enacted at any time, and may apply to the Partnerships retroactively. If a partnership were treated as an association (or a publicly traded partnership) taxable as a corporation, income or loss of such partnership would not be passed through to its partners, and such partnership would be subject to tax on its income without deduction for any distributions to its partners, at the rates applicable to corporations. In addition, all or a portion of any distributions by such partnership to its partners could be taxable to the partners as dividends or capital gains.

PARTNERSHIP TAXATION

     Partners, Rather than Partnership, Subject to Federal Income Tax. Each Partnership, as an entity, will not be subject to federal income tax. Except as provided below with respect to certain nonresident aliens, each Limited Partner in computing his federal income tax liability for a taxable year will be required to take into account his distributive share of all items of Partnership income, gain, loss, deduction, and credit for the taxable year of the Partnership ending within or with the taxable year of such Partner, regardless of whether such Partner has received any distributions from the Partnership. The characterization of an item of profit or loss will usually be determined at the Partnership level.

     Organization and Syndication Expenses. None of the Partnerships nor any Partner thereof will be entitled to any deduction for syndication expenses (i.e., those amounts paid or incurred in connection with issuing and marketing Units).

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
     Allocation of Partnership Profits and Losses. For federal income tax purposes, a Limited Partner's distributive share of items of Partnership income, gain, loss, deduction, and credit will be determined by each Limited Partnership Agreement, annexed hereto as Exhibit A, unless an allocation under such Agreement does not have "substantial economic effect," in which case the allocations are made in accordance with the Partners' interests in the Partnership. In general, each Limited Partnership Agreement allocates items of ordinary income and expense pro rata among the Partners based upon their respective capital accounts as of the end of the month in which such items are accrued. Net recognized capital gain or loss is generally allocated among all Partners based upon their respective capital accounts. However, net recognized capital gain or loss is allocated first to Partners who have redeemed Units in the Partnership during a taxable year to the extent of the difference between the amount received on the redemption and the allocation account as of the date of redemption attributable to the redeemed Units. Net recognized capital gain for each year is allocated next among all Partners whose capital accounts are in excess of their Units' allocation accounts to the extent of such excess in the ratio that each such Partner's excess bears to all such Partners' excesses. Net recognized loss for each year is allocated next among all Partners whose Units' allocation accounts are in excess of their capital accounts to the extent of such excess in the ratio that each such Partner's excess bears to all such Partners' excesses.

     The special allocation of each Partnership's net gain or loss upon a redemption of Units, which retains the same character as in the hands of each Partnership, may alter the character of a redeeming Limited Partner's income (by reducing the amount of long-term capital gain recognized upon receipt of redemption proceeds) and may accelerate the recognition of income by such Limited Partner.

     These allocation provisions are designed to reconcile tax allocations to economic allocations. However, no assurance can be given that the Internal Revenue Service will not challenge such allocations (including each Partnership's tax allocations in respect of redeemed Units).

     If the allocation provided by each Limited Partnership Agreement is not recognized by the Internal Revenue Service for federal income tax purposes, the amount of income or loss allocated to the Partners for federal income tax purposes under such Limited Partnership Agreement may be increased or reduced or the character of such income or loss may be modified.

CASH DISTRIBUTIONS AND REDEMPTIONS

     Because of the special allocation of Partnership gain or loss upon a redemption of Units, the amounts received upon the partial or complete redemption of a Limited Partner's Units normally will not result in additional taxable income or loss to the Limited Partner. However, distributions by a Partnership and amounts received upon the partial or complete redemption of a Limited Partner's Units will be taxable to the Limited Partners to the extent cash distributions by a Partnership or amounts received upon redemption by a Limited Partner exceed such Partner's adjusted tax basis in his Units. Such excess will be taxable to him as though it were a gain from a sale of the Units. A loss will be recognized upon a redemption of Units only if, following the redemption of all of a Limited Partner's Units, such Partner has any tax basis in his Units remaining. In such case, the Limited Partner will recognize loss to the extent of such remaining basis. See "Redemptions." Generally, if a Limited Partner is not a "dealer" with respect to his interest in the Partnership and he has held his interest in the Partnership for more than one year, such gain or loss would be long-term capital gain or loss.

GAIN OR LOSS ON TRADING ACTIVITY

     Because each Partnership will purchase futures interests for its own account and not for the account of others, because each Partnership will not maintain an inventory of futures interests and because substantially all of the expected return of any combination of each Partnership's futures interests positions will not be attributable to the time value of such Partnership's net investment in such positions, for federal income tax purposes substantially all of the profit and loss generated by each Partnership from its trading activities will be capital gain and loss, which in turn may be either short-term, long-term or a combination thereof. Gain or loss with respect to a "Section 1256 contract" is generally treated as short-term capital gain or loss to the extent of 40% of such gain or loss, and long-term capital gain or loss to the extent of 60% of such gain or loss. For individual partners, long-term capital gains are taxed at a maximum marginal rate of 20%, and short-term capital gains are taxed at a maximum marginal rate of 39.6%. For corporate partners, all capital gains are taxed at a maximum marginal rate of 35%.

     A "Section 1256 contract" includes a "regulated futures contract," a "foreign currency contract," a "nonequity option," and a "dealer equity option." A "regulated futures contract" is a futures contract which is traded on or subject to the rules of a national securities exchange which is registered with the SEC, a domestic board of trade designated as a contract market by the CFTC, or any other board of trade, exchange or other market designated by the Secretary of the Treasury ("a qualified board or exchange"), and which is "marked-to-market" to determine the amount of margin which must be deposited or may be withdrawn. A "foreign currency contract" is a contract which requires delivery of, or the settlement of which depends upon the value of, a foreign currency which is a currency in which positions are also traded through regulated futures contracts, which is traded in the interbank market, and which is entered into at arm's length at a price determined by reference to the price in the interbank market. (The Secretary of the Treasury is authorized to issue regulations excluding certain currency forward contracts from mark-to-market treatment.) A "nonequity option" means an option which is traded on a qualified board or exchange and the value of which is not determined directly or indirectly by reference to any stock (or group of stocks) or stock index, unless (i) there is in effect a designation by the CFTC of a contract market for a contract based on such group of stocks or stock index or (ii) such option is a cash-settled option on a stock index that the SEC has determined to be "broad based." A "dealer equity option" means, with respect to an options dealer, any listed option which is an equity option, is purchased or granted by such options dealer in the normal course of his activity of dealing in options, and is listed on the qualified board or exchange on which such options dealer is registered. Each Section 1256 contract held at the end of a Partnership's taxable year will be treated as having been sold for its fair market value on the last day of such taxable year, and gain or loss will be taken into account for such year. The Partnerships expect that a majority of their trading activities will be conducted in Section 1256 contracts; however, the Partnerships also expect that a portion of their trading activities will be conducted in contracts that do not presently qualify as Section 1256 contracts ("non-Section 1256 contracts").

     Gain or loss with respect to foreign currency forward and futures contracts that are not traded on U.S. exchanges or on certain foreign exchanges designated as "qualified boards or exchanges" by the Internal Revenue Service, ("foreign currency positions") is treated as capital gain or loss only if held by an electing "qualified fund." In general, a "qualified fund" is an electing partnership that: (1) has at least 20 unrelated partners (no one of which owns more than 20% of the capital or profits of the partnership); (2) has as a principal activity the buying and selling of options, futures, or forwards with respect to commodities; and (3) receives at least 90% of its gross income from interest, dividends, gains from the sale or disposition of capital assets held for the production of interest or dividends, and income and gain from futures, forward, and option contracts with respect to commodities. All such foreign currency positions held by a qualified fund are treated as "Section 1256 contracts" (i.e., marked-to-market at year end) and gain or loss with respect to all such foreign currency positions is treated as 100% short-term gain or loss. Gain or loss with respect to "regulated futures contracts," "foreign currency contracts" and "nonequity options" is treated as 60% long-term gain or loss and 40% short-term gain or loss. The General Partner has made a qualified fund election for the Partnerships.

     Subject to certain limitations, a Limited Partner, other than a corporation, estate or trust, may elect to carry back net Section 1256 contract losses to each of the three preceding years. Net Section 1256 contract losses carried back to prior years may only be used to offset net Section 1256 contract gains. Generally, such losses are carried back as 40% short-term capital losses and 60% long-term capital losses. Capital assets not marked to market under
Section 1256, such as non-currency forward contracts, are not subject to the 60/40 tax regime for Section 1256 contracts, and gain or loss on sale generally will be long-term only if such property has been held for more than one year.

     During taxable years in which little or no profit is generated from trading activities, a Limited Partner may still have interest income.

     The Partnerships may eventually engage in spread and straddle trading (i.e., holding offsetting positions whereby the risk of loss from holding either or both position(s) is substantially diminished). Realized losses with respect to any position in a spread or straddle are taken into account for federal income tax purposes only to the extent that the losses exceed unrecognized gain (at the end of the taxable year) from offsetting positions, successor positions, or offsetting positions to the successor positions. Thus, spreads and straddles may not be used to defer gain from one taxable year to the next. For purposes of applying the above rules restricting the deductibility of losses with respect to offsetting positions, if a Partner takes into account gain or loss with respect to a position held by the Partnership, the Partner will be treated as holding the Partnership's position, except to the extent otherwise provided in regulations. Accordingly, positions held by a Partnership may limit the deductibility of realized losses sustained by a Limited Partner with respect to positions held for his own account, and positions held by a Limited Partner for his own account may limit his ability to deduct realized losses sustained by a Partnership. Reporting requirements generally require taxpayers to disclose all unrecognized gains with respect to positions held at the end of the taxable year. The above principle, whereby a Limited Partner may be treated as holding Partnership positions, may also apply to require a Limited Partner to

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capitalize (rather than deduct) interest and carrying charges allocable to property held by him. A portion of the gain on a "conversion transaction," including spread and straddle trading, may be characterized as ordinary income where substantially all of the expected return is attributable to the time value of the net investment in the transaction.

     Pursuant to current Proposed and Temporary Treasury Regulations, the holding period of any position included in a straddle begins anew when the straddle is terminated unless the position was held for more than the long-term capital gain and loss holding period before the straddle was established. Further, the loss on any position included in a straddle will be treated as a long-term capital loss if, at the time the loss position was acquired, the taxpayer held offsetting positions with respect to such loss position that would give rise only to long-term capital loss if such offsetting positions were disposed of on the day the loss position was acquired.

     Where the positions of a straddle are comprised of both Section 1256 and non-Section 1256 contracts, a Partnership will be subject to the mixed straddle rules of the Code and the regulations promulgated thereunder. The appropriate tax treatment of any gains and losses from trading in mixed straddles will depend on which of the following four alternatives a Partnership elects to pursue. A Partnership may elect to treat Section 1256 positions as non-Section 1256 positions, and the mixed straddle would be subject to the rules governing non-Section 1256 straddles. Alternatively, a Partnership may identify the positions of a particular straddle as an "identified mixed straddle" under
Section 1092(b)(2) of the Code and, thereby, net the capital gain or loss attributable to the offsetting positions. The net capital gain or loss is treated as 60% long-term and 40% short-term capital gain or loss if attributable to the Section 1256 positions, or all short-term capital gain or loss if attributable to the non-Section 1256 positions. Alternatively, a Partnership may place the positions in a "mixed straddle" account which is marked-to-market daily. Under a special account cap, not more than 50% of net capital gain may be long-term capital gain, and not more than 40% of net capital loss may be short-term capital loss. If a Partnership does not make any of the aforementioned three elections, any net loss attributable to either the Section 1256 or the non-Section 1256 positions will be treated as 60% long-term and 40% short-term capital loss, while any net gain will be treated as 60% long-term and 40% short-term capital gain, or all short-term capital gain, depending upon whether the net gain was attributable to Section 1256 positions or non-Section 1256 positions.

TAXATION OF LIMITED PARTNERS

     Limitations on Deductibility of Partnership Losses. The amount of Partnership loss, including capital loss, which a Limited Partner will be entitled to take into account for federal income tax purposes is limited to the lesser of the tax basis of his Units or (in the case of certain Limited Partners, including individuals and closely-held C corporations) the amounts for which he is "at risk" with respect to such interest as of the end of the Partnership's taxable year in which such loss occurred.

     Generally, a Limited Partner's initial tax basis will be the amount paid for each Unit. A Limited Partner's adjusted tax basis will be his initial tax basis reduced by the Limited Partner's share of Partnership distributions, losses and expenses and increased by his share of Partnership income, including gains. The amount for which a Limited Partner is "at risk" with respect to his interest in a Partnership is generally equal to his tax basis for such interest, less: (i) any amounts borrowed in connection with his acquisition of such interest for which he is not personally liable and for which he has pledged no property other than his interest; (ii) any amounts borrowed from persons who have a proprietary interest in such Partnership; and (iii) any amounts borrowed for which the Limited Partner is protected against loss through guarantees or similar arrangements.

     Because of the limitations imposed upon the deductibility of capital losses referred to below, a Limited Partner's share of a Partnership's net capital losses, if any, will not materially reduce his federal income tax on his ordinary income. In addition, certain expenses of a Partnership might be deductible by a Partner only as so-called itemized deductions and, therefore, will not reduce the federal taxable income of a Partner who does not itemize his deductions. Furthermore, an individual who is subject to the alternative minimum tax for a taxable year will not realize any tax benefit from such itemized deductions.

     Limitations on Deductibility of Passive Losses. In general, losses from a passive activity ("passive losses") are disallowed to the extent such losses exceed income from all passive activities ("passive income"). A passive activity is defined as a trade or business in which the taxpayer does not materially participate unless otherwise provided in Treasury Regulations.

     Proposed and Temporary Treasury Regulations provide that the trading of personal property, such as commodities, will not be treated as a passive activity. Accordingly, a Limited Partner's distributive share of

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
items of income, gain, deduction, or loss from a Partnership will not be treated as passive income or loss and Partnership gains allocable to Limited Partners will not be available to offset passive losses from sources outside such Partnership. Partnership gains allocable to Limited Partners will, however, be available to offset losses with respect to "portfolio" investments, such as stocks and bonds. Moreover, any Partnership losses allocable to Limited Partners will be available to offset other income, regardless of source. Final Treasury Regulations may modify the Proposed and Temporary Regulations, and such regulations may be retroactive in effect.

     Limited Deduction of Certain Expenses. Certain miscellaneous itemized deductions, such as expenses incurred to maintain property held for investment, are deductible only to the extent that they exceed 2% of the adjusted gross income of an individual, trust or estate. The amount of certain itemized deductions allowable to individuals is further reduced by an amount equal to the lesser of (i) 3% of the individual's adjusted gross income in excess of a certain threshold amount (for tax years beginning in 1998, this amount is $124,500 ($62,250 in the case of married individuals filing a separate return)) and (ii) 80% of such itemized deductions. Moreover, such investment expenses are miscellaneous itemized deductions that are not deductible by a non-corporate taxpayer in calculating its alternative minimum tax liability. Based upon the current and contemplated activities of the Partnerships, the General Partner has been advised by its legal counsel that, in such counsel's opinion, expenses incurred by the Partnerships in their futures interests trading businesses should not be subject to the 2% "floor" or the 3% phaseout, except to the extent that the Internal Revenue Service promulgates regulations that so provide. However, such advice is not binding on a court or the Internal Revenue Service, and the Internal Revenue Service could assert, and a court could agree, that such Partnership expenses (including incentive fees) are investment expenses which are subject to these limitations.

     Tax on Capital Gains and Losses. For individuals, trusts and estates, "long-term capital gains" are currently taxed at a maximum marginal tax rate of 20%, and short-term capital gains and other income are taxed at a maximum marginal tax rate of 39.6%. Corporate taxpayers are currently subject to a maximum marginal tax rate of 35% on all capital gains and income.

     The excess of capital losses over capital gains is deductible by an individual against ordinary income on a one-for-one basis, subject to an annual limitation of $3,000 ($1,500 in the case of married individuals filing a separate return). Excess capital losses may be carried forward.

     Net losses from Section 1256 contracts are treated as 60% long-term capital loss and 40% short-term capital loss. Such losses may, at the individual taxpayer's election, be carried back to each of the preceding three years and applied against gains from Section 1256 contracts.

     Alternative Minimum Tax. An alternative minimum tax may be imposed on Limited Partners, depending on their particular circumstances. This tax, with respect to taxpayers other than corporations, will be assessed to the extent that 26% of the first $175,000 ($87,500 for married individuals filing a separate return) of "alternative minimum taxable income" in excess of the exemption amount ($45,000 in the case of married taxpayers filing joint returns or a surviving spouse; $33,750 in the case of an unmarried taxpayer who is not a surviving spouse; or $22,500 in the case of a married individual filing a separate return or an estate or trust) plus 28% of the balance of such excess exceeds the taxpayer's regular federal income tax liability (subject to special modification) for the year. The alternative minimum tax exemption is phased-out for individual taxpayers with alternative minimum taxable income in excess of $112,500 ($150,000 for married taxpayers filing a joint return and surviving spouses; $75,000 for married individuals filing separate returns, estates and trusts). "Alternative minimum taxable income" is equal to adjusted gross income computed without deducting normal net operating losses, less specified net operating losses, credits, trust distributions and itemized deductions, and increased by certain tax preferences. Long-term capital gains are taxed at a maximum rate of 20%. The limitation on the long-term capital gains rate does not give rise to an adjustment or increase in "alternative minimum taxable income." Therefore, transactions in Section 1256 contracts should not directly affect the application of the alternative minimum tax. The extent, if any, to which the alternative minimum tax will be imposed will depend on the overall tax situation of each Limited Partner at the end of each such taxable year.

     Limitation on Deductibility of Interest on Investment
Indebtedness. Interest paid or accrued on indebtedness properly allocable to property held for investment is investment interest. Such interest is generally deductible by non-corporate taxpayers only to the extent it does not exceed net investment income. A Limited Partner's distributive share of net Partnership income and any gain from the disposition of Units will be treated as investment income, except that a Limited Partner's net capital gain from the disposition of Units is not investment income unless the Limited Partner waives the benefit of the preferential tax rate on such gain. It is

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
not clear whether a Limited Partner's distributive share of Partnership net capital gain constitutes investment income where such gain is taxed at the maximum rate for capital gains. Interest expense incurred by a Limited Partner to acquire his Units generally will be investment interest. Any investment interest disallowed as a deduction in a taxable year solely by reason of the limitation above is treated as investment interest paid or accrued in the succeeding taxable year.

     Taxation of Foreign Limited Partners. A Limited Partner who is a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate (a "Foreign Limited Partner") generally is not subject to taxation by the United States on United States source capital gains from commodity trading for a taxable year, provided that such Foreign Limited Partner does not have certain present or former connections with the United States (e.g., if the Foreign Limited Partner (in the case of an individual) does not spend more than 182 days in the United States during his taxable year (or, in certain limited circumstances, a prior taxable year) or if the Foreign Limited Partner is not engaged in a trade or business within the United States during the taxable year or, in certain limited circumstances, a prior taxable year to which income, gain, or loss from a Partnership is treated as effectively connected).

     Pursuant to a "safe harbor" provision of the Code, a Foreign Limited Partner would not be engaged in a trade or business within the United States solely because such Foreign Limited Partner is a partner of a partnership which effects transactions in the United States in commodities for the partnership's own account, as long as neither the foreign limited partner nor the partnership is a dealer in commodities and as long as the partnership only trades commodities which are of a kind customarily dealt in on an organized commodity exchange in transactions of a kind customarily consummated on such an exchange. The Partnerships have been advised by the General Partner's counsel that, in such counsel's opinion, each Partnership's commodities transactions should satisfy the safe harbor, and that owning an interest in a Partnership should not, in such counsel's opinion, by itself, cause a Foreign Limited Partner that is not a dealer in commodities to be engaged in a trade or business within the United States. In the event that future Partnership transactions are not covered by the safe harbor, there is a risk that all of a Foreign Limited Partner's distributive share of income of a Partnership would be treated as effectively connected with the conduct of a trade or business in the United States and taxed at regular rates (discussed previously) and, in the case of a Foreign Limited Partner which is a foreign corporation, an additional 30% branch profits tax (unless reduced or eliminated by treaty).

     If a Foreign Limited Partner is a dealer in commodities, or is otherwise engaged in a U.S. trade or business and if income, gain or loss from a Partnership is treated as effectively connected with such trade or business, such Partnership may be required to withhold tax on income allocable to such Foreign Limited Partner and remit to the Internal Revenue Service an amount equal to 39.6% (35% for corporations) of the amount of such effectively connected taxable income allocable to such Foreign Limited Partner. Any amounts remitted will constitute a refundable credit against the Foreign Limited Partner's United States federal income tax liability, which can be claimed on the Foreign Limited Partner's United States federal income tax return. Foreign Limited Partners that are corporations and derive effectively connected income from the Partnerships may also be required to pay a branch profits tax at a 30% rate unless reduced by an applicable tax treaty.

     A foreign person generally is subject to a 30% withholding tax (unless reduced or exempted by treaty) on certain types of United States source income that are not effectively connected with the conduct of a United States trade or business, such as certain interest-bearing obligations, the income attributable to which is not exempt from tax. This tax must be withheld by the person having control over the payment of such income. Accordingly, a Partnership may be required to withhold tax on items of such income which are included in the distributive share (whether or not actually distributed) of a Foreign Limited Partner. However, 30% withholding is not required in respect of certain interest bearing obligations, such as "portfolio interest" obligations issued after July 18, 1984 (if procedural requirements are complied with). If a Partnership is required to withhold tax on such income of a Foreign Limited Partner, the General Partner may pay such tax out of its own funds and then be reimbursed out of the proceeds of any distribution to or redemption of Units by the Foreign Limited Partner.

     The estate of a deceased Foreign Limited Partner may be liable for U.S. estate tax and may be required to obtain an estate tax release from the Internal Revenue Service in order to transfer the Units of such Foreign Limited Partner.

     FOREIGN PERSONS SHOULD CONSULT THEIR OWN TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE PARTNERSHIPS.

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
     Tax Elections. The Code provides for optional adjustments to the basis of Partnership property upon distributions of Partnership property to a Partner (Section 734) and transfers of Units, including transfers by reason of death (Section 743), provided that a Partnership election has been made pursuant to
Section 754. As a result of the complexities and added expense of the tax accounting required to implement such an election, the General Partner does not presently intend to make such an election. Therefore, any benefits which might be available to the Partners by reason of such an election will be foreclosed.

     Tax Returns and Information. The Partnerships will file their information returns using the accrual method of accounting. Within 75 days after the close of each Partnership's taxable year, the Partnership will furnish each Limited Partner (and any assignee of the Unit of any Limited Partner) copies of (i) the Partnership's Schedule K-1 indicating the Limited Partner's distributive share of tax items and (ii) such additional information as is reasonably necessary to permit the Limited Partners to prepare their own federal and state tax returns.

     Partnership's Tax Accounting. Each Partnership has the calendar year as its taxable year.

     Unrelated Business Taxable Income of Employee Benefit Plan Limited Partners and Other Tax-Exempt Investors. Income allocated to a Limited Partner which is an employee benefit plan or other tax-exempt entity should not be subject to tax under Section 511 of the Code, provided that the Units purchased by such plans and entities are not "debt-financed." Such investors should see "Purchases by Employee Benefit Plans--ERISA Considerations."

TAX AUDITS

     All Partners are required under the Code to report all the Partnership items on their own returns consistently with the treatment by a Partnership, unless they file a statement with the Internal Revenue Service disclosing the inconsistencies. Adjustments in tax liability with respect to Partnership items will be made at the Partnership level. The General Partner will represent each Partnership during any audit and in any dispute with the Internal Revenue Service. Each Limited Partner will be informed by the General Partner of the commencement of an audit of a Partnership. In general, the General Partner may enter into a settlement agreement with the Internal Revenue Service on behalf of, and binding upon, certain Limited Partners (i.e., Limited Partners owning less than a 1% profits interest if the Partnership has more than 100 Partners). However, prior to settlement, a Limited Partner may file a statement with the Internal Revenue Service stating that the General Partner does not have the authority to settle on behalf of such Limited Partner.

     The period for assessing a deficiency against a partner in a partnership, such as any of the Partnerships, with respect to a partnership item is the later of three years after such partnership files its return or, if the name and address of the partner does not appear on such partnership return, one year after the Internal Revenue Service is furnished with the name and address of the partner. In addition, the General Partner may consent on behalf of each Partnership to the extension of the period for assessing a deficiency with respect to a Partnership item. As a result, a Limited Partner's federal income tax return may be subject to examination and adjustment by the Internal Revenue Service for a Partnership item more than three years after it has been filed.
                            ------------------------

     All of the foregoing statements are based upon the existing provisions of the Code and the regulations promulgated thereunder and the existing administrative and judicial interpretations thereof. It is emphasized that no assurance can be given that legislative, administrative or judicial changes will not occur which will modify such statements.

     The foregoing statements are not intended as a substitute for careful tax planning, particularly since certain of the federal income tax consequences of purchasing an interest in the Partnerships may not be the same for all taxpayers. There can be no assurance that the Partnerships' tax returns will not be audited by the Internal Revenue Service or that no adjustments to the returns will be made as a result of such audits. If an audit results in adjustment, Limited Partners may be required to file amended returns and their returns may be audited. Accordingly, prospective purchasers of an interest in the Partnerships are urged to consult their tax advisers with specific reference to their own tax situation under federal law and the provisions of applicable state, local and foreign laws before subscribing for Units.

                       STATE AND LOCAL INCOME TAX ASPECTS

     In addition to the federal income tax consequences for individuals described under "Material Federal Income Tax Considerations" above, the Partnerships and their Limited Partners may be subject to various state and local taxes. Certain of such taxes could, if applicable, have a significant effect on the amount of tax payable in respect of an investment in the Partnerships. A Limited Partner's distributive share of the realized profits of a Partnership may be required to be included in determining his reportable income for state or local tax purposes. Furthermore, state and local tax laws may not reflect recent changes made to the federal income tax law and hence may be inconsistent with the federal income treatment of gains and losses arising from the Partnerships' transactions in Section 1256 contracts. Accordingly, prospective Limited Partners should consult with their own tax advisers concerning the applicability of state and local taxes to an investment in the Partnerships.

     The General Partner has been advised by its legal counsel, Cadwalader, Wickersham & Taft, that in such counsel's opinion, the Partnerships should not be liable for New York City unincorporated business tax. Limited Partners who are nonresidents of New York State will not be liable for New York State personal income tax on such Partners' income from the Partnerships, but may be liable for such tax to the extent such Limited Partners' allocable share of income attributable to the Partnerships' transactions involves tangible personal property. Likewise, Limited Partners who are nonresidents of New York City will not be liable for New York City earnings tax on such Partners' income from the Partnerships. New York City residents may be subject to New York City personal income tax on such Partners' income from the Partnerships. No ruling from the New York State Department of Taxation and Finance or the New York City Department of Finance has been, or will be, requested regarding such matters.

                              POTENTIAL ADVANTAGES


     Developing a comprehensive financial plan entails evaluating options and acting upon those options. In this fast-paced and ever-changing financial environment, selecting from the broad array of investments available can be difficult and time-consuming. Astute investors often turn to professional money managers for the expertise and guidance needed to map out a successful investment strategy. MSDW, a global leader in financial management, has developed the Morgan Stanley Dean Witter Charter Series to provide professional money management in the futures and forward markets.


     An investment in a Partnership is speculative and involves a high degree of risk. See "Risk Factors." The General Partner and DWR believe that managed futures investments (such as a Partnership) provide investors with the potential for long-term capital appreciation (with commensurate risk) and are appropriate only for the aggressive growth portion of an investor's comprehensive financial plan. See "Risk Factors." However, such an investment offers the following potential advantages.

INVESTMENT DIVERSIFICATION

     An investor who is not prepared to make a significant investment or spend substantial time trading various futures interests nevertheless may participate in these markets through an investment in a Partnership, thereby obtaining diversification from investments in stocks, bonds, and real estate. The General Partner believes, on the basis of past experience, that the profit potential of a Partnership does not depend upon favorable general economic conditions, and that a Partnership is as likely to be profitable during periods of declining stock, bond, and real estate markets as at any other time; conversely, a Partnership may be unprofitable (as well as profitable) during periods of generally favorable economic conditions.


     Managed futures investments can serve to diversify a portfolio and smooth overall portfolio volatility. Modern Portfolio Theory ("MPT") was developed pursuant to an academic study on the value of diversification. MPT was developed in the 1950s by Nobel Laureates William Sharpe and Harold Markowitz. These two pioneers developed a framework for efficiently diversifying assets within a portfolio. MPT illustrates that investing in any asset class with positive returns greater than the risk-free rate and low to no correlation to other assets improves the overall risk/reward characteristics of the entire portfolio. In 1983, Dr. John H. Lintner of Harvard University focused on the concepts of MPT in a study about portfolio diversification. The results of Lintner's work demonstrated that by including a variety of assets, such as commodities, in a hypothetical portfolio an investor may lower the portfolio's overall volatility or risk. In 1996, Dr. Thomas Schneeweis of the University of Massachusetts at Amherst completed a study titled "The Benefits of Managed Futures" which furthers Lintner's original premise that a managed futures component can benefit an overall portfolio.



     The Partnerships' combined benefits of growth potential (with commensurate risk) and diversification can potentially reduce overall portfolio volatility while increasing profits. By combining asset classes, investors strive to create a portfolio mix that provides the potential to offer the greatest possible return within acceptable levels of volatility. Thus, while past performance is no guarantee of future results, managed futures investments, such as the Partnerships, may profit (with commensurate risk) from futures interests market moves, with the potential to enhance an investor's overall portfolio. The ability of an investor in the Partnerships to lower the overall volatility or risk of his investment portfolio will depend on the characteristics of the portfolio and, as such, an investment in the Partnerships could actually increase the overall volatility or risk of an investor's portfolio.


     Each Money Manager's speculative trading techniques will be the primary factor in a Partnership's success or failure. Investors should note that there are always two parties to a futures or forward contract; consequently, for any gain achieved by one party on a contract, a corresponding loss is suffered by the other. Therefore, due to the nature of futures and forward trading, only 50% of futures and forward contracts held by all market participants can experience gain at any one time, without reference to brokerage commissions and other costs of trading, which may reduce or eliminate any gain that would otherwise be achieved.


CHARTING A COURSE FOR YOUR FINANCIAL FUTURE



     The first step toward a sound financial future is to establish your investment objectives. Based on your financial goals, requirements, and investment preferences, your DWR Financial Advisor can help you determine the combination of asset classes as well as the type of Money Manager that most suits your investment profile.


     Asset allocation is the next critical step to help you achieve your investment objectives. Asset allocation refers to the division of investment dollars over a variety of asset classes in order to reduce overall volatility through portfolio diversification while increasing the long-term performance potential of an investment portfolio. A fully diversified portfolio should contain cash, income, growth and aggressive growth investments.

     The table below is an empirical example of how different assets can react to business cycles. In each case, the asset class is represented by a recognized industry index for that asset.

               ANNUAL RETURNS OF VARIOUS ASSET CLASSES OVER TIME

                              U.S. TREASURY
                              BONDS (LEHMAN
                                 BROTHERS           U.S. CORPORATE                                   MANAGED
              STOCKS             TREASURY           BONDS (SALOMON           INT'L STOCKS        FUTURES (BARCLAY
          (S&P 500 INDEX)      BOND INDEX)       CORPORATE BOND INDEX)     (MSCI EAFE INDEX)        CTA INDEX)
          ---------------     --------------     ---------------------     -----------------     ----------------
                 %                  %                      %                       %                    %
1981            -5.0                1.14                  -1.2                    -1.0                  23.9
1982            21.6               41.11                  42.5                    -0.9                  16.7
1983            22.5                1.80                   6.3                    24.6                  23.8
1984             6.2               14.68                  16.8                     7.9                   8.7
1985            31.7               32.01                  30.1                    56.7                  25.5
1986            18.6               24.15                  19.9                    70.0                   3.8
1987             5.2               -2.66                  -0.2                    24.9                  57.3
1988            16.5                9.14                  10.7                    28.6                  21.8
1989            31.6               18.89                  16.2                    10.8                   1.8
1990            -3.1                4.56                   6.8                   -23.2                  21.0
1991            30.4               17.85                  19.9                    12.5                   3.7
1992             7.6                7.83                   9.4                   -11.8                  -0.9
1993            10.1               16.37                  13.2                    32.9                  10.4
1994             1.3               -6.92                  -5.8                     8.1                  -0.7
1995            37.5               30.70                  27.2                    11.5                  13.7
1996            23.0               -0.41                   1.3                     6.4                   9.1
1997            33.4               14.87                  11.6                     2.1                  10.9
1998*           17.7                6.27                   5.2                    16.0                  -2.2


*1998 returns are as of June 30, 1998.

Notes to "Annual Returns of Various Asset Classes Over Time" Table:


     For the analyses used in this table, the performance of independent indices has been used to represent the five asset classes: stocks, U.S. treasury bonds, U.S. corporate bonds, international stocks, and managed futures. The respective indices used are the Standard and Poor's 500 Stock Index, the Lehman Brothers Treasury Bond Index, the Salomon Corporate Bond Index, the Morgan Stanley Capital International ("MSCI") EAFE Index, and the Barclay CTA Index.



     The S&P 500 Stock Index and the Salomon Corporate Bond Index are compiled assuming dividends and interest are re-invested.



     The S&P 500 Index is based on a portfolio of 500 stocks (consisting of 400 industrials, 40 utilities, 20 transportations, and 40 financials). The weights of the stocks in the portfolio at a given time reflect the stocks' total market capitalization. The S&P 500 Index accounts for approximately 80% of the market capitalization of all stocks listed on the New York Stock Exchange.



     The Lehman Brothers Treasury Bond Index consists of all existing U.S. treasury bond issues.



     The Salomon Corporate Bond Index is a benchmark of investment grade fixed rate corporate issues with maturities of at least one year and in minimum outstanding amounts of $100 million. The corporate issues encompass such industry sectors as Manufacturing, Service, Energy, Consumer, Transportation, Industrial-Other, Utility, and Finance.



     The MSCI EAFE Index is comprised of 1,098 companies, representing a market structure of 21 European and Pacific based countries covering 38 industries. The index is used to represent international equities.



     The Barclay CTA Index provides a benchmark of representative performance of CTAs. In order to qualify for inclusion in the Barclay CTA Index, a CTA must meet the following criteria: (1) the CTA must have four years of prior performance history; and (2) in cases where a CTA who is in the Barclay CTA Index introduces an additional program, this additional program is added to the Index only after its second year of trading. In 1998, there are 327 CTA programs which are included in the calculation of the Barclay CTA Index.



     The S&P 500 Index, Salomon Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds and international stocks, respectively, are provided by Thomson Investment Software, Rockville, MD. The Lehman Brothers Treasury Bond Index and the Barclay CTA Index performance data for U.S. Treasury bonds and managed futures, respectively, are provided by the Barclay Trading Group Ltd., Fairfield, IA. Performance of any of these indices (which, by definition, are averages of many individual investments) may not be representative of any specific investment within that index's asset class.


     THE PERFORMANCE INFORMATION OF THE ASSET CLASSES ABOVE DOES NOT REFLECT THE EFFECT OF FEES IDENTICAL TO THOSE TO BE PAID BY THE PARTNERSHIPS, INCLUDING MANAGEMENT, INCENTIVE, AND BROKERAGE FEES. PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS. NOTE THAT WHILE THE BARCLAY CTA INDEX REFLECTS RESULTS NET OF ACTUAL FEES AND EXPENSES, IT INCLUDES ACCOUNTS WITH TRADING ADVISORS AND FEE STRUCTURES THAT DIFFER FROM PUBLIC MANAGED FUTURES FUNDS (SUCH AS THE PARTNERSHIPS). ALSO, THE PARTNERSHIPS' TRADING STRATEGIES MAY BE DIFFERENT FROM THE TRADING STRATEGIES EMPLOYED BY THE TRADING ADVISORS INCLUDED IN THE BARCLAY CTA INDEX. ACCORDINGLY, WHILE THE BARCLAY CTA INDEX IS BELIEVED TO BE REPRESENTATIVE OF MANAGED FUTURES IN GENERAL, THE PERFORMANCE OF PUBLIC MANAGED FUTURES FUNDS AS A SUBCLASS, OR INDIVIDUALLY (IN PARTICULAR THE PARTNERSHIPS), MAY DIFFER.

                            ------------------------

     Over time, managed futures investments have demonstrated that they have the potential to perform independently of traditional markets such as stocks and bonds. The factors that influence the stock and bond markets can affect the futures markets in different ways and to varying degrees. In this connection, an article in the June 8, 1998 issue of BUSINESS WEEK, "Commodities Are Cheap--Time to Leap?" discusses the risks and potential rewards of investing in managed futures funds, noting the low correlation of their performance to stocks and bonds.

     The following chart was prepared by the General Partner to illustrate the performance of managed futures against that of stocks from January 1982 through June 1998, using the recognized market indices of each asset.

                 S&P 500 BARCLAY'S CTA INDEX
                 (STOCKS)(MANAGED FUTURES)
                 12-month12-month
                 holding holding
                 periods periods


           Dec-80
   1981    Jan-81
           Feb-81
           Mar-81
           Apr-81
           May-81
           Jun-81
           Jul-81
           Aug-81
           Sep-81
           Oct-81
           Nov-81
           Dec-81  -4.93%  23.90%
   1982    Jan-82  -2.05%  19.68%
           Feb-82  -9.17%  22.38%
           Mar-82 -13.10%  36.81%
           Apr-82  -7.44%  34.16%
           May-82 -10.76%  33.64%
           Jun-82 -11.57%  22.58%
           Jul-82 -13.25%  14.52%
           Aug-82   3.33%  15.91%
           Sep-82   9.96%  30.14%
           Oct-82  16.32%  29.02%
           Nov-82  16.21%  14.97%
           Dec-82  21.45%  16.68%
   1983    Jan-83  27.61%  35.84%
           Feb-83  38.28%  19.89%
           Mar-83  44.12%  13.97%
           Apr-83  48.81%  13.88%
           May-83  52.66%  21.23%
           Jun-83  61.03%   3.85%
           Jul-83  59.06%  17.83%
           Aug-83  43.89%  23.21%
           Sep-83  44.04%  12.85%
           Oct-83  27.76%  18.58%
           Nov-83  25.43%  19.50%
           Dec-83  22.47%  23.75%
   1984    Jan-84  17.39%   6.22%
           Feb-84  10.74%  15.67%
           Mar-84   8.71%  15.59%
           Apr-84   1.66%  13.59%
           May-84  -3.16%   7.70%
           Jun-84  -4.84%   6.16%
           Jul-84  -3.08%  24.90%
           Aug-84   5.99%   5.36%
           Sep-84   4.63%   9.35%
           Oct-84   6.22%   2.87%
           Nov-84   2.89%   4.15%
           Dec-84   6.10%   8.74%
   1985    Jan-85  15.06%   9.78%
           Feb-85  20.67%  16.02%
           Mar-85  18.65%  12.57%
           Apr-85  17.48%  13.21%
           May-85  31.66%  10.18%
           Jun-85  31.02%  16.27%
           Jul-85  32.48%   9.21%
           Aug-85  18.28%  16.78%
           Sep-85  14.61%   3.67%
           Oct-85  19.40%  15.37%
           Nov-85  29.06%  24.49%
           Dec-85  31.83%  25.50%
   1986    Jan-86  22.90%  24.64%
           Feb-86  30.55%  35.92%
           Mar-86  37.73%  45.10%
           Apr-86  36.35%  38.81%
           May-86  35.70%  31.60%
           Jun-86  35.84%  36.26%
           Jul-86  28.36%  23.46%
           Aug-86  39.11%  31.90%
           Sep-86  31.64%  34.95%
           Oct-86  33.15%  21.01%
           Nov-86  27.55%  13.05%
           Dec-86  18.54%   3.82%
   1987    Jan-87  33.88%  12.63%
           Feb-87  29.39%  -0.72%
           Mar-87  26.08%  -2.84%
           Apr-87  26.34%  26.48%
           May-87  20.94%  29.26%
           Jun-87  24.86%  26.93%
           Jul-87  39.02%  28.75%
           Aug-87  34.23%  20.42%
           Sep-87  43.16%  28.42%
           Oct-87   6.22%  34.78%
           Nov-87  -4.78%  49.66%
           Dec-87   5.20%  57.27%
   1988    Jan-88  -3.33%  39.63%
           Feb-88  -2.77%  39.76%
           Mar-88  -8.35%  30.57%
           Apr-88  -6.41%   2.74%
           May-88  -6.59%  13.99%
           Jun-88  -6.95%  50.09%
           Jul-88 -11.73%  31.52%
           Aug-88 -17.94%  34.50%
           Sep-88 -12.49%  34.61%
           Oct-88  14.71%  36.00%
           Nov-88  22.96%  28.51%
           Dec-88  16.33%  21.76%
   1989    Jan-89  19.79%  25.93%
           Feb-89  11.65%  20.71%
           Mar-89  17.87%  29.56%
           Apr-89  22.64%  31.52%
           May-89  26.54%  35.10%
           Jun-89  20.37%   7.40%
           Jul-89  31.72%  15.00%
           Aug-89  39.10%   7.71%
           Sep-89  32.83%   3.61%
           Oct-89  26.12%  -3.91%
           Nov-89  30.61%  -4.21%
           Dec-89  31.37%   1.80%
   1990    Jan-90  14.25%   1.86%
           Feb-90  18.59%   6.36%
           Mar-90  18.94%   5.71%
           Apr-90  10.24%  13.34%
           May-90  16.29%  -4.29%
           Jun-90  16.18%  -4.34%
           Jul-90   6.27%   2.83%
           Aug-90  -5.11%  16.50%
           Sep-90  -9.30%  23.49%
           Oct-90  -7.44%  32.87%
           Nov-90  -3.44%  29.27%
           Dec-90  -3.07%  21.02%
   1991    Jan-91   8.45%  13.35%
           Feb-91  14.78%  11.53%
           Mar-91  14.56%  12.89%
           Apr-91  17.73%   5.95%
           May-91  11.92%  10.30%
           Jun-91   7.53%  11.85%
           Jul-91  12.92%   2.34%
           Aug-91  26.95%  -5.91%
           Sep-91  31.09%  -5.97%
           Oct-91  33.32%  -7.88%
           Nov-91  20.28%  -7.21%
           Dec-91  30.34%   3.73%
   1992    Jan-92  22.61%   4.13%
           Feb-92  15.96%   2.26%
           Mar-92  10.99%  -3.71%
           Apr-92  13.97%  -2.64%
           May-92   9.81%  -1.77%
           Jun-92  13.26%  -0.07%
           Jul-92  12.61%   7.86%
           Aug-92   7.77%  12.50%
           Sep-92  10.94%   7.76%
           Oct-92   9.96%   8.96%
           Nov-92  18.44%   9.97%
           Dec-92   7.71%  -0.91%
   1993    Jan-93  10.55%   1.91%
           Feb-93  10.66%  10.36%
           Mar-93  15.18%  11.84%
           Apr-93   9.25%  16.34%
           May-93  11.65%  17.93%
           Jun-93  13.69%  14.02%
           Jul-93   8.78%  13.36%
           Aug-93  15.34%   7.37%
           Sep-93  13.06%   8.20%
           Oct-93  14.97%   7.37%
           Nov-93  10.07%   6.26%
           Dec-93   9.97%  10.37%
   1994    Jan-94  12.80%   8.69%
           Feb-94   8.23%   1.57%
           Mar-94   1.45%   4.16%
           Apr-94   5.29%  -0.86%
           May-94   4.26%   1.27%
           Jun-94   1.46%   2.79%
           Jul-94   5.22%  -1.92%
           Aug-94   5.53%  -1.92%
           Sep-94   3.72%   0.59%
           Oct-94   3.82%   1.25%
           Nov-94   1.09%   2.80%
           Dec-94   1.39%  -0.65%
   1995    Jan-95   0.61%   0.90%
           Feb-95   7.44%   5.85%
           Mar-95  15.63%  10.41%
           Apr-95  17.46%  13.71%
           May-95  20.24%  11.20%
           Jun-95  26.03%   7.09%
           Jul-95  26.03%   6.88%
           Aug-95  21.42%  12.88%
           Sep-95  29.76%  10.86%
           Oct-95  26.47%  10.74%
           Nov-95  36.97%  10.05%
           Dec-95  37.51%  13.64%
    1996   Jan-96  38.58%  18.77%
           Feb-96  34.71%   9.38%
           Mar-96  32.10%   3.39%
           Apr-96  30.17%   8.28%
           May-96  28.42%   5.62%
           Jun-96  26.03%   6.63%
           Jul-96  16.53%   6.19%
           Aug-96  18.74%   2.92%
           Sep-96  20.33%   5.35%
           Oct-96  24.07%  11.17%
           Nov-96  27.88%  13.84%
           Dec-96  22.98%   9.12%
    1997   Jan-97  26.19%  10.42%
           Feb-97  26.07%  20.00%
           Mar-97  19.70%  18.59%
           Apr-97  25.01%  10.37%
           May-97  29.40%  12.94%
           Jun-97  34.68%  13.43%
           Jul-97  52.15%  21.88%
           Aug-97  40.68%  17.97%
           Sep-97  40.55%  16.58%
           Oct-97  32.21%   8.74%
           Nov-97  28.64%   6.59%
           Dec-97  33.50%  10.89%
           Jan-98  27.09%   7.40%
           Feb-98  35.15%   2.73%
           Mar-98  48.12%   3.90%
           Apr-98  41.13%   1.81%
           May-98  30.76%   2.28%
           Jun-98  30.26%   2.52%

Notes to "Managed Futures vs. Stocks" Table:

     Stocks are represented by the S&P 500 Index, Thomson Investment Software, Rockville, MD; managed futures are represented by the Barclay CTA Index, Barclay Trading Group Ltd., Fairfield, IA. Each bar represents the asset class performance derived from successive 12-month hypothetical holding periods or windows. (A 12-month holding period is defined as a period of 12 consecutive months, i.e., from January 1989 to December 1989; the next would be from February 1989 to January 1990, etc.) Performance of any of these indices (which, by definition, are averages of many individual investments) may not be representative of any specific investment within that index's asset class.


     By overlaying returns, investors can see the potential benefits of a diversified portfolio that includes both traditional asset classes as well as assets that are non-traditional and non-correlated. There are many times when both the managed futures and stock indices showed positive performance. Obviously, though, there is no investment that only appreciates. There are 18 periods when managed futures showed negative returns, while stocks experienced 26 periods of negative returns during the studied time frame. While not a guarantee of future results, this chart illustrates the non-correlated aspect of managed futures. This non-correlation enables investors with managed futures to potentially lower the overall volatility of their portfolios.



     THE PERFORMANCE INFORMATION OF THE ASSET CLASSES ABOVE DOES NOT REFLECT THE EFFECT OF FEES IDENTICAL TO THOSE TO BE PAID BY THE PARTNERSHIPS, INCLUDING MANAGEMENT, INCENTIVE, AND BROKERAGE FEES. PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS. NOTE THAT WHILE THE BARCLAY CTA INDEX REFLECTS RESULTS NET OF ACTUAL FEES AND EXPENSES, IT INCLUDES ACCOUNTS WITH MONEY MANAGERS AND FEE STRUCTURES THAT DIFFER FROM PUBLIC MANAGED FUTURES FUNDS (SUCH AS THE PARTNERSHIPS). ALSO, THE PARTNERSHIPS' TRADING STRATEGIES MAY BE DIFFERENT FROM THE TRADING STRATEGIES EMPLOYED BY THE MONEY MANAGERS INCLUDED IN THE BARCLAY CTA INDEX. ACCORDINGLY,

WHILE THE BARCLAY CTA INDEX IS BELIEVED TO BE REPRESENTATIVE OF MANAGED FUTURES IN GENERAL, THE PERFORMANCE OF PUBLIC MANAGED FUTURES FUNDS AS A SUBCLASS, OR INDIVIDUALLY (IN PARTICULAR, THE PARTNERSHIPS), MAY DIFFER.



     The following chart was prepared by the General Partner to illustrate the risk/return characteristics of a portfolio consisting of different combinations of domestic stocks, corporate bonds, international equities and/ or managed futures, based on the performance of recognized market indices of each asset over the period January 1981 - June 1998.


Risk/Return Analysis
January 1981 through June 1998
Stocks/Bonds/International Equities/Managed Futures
(Risk/Return Chart Data Points)

                                                    Standard Deviation    Average Monthly ROR
                                                              (x-axis)               (Y-axis)
100% Stocks (S&P 500 Index)                                     4.1532%                1.3910%
100% Bonds (Salomon Corporate Bond Index)                       2.6867%                1.0262%
100% International Equities (MSCI EAFE Index)                   5.0225%                1.2071%
100% Managed Futures (Barclay CTA Index)                        5.1604%                1.1804%
50% Stocks/50% Bonds                                            2.9025%                1.2086%
50% Stocks/30% Bonds/10% Int'l Eqs./10% Mgd. Future             2.8436%                1.2421%

Notes to "Improved Portfolio Efficiency" Table:

     Stocks are represented by the S&P 500 Index, corporate bonds are represented by the Salomon Corporate Bond Index, and international equities are represented by the EAFE Index, each provided by Thomson Investment Software, Rockville, MD; managed futures are represented by the Barclay CTA Index, provided by the Barclay Trading Group Ltd., Fairfield, IA. Performance of any of these indices (which, by definition, are averages of many individual investments) may not be representative of any specific investment within that index's asset class.

     THE PERFORMANCE INFORMATION OF THE ASSET CLASSES ABOVE DOES NOT REFLECT THE EFFECT OF FEES IDENTICAL TO THOSE TO BE PAID BY THE PARTNERSHIPS, INCLUDING MANAGEMENT, INCENTIVE, AND BROKERAGE FEES. PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS. NOTE THAT WHILE THE BARCLAY CTA INDEX REFLECTS RESULTS NET OF ACTUAL FEES AND EXPENSES, IT INCLUDES ACCOUNTS WITH TRADING ADVISORS AND FEE STRUCTURES THAT DIFFER FROM PUBLIC MANAGED FUTURES FUNDS (SUCH AS THE PARTNERSHIPS). ALSO, THE PARTNERSHIPS' TRADING STRATEGIES MAY BE DIFFERENT FROM THE TRADING STRATEGIES EMPLOYED BY THE TRADING ADVISORS INCLUDED IN THE BARCLAY CTA INDEX. ACCORDINGLY, WHILE THE BARCLAY CTA INDEX IS BELIEVED TO BE REPRESENTATIVE OF MANAGED FUTURES IN GENERAL, THE PERFORMANCE OF PUBLIC MANAGED FUTURES FUNDS AS A SUBCLASS, OR INDIVIDUALLY (IN PARTICULAR, THE PARTNERSHIPS), MAY DIFFER.

PROFESSIONAL MANAGEMENT



     Professional money management is one of the most significant benefits a managed futures investment can offer. A professional Money Manager has several advantages over an individual investor.



     * Capitalization -- A professional Money Manager is well capitalized, and capable of managing market volatility.



     * Discipline -- A professional Money Manager applies an established, disciplined approach to futures trading, with strict money management policies and techniques.



     * Planned Strategy -- A professional Money Manager utilizes a researched trading strategy designed to reduce risk while seeking long-term profit opportunities.



     * Risk Control -- Professional Money Managers offer a full time commitment to risk control, using conservative risk management and years of research and experience.



     * Research and Development -- A professional Money Manager is committed to ongoing research and development, in an effort to continuously improve upon existing systems and technology in order to keep pace with industry developments and potentially capitalize on market opportunities as they occur.



THE INVESTMENT PROCESS



     In order for a Money Manager to be selected by the General Partner, a rigorous qualitative and quantitative due diligence process is undertaken. The General Partner's primary objective in the selection process is to allocate assets to Money Managers with well-established performance histories and whom it believes have the potential to continue to be successful in the future.



     Monitoring is an important second phase in the due diligence process. The General Partner has invested significant resources into its proprietary Fund Management System, making it one of the most comprehensive computerized management systems in the industry. This sophisticated system produces daily control reports generated from actual trading data and enables the General Partner to closely monitor the activity and performance of Money Managers relative to their historical profile.



     Monitoring also occurs on a periodic basis by discussing with the Money Managers their performance relative to profile and peer Money Managers, recent market conditions and trading opportunities. Ongoing research and development, and continued on-site due diligence visits are conducted. While the due diligence process cannot guarantee future success, the General Partner believes the process can provide the basis for sound decision making and can increase the potential for future success.


     Money Managers are analyzed by a combination of qualitative and quantitative factors, including:


Qualitative Factors

* Experience of staff responsible for development and management of trading approach

* Development of Money Manager's profile

* Consistency of trading approach

* On-site office visit to Money Manager headquarters

* Ongoing commitment to research and development

* Flexibility to expand in order to meet demands of growth in assets

Quantitative Measures

* Review of historic performance returns

* Review of performance versus managed futures industry

* Review of risk including standard deviation of monthly returns and worst decline periods

* Scrutiny of performance in key periods

* Leverage policies of Money Managers

* Correlation analysis of Money Manager returns versus managed futures industry indices, and other asset class indices.



                     MONEY MANAGER EVALUATION AND SELECTION

SCREENING          Money Managers screened from a pool of approximately 400.
EVALUATION         Money Managers categorized and evaluated based on
                   quantitative and qualitative factors.

SELECTION          Selection of Money Managers based on quantitative
                   and qualitative analysis

DUE DILIGENCE      Rigorous due diligence

MONITORING         Daily and periodic monitoring and reporting

FUTURES INTERESTS TRADED

     Adding managed futures investments to a traditional portfolio of stocks and bonds can provide qualified investors with access to major world economic markets. At any given time, managed futures investments can participate in a broad array of markets, selected from among the 75 global futures and forward markets on approximately 20 exchanges worldwide.

     Each Partnership normally trades a portfolio of diverse futures interests, but may trade a greater or lesser number of futures interests from time to time. Each Limited Partner will obtain greater diversification in futures interests traded than would be possible trading individually, unless substantially more than the minimum investment described herein were committed to the futures interests markets.

EXCHANGE PRIVILEGE


     Subject to certain limitations, each calendar month a Limited Partner may redeem Units in a Partnership and, with the proceeds of such redemption, purchase Units of one or more of the other Partnerships at a price equal to its Net Asset Value per Unit (a "Series Exchange"). See "Exchange Privilege." This permits a Limited Partner to select one or more Partnerships which best suit his investment needs and objectives, which may change from time to time. A Limited Partner is not required to pay any redemption charges in connection with a Series Exchange.


DIVERSIFIED PROFESSIONAL TRADING MANAGEMENT

     Trading decisions for each Partnership will be made by a Money Manager retained by the General Partner. See "The Trading Advisors." The trading approaches employed on behalf of each Partnership by its Money Manager are not available for investments as small as the required minimum investment in each Partnership. A Limited Partner can diversify his professional trading management by dividing his investment among one or more of the Partnerships. For example, an investor owning Units of all three Partnerships would have the benefit of having his investment managed by three different Money Managers.

LIMITED LIABILITY

     Unlike an individual who invests directly in futures interests, an investor in a Partnership cannot be individually subject to margin calls and cannot lose more than the amount of his unredeemed capital contribution, his share of undistributed profits, if any, and, under certain circumstances, any distributions and amounts received upon redemption, or deemed received on an Exchange of Units, and interest thereon. See "The Futures, Options and Forwards Markets," "Redemptions" and "The Limited Partnership Agreements--Nature of the Partnerships."

INTEREST INCOME

     Many commodity brokers permit accounts above a certain size to deposit margin for futures interests in the form of interest-bearing obligations, such as U.S. Treasury bills, rather than cash, thus enabling the account to earn interest on funds being used for futures trading, or such brokers pay interest at U.S. Treasury bill rates on a portion of the cash deposited in the account. Each Partnership deposits its assets in separate commodity trading accounts with the Commodity Brokers. DWR will credit each Partnership with interest income at month-end at the rate earned by DWR on its U.S. Treasury bills investments with customer segregated funds as if 100% of each Partnership's average daily funds (including cash and securities) held in such Partnership's account with DWR during the month were invested in U.S. Treasury bills at such rate. In addition, DWR will credit each Partnership with 100% of the interest income DWR receives from CFI with respect to such Partnership's assets deposited as margin with CFI. It is anticipated that approximately 80% of each Partnership's average daily funds maintained in trading accounts will be on deposit with DWR and that approximately 20% of each Partnership's average daily funds maintained in trading accounts will be on deposit with CFI, although such percentages will vary from time to time. Generally, an individual trader would not receive any interest on the funds in his commodity account unless he committed substantially more than the minimum investment required for the Partnerships. While the Partnerships are credited with interest by DWR on the respective percentage of their assets deposited as margin as described above, the form of margin posted, whether cash or interest-bearing obligations (such as U.S. Treasury bills), does not reduce the risks inherent in the trading of futures interests. See "Risk Factors" and "Investment Programs, Use of Proceeds and Trading Policies."

ADMINISTRATIVE CONVENIENCE

     The Partnerships are structured so as to provide Limited Partners with numerous services designed to alleviate the administrative details involved in engaging directly in futures interests trading, including monthly and annual financial reports (showing, among other things, the Net Asset Value of a Unit, trading profits or losses, and expenses), and all tax information relating to the Partnerships necessary for Limited Partners to complete their federal income tax returns.

                                 LEGAL MATTERS

     Legal matters in connection with the Units being offered hereby, including the discussion of the material federal income tax considerations relating to the acquisition, ownership and disposition of Units, have been passed upon for each Partnership and the General Partner by Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038. Cadwalader, Wickersham & Taft also has acted as counsel for DWR in connection with the offering of Units. Cadwalader, Wickersham & Taft may advise the General Partner with respect to its responsibilities as general partner of, and with respect to matters relating to, the Partnerships.

                                    EXPERTS

     The statements of financial condition of Morgan Stanley Dean Witter Charter Graham L.P., Morgan Stanley Dean Witter Charter Millburn L.P., and Morgan Stanley Dean Witter Charter Welton L.P., as of July 20, 1998, and the statements of financial condition of Demeter Management Corporation as of November 30, 1997 and December 31, 1996 included in this Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as indicated in their reports with respect thereto in this Prospectus, and are included in reliance upon their authority as experts in accounting and auditing. Deloitte & Touche LLP also acts as independent auditors for MSDW.

                             ADDITIONAL INFORMATION

     This Prospectus does not contain all of the information set forth in the Registration Statements and the exhibits relating thereto that have been filed with the Securities and Exchange Commission in Washington, D.C. For further information pertaining to each Partnership and the Units offered hereby, reference is hereby made to the Registration Statements, including the exhibits filed as part thereof. The Registration Statements and exhibits are on file at the offices of the Securities and Exchange Commission, 450 Fifth Street, N.W., Room 1024, Judiciary Plaza, Washington, D.C. 20549, and may be examined, without charge, at the offices of the SEC, and copies may be obtained of all or part thereof from the SEC upon payment of the prescribed fees.

                                    GLOSSARY
CERTAIN TERMS AND DEFINITIONS

     Knowledge of various terms and concepts relating to this offering is useful for a potential investor in determining whether to invest in the Partnerships.

     "Affiliate"--An "affiliate" of a person means (i) any natural person, partnership, corporation, association, or other legal entity directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of such person; (ii) any partnership, corporation, association, or other legal entity 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote by such person; (iii) any natural person, partnership, corporation, association, or other legal entity directly or indirectly controlling, controlled by, or under common control with, such person; or (iv) any officer, director or partner of such person.

     "Brokerage Fee"--The fee charged by a broker for executing a trade in a commodity account of a customer. DWR charges a monthly flat-rate brokerage fee of 1/12 of 7% of Net Assets (a 7% annual rate).


     "CFI"--Carr Futures, Inc., the clearing commodity broker for the Partnerships.


     "Churning"--Engaging in excessive trading with respect to a futures interests account for the purpose of generating brokerage commissions.

     "Daily Limits"--Limits imposed by commodity exchanges on the amount of fluctuation in futures interest prices during a single trading day.


     "DWR"--Dean Witter Reynolds Inc., the selling agent and non-clearing commodity broker for the Partnerships.


     "Forward Contract"--A contractual right to purchase or sell a specified quantity of currency or commodity at or before a specified date in the future at a specified price. It is distinguished from a futures contract in that it is not traded on an exchange and it contains terms and conditions specifically negotiated by the parties.

     "Futures Contract"--Standardized contract made on domestic or foreign commodity exchanges which calls for the future delivery of a specified quantity of a commodity at a specified time, place, and price.


     "GCM"--Graham Capital Management, L.P., the Trading Advisor for Morgan Stanley Dean Witter Charter Graham L.P.



     "General Partner" or "Demeter"--Demeter Management Corporation, the general partner for each Partnership.


     "Limit Order"--An order to execute a trade at a specified price or better. As contrasted with a stop order, a limit order does not become a market order when the limit price is reached.

     "Margin"--Good faith deposits with a broker to assure fulfillment of a purchase or sale of a commodity futures contract and, under certain circumstances, a commodity option contract.

     "Market Order"--An order to execute a trade at the prevailing price as soon as possible.


     "Money Manager"--See Trading Advisor.



     "MRC"--Millburn Ridgefield Corporation, the Trading Advisor for Morgan Stanley Dean Witter Charter Millburn L.P.


     "Net Assets"--A Partnership's "Net Assets" shall mean the total assets of the Partnership (including, but not limited to, all cash and cash equivalents (valued at cost), accrued interest and amortization of original issue discount, and the market value of all open futures interests positions and other assets of the Partnership), less the total liabilities of the Partnership (including, but not limited to, all brokerage, management and incentive fees, ordinary administrative expenses, transaction fees and costs and extraordinary expenses) determined in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. Unless generally accepted accounting principles require otherwise, the market value of a futures interest traded on a United States exchange shall be determined using the settlement price on the exchange on which the particular futures interest was traded by a Partnership on the day with respect to which Net Assets are being determined; provided, however, that if a futures interest could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange upon which that futures interest shall be traded or otherwise, the settlement price on the first subsequent day on which the futures interest could be liquidated shall be the market value of such futures interest for such day. The market value of a futures interest traded on a foreign exchange shall mean its market value as determined by the General Partner on a basis consistently applied for each different variety of futures interest.

     "Net Asset Value Per Unit"--The Net Assets allocated to capital accounts represented by Units of Limited Partnership Interest divided by the aggregate number of Units outstanding on the date of calculation.

     "Option"--An option on a futures contract or a physical commodity gives the buyer of the option the right, as opposed to the obligation, to take a position at a specified price in an underlying futures contract or commodity.

     "Organizational and Offering Expenses"--Costs incurred in the organization of a Partnership and the offering of Units, including legal, accounting and auditing fees, printing costs, filing fees, escrow fees, marketing costs and expenses, and other related expenses.

     "Pyramiding"--Using unrealized profits on existing positions in a given futures interest due to favorable price movements as margin specifically to buy or sell additional positions in the same or related futures interest.

     "Settlement Price"--The closing price for futures contracts in a particular commodity established by the clearinghouse or exchange after the close of each day's trading.

     "Speculative Position Limits"--Limits established by the CFTC and United States commodity exchanges on the maximum net long or short speculative positions which a person or group of persons may hold, own, or control in futures interests.

     "Spot Contract"--A cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a specific commodity lot, usually with a two-day settlement.

     "Stop Order"--An order given to a broker to execute a trade in a futures interest when the contract price reaches the specified stop order price. Stop orders become market orders when the stop price is reached.

     "Trading Advisor"--Any person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value or purchase of futures interests.

     "Trading Profits" is defined to mean net futures interests trading profits (realized and unrealized) earned on a Partnership's Net Assets, decreased by monthly management fees, brokerage fees, and any transaction fees and costs not included in the brokerage fees (under the current Customer Agreements with the Commodity Brokers, the brokerage fees include all transaction fees and costs); with such trading profits and items of decrease determined from the end of the last calendar month in which an incentive fee was earned by the Trading Advisor or, if no incentive fee has been earned previously by the Trading Advisor, from the date that the Partnership commenced trading, to the end of the month as of which such incentive fee calculation is being made. Extraordinary expenses of the Partnership, if any, will not be deducted in determining Trading Profits. No incentive fees will be paid on interest earned by the Partnership.

     "Transaction Fees and Costs"--Floor brokerage fees, exchange fees, clearinghouse fees, NFA fees, "give up" fees, any taxes (other than income taxes), any third party clearing costs incurred by CFI, costs associated with taking delivery of futures interests, and any fees for execution of forward contract transactions.

     "Unrealized Profit or Loss"--The profit or loss which could be realized on an open position if it were closed out at the current settlement price.


     "WIC"--Welton Investment Corporation, the Trading Advisor for Morgan Stanley Dean Witter Charter Welton L.P.


BLUE SKY GLOSSARY

     Prospective investors should be aware of the following definitions, reprinted verbatim from the "Guidelines for Registration of Commodity Pool Programs" adopted by the North American Securities Administrators Association, Inc., as revised in September, 1993 (the "Guidelines"), which Guidelines are applied by certain state securities administrators in reviewing public offerings of "commodity pools" (such as the Partnerships). For ease of reference, each of these definitions is followed by the comparable defined term used in the form of Limited Partnership Agreement and this Prospectus, in brackets, as applicable.

     "Advisor"--Any Person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of Commodity Contracts or commodity options. ["Trading Advisors"--page A-4]

     "Affiliate"--An Affiliate of a Person means (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control of such Person;
(d) any officer, director or partner of such Person; or (e) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity. ["Affiliate"-- page A-17]

     "Capital Contributions"--The total investment in a Program by a Participant or by all Participants, as the case may be. ["Unit(s) of General Partnership Interest"--page A-3; "Unit(s)"--page A-3]

     "Commodity Broker"--Any Person who engages in the business of effecting transactions in Commodity Contracts for the account of others or for his own account. ["Commodity Broker"--page A-4; includes DWR and CFI]

     "Commodity Contract"--A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point. ["Futures Interests"--page A-1]

     "Net Assets"--The total assets, less total liabilities, of the Program determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Program. ["Net Assets"--page A-6]

     "Net Worth"--The excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles. ["net worth," as regards subscribers' investment requirements, is referenced on pages 1, B-2>, and B-3; as regards the General Partner's net worth requirement, see Section 5 of the Limited Partnership Agreement on page A-2]


     "New Trading Profits"--The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Program assets during the period, whether the assets are held separately or in margin account. ["Trading Profits"--pages 27-28 and 104]


     "Organizational and Offering Expenses"--All expenses incurred by the Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter's attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interest under federal and state law, including taxes and fees, accountants' and attorneys' fees. ["organizational, initial and continuing offering expenses"--page A-7]

     "Participant"--The holder of a Program Interest. ["General Partner," "Limited Partners," "Partners"--page A-1]

     "Person"--Any natural Person, partnership, corporation, association or other legal entity. [No comparable term]

     "Program"--The limited partnership, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in Commodity Contracts. ["Partnership"--page A-1]

     "Pyramiding"--A method of using all or part of an unrealized profit in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities. [See Trading Policy 5 on page A-10]

     "Sponsor"--Any Person directly or indirectly instrumental in organizing a Program or any Person who will manage or participate in the management of a Program, including a Commodity Broker who pays any portion of the Organizational Expenses of the Program, and the general partner(s) and any other Person who regularly performs or selects the Persons who perform services for the Program. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the units. The term "Sponsor" shall be deemed to include its Affiliates. ["General Partner," "DWR" and their "Affiliates"]

     "Valuation Date"--The date as of which the Net Assets of the Program are determined. [No comparable term, but for purposes of redemption, Net Assets of the Partnerships are determined as of the last business day of the month--page A-14]

                          INDEPENDENT AUDITORS' REPORT

To the Limited Partners and the General Partner of
  Morgan Stanley Dean Witter Charter Graham L.P.
  Morgan Stanley Dean Witter Charter Millburn L.P.
  Morgan Stanley Dean Witter Charter Welton L.P.:

We have audited the accompanying statements of financial condition of Morgan Stanley Dean Witter Charter Graham L.P., Morgan Stanley Dean Witter Charter Millburn L.P., and Morgan Stanley Dean Witter Charter Welton L.P. (collectively, the "Partnerships") as of July 20, 1998. These financial statements are the responsibility of the Partnerships' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statements of financial condition presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such statements of financial condition present fairly, in all material respects, the financial position of Morgan Stanley Dean Witter Charter Graham L.P., Morgan Stanley Dean Witter Charter Millburn L.P., and Morgan Stanley Dean Witter Charter Welton L.P., as of July 20, 1998 in conformity with generally accepted accounting principles.

/s/ Deloitte & Touche LLP

July 21, 1998
New York, New York

                 MORGAN STANLEY DEAN WITTER CHARTER GRAHAM L.P.
 (LIMITED PARTNERS SHOULD NOTE THAT THEIR OWNERSHIP OF UNITS IN THE PARTNERSHIP
    DOES NOT RESULT IN THE OWNERSHIP OF ANY INTEREST IN THE GENERAL PARTNER)
                        STATEMENT OF FINANCIAL CONDITION
                              AS OF JULY 20, 1998

                                     ASSETS

Equity in Commodity Interest Trading Account:
  Cash..........................................................................................   $20
                                                                                                   ---
                                                                                                   ---

                                          PARTNERS' CAPITAL

Limited Partner -- 1 Unit Outstanding...........................................................   $10
General Partner -- 1 Unit Outstanding...........................................................    10
                                                                                                   ---
                                                                                                   $20
                                                                                                   ---
                                                                                                   ---

    The accompanying notes are an integral part of this financial statement.

                MORGAN STANLEY DEAN WITTER CHARTER MILLBURN L.P.
 (LIMITED PARTNERS SHOULD NOTE THAT THEIR OWNERSHIP OF UNITS IN THE PARTNERSHIP
    DOES NOT RESULT IN THE OWNERSHIP OF ANY INTEREST IN THE GENERAL PARTNER)
                        STATEMENT OF FINANCIAL CONDITION
                              AS OF JULY 20, 1998

                                     ASSETS

Equity in Commodity Interest Trading Account:
  Cash..........................................................................................   $20
                                                                                                   ---
                                                                                                   ---

                                          PARTNERS' CAPITAL

Limited Partner -- 1 Unit Outstanding...........................................................   $10
General Partner -- 1 Unit Outstanding...........................................................    10
                                                                                                   ---
                                                                                                   $20
                                                                                                   ---
                                                                                                   ---

    The accompanying notes are an integral part of this financial statement.

                 MORGAN STANLEY DEAN WITTER CHARTER WELTON L.P.
 (LIMITED PARTNERS SHOULD NOTE THAT THEIR OWNERSHIP OF UNITS IN THE PARTNERSHIP
    DOES NOT RESULT IN THE OWNERSHIP OF ANY INTEREST IN THE GENERAL PARTNER)
                        STATEMENT OF FINANCIAL CONDITION
                              AS OF JULY 20, 1998

                                     ASSETS

Equity in Commodity Interest Trading Account:
  Cash..........................................................................................   $20
                                                                                                   ---
                                                                                                   ---

                                          PARTNERS' CAPITAL

Limited Partner -- 1 Unit Outstanding...........................................................   $10
General Partner -- 1 Unit Outstanding...........................................................    10
                                                                                                   ---
                                                                                                   $20
                                                                                                   ---
                                                                                                   ---

    The accompanying notes are an integral part of this financial statement.

                   MORGAN STANLEY DEAN WITTER CHARTER SERIES
                   NOTES TO STATEMENTS OF FINANCIAL CONDITION

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ORGANIZATION--Morgan Stanley Dean Witter Charter Graham L.P., Morgan Stanley Dean Witter Charter Millburn L.P., and Morgan Stanley Dean Witter Charter Welton L.P. (collectively, the "Partnerships") are limited partnerships organized under the Delaware Revised Uniform Limited Partnership Act on July 15, 1998 to engage in the speculative trading of futures and forward contracts, options on futures contracts and physical commodities and other commodity interests, including foreign currencies, financial instruments, precious and industrial metals, energy products and agriculturals (collectively, "futures interests.") The initial capital contributed are the capital contributions of $10 to each Partnership by Demeter Management Corporation, the general partner of the Partnerships (the "General Partner"), and $10 to each Partnership by Mark
J. Hawley, President of the General Partner and Executive Vice President of Dean Witter Reynolds Inc. ("DWR"), an affiliate of the General Partner, as initial Limited Partner to each Partnership, to permit the filing of Certificates of Limited Partnership under the Delaware Revised Uniform Limited Partnership Act for each Partnership.


     The Partnerships will each offer 3,000,000 Units of Limited Partnership Interest ("Units") for sale to the public at an initial price of $10 per Unit. The minimum subscription for most subscribers will be (i) $20,000, except as may be the case in a Non-Series Exchange, as described in the Partnerships' Prospectus. If at least 400,000 Units of a Partnership are subscribed for during the "Initial Offering Period" (defined as the date of the Prospectus to January 31, 1999, subject to earlier termination or extension) the General Partner may accept such subscriptions at the "Initial Closing" (currently scheduled for October 31, 1998) and commence operations of such Partnership. Thereafter, Units in each Partnership will be sold at Monthly Closings at a price equal to 100% of the Net Asset Value per Unit (as described in the Partnerships' Prospectus). If it appears that subscriptions will be received in excess of the Units available for sale, the General Partner may register additional Units for sale.


     The Partnerships' cash is on deposit with Dean Witter Reynolds Inc. ("DWR"), an affiliate of the General Partner, in a futures interest trading account. At each Monthly Closing (as described in the Prospectus), the General Partner will contribute, in $1,000 increments to each Partnership, the additional amount in cash that is necessary for it at all times to own, for its account, Units of General Partnership Interest at least equal to the greater of $25,000 or 1% of aggregate capital contributions. The General Partner and each Limited Partner will share in the profits and losses of the Partnerships in proportion to the amount of Partnership interest owned by each.

     The Partnerships will terminate on December 31, 2035 or at an earlier date if certain conditions occur as defined in the Partnerships' Limited Partnership Agreement.

     Limited Partners may redeem some or all of their Units at 100% of the Net Asset Value per Unit effective as of the sixth month-end following the closing at which they first become a Limited Partner. The Net Asset Value of a Unit is equal to Net Assets (as defined below) divided by the aggregate number of Units of Limited and General Partnership Interest outstanding. Thereafter, Units may be redeemed as of the end of any month upon advance notice by redemption form to the General Partner. However, any Units redeemed on or prior to the last day of the twelfth month after such Units were purchased will be subject to a redemption charge equal to 2% of the Net Asset Value of a Unit on the date of such redemption. Units redeemed after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month after which such Units were purchased will be subject to a redemption charge equal to 1% of the Net Asset Value of a Unit on the date of such redemption. Units redeemed after the last day of the twenty-fourth month after which such Units were purchased will not be subject to a redemption charge. Investors who purchase $500,000 or more of Units will not be subject to the redemption charges described above.

     Net Assets, which will be determined daily, is defined as the total assets of a Partnership (including, but not limited to, all cash and cash equivalents, accrued interest and amortization of original issue discount, and the market value of all open futures interest contract positions and other assets of a Partnership) less the total liabilities of a Partnership (including, but not limited to, one-half of the brokerage commissions that would be payable with respect to the closing of each Partnership's open futures interest contract positions (if charged on a "roundturn" basis), or brokerage fees (if charged on a "flat rate" basis), management fees, incentive fees, ordinary administrative expenses, transaction fees and costs, and extraordinary expenses) determined in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. Unless generally accepted accounting principles require otherwise, the market value of a futures interest traded on a United States exchange shall mean the settlement price on the exchange on which the particular futures interest shall be traded by a Partnership on the day with respect to which Net Assets shall be determined; provided, however, that if a futures interest could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange upon which that futures interest shall be traded or otherwise, the settlement price on the first subsequent day on which the futures interest could have been liquidated shall be the market value of such futures interest for such day. The market value of a futures interest traded on a foreign exchange or market shall mean its market value as determined by the General Partner on a basis consistently applied for each different variety of futures interest.

2.  ORGANIZATION AND OFFERING EXPENSES

     The Partnerships are not liable for any organizational and offering expenses in connection with the issuance and distribution of the Units. DWR has agreed to pay the organizational expenses of the Partnerships and the expenses of offering the Units to the public.

     The proceeds from the subscription of Units will be held in escrow and invested in an interest-bearing money market account. The pro-rata share of interest earned on accepted or rejected subscription funds while such funds are held in escrow will be credited to subscribers' customer accounts with DWR.

3.  OTHER AGREEMENTS

     The proceeds from the closings will be used to establish futures interests trading accounts with DWR for each Partnership's Trading Advisor.

     Each Partnership will pay its Trading Advisor a monthly management fee equal to 1/12 of 2% per month (a 2% annual rate) of the Partnership's Net Assets (as defined in the Prospectus) as of the first day of each month.

     Each Partnership also will pay a monthly incentive fee to the Trading Advisor equal to 20% of "Trading Profits" as of the end of each calendar month. If the Trading Advisor has experienced losses with respect to Net Assets at the end of each calendar month, the Trading Advisor must earn back such losses before the Trading Advisor is eligible for an incentive fee.

     Under each Customer Agreement with DWR, each Partnership will pay DWR a flat-rate monthly brokerage fee of 1/12 of 7% of Net Assets as of the first day of each month (a 7% annual rate).

     Under each Customer Agreement with Carr Futures Inc. ("CFI"), DWR will pay or reimburse the Partnerships for all fees and costs of CFI for executing trades by the Partnerships.

     DWR will credit each Partnership with interest income at month-end at the rate earned by DWR on its U.S. Treasury bills investments with customer segregated funds as if 100% of each Partnership's average daily funds (including cash and securities) held in each Partnership's account with DWR during the month were invested in U.S. Treasury bills at such rate. In addition, DWR will credit each Partnership with 100% of the interest income DWR receives from CFI with respect to each Partnership's assets deposited as margin with CFI. It is anticipated that approximately 80% of each Partnership's average daily funds maintained in trading accounts will be on deposit with DWR and that approximately 20% of each Partnership's average daily funds maintained in trading accounts will be on deposit with CFI, although such percentages will vary from time to time.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
  Demeter Management Corporation:

We have audited the accompanying statements of financial condition of Demeter Management Corporation (a wholly-owned subsidiary of Morgan Stanley, Dean Witter, Discover & Co.) (the "Company") as of November 30, 1997 and December 31, 1996. These statements of financial condition are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements of financial condition based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of financial condition are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such statements of financial condition present fairly, in all material respects, the financial position of Demeter Management Corporation as of November 30, 1997 and December 31, 1996 in conformity with generally accepted accounting principles.

/s/ Deloitte & Touche LLP

January 12, 1998
New York, New York

                         DEMETER MANAGEMENT CORPORATION
         (WHOLLY-OWNED SUBSIDIARY OF MORGAN STANLEY DEAN WITTER & CO.)

                       STATEMENTS OF FINANCIAL CONDITION

                                                   MAY 31,
                                                     1998             NOVEMBER 30,         DECEMBER 31,
                                                 (UNAUDITED)              1997                 1996
                                                 ------------         ------------         ------------

ASSETS                                                $                    $
Investments in affiliated partnerships (Note 2)    22,952,032           22,016,069           18,955,507
Income taxes receivable                               101,866              429,885                   --
Receivable from affiliated partnerships                32,675                  968                1,049
                                                 ------------         ------------         ------------
     Total Assets                                  23,086,573           22,446,922           18,956,556
                                                 ------------         ------------         ------------
                                                 ------------         ------------         ------------
LIABILITIES AND STOCKHOLDER'S EQUITY
LIABILITIES
  Payable to MSDW (Note 3)                         18,282,319           17,995,100           15,762,235
  Accrued expenses                                     27,659               34,072               30,379
  Income taxes payable                                     --                   --              114,218
                                                 ------------         ------------         ------------
     Total Liabilities                             18,309,978           18,029,172           15,906,832
                                                 ------------         ------------         ------------
STOCKHOLDER'S EQUITY:
  Common stock, no par value:
     Authorized 1,000 shares; Issued and
       outstanding 100 shares at stated
       value of $500 per share                         50,000               50,000               50,000
  Additional paid-in capital                      111,170,000          111,170,000          111,170,000
  Retained earnings                                 4,626,595            4,267,750            2,899,724
                                                 ------------         ------------         ------------
                                                  115,846,595          115,487,750          114,119,724
  Less: Notes receivable from MSDW (Note 4)      (111,070,000)        (111,070,000)        (111,070,000)
                                                 ------------         ------------         ------------
     Total Stockholder's Equity                     4,776,595            4,417,750            3,049,724
                                                 ------------         ------------         ------------
     Total Liabilities and Stockholder's
     Equity                                        23,086,573           22,446,922           18,956,556
                                                 ------------         ------------         ------------
                                                 ------------         ------------         ------------

  The accompanying notes are an integral part of these statements of financial condition.

                         DEMETER MANAGEMENT CORPORATION
         (WHOLLY-OWNED SUBSIDIARY OF MORGAN STANLEY DEAN WITTER & CO.)

                   NOTES TO STATEMENTS OF FINANCIAL CONDITION
                (THE INFORMATION RELATING TO 1998 IS UNAUDITED)

1.  BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES

Demeter Management Corporation ("Demeter") is a wholly-owned subsidiary of Morgan Stanley Dean Witter & Co. ("MSDW").

On March 24, 1998, Morgan Stanley, Dean Witter, Discover & Co. changed its corporate name to Morgan Stanley Dean Witter & Co.

Demeter manages the following commodity pools as their sole general partner:
Dean Witter Cornerstone Fund II, Dean Witter Cornerstone Fund III, Dean Witter Cornerstone Fund IV, Columbia Futures Fund, Dean Witter Diversified Futures Fund Limited Partnership, Dean Witter Diversified Futures Fund II L.P., Dean Witter Diversified Futures Fund III L.P., Dean Witter Multi-Market Portfolio L.P. (formerly Dean Witter Principal Guaranteed Fund L.P.), Dean Witter Principal Plus Fund L.P. ("DWPPF"), Dean Witter Principal Plus Fund Management L.P., Dean Witter Portfolio Strategy Fund L.P. (formerly Dean Witter Principal Secured Futures Fund L.P.) ("DWPSF"), Dean Witter Global Perspective Portfolio L.P., Dean Witter World Currency Fund L.P., Dean Witter Institutional Balanced Portfolio Account I L.P. ("DWIBP I"), Dean Witter Institutional Account II L.P., ("DWIA II"), DWFCM International Access Fund L.P., Dean Witter Anchor Institutional Balanced Portfolio Account L.P., ("Anchor"), Dean Witter Spectrum Global Balanced L.P. (formerly known as Dean Witter Spectrum Balanced L.P.), Dean Witter Spectrum Strategic L.P., Dean Witter Spectrum Technical L.P., Dean Witter Spectrum Select L.P. (formerly known as Dean Witter Select Futures Fund L.P. ("DWSFF"), DWR Chesapeake L.P., DWR Institutional Balanced Portfolio Account III L.P., DWR/JWH Futures Fund L.P. ("DWR/ JWH") and Morgan Stanley Tangible Asset Fund L.P. ("MSTAF").

Each of the commodity pools is a limited partnership organized to engage in the speculative trading of commodity futures contracts, forward contracts on foreign currencies and other commodity interests.

On July 31, 1996, with the Net Asset Value of DWPSF above $1,000 per unit, the letter of credit arrangement which assured investors who redeemed their units on July 31, 1996 a minimum Net Asset Value of $1,000 per unit expired. On August 1, 1996, that partnership was renamed Dean Witter Portfolio Strategy Fund L.P. and will continue trading in a non-guaranteed format. As a result, both the reduction of interest income of 1.125% per annum for the letter of credit fee paid by Dean Witter Reynolds Inc. ("DWR") and the letter of credit fee of 1% of new appreciation have been eliminated.

Demeter reopened DWSFF for additional investment and on August 13, 1996 DWSFF registered with the SEC 60,000 Units which were offered to investors for a limited time in a public offering.

On August 20, 1996, Demeter ceased trading activities in DWIBP I and distributed approximately 97% of DWIBP I's assets. At that time, there were open forward positions maturing through December 1996. DWIBP I liquidated and distributed its remaining assets in 1997.

Demeter reopened DWPSF for additional investment and on May 12, 1997 DWPSF registered with the SEC 50,000 units which were offered to investors for a limited time in a public offering.

On July 31, 1997, Demeter entered into a limited partnership agreement as general partner in MSTAF. On November 4, 1997, MSTAF registered with the SEC 5,000,000 units which were offered to investors for a limited time in a public offering.

On September 18, 1997, Demeter ceased trading activities in Anchor and distributed approximately 87% of Anchor's assets. Demeter distributed the remainder of Anchor's assets in 1998.

On April 20, 1998, Dean Witter Spectrum Balanced L.P. changed its name to Dean Witter Spectrum Global Balanced L.P. and Dean Witter Select Futures Fund L.P. changed its name to Dean Witter Spectrum Select L.P.

On April 30, 1998, Demeter ceased trading activities in DWIA II and subsequently distributed DWIA II's Net Assets.

On May 11, 1998 Demeter registered with the SEC 5,000,000 additional units of Dean Witter Spectrum Technical L.P. and 1,500,000 units of Dean Witter Spectrum Select L.P., both of which are being offered to investors in a continuing public offering with previously registered units of Dean Witter Spectrum Strategic L.P. and Dean Witter Spectrum Global Balanced L.P.

INCOME TAXES--The results of operations of Demeter are included in the consolidated federal income tax return of MSDW, computed on a separate company basis and due to MSDW.

BASIS OF ACCOUNTING--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements.


CHANGE IN FISCAL YEAR--In 1997, Demeter changed its fiscal year-end from December 31 to November 30 to conform to the fiscal year of MSDW.


2.  INVESTMENTS IN AFFILIATED PARTNERSHIPS

The limited partnership agreement of each commodity pool requires Demeter to maintain a general partnership interest in each partnership, generally in an amount equal to, but not less than, 1 percent of the aggregate capital contributed to the partnership by all partners.

The total assets, liabilities and partners' capital of all the funds managed by Demeter at May 31, 1998, November 30, 1997 and December 31, 1996 were as follows:

                                                 MAY 31,
                                                  1998              NOVEMBER 30,          DECEMBER 31,
                                               (UNAUDITED)              1997                  1996
                                              -------------         -------------         -------------
                                                    $                     $                     $
Total assets.............................     1,232,182,556         1,195,307,516         1,084,660,072
Total liabilities........................        21,081,944            19,346,113            27,893,698
Total partners' capital..................     1,211,100,612         1,175,961,403         1,056,766,374

Demeter's investments in the above limited partnerships are carried at market value with changes in such market value reflected currently in operations.

3.  PAYABLE TO MSDW

The payable to MSDW is primarily for amounts due for the purchase of partnership investments.

4.  NET WORTH REQUIREMENT

At May 31, 1998 (unaudited), November 30, 1997 and December 31, 1996, Demeter held non-interest bearing notes from MSDW that were payable on demand. These notes were received in connection with additional capital contributions aggregating $111,070,000.

The limited partnership agreement of each commodity pool requires Demeter to maintain its net worth at an amount not less than 10% of the capital contributions by all partners in each pool in which Demeter is the general partner (15% if the capital contributions to any partnership are less than $2,500,000, or $250,000, whichever is less).

In calculating this requirement, Demeter's interests in each limited partnership and any amounts receivable from or payable to such partnerships are excluded from net worth. Notes receivable from MSDW are included in net worth for purposes of this calculation.

5.  LEGAL MATTERS

On September 6, 10, and 20, 1996, and on March 13, 1997, similar purported class actions were filed in the Superior Court of the State of California, County of Los Angeles, on behalf of all purchasers of interests in limited partnership commodity pools sold by DWR, an affiliate of Demeter. Named defendants include DWR,

Demeter, Dean Witter Futures and Currency Management Inc., MSDW (all such parties referred to hereafter as the "Dean Witter Parties"), certain limited partnership commodity pools of which Demeter is the general partner, and certain trading advisors to those pools. On June 16, 1997, the plaintiffs in the above actions filed a consolidated amended complaint alleging, among other things, that the defendants committed fraud, deceit, negligent misrepresentation, various violations of the California Corporations Code, intentional and negligent breach of fiduciary duty, fraudulent and unfair business practices, unjust enrichment, and conversion in the sale and operation of the various limited partnership commodity pools. Similar purported class actions were also filed on September 18 and 20, 1996 in the Supreme Court of the State of New York, New York County, and on November 14, 1996 in the Superior Court of the State of Delaware, New Castle County, against the Dean Witter Parties and certain trading advisors on behalf of all purchasers of interests in various limited partnership commodity pools sold by DWR. A consolidated and amended complaint in the action pending in the Supreme Court of the State of New York was filed on August 13, 1997, alleging that the defendants committed fraud, breach of fiduciary duty, and negligent misrepresentation in the sale and operation of the various limited partnership commodity pools. On December 16, 1997, upon motion of the plaintiffs, the action pending in the Superior Court of the State of Delaware was voluntarily dismissed without prejudice. The complaints seek unspecified amounts of compensatory and punitive damages and other relief. It is possible that additional similar actions may be filed and that, in the course of these actions, other parties could be added as defendants. The Dean Witter Parties believe that they have strong defenses to, and they will vigorously contest, the actions. Although the ultimate outcome of legal proceedings cannot be predicted with certainty, it is the opinion of management of the Dean Witter Parties that the resolution of the actions will not have a material adverse effect on the financial condition or the results of operations of any of the Dean Witter Parties.

                                                                       EXHIBIT A

                          TABLE OF CONTENTS TO FORM OF
                       LIMITED PARTNERSHIP AGREEMENT FOR
      MORGAN STANLEY DEAN WITTER CHARTER [GRAHAM] [MILLBURN][WELTON] L.P.

                                                                                                   PAGE
  1.  Formation; Name............................................................................  A-1
  2.  Office.....................................................................................  A-1
  3.  Business...................................................................................  A-1
  4.  Term; Dissolution; Fiscal Year.............................................................  A-2
      (a)  Term..................................................................................  A-2
      (b)  Dissolution...........................................................................  A-2
      (c)  Fiscal Year...........................................................................  A-2
  5.  Net Worth of General Partner...............................................................  A-2
  6.  Capital Contributions and Offering of Units of Limited Partnership Interest................  A-3
  7.  Allocation of Profits and Losses; Accounting; Other Matters................................  A-5
      (a)  Capital Accounts......................................................................  A-5
      (b)  Monthly Allocations...................................................................  A-5
      (c)  Allocation of Profit and Loss for Federal Income Tax Purposes.........................  A-5
      (d)  Definitions; Accounting...............................................................  A-6
      (e)  Expenses and Limitations Thereof......................................................  A-7
      (f)  Limited Liability of Limited Partners.................................................  A-7
      (g)  Return of Limited Partner's Capital Contribution......................................  A-8
      (h)  Distributions.........................................................................  A-8
      (i)  Interest on Assets....................................................................  A-8
  8.  Management and Trading Policies............................................................  A-8
      (a)  Management of the Partnership.........................................................  A-8
      (b)  The General Partner...................................................................  A-8
      (c)  General Trading Policies..............................................................  A-9
      (d)  Changes to Trading Policies...........................................................  A-10
      (e)  Miscellaneous.........................................................................  A-10
  9.  Audits; Reports to Limited Partners........................................................  A-11
 10.  Transfer; Redemption of Units; Exchange Privilege..........................................  A-12
      (a)  Transfer..............................................................................  A-12
      (b)  Redemption............................................................................  A-13
      (c)  Exchange Privilege....................................................................  A-14
 11.  Special Power of Attorney..................................................................  A-15
 12.  Withdrawal of a Partner....................................................................  A-15
 13.  No Personal Liability for Return of Capital................................................  A-16
 14.  Standard of Liability; Indemnification.....................................................  A-16
      (a)  Standard of Liability.................................................................  A-16
      (b)  Indemnification by the Partnership....................................................  A-16
      (c)  Affiliate.............................................................................  A-17
      (d)  Indemnification by Partners...........................................................  A-17
 15.  Amendments; Meetings.......................................................................  A-17
      (a)  Amendments with Consent of the General Partner........................................  A-17
      (b)  Meetings..............................................................................  A-18
      (c)  Amendments and Actions without Consent of the General Partner.........................  A-18
      (d)  Action Without Meeting................................................................  A-18
      (e)  Amendments to Certificate of Limited Partnership......................................  A-18
 16.  Index of Defined Terms.....................................................................  A-18
 17.  Governing Law..............................................................................  A-19
 18.  Miscellaneous..............................................................................  A-20
      (a)  Priority among Limited Partners.......................................................  A-20
      (b)  Notices...............................................................................  A-20
      (c)  Binding Effect........................................................................  A-20
      (d)  Captions..............................................................................  A-20
Annex 1 --Request for Redemption.................................................................  A-21

                                                                       EXHIBIT A

FORM OF
LIMITED PARTNERSHIP AGREEMENT FOR
MORGAN STANLEY DEAN WITTER CHARTER [GRAHAM] [MILLBURN] [WELTON] L.P.

     This Agreement of Limited Partnership, made as of              , 1998, by
and among Demeter Management Corporation, a Delaware corporation (the "General Partner"), and the other parties who shall execute this Agreement, whether in counterpart, by separate instrument, or otherwise, as limited partners (collectively "Limited Partners"; the General Partner and Limited Partners may be collectively referred to herein as "Partners"). The definitions of capitalized terms used in this Agreement and not defined where used may be found by reference to the index of defined terms in Section 16.

                                  WITNESSETH:

     WHEREAS, the parties hereto desire to form a limited partnership for the purpose of engaging in the speculative trading of futures interests.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

1.  FORMATION; NAME.

     The parties hereto do hereby form a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended and in effect on the date hereof (the "Act"). The name of the limited partnership is Morgan Stanley Dean Witter Charter [Graham] [Millburn] [Welton] L.P. (the "Partnership"). The General Partner may, without the approval of the Limited Partners, change the name of the Partnership, or cause the Partnership to transact business under another name. The General Partner shall notify all Limited Partners (or any assignees thereof) of any such change. The General Partner shall execute and file a Certificate of Limited Partnership of the Partnership (the "Certificate of Limited Partnership") in accordance with the Act, and shall execute, file, record, and publish as appropriate such amendments, assumed name certificates, and other documents as are or become necessary or advisable in connection with the operation of the Partnership, as determined by the General Partner, and shall take all steps which the General Partner may deem necessary or advisable to allow the Partnership to conduct business as a limited partnership where the Partnership conducts business in any jurisdiction, and to otherwise provide that Limited Partners will have limited liability with respect to the activities of the Partnership in all such jurisdictions, and to comply with the law of any jurisdiction. Each Limited Partner hereby undertakes to furnish to the General Partner a power of attorney and such additional information as the General Partner may request to complete such documents and to execute and cooperate in the filing, recording, or publishing of such documents as the General Partner determines appropriate.

2.  OFFICE.

     The principal office of the Partnership shall be Two World Trade Center, 62nd Floor, New York, New York 10048, or such other place as the General Partner may designate from time to time.

     The address of the principal office of the Partnership in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, or such other agent as the General Partner shall designate from time to time.

3.  BUSINESS.

     The Partnership's business and general purpose is to trade, buy, sell, spread, or otherwise acquire, hold, or dispose of commodities (which may include foreign currencies, mortgage-backed securities, money market instruments, financial instruments, and any other securities or items which are now, or may hereafter be, the subject of futures contract trading, domestic and foreign commodity futures contracts, commodity forward contracts, foreign exchange commitments, options on physical commodities and on futures contracts, spot
(cash) commodities and currencies, and any rights pertaining thereto (collectively, "Futures Interests"), and securities (such as United States Treasury securities) approved by the Commodity Futures Trading Commission (the "CFTC") for investment of customer funds and other securities on a limited basis, and to engage in all activities incident thereto. The objective of the Partnership's business is appreciation of its assets through speculative trading. The Partnership may pursue this objective in any lawful manner consistent with the Partnership's trading policies. The Partnership may engage in the foregoing activities either directly or through any lawful transaction or any lawful activity into which a limited partnership may enter or in which a limited partnership may engage under the laws of the State of Delaware; provided, that such transactions or activities do not subject the Limited Partners to any liability in excess of the limited liability provided for herein and contemplated by the Act.

4.  TERM; DISSOLUTION; FISCAL YEAR.

     (a) TERM. The term of the Partnership shall commence upon the filing of the Certificate of Limited Partnership in the Office of the Secretary of State of the State of Delaware and shall end upon the first to occur of the following:
(i) December 31, 2035; (ii) receipt by the General Partner of a notice setting forth an election to terminate and dissolve the Partnership at a specified time by Limited Partners owning more than 50% of the outstanding Units, which notice shall be sent by registered mail to the General Partner not less than 90 days prior to the effective date of such termination and dissolution; (iii) the withdrawal, insolvency, bankruptcy, dissolution, liquidation or termination of any general partner, unless the business of the Partnership shall be continued by any remaining or successor general partner(s) in accordance with the provisions hereof; (iv) the occurrence of any event which shall make it unlawful for the existence of the Partnership to be continued; (v) a decline in the Net Asset Value of a Unit as of the close of business (as determined by the General Partner) on any day to less than $2.50; (vi) a decline in the Partnership's Net Assets as of the close of business (as determined by the General Partner) on any day to $250,000 or less; (vii) a determination by the General Partner that the Partnership's Net Assets in relation to the operating expenses of the Partnership make it unreasonable or imprudent to continue the business of the Partnership; (viii) a determination by the General Partner upon 120 days' notice to the Limited Partners to terminate the Partnership; or (ix) a determination by the General Partner to terminate the Partnership following a Special Redemption Date.

     (b) DISSOLUTION. Upon the occurrence of an event causing the termination of the Partnership, the Partnership shall terminate and be dissolved. Dissolution, payment of creditors, and distribution of the Partnership's Net Assets shall be effected as soon as practicable in accordance with the Act, except that the General Partner and each Limited Partner (and any assignee) shall share in the Net Assets of the Partnership pro rata in accordance with such Partner's respective capital account, less any amount owing by such Partner (or assignee) to the Partnership. The General Partner shall, at its option, be entitled to supervise the liquidation of the Partnership.

     Nothing contained in this Agreement shall impair, restrict, or limit the rights and powers of the Partners under the laws of the State of Delaware and any other jurisdiction in which the Partnership shall be conducting business to reform and reconstitute themselves as a limited partnership following dissolution of the Partnership, either under provisions identical to those set forth herein or any others which they shall deem appropriate.

     (c) FISCAL YEAR. The fiscal year of the Partnership shall begin on January 1 of each year and end on the following December 31.

5.  NET WORTH OF GENERAL PARTNER.

     The General Partner agrees that at all times, as long as it remains a general partner of the Partnership, it shall maintain its net worth at an amount not less than 10% of the total contributions to the Partnership by all Partners and to any other limited partnership for which it acts as a general partner by all such partnership's partners; provided, however, that if the total contributions to the Partnership by all Partners, or to any limited partnership for which it acts as a general partner by all partners, are less than $2,500,000, then with respect to the Partnership and any such limited partnership, the General Partner shall maintain its net worth at an amount of at least 15% of the total contributions to the Partnership by all Partners and of the total contributions to any such limited partnership for which it acts as a general partner by all such partnership's partners or $250,000, whichever is the lesser; and, provided, further, that in no event shall the General Partner's net worth be less than $50,000. For the purposes of this Section 5, "net worth" shall be calculated in accordance with generally accepted accounting principles, except as otherwise specified in this Section 5, with all current assets based on their then current market values. The interests owned by the General Partner in the Partnership and any other partnerships for which it acts as a general partner and any notes and accounts receivable from and payable to any limited partnership in which it has an interest shall not be included as an asset in calculating its net worth, but any notes receivable from an "affiliate" (as such term is defined in Regulation S-X of the rules and regulations of the Securities and Exchange Commission (the "SEC")) of the General Partner or letters of credit may be included.

     The General Partner agrees that it shall not be a general partner of any limited partnership other than the Partnership unless, at all times when it is a general partner of any such additional limited partnership, its net worth is at least equal to the net worth required by the preceding paragraph of this Section 5.

     The requirements of the preceding two paragraphs of this Section 5 may be modified by the General Partner at its option, without notice to or the consent of the Limited Partners, provided that: (a) such modification does not adversely affect the interests of the Limited Partners, and (b) the General Partner obtains a written opinion of counsel for the Partnership that such proposed modification: (i) will not adversely affect the classification of the Partnership as a partnership for federal income tax purposes, (ii) will not adversely affect the status of the Limited Partners as limited partners under the Act, and (iii) will not violate any applicable state securities or Blue Sky law or any rules, regulations, guidelines, or statements of policy promulgated or applied thereunder; provided, however, that the General Partner's net worth may not be reduced below the lesser of (A) the net worth required by Section II.B of the Guidelines for Registration of Commodity Pool Programs, as adopted in revised form by the North American Securities Administrators Association, Inc. in September, 1993 (the "NASAA Guidelines"), and (B) the net worth required by such Guidelines as in effect on the date of such proposed modification.

6.  CAPITAL CONTRIBUTIONS AND OFFERING OF UNITS OF LIMITED PARTNERSHIP INTEREST.

     The General Partner is herewith contributing $10 in cash to the Partnership, for which it is receiving one unit of general partnership interest (a "Unit of General Partnership Interest"). At the initial closing (the "Initial Closing"), if any, for the acceptance of subscriptions for Units of Limited Partnership Interest of the Partnership ("Units" or, individually, a "Unit") during the initial offering of Units (the "Initial Offering"), the General Partner shall contribute to the Partnership, in $1,000 increments, such amount in cash as is necessary to make the General Partner's capital contribution at least equal to the greater of: (a) 1% of aggregate capital contributions to the Partnership by all Partners (including the General Partner's contribution) and
(b) $25,000. Such additional contribution by the General Partner need not exceed the amount described above and shall be evidenced by Units of General Partnership Interest. Thereafter, the General Partner shall maintain its interest in the capital of the Partnership at no less than the amount stated above. The General Partner, without notice to or consent of the Limited Partners, may withdraw any portion of its interest in the Partnership that is in excess of its required interest described above. The net asset value of a Unit of General Partnership Interest shall at all times be equivalent to the Net Asset Value of a Unit of Limited Partnership Interest.

     The General Partner's minimum investment requirements of the preceding paragraph of this Section 6 may be modified by the General Partner at its option, without notice to or the consent of the Limited Partners, provided that:
(a) such modification does not adversely affect the interests of the Limited Partners, and (b) the General Partner obtains a written opinion of counsel for the Partnership that such proposed modification: (i) will not adversely affect the Partnership's ability to meet the administrative requirements applicable to partnerships under the federal income tax laws, (ii) will not adversely affect the status of the Limited Partners as limited partners under the Act, and (iii) will not violate any applicable state securities or Blue Sky law or any rules, regulations, guidelines, or statements of policy promulgated or applied thereunder; provided, however, that the General Partner's minimum investment in the Partnership may not be reduced below the lesser of (A) the minimum investment required by Section II.C of the NASAA Guidelines, and (B) the minimum investment required by such Guidelines as in effect on the date of such proposed modification.

     Interests in the Partnership, other than the General Partnership Interest of the General Partner, shall be Units. The initial Limited Partner named at the end of this Agreement is herewith contributing $10 in cash to the capital of the Partnership in consideration for receiving one Unit. The initial Limited Partner agrees to withdraw as a Limited Partner at the Initial Closing, and the remaining Partners hereby consent to such withdrawal. The $10 capital contribution of the Initial Limited Partner shall be returned to him, without interest, and he shall have no further rights or obligations as a Limited Partner with respect to such contribution.

     The General Partner, for and on behalf of the Partnership, shall issue and sell Units to persons desiring to become Limited Partners, provided that such persons shall be determined by the General Partner to be qualified investors and their subscriptions for Units shall be accepted by the General Partner, which acceptance the General Partner may withhold in whole or in part in its sole discretion. The minimum subscription for Units per subscriber shall be such amount as the General Partner shall determine from time to time in its sole discretion.

     The Partnership, directly and/or through Dean Witter Reynolds Inc. ("DWR"), Morgan Stanley & Co. Incorporated ("MS & Co."), or such other selling agent or agents (each, a "Selling Agent") as may be approved by the General Partner, may at any time and from time to time in the sole discretion of the General Partner offer for sale Units and fractions of Units (to the third decimal place) in public and/or private offerings, at prices per Unit, in such minimum amounts, for such periods of time, and on such terms and conditions as the General Partner shall determine in its sole discretion. Units offered during any offering shall be issued and sold by the Partnership as of the close of business (as determined by the General Partner) on the last day of a calendar month and a closing for subscriptions received during such offering shall be held as of such date; provided, however, that the General Partner may hold closings at such other times and for such other periods as it shall determine in its sole discretion to effectuate such offerings. At each such closing, the Partnership shall issue and sell Units to each subscriber whose subscription shall be accepted by the General Partner at a price per Unit to be determined by the General Partner in its sole discretion; provided, however, that the offering price per Unit at the Initial Closing shall be $10 per Unit, and the offering price per Unit at any subsequent closing during any offering of Units shall not at any time be less than the Net Asset Value of a Unit as of the close of business on the date of the applicable closing at which such Unit shall be issued and sold, unless the newly offered Units' participation in the Partnership's profits and losses is proportionately reduced. During any offering, Units may be subscribed for by the General Partner, DWR, MS & Co., Morgan Stanley Dean Witter & Co. ("MSDW"), any trading advisor to the Partnership (each, a "Trading Advisor"), any commodity broker for the Partnership (each, a "Commodity Broker"), and such persons' respective shareholders, directors, officers, partners, employees, principals, and Affiliates. Notwithstanding Section 10(b), Units purchased at the Initial Closing by the General Partner, DWR, any Additional Seller and any Trading Advisor, or any Affiliate of the foregoing (for purposes of this provision, the term "Affiliate" shall not include any natural persons) may not be redeemed for a period of two years after the Initial Closing if such redemption would cause the Partnership to have less than $4,000,000 in Net Assets. Subscriptions for Units by such persons shall not preclude them from receiving compensation from the Partnership for services rendered by them in their respective capacities as other than Limited Partners. No subscriber for Units during any offering of Units shall become a Limited Partner until the General Partner shall: (a) accept such subscriber's subscription at a closing relating to such offering; (b) execute this Agreement on behalf of such subscriber pursuant to the power of attorney in the subscription agreement executed by the subscriber in connection with such offering; and (c) make an entry on the books and records of the Partnership reflecting that such subscriber has been admitted as a Limited Partner. Accepted subscribers shall be deemed Limited Partners at such time as their admission shall be reflected on the books and records of the Partnership. The aggregate of all capital contributions to the Partnership shall be available to the Partnership to carry on its business and no interest shall be paid by the Partnership on any such contribution.

     In connection with any offering of Units by the Partnership, the General Partner, on behalf of the Partnership, shall: (a) cause to be filed one or more disclosure documents and such amendments and supplements thereto as the General Partner shall deem advisable or as may be required by applicable law with the CFTC and the National Futures Association ("NFA"), Forms D or other applications, notices or forms with the SEC and state securities and Blue Sky administrators, and Registration Statements, Prospectuses (as used hereinafter, the term "Prospectus" shall mean the most recent version of the Prospectus issued by the Partnership, or the most recent version of the disclosure document or other offering memorandum prepared, in connection with the particular offering of Units), and such amendments and supplements thereto as the General Partner shall deem advisable or as may be required by applicable law, with the CFTC, the NFA, the SEC, and NASD Regulation, Inc.; (b) qualify by registration or exemption from registration the Units for sale under the Blue Sky and securities laws of such states of the United States and such other jurisdictions as the General Partner in its sole discretion shall deem advisable or as may be required by applicable law; (c) make such arrangements for the sale of Units as it shall deem advisable, including engaging DWR, MS & Co., or any other firm as Selling Agent and entering into a selling agreement with DWR, MS & Co., or such other Selling Agent; and (d) take such action with respect to and in order to effectuate the matters described in clauses (a) through (c) as it shall deem advisable or necessary.

     The Partnership shall not pay the costs of any offering or any selling commissions relating thereto. No Limited Partner shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units, except as described in the applicable Prospectus. No Limited Partner shall have the right to consent to the admission of any additional Limited Partner. There is no maximum aggregate amount of contributions which may be received by the Partnership.

     All Units subscribed for shall be issued subject to the collection of good funds. If, at any time, good funds representing payment for Units are not made available to the Partnership because a subscriber has provided bad funds in the form of a bad check or draft or otherwise to DWR, MS & Co., or another Selling Agent which, in turn, has deposited the subscription amount with the escrow agent, the Partnership shall cancel the Units issued to such subscriber represented by such bad funds, and the subscriber's name shall be removed as a Limited Partner from the books and records of the Partnership. Any losses or profits sustained by the Partnership in connection with its Futures Interests trading allocable to such cancelled Units shall be deemed a decrease or increase in Net Assets and allocated among the remaining Partners as described in Section
7. Each Limited Partner agrees to reimburse the Partnership for any expense or loss (including any trading loss) incurred in connection with the issuance and cancellation of any such Units issued to such Limited Partner.

7.  ALLOCATION OF PROFITS AND LOSSES; ACCOUNTING; OTHER MATTERS.

     (a) CAPITAL ACCOUNTS. A capital account shall be established for each Partner. The initial balance of each Partner's capital account shall be the amount of a Partner's initial capital contribution to the Partnership.

     (b) MONTHLY ALLOCATIONS. As of the close of business (as determined by the General Partner) on the last day of each calendar month ("Determination Date") during each fiscal year of the Partnership, the following determinations and allocations shall be made:

            (1) The Net Assets of the Partnership, before accrual of any monthly management fee and any incentive fee shall be determined.

            (2) The accrued monthly management fee shall then be charged against Net Assets.

            (3) The accrued monthly incentive fee, if any, shall then be charged against Net Assets.

            (4) Any increase or decrease in Net Assets (after the adjustments in subparagraphs (2) and (3) above), over those of the immediately preceding Determination Date (or, in the case of the first Determination Date, the Initial Closing), shall then be credited or charged to the capital accounts of each Partner in the ratio that the balance of each account bears to the balance of all accounts.

            (5) The amount of any distribution to a Partner, any amount paid to a Partner on redemption of Units, any amount deemed received by a Partner on a Series Exchange of Units pursuant to Section 10(c) hereof, and any amount paid to the General Partner upon withdrawal of its interest in the Partnership shall be charged to that Partner's capital account.

     (c) ALLOCATION OF PROFIT AND LOSS FOR FEDERAL INCOME TAX PURPOSES. As of the end of each fiscal year of the Partnership, the Partnership's recognized profit or loss shall be allocated among the Partners pursuant to the following subparagraphs for federal income tax purposes. Such allocations of profit and loss will be pro rata from net capital gain or loss and net operating income or loss realized by the Partnership. For United States federal income tax purposes, a distinction will be made between net short-term gain or loss and net long-term gain or loss.

            (1) Items of ordinary income (such as interest or credits in lieu of interest) and expense (such as the management fees, incentive fees, brokerage fees and extraordinary expenses) shall be allocated pro rata among the Partners based on their respective capital accounts (exclusive of these items of ordinary income or expense) as of the end of each month in which the items of ordinary income or expense accrued.

            (2) Net recognized gain or loss from the Partnership's trading activities shall be allocated as follows (with any allocation of recognized gain or loss consisting of pro rata shares of capital or ordinary gain or loss):

                 (aa) For the purpose of allocating the Partnership's net
            recognized gain or loss among the Partners, there shall be established an allocation account with respect to each outstanding Unit. The initial balance of each allocation account shall be the amount paid by the Partner to the Partnership for the Unit. Allocation accounts shall be adjusted as of the end of each fiscal year and as of the date a Partner completely redeems his Units as follows:

                       (i) Each allocation account shall be increased by the
                  amount of income allocated to the holder of the Unit pursuant to subparagraph (c)(1) above and subparagraph (c)(2)(cc) below.

                       (ii) Each allocation account shall be decreased by the
                  amount of expense or loss allocated to the holder of the Unit pursuant to subparagraph (c)(1) above and subparagraph (c)(2)(ee) below and by the amount of any distribution the holder of the Unit has received with respect to the Unit (other than on redemption of the Unit).

                       (iii) When a Unit is redeemed or exchanged in a Series
                  Exchange, the allocation account with respect to such Unit shall be eliminated.

                 (bb) Net recognized gain shall be allocated first to each
            Partner who has partially redeemed his Units or exchanged less than all his Units in a Series Exchange during the fiscal year up to the excess, if any, of the amount received upon redemption of the Units or the amount deemed received on the Series Exchange of the Units over the allocation account attributable to the redeemed Units or the Units exchanged in the Series Exchange.

                 (cc) Net recognized gain remaining after the allocation thereof pursuant to subparagraph (c)(2)(bb) above shall be allocated next among all Partners whose capital accounts are in excess of their Units' allocation accounts (after the adjustments in subparagraph
            (c)(2)(bb) above) in the ratio that each such Partner's excess bears to all such Partners' excesses. In the event that gain to be allocated pursuant to this subparagraph (c)(2)(cc) is greater than the excess of all such Partners' capital accounts over all such allocation accounts, the excess will be allocated among all Partners in the ratio that each Partner's capital account bears to all Partners' capital accounts.

                 (dd) Net recognized loss shall be allocated first to each
            Partner who has partially redeemed his Units or exchanged less than all his Units in a Series Exchange during the fiscal year up to the excess, if any, of the allocation account attributable to the redeemed Units or the Units exchanged in the Series Exchange over the amount received upon redemption of the Units or the amount deemed received on the Series Exchange of the Units.

                 (ee) Net recognized loss remaining after the allocation thereof pursuant to subparagraph (c)(2)(dd) above shall be allocated next among all Partners whose Units' allocation accounts are in excess of their capital accounts (after the adjustments in subparagraph
            (c)(2)(dd) above) in the ratio that each such Partner's excess bears to all such Partners' excesses. In the event that loss to be allocated pursuant to this subparagraph (c)(2)(ee) is greater than the excess of all such allocation accounts over all such Partners' capital accounts, the excess loss will be allocated among all Partners in the ratio that each Partner's capital account bears to all Partners' capital accounts.

            (3) The tax allocations prescribed by this Section 7(c) shall be made to each holder of a Unit whether or not the holder is a substituted Limited Partner. In the event that a Unit has been transferred or assigned pursuant to Section 10(a), the allocations prescribed by this
       Section 7(c) shall be made with respect to such Unit without regard to the transfer or assignment, except that in the year of transfer or assignment the allocations prescribed by this Section 7(c) shall be divided between the transferor or assignor and the transferee or assignee based on the number of months each held the transferred or assigned Unit. For purposes of this Section 7(c), tax allocations shall be made to the General Partner's Units of General Partnership Interest on a Unit-equivalent basis.

            (4) The allocation of profit and loss for federal income tax purposes set forth herein is intended to allocate taxable profits and loss among Partners generally in the ratio and to the extent that net profit and net loss are allocated to such Partners under Section 7(b) hereof so as to eliminate, to the extent possible, any disparity between a Partner's capital account and his allocation account with respect to each Unit then outstanding, consistent with the principles set forth in
       Section 704(c) of the Internal Revenue Code of 1986, as amended (the "Code").

            (d) DEFINITIONS; ACCOUNTING.

            (1) NET ASSETS. The Partnership's "Net Assets" shall mean the total assets of the Partnership (including, but not limited to, all cash and cash equivalents (valued at cost), accrued interest and amortization of original issue discount, and the market value of all open Futures Interests positions and other assets of the Partnership), less the total liabilities of the Partnership (including, but not limited to, one-half of the brokerage commissions that would be payable with respect to the closing of each of the Partnership's open Futures Interests positions (if charged on a "roundturn" basis), or brokerage fees (if charged on a "flat rate" basis), management fees, incentive fees, ordinary administrative expenses, Transaction Fees and Costs, if any, and extraordinary expenses), determined in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. Unless generally accepted accounting principles require otherwise, the market value of a Futures Interest traded on a United States exchange shall be determined using the settlement price on the exchange on which the particular Futures Interest was traded by the Partnership on the day with respect to which Net Assets are being determined; provided, however, that if a Futures Interest could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange upon which that Futures Interest shall be traded or otherwise, the settlement price on the first subsequent day on which the Futures Interest could have been liquidated shall be the market value of such Futures Interest for such day. The market value of a forward contract or a Futures Interest traded on a foreign exchange or off an exchange shall mean its market value as determined by the General Partner on a basis consistently applied for each different variety of forward contract or Futures Interest.

            (2) NET ASSET VALUE. The "Net Asset Value" of a Unit shall mean the Net Assets allocated to capital accounts represented by Units divided by the aggregate number of Units.

     (e) EXPENSES AND LIMITATIONS THEREOF. DWR shall pay all of the organizational, Initial Offering and continuing offering expenses of the Partnership (including, but not limited to, legal, accounting, and auditing fees, printing costs, filing fees, escrow fees, marketing costs and expenses, and other related expenses), and shall not be reimbursed therefor. Any such offering expenses in connection with a subsequent offering of Units shall not be paid by the Partnership.

     Subject to the limits set forth below, and except to the extent that DWR or an affiliate has agreed to pay any such fees, costs, or expenses as provided in the Prospectus, the Partnership shall pay its operational expenses. The General Partner shall not be reimbursed by the Partnership for any costs incurred by it relating to office space, equipment, and staff necessary for Partnership operations and administration of redemptions and Series Exchanges of Units. The Partnership will be obligated to pay any extraordinary expenses (determined in accordance with generally accepted accounting principles) it may incur.

     The Partnership's assets held by any Commodity Broker, as provided in
Section 7(i), may be used as margin solely for the Partnership's trading. The Partnership shall bear all commodity brokerage fees and commissions and, except as otherwise set forth herein or described in the Prospectus, shall be obligated to pay all liabilities incurred by it, including, without limitation, all fees and expenses incurred in connection with its trading activities (including, but not limited to, floor brokerage fees, exchange fees, clearinghouse fees, NFA fees, "give up" or transfer fees, costs associated with the taking of delivery of Futures Interests, fees for the execution of forward contract transactions, fees for the execution of cash transactions relating to the exchange of futures for physical transactions, and the use of any Commodity Broker's institutional and overnight execution facilities (collectively, "Transaction Fees and Costs")), and management and incentive fees payable to any Trading Advisor. Appropriate reserves may be created, accrued, and charged against Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the General Partner. Such reserves shall reduce the Net Asset Value of interests in the Partnership for all purposes, including redemptions and Series Exchanges.

     The following special limits shall apply to the Partnership's fees and expenses, in accordance with Section IV.C of the NASAA Guidelines: (a) the aggregate of (i) the management fees payable by the Partnership to the Trading Advisor(s), and (ii) the Partnership's customary and routine administrative expenses (other than commodity brokerage commissions or fees, Transaction Fees and Costs, incentive fees, legal and auditing fees and expenses, and extraordinary expenses), if such expenses are being paid directly by the Partnership, shall not exceed 1/2 of 1% of the Partnership's Net Assets per month, or 6% of the Partnership's Net Assets annually; (b) the incentive fees payable by the Partnership to any Trading Advisor shall not exceed 15% of the Partnership's "Trading Profits" (as defined in the Prospectus) attributable to such Trading Advisor for the applicable calculation period, provided that such incentive fees may be increased by 2% for each 1% by which the aggregate fees and expenses described in clause (a) of this sentence are below the 6% of Net Assets annual limit thereon (e.g., if such fees and expenses are 4% of Net Assets, the maximum incentive fee payable may be increased to 19%); (c) any "roundturn" brokerage commissions (excluding Transaction Fees and Costs) payable by the Partnership to any Commodity Broker shall not exceed 80% of such Commodity Broker's published non-member rates for speculative accounts; and (d) the aggregate of (i) the brokerage commissions or fees payable by the Partnership to any Commodity Broker, (ii) any Transaction Fees and Costs separately payable by the Partnership, and (iii) any net excess interest and compensating balance benefits to any Commodity Broker (after crediting the Partnership with interest), shall not exceed 14% annually of the Partnership's average monthly Net Assets as of the last day of each month during each calendar year. The General Partner or an Affiliate thereof shall pay and shall not be reimbursed for any fees and expenses in excess of any such limits.

     (f) LIMITED LIABILITY OF LIMITED PARTNERS. Each Unit, when purchased by a Limited Partner in accordance with the terms of this Agreement, shall be fully paid and nonassessable. No Limited Partner shall be liable for the Partnership's obligations in excess of such Partner's unredeemed capital contribution, undistributed profits, if any, and any distributions and amounts received upon redemption of Units or deemed received on a Series Exchange of Units, together with interest thereon. The Partnership shall not make a claim against a Limited Partner with respect to amounts distributed to such Partner or amounts received by such Partner upon redemption of Units or deemed received upon a Series Exchange of Units, unless the Net Assets of the Partnership (which shall not include any right of contribution from the General Partner except to the extent previously made by it pursuant to this Agreement) shall be insufficient to discharge the liabilities of the Partnership which shall have arisen prior to the payment of such amounts.

     (g) RETURN OF LIMITED PARTNER'S CAPITAL CONTRIBUTION. Except to the extent that a Limited Partner shall have the right to withdraw capital through redemption or Series Exchange of Units in accordance with Section 10(b) or (c), no Limited Partner shall have any right to demand the return of his capital contribution or any profits added thereto, except upon termination and dissolution of the Partnership. In no event shall a Limited Partner be entitled to demand or receive from the Partnership property other than cash.

     (h) DISTRIBUTIONS. The General Partner shall have sole discretion in determining what distributions (other than on redemption or Series Exchange of Units), if any, the Partnership shall make to its Partners. If made, all distributions shall be pro rata in accordance with the respective capital accounts of the Partners and may be made by credit to a Limited Partner's account with DWR or by check if such account is closed.

     (i) INTEREST ON ASSETS. The Partnership shall deposit all of its assets with such Commodity Broker(s) as the Partnership shall utilize from time to time, and such assets shall be used by the Partnership to engage in Futures Interests trading. Unless provided otherwise in the Prospectus, such assets will be invested in securities approved by the CFTC for investment of customer funds or held in non-interest-bearing accounts, and such Commodity Broker(s) will credit the Partnership at month-end with interest income as set forth in the Prospectus or as otherwise set forth in a notice to Limited Partners.

8.  MANAGEMENT AND TRADING POLICIES.

     (a) MANAGEMENT OF THE PARTNERSHIP. Except as may be otherwise specifically provided herein, the General Partner, to the exclusion of all Limited Partners, shall conduct and manage the business of the Partnership, including, without limitation, the investment of the funds of the Partnership. No Limited Partner shall have the power to represent, act for, sign for, or bind the General Partner or the Partnership. Except as provided herein, no Partner shall be entitled to any salary, draw, or other compensation from the Partnership. Each Limited Partner hereby undertakes to furnish to the General Partner such additional information as may be determined by the General Partner to be required or appropriate for the Partnership to open and maintain an account or accounts with the Partnership's Commodity Broker(s) for the purpose of trading in Futures Interests.

     The General Partner shall be under a fiduciary duty to conduct the affairs of the Partnership in the best interests of the Partnership. The Limited Partners will under no circumstances be permitted to contract away, or be deemed to have contracted away, the fiduciary obligations owed them by the General Partner under statutory or common law. The General Partner shall have fiduciary responsibility for the safekeeping of all of the funds and assets of the Partnership, whether or not in its immediate possession or control, and the General Partner shall not employ, or permit another to employ, such funds or assets in any manner except for the benefit of the Partnership.

     (b) THE GENERAL PARTNER. The General Partner, on behalf of the Partnership, shall retain one or more Trading Advisors to make all trading decisions for the Partnership, and shall delegate complete trading discretion to such Trading Advisor(s); provided, however, that the General Partner may override any trading instructions: (i) that the General Partner, in its sole discretion, determines to be in violation of any trading policy of the Partnership, as set forth in subsection (c) below; (ii) to the extent the General Partner believes doing so is necessary for the protection of the Partnership; (iii) to terminate the Futures Interests trading of the Partnership; (iv) to comply with applicable laws or regulations; or (v) as and to the extent necessary, upon the failure of a Trading Advisor to comply with a request to make the necessary amount of funds available to the Partnership within five days of such request, to fund distributions, redemptions, or reapportionments among Trading Advisors or to pay the expenses of the Partnership; and provided, further, that the General Partner may make trading decisions at any time at which a Trading Advisor shall become incapacitated or some other emergency shall arise as a result of which such Trading Advisor shall be unable or unwilling to act and a successor Trading Advisor has not yet been retained.

     The Partnership shall not enter into any agreement with the General Partner, DWR, MS & Co., MSDW, or their respective Affiliates (other than a selling agreement as contemplated by Section 6) which has a term of more than one year and which does not provide that it shall be terminable by the Partnership without penalty upon 60 days' prior written notice by the General Partner; provided, however, that any such agreement may provide for automatic renewal for additional one-year terms unless either the Partnership or the other party to such agreement, upon written notice given not less than 60 days prior to the original termination date or any extended termination date, notifies the other party of its intention not to renew.

     Subject to the foregoing paragraph, the General Partner is hereby authorized, on behalf of the Partnership, to enter into the form of management agreement described in the Prospectus (each, a "Management Agreement") with each Trading Advisor described in the Prospectus, and to cause the Partnership to pay to each such Trading Advisor the management and incentive fees provided for in the applicable Management Agreement, as described in the Prospectus.

     The General Partner is further authorized: (a) to modify (including changing the form and amount of compensation and other arrangements and terms) or terminate any Management Agreement in its sole discretion in accordance with the terms of such Management Agreement and to employ from time to time other Trading Advisors pursuant to management agreements having such terms and conditions and providing for such form and amount of compensation as the General Partner in its sole discretion shall deem to be in the best interests of the Partnership, which terms may include provision for the payment of an incentive fee to a new or replacement Trading Advisor or Advisors which shall be based on any trading profits which shall be earned by such Trading Advisor(s), irrespective of whether such profits shall exceed trading losses incurred by any previous or existing Trading Advisor or Advisors or by the Partnership as a whole; (b) to enter into the Customer Agreements described in the Prospectus (each, a "Customer Agreement") with the Commodity Brokers described in the Prospectus, and to cause the Partnership to pay to such Commodity Brokers brokerage fees or commissions and Transaction Fees and Costs at the rates provided for in the Customer Agreements and as described in the Prospectus; and
(c) to modify (including changing the form and amount of compensation and other arrangements and terms) and terminate any Customer Agreement in its sole discretion in accordance with the terms of such agreement and to employ from time to time other Commodity Brokers pursuant to customer agreements having such terms and conditions and providing for such form and amount of compensation as the General Partner in its sole discretion shall deem to be in the best interests of the Partnership, provided, however, that the General Partner shall review at least annually the brokerage arrangements with the Partnership to ensure that the brokerage fees or commissions paid to any Commodity Broker are fair, reasonable, and competitive, and represent the best price and services available, taking into consideration: (i) the size of the Partnership; (ii) the Futures Interests trading activity; (iii) the services provided by the Commodity Broker or any Affiliate thereof to the Partnership; (iv) the costs incurred by the Commodity Broker or any Affiliate thereof in organizing and operating the Partnership and offering Units; (v) the overall costs to the Partnership; (vi) any excess interest and compensating balance benefits to the Commodity Broker from assets held thereby; and (vii) if the General Partner is an Affiliate of the Commodity Broker, the risks incurred by and the obligations of the General Partner as such. Any modifications to any of the foregoing compensation arrangements shall be subject to the limits described in the fourth paragraph of
Section 7(e) and the notice requirements of Section 9.

     The General Partner may subdivide or combine Units in its discretion, provided that no such subdivision or combination shall affect the Net Asset Value of any Limited Partner's interest in the Partnership.

     (c) GENERAL TRADING POLICIES. The General Partner shall require any Trading Advisor retained by the Partnership to follow the trading policies set forth below. The following trading policies are applicable to the Partnership as a whole and do not apply to the trading of any individual Trading Advisor.

            1. The Trading Advisor will trade only in those Futures Interests that have been approved by the General Partner. The Partnership normally will not establish new positions in a Futures Interest for any one contract month or option if such additional positions would result in a net long or short position for that Futures Interest requiring as margin or premium more than 15% of the Partnership's Net Assets.

            2. The Partnership will not acquire additional positions in any Futures Interest if such additional positions would result in the aggregate net long or short positions for all Futures Interests requiring as margin or premium for all outstanding positions more than 66 2/3% of the Partnership's Net Assets. Under certain market conditions, such as an abrupt increase in margins required by a commodity exchange or its clearinghouse or an inability to liquidate open positions because of daily price fluctuation limits, or both, the Partnership may be required to commit as margin amounts in excess of the foregoing limit. In such event, the Trading Advisor will reduce its open positions to comply with the foregoing limit before initiating new positions.

            3. The Partnership will trade currencies and other commodities in the interbank and forward contract markets only with banks, brokers, dealers, and other financial institutions which the General Partner, in conjunction with DWR, has determined to be creditworthy. In determining the creditworthiness of a counterparty to a forward contract, the General Partner and DWR will consult with the Corporate Credit Department of DWR.

            4. The Trading Advisor will not generally take a position after the first notice day in any Futures Interest during the delivery month of that Futures Interest, except to match trades to close out a position on the interbank foreign currency or other forward markets or liquidate trades in a limit market.

            5. The Partnership will not employ the trading technique commonly known as "pyramiding," in which the speculator uses unrealized profits on existing positions in a given Futures Interest due to favorable price movement as margin specifically to buy or sell additional positions in the same or a related Futures Interest. Taking into account the Partnership's open trade equity on existing positions in determining generally whether to acquire additional Futures Interest positions on behalf of the Partnership will not be considered to constitute "pyramiding."

            6. The Partnership will not under any circumstances lend money to Affiliates or otherwise. The Partnership will not utilize borrowings except if the Partnership purchases or takes delivery of commodities. If the Partnership borrows money from the General Partner or any Affiliate thereof, the lending entity in such case (the "Lender") may not receive interest in excess of its interest costs, nor may the Lender receive interest in excess of the amounts which would be charged the Partnership (without reference to the General Partner's financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose, nor may the Lender or any Affiliate thereof receive any points or other financing charges or fees regardless of the amount. Use of lines of credit in connection with its forward trading does not, however, constitute borrowing for purposes of this trading limitation.

            7. The Partnership will not permit "churning" of the Partnership's assets.

            8. The Partnership will not purchase, sell, or trade securities (except securities approved by the CFTC for investment of customer funds). The Partnership may, however, trade in futures contracts on securities and securities indexes, options on such futures contracts, and other commodity options.

     (d) CHANGES TO TRADING POLICIES. The General Partner shall not make any material change in the trading policies in Section 8(c) without obtaining prior written approval of Limited Partners owning more than 50% of the Units then outstanding.

     (e) MISCELLANEOUS. The General Partner may take such other actions as it deems necessary or desirable to manage the business of the Partnership, including, but not limited to, the following: opening bank accounts and paying or authorizing the payment of distributions to the Partners and the expenses of the Partnership, such as brokerage fees and commissions, management and incentive fees, ordinary and extraordinary expenses, and Transaction Fees and Costs.

     The General Partner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any federal, state, or local tax returns which shall be required to be filed by the Partnership. The General Partner shall cause the Partnership to pay any taxes payable by the Partnership; provided, however, that the General Partner shall not be required to cause the Partnership to pay any tax so long as the General Partner or the Partnership shall be in good faith and by appropriate legal proceedings contesting the validity, applicability, or amount thereof and such contest shall not materially endanger any right or interest of the Partnership.

     The General Partner shall be authorized to perform all duties imposed by Sections 6221 through 6233 of the Code on the General Partner as "tax matters partner" of the Partnership, including, but not limited to, the following: (a) the power to conduct all audits and other administrative proceedings with respect to Partnership tax items; (b) the power to extend the statute of limitations for all Limited Partners with respect to Partnership tax items; (c) the power to file a petition with an appropriate federal court for review of a final Partnership administrative adjustment; and (d) the power to enter into a settlement with the Internal Revenue Service on behalf of, and binding upon, those Limited Partners having less than a 1% interest in the Partnership, unless a Limited Partner shall have notified the Internal Revenue Service and the General Partner that the General Partner may not act on such Partner's behalf.

     If the Partnership is required to withhold United States taxes on income with respect to Units held by Limited Partners who are nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts, or foreign estates, the General Partner may, but is not required to, pay such tax out of its own funds and then be reimbursed out of the proceeds of any distribution or redemption with respect to such Units.

     The General Partner shall keep at the principal office of the Partnership such books and records relating to the business of the Partnership as it deems necessary or advisable, as are required by the Commodity Exchange Act, as amended (the "CEAct"), and the CFTC's rules and regulations thereunder, or as shall be required by other regulatory bodies, exchanges, boards, and authorities having jurisdiction. Such books and records shall be retained by the Partnership for not less than five years.

     The Partnership's books and records shall be available to Limited Partners or their authorized attorneys or agents for inspection and copying during normal business hours of the Partnership and, upon request, the General Partner shall send copies of same to any Limited Partner upon payment by him of reasonable reproduction and distribution costs. Any subscription documentation executed by a Limited Partner in connection with his purchase of Units, Series Exchange or Non-Series Exchange, as applicable, shall be retained by the Partnership for not less than six years.

     Except as described herein or in the Prospectus, no person may receive, directly or indirectly, any advisory, management, or incentive fee for investment advice who shares or participates in per trade commodity brokerage commissions paid by the Partnership. No Commodity Broker for the Partnership may pay, directly or indirectly, rebates or "give-ups" to the General Partner or any Trading Advisor, and such prohibitions may not be circumvented by any reciprocal business arrangements. Assets of the Partnership shall not be commingled with assets of any other person. Margin deposits and deposits of assets with a Commodity Broker shall not constitute commingling.

     The General Partner shall devote such time and resources to the Partnership's business and affairs as it, in its sole discretion, shall deem necessary or advisable to effectively manage the Partnership. Subject to Section 5, the General Partner may engage in other business activities and shall not be required to refrain from any other activity or disgorge any profits from any such activity, whether as general partner of additional partnerships formed for investment in Futures Interests or otherwise. The General Partner may engage and compensate, on behalf and from funds of the Partnership, such persons, firms, or corporations, including any Affiliate of the General Partner, as the General Partner in its sole judgment shall deem advisable for the conduct and operation of the business of the Partnership; provided, however, that, except as described herein and in the Prospectus, the General Partner shall not engage any such Affiliate to perform services for the Partnership without having made a good faith determination that: (i) the Affiliate which it proposes to engage to perform such services is qualified to do so (considering the prior experience of the Affiliate or the individuals employed thereby); (ii) the terms and conditions of the agreement pursuant to which such Affiliate is to perform services for the Partnership are no less favorable to the Partnership than could be obtained from equally-qualified unaffiliated third parties, or are otherwise determined by the General Partner to be fair and reasonable to the Partnership and the Limited Partners; and (iii) the maximum period covered by the agreement pursuant to which such Affiliate is to perform services for the Partnership shall not exceed one year, and such agreement shall be terminable without penalty upon 60 days' prior written notice by the Partnership. Nothing contained in the preceding sentence shall prohibit the General Partner from receiving reimbursement from the Partnership for expenses advanced on behalf of the Partnership (other than organizational and offering expenses).

     No person dealing with the General Partner shall be required to determine its authority to make any undertaking on behalf of the Partnership or to determine any fact or circumstance bearing upon the existence of its authority.

9.  AUDITS; REPORTS TO LIMITED PARTNERS.

     The Partnership's books shall be audited annually by an independent certified public accounting firm selected by the General Partner in its sole discretion. The Partnership shall cause each Partner to receive: (a) within 90 days after the close of each fiscal year an annual report containing audited financial statements (including a statement of income and a statement of financial condition) of the Partnership for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and accompanied by a report of the accounting firm which audited such statements, and such other information as the CFTC and NFA may from time to time require (such annual reports will provide a detailed statement of any transactions with the General Partner or its Affiliates and of fees, commissions and any compensation paid or accrued to the

General Partner or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed); (b) within 75 days after the close of each fiscal year (but in no event later than March 15 of each year) such tax information relating to the Partnership as is necessary for such Partner to complete his federal income tax return; (c) within 30 days after the close of each calendar month, such financial and other information with respect to the Partnership as the CFTC and NFA from time to time shall require in monthly reports, together with information concerning any material change in the brokerage commissions and fees payable by the Partnership to any Commodity Broker; and (d) at such times as shall be necessary or advisable in the General Partner's sole discretion, such other information as the CFTC and NFA from time to time shall require under the CEAct to be given to participants in commodity pools.

     In addition, if any of the following events occurs, notice of such event, including a description of the redemption and voting rights of Limited Partners, as set forth in Sections 10(b) and 15, shall be mailed to each Limited Partner within seven business days after the occurrence of such event: (a) a decrease in the Net Asset Value of a Unit as of the close of business on any business day to 50% or less of the Net Asset Value for such Unit as of the end of the immediately preceding month; (b) any material amendment to this Agreement; (c) any change in Trading Advisors or any material change in the Management Agreement with a Trading Advisor; (d) any change in Commodity Brokers or any material change in the compensation arrangements with a Commodity Broker; (e) any change in general partners or any material change in the compensation arrangements with a general partner; (f) any change in the Partnership's fiscal year; (g) any material change in the Partnership's trading policies; or (h) cessation of Futures Interests trading by the Partnership. In the case of a notice given in accordance with clause (a) of the immediately preceding sentence: (i) such notice shall also advise Limited Partners that a "Special Redemption Date," on a date specified in such notice (but in no event earlier than 15, nor later than 45, days after the mailing of such notice), will take place as of which Limited Partners may redeem their Units in the same manner as provided in Section 10(b) for regular Redemption Dates (a Special Redemption Date may take place on a regular Redemption Date); and (ii) following the close of business on the date of the 50% decrease giving rise to such notice, the Partnership shall liquidate all existing positions as promptly as reasonably practicable and shall suspend all Futures Interests trading through the Special Redemption Date. Thereafter, the General Partner shall determine whether to reinstitute Futures Interests trading or to terminate the Partnership. As used herein, "material change in the Partnership's trading policies" shall mean any material change in those trading policies specified in Section 8(c).

     The Net Asset Value of a Unit shall be determined daily by the General Partner, and the most recent Net Asset Value calculation shall be promptly supplied by the General Partner in writing to any Limited Partner after the General Partner shall have received a written request from such Partner.

     In addition, no increase (subject to the limits in the fourth paragraph of Section 7(e)) in any of the management, incentive, or brokerage fees payable by the Partnership, or any caps (other than those described in the fourth paragraph of Section 7(e)) on management fees, incentive fees, brokerage commissions or fees, Transaction Fees and Costs, ordinary administrative expenses, or net excess interest or compensating balance benefits, all as described in the Prospectus, may take effect until the first business day following a Redemption Date, provided that: (i) notice of such increase is mailed to each Limited Partner at least five business days prior to the last date on which a Request for Redemption must be received by the General Partner with respect to the applicable Redemption Date; (ii) such notice shall describe the redemption and voting rights of Limited Partners, as set forth in Sections 10(b) and 15; and
(iii) Limited Partners redeeming Units at the first Redemption Date following such notice shall not be subject to the redemption charges described in Section 10(b).


     In addition, following each Closing, the General Partner shall send written notice to any Limited Partner which has acquired of record more than five percent of the outstanding Units of the Partnership, so that such Limited Partner may comply with the reporting requirements of Section 13(d) and (g) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G promulgated thereunder.


10.  TRANSFER; REDEMPTION OF UNITS; EXCHANGE PRIVILEGE.


     (a) TRANSFER. A Limited Partner may transfer or assign his Units only as provided in this Section 10(a). No transferee or assignee shall become a substituted Limited Partner unless the General Partner first consents to such transfer or assignment in writing, which consent may not be unreasonably withheld. Any transfer or assignment of Units which is permitted hereunder shall be effective as of the end of the month in which such transfer or assignment is made; provided, however, that the Partnership need not recognize any transfer or assignment until it has received at least 30 days' prior written notice thereof from the Limited Partner, which notice shall set forth the address and social security or taxpayer identification number of the transferee or assignee and the number of Units to be transferred or assigned, and which notice shall be signed by the Limited Partner. No transfer or assignment of Units will be effective or recognized by the Partnership if the transferee or assignee, or the transferor or assignor (if fewer than all Units held by the transferor or assignor are being transferred or assigned), would, by reason of such transfer or assignment, acquire Units which do not meet the minimum initial subscription requirements, as described in the Prospectus; provided, however, that the foregoing restriction shall not apply to transfers or assignments of Units (i) by the way of gift or inheritance, (ii) to any members of the Limited Partner's family, (iii) resulting from divorce, annulment, separation or similar proceedings, or (iv) to any person who would be deemed an Affiliate of the Limited Partner (for purposes of this clause (iv), the term "Affiliate" also includes any partnership, corporation, association, or other legal entity for which such Limited Partner acts as an officer, director or partner). No transfer or assignment shall be permitted unless the General Partner is satisfied that
(i) such transfer or assignment would not be in violation of the Act or applicable federal, state, or foreign securities laws, and (ii) notwithstanding such transfer or assignment, the Partnership shall continue to be classified as a partnership rather than as an association taxable as a corporation under the Code. No transfer or assignment of Units shall be effective or recognized by the Partnership if such transfer or assignment would result in the termination of the Partnership for federal income tax purposes, and any attempted transfer or assignment in violation hereof shall be ineffective to transfer or assign any such Units. Any transferee or assignee of Units who has not been admitted to the Partnership as a substituted Limited Partner shall not have any of the rights of a Limited Partner, except that such person shall receive that share of capital and profits, shall have that right of redemption, and shall remain subject to the other terms of this Agreement binding upon Limited Partners. No Limited Partner shall have any right to approve of any person becoming a substituted Limited Partner. The Limited Partner shall bear all costs (including any attorneys' and accountants' fees) related to such transfer or assignment of his Units.


     In the event that the General Partner consents to the admission of a substituted Limited Partner pursuant to this Section 10(a), the General Partner is hereby authorized to take such actions as may be necessary to reflect such substitution of a Limited Partner.

     (b) REDEMPTION. Except as set forth below and in accordance with the terms hereof, a Limited Partner (or any assignee thereof) may withdraw all or part of his unredeemed capital contribution and undistributed profits, if any, by requiring the Partnership to redeem all or part of his Units at the Net Asset Value thereof, reduced as hereinafter described (any such withdrawal being herein referred to as a "Redemption"). Redemptions may only be made in whole Units, with a minimum amount of 100 Units required for each redemption, unless a Limited Partner is redeeming his entire interest in the Partnership.

     Except as otherwise provided in Section 6, Units may be redeemed at the option of a Limited Partner as of, but not before, the sixth month-end following the closing at which the Limited Partner first becomes a Limited Partner of the Partnership or a limited partner of any other partnership offering Units pursuant to the Prospectus (all such partnerships shall be defined collectively as the "Charter Series Partnerships" or individually as a "Charter Series Partnership"). Thereafter, Units may be redeemed as of the end of any month. However, any Unit redeemed at or prior to the end of the twelfth or twenty-fourth full month following the closing at which such Unit was issued will be assessed a redemption charge equal to 2% or 1%, respectively, of the Net Asset Value of a Unit on the date of such redemption. The foregoing charges will be paid to DWR. A Limited Partner who purchased Units pursuant to a Non-Series Exchange (as defined in the Prospectus) will not be subject to the foregoing redemption charges with respect to such Units. The number of Units (determined on a per closing basis), expressed as a percentage of Units purchased, which is not subject to a redemption charge is determined by dividing (a) the dollar amount used in a Non-Series Exchange to purchase Units by (b) the total investment in the Partnership. Limited Partners who redeem units of limited partnership interest in a Charter Series Partnership and have either paid a redemption charge with respect to such units, or have held such units for at least two years and subsequently purchase Units, will not be subject to redemption charges on the new Units under the following conditions: (a) the subscriber must subscribe for new Units prior to the one-year anniversary of the effective date of the redemption of the units of limited partnership in the other Charter Series Partnership, (b) the subscriber will not be subject to redemption charges with respect to the amount of the subscription for the new Units up to the amount of the proceeds of the redemption (net of any redemption charges), and (c) the subscriber must hold the newly acquired Units for six months from the date of purchase before such Units may be redeemed or exchanged pursuant to a Series Exchange. Such subscribers remain subject to the minimum purchase and suitability requirements. In addition, redemption charges may not be imposed for certain large purchasers of units of limited partnership interest in the Charter Series Partnerships, as provided in the Prospectus. A Limited Partner who redeems Units pursuant to a Series Exchange will not be subject to redemption charges with respect to the redeemed Units. Units acquired pursuant to a Series Exchange will be deemed as having the same purchase date as the Units exchanged for purposes of determining the applicability of any redemption charges. Furthermore, a Limited Partner redeeming Units at the first Redemption Date following notice of an increase in certain fees in accordance with the fourth paragraph of Section 9 will not be subject to the foregoing redemption charges. Redemptions of Units will be deemed to be in the order in which they are purchased (assuming purchases at more than one closing), with the Units not subject to a redemption charge being deemed to be the first Units purchased at a closing.

     Redemption of a Limited Partner's Units shall be effective as of the last day of the first month ending after an irrevocable Request for Redemption in proper form shall have been received by the General Partner ("Redemption Date"); provided, that all liabilities, contingent or otherwise, of the Partnership (except any liability to Partners on account of their capital contributions) shall have been paid or there shall remain property of the Partnership sufficient to pay them. As used herein, "Request for Redemption" shall mean a letter in the form specified by the General Partner and received by the General Partner by 5:00 p.m. (New York City time) at least five business days prior to the date on which such Redemption is to be effective. A form of Request for Redemption is annexed to this Agreement. Additional forms of Request for Redemption may be obtained by written request to the General Partner.

     Upon Redemption, a Limited Partner (or any assignee thereof) shall receive from the Partnership for each Unit redeemed an amount equal to the Net Asset Value thereof as of the Redemption Date, less any redemption charges and any amount owing by such Partner (and his assignee, if any) to the Partnership pursuant to Section 14(d). If a Redemption is requested by an assignee, all amounts owed to the Partnership under Section 14(d) by the Partner to whom such Unit was sold, as well as all amounts owed by all assignees of such Unit, shall be deducted from the Net Asset Value of such Unit upon Redemption. The General Partner shall endeavor to pay Redemptions within 10 business days after the Redemption Date, except that under special circumstances (including, but not limited to, the inability on the part of the Partnership to liquidate Futures Interests positions or the default or delay in payments which shall be due the Partnership from commodity brokers, banks, or other persons), the Partnership may delay payment to Partners requesting Redemption of Units of the proportionate part of the Net Asset Value of the Units represented by the sums which are the subject of such default or delay. Redemptions will be made by credit to the Limited Partner's customer account with DWR or by check mailed to the Limited Partner if such account is closed. The General Partner may, in its absolute discretion, waive any restrictions or charges applicable to redemptions.

     The foregoing terms and conditions in this Section 10(b), other than those in the second paragraph hereof prohibiting redemptions before the sixth month-end following the closing at which a person first becomes a Limited Partner, shall also apply to redemptions effected on "Special Redemption Dates" held in accordance with Section 9.

     The General Partner shall be authorized to execute, file, record, and publish, on behalf of the Partnership and each Partner, such amendments to this Agreement and such other documents as shall be necessary or desirable to reflect any Redemption pursuant to this Section 10(b).

     (c) EXCHANGE PRIVILEGE. Except as set forth below, a Limited Partner (or any assignee thereof) may redeem his Units effective as of the last business day of any month and authorize the General Partner to use the net proceeds of such redemption to purchase units of limited partnership interest of another Charter Series Partnership (such a transfer between Charter Series Partnerships being herein referred to as a "Series Exchange"). Series Exchanges shall only be permitted by a Limited Partner as of, but not before, the sixth month-end following the closing at which a Limited Partner first became a limited partner of a Charter Series Partnership. The minimum amount of any Series Exchange is 500 Units, unless a Limited Partner is liquidating his entire interest in the other Charter Series Partnerhip; provided, however, that the minimum amount of a Series Exchange for Limited Partners that already own Units in the Charter Series Partnership being purchased and desire to make an additional investment in such Partnership is 100 Units.

     A Series Exchange shall be effective as of the last business day of the month ending after an Exchange Agreement and Power of Attorney in proper form has been received by the General Partner ("Exchange Date"), provided, that the Partnership has assets sufficient to discharge its liabilities and to redeem Units on the Exchange Date. As used herein, "Exchange Agreement and Power of Attorney" shall mean the form annexed to the Prospectus as Exhibit B, sent by a Limited Partner (or any assignee thereof) to a DWR branch office and received by the General Partner at least 5 business days prior to the Exchange Date. Additional forms of the Exchange Agreement and Power of Attorney may be obtained by written request to the General Partner or from a local DWR branch office. Upon requesting a Series Exchange, a Limited Partner shall have authorized the General Partner to redeem the number of Units specified therein and to utilize the net proceeds of such redemption to purchase an amount of units of limited partnership interest of one or more other Charter Series

Partnerships as specified in the Exchange Agreement and Power of Attorney. The General Partner shall cause the net proceeds of the redemption to be delivered to the Charter Series Partnership(s) issuing and selling units of limited partnership interest to the redeeming Limited Partner, and shall cause to be mailed to such Limited Partner, within 20 business days after such Exchange Date, a written confirmation thereof.

     At the next closing on the sale of Units following each Exchange Date, the Partnership shall issue and sell Units with a total Net Asset Value equal to the net proceeds of redemptions from limited partners of other Charter Series Partnerships requesting Units on a Series Exchange, provided, that the General Partner, in its capacity as the general partner of each of the Charter Series Partnerships, has (i) timely received a properly executed Exchange Agreement and Power of Attorney verifying that such units of limited partnership interest in the other Charter Series Partnership(s) subject to such Series Exchange are owned by the person requesting such Series Exchange and acknowledging that the limited partner thereof remains eligible to purchase Units, and (ii) caused the net proceeds from units of limited partnership interest in the other Charter Series Partnership(s) being redeemed to be transferred to the Partnership in payment of such Units. Each Unit to be purchased with the net proceeds of a redemption of units of limited partnership interest from another Charter Series Partnership shall be issued and sold by the Partnership at a price per Unit equal to 100% of the Net Asset Value of a Unit as of the close of business on the relevant Exchange Date.

     Each Limited Partner understands that its ability to effect a Series Exchange in another Charter Series Partnership is conditioned upon units of limited partnership interest of other Charter Series Partnerships being registered and qualified for sale pursuant to a current Prospectus immediately prior to each Exchange Date. The General Partner shall not have any obligation to have units of limited partnership interest in other Charter Series Partnerships registered. There can be no assurance that any or a sufficient number of such units of limited partnership interest will be available for sale on the Exchange Date. If units of limited partnership interest are not registered or qualified for sale under either federal or applicable state securities laws, the General Partner will not be able to effect a Series Exchange for the Limited Partner. Furthermore, certain states may impose significant burdens on, or alter the requirements for, qualifying units of limited partnership interest for sale and in such cases, the General Partner may elect not to continue to qualify units of limited partnership interest for sale in such state or states, and a resident thereof would not be eligible for a Series Exchange. In the event that not all Exchange Agreements and Powers of Attorney can be processed because an insufficient number of units of limited partnership interest are available for sale on an Exchange Date, the General Partner is hereby authorized to allocate units of limited partnership interest in any manner which it deems is reasonable under the circumstances and may allocate a substantial portion of such units of limited partnership interest to new subscribers for Units.

     The General Partner, on behalf of the Partnership and each Partner, is authorized to execute, file, record, and publish such amendments to this Agreement and such other documents as shall be necessary to reflect any Series Exchange pursuant to this Section 10(c).

11.  SPECIAL POWER OF ATTORNEY.

     Each Limited Partner, by the execution of this Agreement, does irrevocably constitute and appoint the General Partner, with full power of substitution, as his true and lawful agent and attorney-in-fact, in his name, place, and stead,
(a) to execute, acknowledge, swear to, deliver, file, and record in his behalf in the appropriate public offices and publish: (i) this Agreement and the Certificate of Limited Partnership and amendments thereto; (ii) all instruments that the General Partner deems necessary or appropriate to reflect any amendment, change, or modification of this Agreement or the Certificate of Limited Partnership made in accordance with the terms of this Agreement; (iii) certificates of assumed name; and (iv) all instruments that the General Partner deems necessary or appropriate to qualify or maintain the qualification of the Partnership to do business as a foreign limited partnership in other jurisdictions; and (b) to admit additional Limited Partners and, to the extent that it is necessary under the laws of any jurisdiction, to execute, deliver, and file amended certificates or agreements of limited partnership or other instruments to reflect such admission. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest and shall survive the incapacity, death, dissolution, liquidation, or termination of a Limited Partner. Each Limited Partner hereby agrees to be bound by any representation made by the General Partner and by any successor thereto acting in good faith pursuant to such Power of Attorney. Each Limited Partner agrees to execute a special Power of Attorney on a document separate from this Agreement. In the event of any conflict between this Agreement and any instruments filed by such attorney-in-fact pursuant to the Power of Attorney granted in this Section 11, this Agreement shall control.

12.  WITHDRAWAL OF PARTNERS.

     The Partnership shall terminate and be dissolved upon the withdrawal, insolvency, bankruptcy, dissolution, liquidation, or termination of the General Partner (unless a new general partner(s) is elected pursuant to Section 15(c) and such remaining general partner(s) shall have elected to continue the business of the Partnership, which any remaining general partner(s) shall have the right to do). The General Partner shall not withdraw or assign all of its interest at any time without giving the Limited Partners 120 days' prior written notice of its intention to withdraw or assign, and, if the Limited Partners thereupon elect a new general partner or partners pursuant to Section 15(c) which elect(s) to continue the business of the Partnership, the withdrawing General Partner shall pay all reasonable expenses incurred by the Partnership in connection with such withdrawal. The General Partner shall be paid the Net Asset Value of its interests in the Partnership as of the date of such withdrawal.

     The death, incompetency, withdrawal, insolvency, bankruptcy, termination, liquidation, or dissolution of a Limited Partner shall not terminate or dissolve the Partnership, and such Limited Partner, his estate, custodian, or personal representative shall have no right to withdraw or value such Limited Partner's interest in the Partnership except as provided in Section 10. Each Limited Partner (and any assignee of such Partner's interest) expressly agrees that in the event of his death, he waives on behalf of himself and his estate and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting, or appraisal of the assets of the Partnership and any right to an audit or examination of the books of the Partnership (except to the extent permissible under the sixth paragraph of Section 8(e)).

13.  NO PERSONAL LIABILITY FOR RETURN OF CAPITAL.

     Subject to Section 14, neither the General Partner, DWR, nor any Affiliate thereof shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Partner (or assignee), it being expressly agreed that any such return of capital or profits made pursuant to this Agreement shall be made solely from the assets (which shall not include any right of contribution from the General Partner) of the Partnership.

14.  STANDARD OF LIABILITY; INDEMNIFICATION.

     (a) STANDARD OF LIABILITY. The General Partner and its Affiliates shall not be liable to the Partnership, the Limited Partners, or its or their successors or assigns, for any act, omission, conduct or activity undertaken by or on behalf of the Partnership which the General Partner determines, in good faith, to be in the best interests of the Partnership, unless such act, omission, conduct, or activity constituted misconduct or negligence.

     (b) INDEMNIFICATION BY THE PARTNERSHIP. The Partnership shall indemnify, defend, and hold harmless the General Partner and its Affiliates from and against any loss, liability, damage, cost, or expense (including attorneys' and accountants' fees and expenses incurred in defense of any demands, claims, or lawsuits) actually and reasonably incurred arising from any act, omission, activity, or conduct undertaken by or on behalf of the Partnership, including, without limitation, any demands, claims, or lawsuits initiated by a Limited Partner (or assignee thereof), provided that (1) the General Partner has determined, in good faith, that the act, omission, activity, or conduct giving rise to the claim for indemnification was in the best interests of the Partnership, and (2) the act, omission, activity, or conduct that was the basis for such loss, liability, damage, cost, or expense was not the result of misconduct or negligence. Notwithstanding anything to the contrary contained in the foregoing, neither the General Partner nor any of its Affiliates nor any person acting as a broker-dealer shall be indemnified by the Partnership for any losses, liabilities, or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (3) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and related costs should be made, provided, with regard to such court approval, the indemnitee must apprise the court of the position of the SEC, and the positions of the respective securities administrators of Massachusetts, Missouri, Tennessee, and/or those other states and jurisdictions in which the plaintiffs claim that they were offered or sold Units, with respect to indemnification for securities laws violations before seeking court approval for indemnification. Furthermore, in any action or proceeding brought by a Limited Partner in the right of the Partnership to which the General Partner or any Affiliate thereof is a party defendant, any such person shall be indemnified only to the extent and subject to the conditions specified in the Act and this Section 14(b). The Partnership shall make advances to the General Partner or its Affiliates hereunder only if: (1) the demand, claim, lawsuit, or legal action relates to the performance of duties or services by such persons to the Partnership; (2) such demand, claim, lawsuit, or legal action is not initiated by a Limited Partner; and (3) such advances are repaid, with interest at the legal rate under Delaware law, if the person receiving such advance is ultimately found not to be entitled to indemnification hereunder.

     Nothing contained in this Section 14(b) shall increase the liability of any Limited Partner to the Partnership beyond the amount of his unredeemed capital contribution, undistributed profits, if any, and any amounts received on distributions and redemptions and deemed received on Series Exchanges, together with interest thereon. All rights to indemnification and payment of attorneys' and accountants' fees and expenses shall not be affected by the termination of the Partnership or the withdrawal, insolvency, or dissolution of the General Partner.

     The Partnership shall not incur the cost of that portion of liability insurance which insures the General Partner and its Affiliates for any liability as to which the General Partner and its Affiliates are prohibited from being indemnified.

     (c) AFFILIATE. As used in this Agreement, the term "Affiliate" of a person shall mean: (i) any natural person, partnership, corporation, association, or other legal entity directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of such person;
(ii) any partnership, corporation, association, or other legal entity 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote by such person; (iii) any natural person, partnership, corporation, association, or other legal entity directly or indirectly controlling, controlled by, or under common control with, such person; or (iv) any officer, director or partner of such person. Notwithstanding the foregoing, solely for purposes of determining eligibility for indemnification under Section 14(b), the term "Affiliate" shall include only those persons performing services for the Partnership.

     (d) INDEMNIFICATION BY PARTNERS. In the event that the Partnership is made a party to any claim, demand, dispute, or litigation or otherwise incurs any loss, liability, damage, cost, or expense as a result of, or in connection with, any Partner's (or assignee's) obligations or liabilities unrelated to the Partnership's business, such Partner (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Partnership for such loss, liability, damage, cost, and expense to which the Partnership shall become subject (including attorneys' and accountants' fees and expenses).

15.  AMENDMENTS; MEETINGS.

     (a) AMENDMENTS WITH CONSENT OF THE GENERAL PARTNER. If, at any time during the term of the Partnership, the General Partner shall deem it necessary or desirable to amend this Agreement, such amendment shall be effective only if embodied in an instrument approved by the General Partner and by Limited Partners owning more than 50% of the Units then outstanding, and if made in accordance with, and to the extent permissible under, the Act. Any amendment to this Agreement or actions taken pursuant to this Section 15 that shall have been approved by the percentage of outstanding Units prescribed above shall be deemed to have been approved by all Limited Partners. Notwithstanding the foregoing, the General Partner shall be authorized to amend this Agreement without the consent of any Limited Partner in order to: (i) change the name of the Partnership or cause the Partnership to transact business under another name;
(ii) clarify any inaccuracy or any ambiguity, or reconcile any inconsistent provisions herein; (iii) make any amendment to this Agreement, provided that such amendment is not adverse to the Limited Partners; (iv) effect the intent of the allocations proposed herein to the maximum extent possible and to the extent necessary to comply with the Code or the interpretations thereof affecting such allocations, as same may be amended from time to time; (v) attempt to ensure that the Partnership is not taxed as an association taxable as a corporation for federal income (or relevant state income or franchise) tax purposes; (vi) qualify or maintain the qualification of the Partnership as a limited partnership in any jurisdiction; (vii) delete, add or modify any provision of or to this Agreement required to be deleted, added or modified by the staff of the SEC, the CFTC, any other federal agency, any state "Blue Sky" official, or other governmental official, or in order to opt to be governed by any amendment or successor to the Act, or to comply with applicable law; (viii) make any modification to this Agreement to reflect the admission of additional or substitute general partners and to reflect any modification to the net worth and minimum investment requirements applicable to the General Partner and any other general partner, as contemplated by Sections 5 and 6 hereof; (ix) make any amendment that is appropriate or necessary, in the opinion of the General Partner, to prevent the Partnership or the General Partner or its directors, officers or controlling persons from in any manner being subject to the provisions of the Investment Company Act of 1940, as amended (the "1940 Act"), the Investment Advisers Act of 1940, as amended (the "Advisers Act"), or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended;

and (x) to make any amendment that is appropriate or necessary, in the opinion of the General Partner, to qualify the Partnership under the 1940 Act, and any persons under the 1940 Act and the Advisers Act, if the General Partner is informed that doing so is necessary. Any such supplemental or amendatory agreement shall be adhered to and have the same force and effect from and after its effective date as if the same had originally been embodied in, and formed a part of, this Agreement; provided, however, that no such supplemental or amendatory agreement shall, without the consent of all Partners affected thereby, change or alter the provisions of this proviso, reduce the capital account of any Partner, or modify the percentage of profits, losses or distributions to which any Partner is entitled.

     (b) MEETINGS. Any Limited Partner or his authorized attorney or agent, upon written request to the General Partner, delivered either in person or by certified mail, and upon payment of reasonable duplicating and postage costs, shall be entitled to obtain from the General Partner by mail a list of the names and addresses of record of all Limited Partners and the number of Units owned by each.

     Upon receipt of a written request, signed by Limited Partners owning at least 10% of the Units then owned by Limited Partners, that a meeting of the Partnership be called to vote upon any matter upon which all Limited Partners may vote pursuant to this Agreement, the General Partner, by written notice to each Limited Partner of record sent by certified mail or delivered in person within 15 days after such receipt, shall call a meeting of the Partnership. Such meeting shall be held at least 30 but not more than 60 days after the mailing of such notice, and such notice shall specify the date, a reasonable place and time, and the purpose of such meeting.

     (c) AMENDMENTS AND ACTIONS WITHOUT CONSENT OF THE GENERAL PARTNER. At any meeting of the Limited Partners, upon the affirmative vote (which may be in person or by proxy) of Limited Partners owning more than 50% of the Units then owned by Limited Partners, the following actions may be taken without the consent of the General Partner: (i) this Agreement may be amended in accordance with, and only to the extent permissible under, the Act; provided, however, that no such amendment shall, without the consent of all Partners affected thereby, change or alter the provisions of this proviso, reduce the capital account of any Partner, or modify the percentage of profits, losses, or distributions to which any Partner is entitled; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and replaced; (iv) a new general partner or general partners may be elected if the General Partner terminates or liquidates or elects to withdraw from the Partnership pursuant to Section 12, or becomes insolvent, bankrupt, or is dissolved; (v) any contracts with the General Partner or any of its Affiliates may be terminated without penalty on not less than 60 days' prior written notice; and (vi) the sale of all or substantially all of the assets of the Partnership may be approved. Notwithstanding the foregoing, no such action shall adversely affect the status of the Limited Partners as limited partners under the Act or the classification of the Partnership as a partnership under the federal income tax laws, and Units owned by the General Partner and any Affiliate thereof shall not be voted on the matters described in clauses
(iii) and (v) above. Any action which shall have been approved by the percentage of outstanding Units prescribed above shall be deemed to have been approved by all Limited Partners.

     (d) ACTION WITHOUT MEETING. Notwithstanding contrary provisions of this
Section 15 covering notices to, meetings of, and voting by Limited Partners, any action required or permitted to be taken by Limited Partners at a meeting or otherwise may be taken by Limited Partners without a meeting, without prior notice, and without a vote if a consent in writing setting forth the action so taken shall be signed by Limited Partners owning Units having not fewer than the minimum number of votes that would be necessary to authorize or take such action at a meeting of Limited Partners at which all outstanding Units shall have been present and voted. Notice of the taking of action by Limited Partners without a meeting by less than unanimous written consent of the Limited Partners shall be given to those Limited Partners who shall not have consented in writing within seven business days after the occurrence thereof.

     (e) AMENDMENTS TO CERTIFICATE OF LIMITED PARTNERSHIP. If an amendment to this Agreement shall be made pursuant to this Section 15, the General Partner shall be authorized to execute, acknowledge, swear to, deliver, file, record, and publish, on behalf of the Partnership and each Partner, such amendments to the Certificate of Limited Partnership as shall be necessary or desirable to reflect such amendment.

16.  INDEX OF DEFINED TERMS.

               DEFINED TERM                                              SECTION
               1940 Act.............................................     15(a)
               Act..................................................     1
               Advisers Act.........................................     15(a)

               DEFINED TERM                                              SECTION
               Affiliate............................................     14(c)
               Agreement............................................     Preamble
               CEAct................................................     8(e)
               Certificate of Limited Partnership...................     1
               CFTC.................................................     3
               Charter Series Partnership(s)........................     10(b)
               Code.................................................     7(c)(4)
               Commodity Broker.....................................     6
               Customer Agreement...................................     8(b)
               Determination Date...................................     7(b)
               DWR..................................................     6
               Exchange Agreement and Power of Attorney.............     10(c)
               Exchange Date........................................     10(c)
               Futures Interests....................................     3
               General Partner......................................     Preamble
               Initial Closing......................................     6
               Initial Offering.....................................     6
               Limited Partners.....................................     Preamble
               Management Agreement.................................     8(b)
               MS & Co..............................................     6
               MSDW.................................................     6
               NASAA Guidelines.....................................     5
               Net Asset Value......................................     7(d)(2)
               Net Assets...........................................     7(d)(1)
               NFA..................................................     6
               Non-Series Exchange..................................     10(b)
               Partners.............................................     Preamble
               Partnership..........................................     1
               Prospectus...........................................     6
               Pyramiding...........................................     8(c)(5)
               Redemption...........................................     10(b)
               Redemption Date......................................     10(b)
               Request for Redemption...............................     10(b)
               SEC..................................................     5
               Selling Agent........................................     6
               Series Exchange......................................     10(c)
               Special Redemption Date..............................     9
               Trading Advisor......................................     6
               Trading Profits......................................     7(e)
               Transaction Fees and Costs...........................     7(e)
               Unit(s) of General Partnership Interest..............     6
               Unit(s)..............................................     6

17.  GOVERNING LAW.

     THE VALIDITY AND CONSTRUCTION OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE, INCLUDING, SPECIFICALLY, THE ACT (WITHOUT REGARD TO ITS CHOICE OF LAW PRINCIPLES); PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 17.

18.  MISCELLANEOUS.

     (a) PRIORITY AMONG LIMITED PARTNERS. Except as otherwise specifically set forth in this Agreement, no Limited Partner shall be entitled to any priority or preference over any other Limited Partner in regard to the affairs of the Partnership.

     (b) NOTICES. All notices and requests to the General Partner under this Agreement (other than Requests for Redemption, and notices of assignment or transfer, of Units) shall be in writing and shall be effective upon personal delivery or, if sent by registered or certified mail, postage prepaid, addressed to the General Partner at Two World Trade Center, 62nd Floor, New York, New York 10048 (or such other address as the General Partner shall have notified the Limited Partners), upon the deposit of such notice in the United States mail. Requests for Redemption, and notices of assignment or transfer of Units shall be effective upon timely receipt by the General Partner. Except as otherwise provided herein, all reports and notices hereunder shall be in writing and shall be sent by first-class mail to the last known address of the Limited Partner.

     (c) BINDING EFFECT. This Agreement shall inure to the benefit of, and be binding upon, all of the parties, their successors, assigns as permitted herein, custodians, estates, heirs, and personal representatives. For purposes of determining the rights of any Partner or assignee hereunder, the Partnership and the General Partner may rely upon the Partnership's records as to who are Partners and assignees, and all Partners and assignees agree that their rights shall be determined and that they shall be bound thereby, including all rights that they may have under Section 15.

     (d) CAPTIONS. Captions in no way define, limit, extend, or describe the scope of this Agreement nor the effect of any of its provisions.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ADDITIONAL LIMITED PARTNERS:                         GENERAL PARTNER:
By: Demeter Management Corporation,
     General Partner, as Authorized Agent and        DEMETER MANAGEMENT
     Attorney-in-Fact                                  CORPORATION

By:..............................................    By:..............................................
            Mark J. Hawley, President                            Mark J. Hawley, President

                                                     INITIAL LIMITED PARTNER:

                                                     .................................................
                                                                      Mark J. Hawley

MFAD USE ONLY:...............................    CLOSING DATE:................................

--------------------------------------------------------------------------------

           REQUEST FOR REDEMPTION: DEAN WITTER MANAGED FUTURES FUNDS

THIS IRREVOCABLE REQUEST FOR REDEMPTION SHOULD BE DELIVERED TO A LIMITED PARTNER'S LOCAL DEAN WITTER BRANCH OFFICE AND MUST BE RECEIVED BY THE GENERAL PARTNER (DEMETER MANAGEMENT CORPORATION, TWO WORLD TRADE CENTER, 62ND FLOOR, NEW YORK, N.Y., 10048) AT LEAST 5 BUSINESS DAYS PRIOR TO THE LAST DAY OF THE MONTH IN WHICH THE REDEMPTION IS TO BE EFFECTIVE. THIS FORM CANNOT BE FAXED.

 .........................., 19        .................................................................
            (DATE)                               (PRINT OR TYPE DEAN WITTER ACCOUNT NUMBER)

     I hereby request redemption (effective as of the next applicable date as of which redemption is permitted as set forth in the Limited Partnership Agreement of the Partnership for which redemption is requested, subject to all terms and conditions set forth therein) of my capital account in an amount equal to the respective Net Asset Value, as defined in the Limited Partnership Agreement, of the following Unit(s) of Limited Partnership Interest ("Units"), less any amounts specified in the Limited Partnership Agreement.

              COMPLETE ONLY ONE SECTION -- A, B, C OR D - PER FORM
--------------------------------------------------------------------------------

                                   SECTION A

SPECTRUM SERIES SHALL ONLY REDEEM UNITS IN A MINIMUM AMOUNT OF 50 UNITS, UNLESS
         A LIMITED PARTNER IS REDEEMING HIS/HER ENTIRE INTEREST (ALL)
                         IN SUCH PARTNERSHIP.

[DWSB] Spectrum Global Balanced                Entire Interest                               Units
[DWSS] Spectrum Strategic                      Entire Interest                               Units
[DWST] Spectrum Technical                      Entire Interest                               Units
[DWSF] Spectrum Select                         Entire Interest                               Units

--------------------------------------------------------------------------------

                                   SECTION B

      CORNERSTONE FUNDS SHALL ONLY REDEEM $1,000 INCREMENTS OR WHOLE UNITS UNLESS A LIMITED PARTNER IS REDEEMING HIS/HER ENTIRE INTEREST (ALL) IN SUCH
                                  PARTNERSHIP.

[CFCFB] Cornerstone Fund II            Entire Interest                   Units            $    ,000
[CFCFC] Cornerstone Fund III           Entire Interest                   Units            $    ,000
[CFCFD] Cornerstone Fund IV            Entire Interest                   Units            $    ,000

--------------------------------------------------------------------------------
                                    SECTION C

CHARTER SERIES SHALL ONLY REDEEM UNITS IN A MINIMUM AMOUNT OF 100 UNITS, UNLESS
      A LIMITED PARTNER IS REDEEMING HIS/HER ENTIRE INTEREST (ALL) IN SUCH
                                  PARTNERSHIP.

[       ] Charter Graham               Entire Interest                   Units
[       ] Charter Millburn             Entire Interest                   Units
[       ] Charter Welton               Entire Interest                   Units

--------------------------------------------------------------------------------

                                   SECTION D

 OTHER MANAGED FUTURES FUNDS SHALL ONLY REDEEM $1,000 INCREMENTS OR WHOLE UNITS
  UNLESS A LIMITED PARTNER IS REDEEMING HIS/HER ENTIRE INTEREST (ALL) IN SUCH
                                  PARTNERSHIP.

MARK ONE FUND ONLY (USE ONE FORM PER FUND):
--------------------------------------------------------------------------------

[CFF] Columbia Futures Fund           [MSTAF] Morgan Stanley Tangible Asset Fund              Entire
[DFF] Diversified Futures Fund        [PGF] Multi-Market Portfolio                          Interest
[DFF2] Diversified Futures Fund II    [PPF] Principal Plus Fund                                Units
[DFF3] Diversified Futures Fund III   [PSF] Portfolio Strategy Fund
[GPP] Global Perspective Portfolio    [WCF] World Currency Fund                            $    ,000
[IAF] International Access Fund

                       ACCOUNT INFORMATION AND SIGNATURES

I understand that I may only redeem Units at such times as are specified in the Limited Partnership Agreement and that, under certain circumstances described therein, I may be subject to a redemption charge.

I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful and beneficial owner of Units (or fractions thereof) to which this Request for Redemption relates, with full power and authority to request redemption. The Units (or fractions thereof) which are the subject of this request are not subject to any pledge or otherwise encumbered in any fashion. My signature has been represented by a member of a registered national securities exchange.

     SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS ARE REGISTERED
                      TYPE OR PRINT ALL INFORMATION BELOW
--------------------------------------------------------------------------------

1. ACCOUNT INFORMATION
--------------------------------------------------------------------------------

 ...............................................        ...............................................
           (Name of Limited Partner)                            (Dean Witter Account Number)

Address.........................................................................
                                    (Street)

 ...............................................................................
        (City)        (State or Province)              (Zip Code or Postal Code)

--------------------------------------------------------------------------------

2.A. SIGNATURE(S) OF INDIVIDUAL PARTNER(S) OR ASSIGNEE(S) INCLUDING IRAS

--------------------------------------------------------------------------------

X..............................................        ...............................................
                  (Signature)                                              (Date)

X..............................................        ...............................................
                  (Signature)                                              (Date)

--------------------------------------------------------------------------------

2.B. SIGNATURE OF ENTITY PARTNER OR ASSIGNEE

--------------------------------------------------------------------------------

 ...............................................        By: X..........................................
               (Name of Entity)                           (Authorized officer, partner, trustee or
                                                            custodian. If a corporation, include
                                                          certified copy of authorized resolution.)
 ...............................................
                    (Date)

--------------------------------------------------------------------------------

3. BRANCH MANAGER AND FINANCIAL ADVISOR USE ONLY

--------------------------------------------------------------------------------

We, the undersigned Financial Advisor and Branch Manager, represent that the above signature(s) is/are true and correct.

X..............................................        By: X..........................................
    (Financial Advisor MUST sign and date)                   (Branch Manager MUST sign and date)

 ...............................................
           (Branch Telephone Number)                     Please enter a SELL order upon receipt of a
                                                              completed Request for Redemption.

                                                                       EXHIBIT B

           SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY
                   MORGAN STANLEY DEAN WITTER CHARTER SERIES
  UNITS OF LIMITED PARTNERSHIP INTEREST SUBSCRIPTION AND EXCHANGE INSTRUCTIONS

    Subscribers purchasing Units for cash hereby are "Subscribers." Subscribers who are (i) redeeming units in another commodity pool for which the General Partner serves as the general partner and commodity pool operator or (ii) redeeming Units in a Charter Series Partnership pursuant to a Series Exchange are "Exchange Subscribers." Subscribers and Exchange Subscribers should follow the instructions below.

                           SUBSCRIPTION INSTRUCTIONS

    ANY PERSON DESIRING TO SUBSCRIBE FOR UNITS SHOULD CAREFULLY READ AND REVIEW THE PROSPECTUS DATED *, 1998 (THE "PROSPECTUS") AND THIS SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY ("AGREEMENT"). BY SIGNING THIS AGREEMENT, A SUBSCRIBER OR EXCHANGE SUBSCRIBER WILL BE DEEMED TO MAKE EACH APPLICABLE REPRESENTATION AND WARRANTY AND SATISFY ANY APPLICABLE SPECIAL STATE SUITABILITY REQUIREMENT SET FORTH IN THIS AGREEMENT ON PAGES 2-4, SO PLEASE MAKE SURE THAT YOU SATISFY ALL APPLICABLE PROVISIONS IN THOSE SECTIONS BEFORE SIGNING THIS AGREEMENT.

    SUBSCRIBERS MUST FILL IN ALL OF THE BOXES AND BLANKS ONLY ON PAGES 6 AND 7, AND EXCHANGE SUBSCRIBERS MUST FILL IN ALL OF THE BOXES AND BLANKS ONLY ON PAGES 8 AND 9, USING BLACK INK, AS FOLLOWS:

Item 1 (pages 6-7 or                       --Enter Dean Witter Reynolds Inc. ("DWR") Account Number.
      pages 8-9)
                                           --Enter the Social Security Number or Taxpayer ID Number and check the appropriate box to indicate the type of entity that is subscribing.
                                               In case of joint ownership, either Social Security Number may be used.
                                           --Each subscriber must (i) if a United States taxable subscriber, review the representation relating to backup withholding tax under "United
                                               States Taxable Investors Only" on Page 6 (for Subscribers) or Page 8
                                               (for Exchange Subscribers) or (ii) if a non-United States subscriber, review the representation relating to such subscriber's
                                               classification as a non-resident alien for United States federal income tax purposes under "Non-United States Investors Only" on Page
                                               6 (for Subscribers) or Page 8 (for Exchange Subscribers).
                                               SUBSCRIBER(S) AND EXCHANGE SUBSCRIBER(S) MUST SIGN BELOW THE TAX
                                               REPRESENTATION IN ITEM 1 ON PAGE 6 OR 8.
                                           --Enter the exact name in which the Units are to be held based on ownership type, and enter residency and other information.
                                           --Enter taxable year of subscriber, if other than calendar year.
                                           --Check box if the subscriber is a non-resident alien that is a dealer in commodities or is otherwise engaged in a trade or business within the
                                               U.S.
                                           --If there is a co-subscriber, trustee or custodian, complete applicable information.
                                           --Each subscriber purchasing Units as custodian for a minor: (i) if a gift to minor not made with minor's funds, net worth and annual income representations apply only to subscriber, or (ii) if not a gift, net worth and annual income representations apply only to such minor.
                                           --Each subscriber purchasing Units as a trustee or custodian of an employee benefit plan with an individual beneficiary or of an individual retirement account ("IRA") at the direction of the beneficiary of such plan or IRA: net worth and annual income representations apply only to the beneficiary of such plan or account.
Item 1 For Signatories to Subscription     --Enter the dollar amount or number of Units of the subscription for each
      Signature Page (page 6)                  Partnership (see "Subscription Procedure" in the Prospectus for
                                               minimum investment requirements).
Item 1 For Signatories to Exchange         --Enter the symbol(s) of the limited partnership(s) from which units are
      Signature Page (page 8)                  to be redeemed; specify the quantity to be redeemed (entire interest or number of whole units).
Item 2 (page 7 or 9)                       --Each subscriber must execute the Agreement Signature Page (on Page 7
                                               (for Subscribers) or Page 9 (for Exchange Subscribers)).
Item 3 (page 7 or 9)                       --Financial Advisor and Branch Manager must complete the required information.
                                           --This Agreement must be mailed to Dean Witter Reynolds Inc. at Two World
                                               Trade Center, 62nd Floor, New York, New York 10048-0026.

                   MORGAN STANLEY DEAN WITTER CHARTER SERIES

                            ------------------------

           SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY

    Any person subscribing for Units of Limited Partnership Interest ("Units") in the Morgan Stanley Dean Witter Charter Series, consisting of three commodity pool limited partnerships, Morgan Stanley Dean Witter Charter Graham L.P., Morgan Stanley Dean Witter Charter Millburn L.P. and Morgan Stanley Dean Witter Charter Welton L.P. (each, a "Partnership," and collectively, the "Partnerships"), should carefully read and review the Partnerships' Prospectus
dated     *, 1998 (the "Prospectus"). Capitalized terms used below and not defined in this Subscription and Exchange Agreement and Power of Attorney ("Agreement") are defined (and described in detail) in the Prospectus.

    For Signatories to Subscription Signature Page: By executing the Signature Page of this Agreement, the undersigned Subscriber ("Subscriber") irrevocably subscribes for Units in one or more of the Partnerships at the price per Unit described in the Prospectus.

    For Signatories to Exchange Signature Page: By executing the Signature Page of this Agreement, the undersigned Subscriber ("Subscriber") irrevocably redeems the units of limited partnership interest of the limited partnership indicated on the signature page of this Agreement and, with the proceeds of such redemption, hereby irrevocably subscribes for Units in one or more of the Partnerships at the price per Unit described in the Prospectus.

    NOTWITHSTANDING THE FOREGOING, SUBSCRIBER MAY REVOKE THIS AGREEMENT, AND RECEIVE A FULL REFUND OF THE SUBSCRIPTION AMOUNT AND ANY ACCRUED INTEREST THEREON (OR REVOKE THE REDEMPTION OF UNITS IN THE OTHER LIMITED PARTNERSHIP IN THE CASE OF AN EXCHANGE), WITHIN FIVE BUSINESS DAYS AFTER EXECUTION OF THIS AGREEMENT OR NO LATER THAN 3:00 P.M., NEW YORK CITY TIME, ON THE DATE OF THE APPLICABLE CLOSING, WHICHEVER COMES FIRST, BY DELIVERING WRITTEN NOTICE TO SUBSCRIBER'S DWR FINANCIAL ADVISOR. If this Agreement is accepted, Subscriber agrees to contribute Subscriber's subscription to each Partnership designated herein and to be bound by the terms of each such Partnership's Limited Partnership Agreement, included as Exhibit A to the Prospectus (the "Limited Partnership Agreement"). BY EXECUTION OF THE SIGNATURE PAGE ATTACHED HERETO, SUBSCRIBER SHALL BE DEEMED TO HAVE EXECUTED THIS AGREEMENT AND THE LIMITED PARTNERSHIP AGREEMENT (INCLUDING THE POWERS OF ATTORNEY HEREIN AND THEREIN).

--------------------------------------------------------------------------------
PAYMENT INSTRUCTIONS
--------------------------------------------------------------------------------

    For Signatories to Subscription Signature Page: Payment of this subscription must be made by charging the Subscriber's Customer Account with DWR (the "Customer Account"). In the event that Subscriber does not have a Customer Account or does not have sufficient funds in Subscriber's existing Customer Account, Subscriber should make appropriate arrangements with Subscriber's DWR financial advisor, if any, and if none, should contact Subscriber's local DWR branch office. Payment must NOT be mailed to the General Partner at its offices in New York City. Any such payment will not be accepted by the General Partner and will be returned to Subscriber for proper placement with the DWR branch office where Subscriber's Customer Account is maintained. The undersigned Subscriber hereby authorizes and directs the General Partner and DWR to transfer the appropriate amount from the Customer Account to the Escrow Account.

    For Signatories to Exchange Signature Page: Payment of this subscription must be made by applying the proceeds from the redemption of limited partnership units in one of the Partnerships or another commodity pool for which the General Partner serves as the general partner and commodity pool operator. Subscriber may only redeem units at such times as are specified in the applicable limited partnership agreement for such other commodity pool, and under certain circumstances described therein, Subscriber may be subject to a redemption charge.

--------------------------------------------------------------------------------
REPRESENTATIONS AND WARRANTIES
--------------------------------------------------------------------------------

    Subscriber (for myself/ourselves, and, if Subscriber is an entity, on behalf of and with respect to such entity and its shareholders, partners, or beneficiaries) hereby represents and warrants to the General Partner and each Partnership in which Subscriber is purchasing Units, as follows:

        (1) Subscriber has received a copy of the Prospectus, including each Limited Partnership Agreement.

        (2) Subscriber is of legal age to execute this Agreement and is legally competent to do so.

        (3) Subscriber has either: (a) net worth of at least $150,000 (exclusive of home, furnishings, and automobiles); or (b) net worth of at least $45,000 (exclusive of home, furnishings, and automobiles) and annual gross income of at least $45,000. However, if Subscriber is a resident and/or subject to regulation by one of the states which imposes more restrictive suitability requirements than the foregoing, or requires a higher minimum investment, as set forth below under the caption "State Suitability Requirements" Subscriber's net worth and/or income and investment satisfies the requirements of such state. (If Units are being purchased by spouses as joint owners, their joint net worth and annual income may be used to satisfy applicable state suitability requirements.) Subscriber agrees to provide any additional documentation requested by the General Partner, as may be required by the securities administrators of certain states to confirm that Subscriber meets the applicable minimum financial suitability standards to invest in the Partnerships.

        (4) The address set forth on the Signature Page is Subscriber's true and correct residence and Subscriber has no present intention of becoming a resident of any other state or country. All the information that is provided on the Signature Page regarding Subscriber is correct and complete as of the date of this Agreement, and, if there should be any material change in such information prior to Subscriber's admission as a Limited Partner, Subscriber will immediately furnish such revised or corrected information to the General Partner.

        (5) If Subscriber is an employee benefit plan, to the best of Subscriber's knowledge, neither the General Partner, DWR, MS & Co., any other Additional Seller, any Trading Advisor, nor any of their respective affiliates either: (a) has investment discretion with respect to the investment of Subscriber's plan assets; (b) has authority or responsibility to or regularly gives investment advice with respect to such plan assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the plan; or (c) is an employer maintaining or contributing to such plan. For purposes hereof, an "employee benefit plan" shall include plans and accounts of various types (including their related trusts) which provide for the accumulation of a portion of an individual's earnings or compensation as well as investment income earned thereon free from federal income tax until such time as funds are distributed from the plan, and include corporate "pension" and profit-sharing plans, "simplified employee pension plans," "Keogh" plans for self-employed individuals, and IRAs.

        (6) Unless (7) or (8) below is applicable, Subscriber's subscription is made with Subscriber's funds for Subscriber's own account and not as trustee, custodian or nominee for another.

        (7) The subscription, if made as custodian for a minor, is a gift Subscriber has made to such minor and is not made with such minor's funds or, if not a gift, the representations as to net worth and annual income set forth herein apply only to such minor.

        (8) If Subscriber is subscribing as a trustee or custodian of an employee benefit plan or of an IRA at the direction of the beneficiary of such plan or IRA, the representations set forth herein apply only to the beneficiary of such plan or IRA.

        (9) If Subscriber is subscribing in a representative capacity, Subscriber has full power and authority to purchase the Units and enter into and be bound by this Agreement on behalf of the entity for which the Subscriber is purchasing the Units, and such entity has full right and power to purchase such Units and enter into and be bound by this Agreement and become a Limited Partner pursuant to each applicable Limited Partnership Agreement.

        (10) Subscriber either is not required to be registered with the Commodity Futures Trading Commission ("CFTC") or to be a member of the National Futures Association ("NFA"), or, if so required, is duly registered with the CFTC and is a member in good standing of the NFA. It is an NFA requirement that the General Partner attempt to verify that any person or entity that seeks to purchase Units be duly registered with the CFTC and a member of the NFA, if required. Subscriber agrees to supply the General Partner with such information as the General Partner may reasonably request in order to attempt such verification. Certain entities that acquire Units may, as a result, themselves become "commodity pools" within the intent of applicable CFTC and NFA rules, and their sponsors, accordingly, may be required to register as "commodity pool operators."

        Additional Representation and Warranty for Signatories to Exchange Signature Page

        (11) Subscriber is the true, lawful, and beneficial owner of the units of limited partnership interest (or fractions thereof) to be redeemed pursuant to this Agreement, with full power and authority to request redemption and a subsequent purchase of Units. The units of limited partnership interest (or fractions thereof) which are subject to this redemption request are not subject to any pledge or otherwise encumbered in any fashion.

    By making the representations and warranties set forth above, Subscribers should be aware that they have not waived any rights of action which they may have under applicable federal or state securities laws. Federal and state securities laws provide that any such waiver would be unenforceable. Subscribers should be aware, however, that the representations and warranties set forth above may be asserted in the defense of a Partnership, the General Partner, any Trading Advisor, DWR, MS & Co., any other Additional Seller, or others in any subsequent litigation or other proceeding.

--------------------------------------------------------------------------------
STATE SUITABILITY REQUIREMENTS
--------------------------------------------------------------------------------

    Except as indicated below, investors in the Partnerships must have a net worth (exclusive of home, furnishings, and automobiles) of at least $150,000 or, failing that standard, have a net worth (same exclusions) of at least $45,000 and an annual gross income of at least $45,000, and must make a minimum aggregate investment of $20,000 or, in the case of a Non-Series Exchange, the minimum $20,000 investment will be measured as of the preceding Monthly Closing and be deemed satisfied irrespective of whether the proceeds from such redemption are worth less than $20,000 when the Units are subsequently acquired. However, the states listed below have more restrictive suitability or minimum investment requirements for Subscribers residing therein. Please read the following list to make sure that Subscriber meets the minimum suitability and/or investment requirements for the state in which Subscriber resides. (As used below, "NW" means net worth exclusive of home, furnishings, and automobiles; "AI" means annual gross income; and "TI" means annual taxable income for federal income tax purposes.)


CALIFORNIA: (a) $150,000 NW, or (b) $75,000 NW and $50,000 AI.

IOWA: (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.

MAINE: (a) $200,000 NW, or (b) $50,000 NW and $50,000 AI.

MASSACHUSETTS: (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.

MICHIGAN: (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.

MISSOURI: (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.

NORTH CAROLINA: (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.

OHIO: (a) $150,000 NW and investment may not exceed 10% of NW, or (b) $45,000 NW and $45,000 AI and investment may not exceed 10% of NW.

PENNSYLVANIA: (a) $175,000 NW and investment may not exceed 10% of NW, or (b) $100,000 NW and $50,000 TI and investment may not exceed 10% of NW.

TENNESSEE: (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.

TEXAS: (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.


--------------------------------------------------------------------------------
SIGNIFICANT DISCLOSURES
--------------------------------------------------------------------------------

    Subscriber should read the Prospectus in its entirety before completing this Agreement and subscribing for Units, and should carefully consider the information contained therein as well as the following information (which is set forth in detail in the Prospectus) concerning an investment in the Partnerships:

        (1) The General Partner, DWR, the Partnerships' non-clearing Commodity Broker, and MS & Co. are each wholly-owned subsidiaries of Morgan Stanley Dean Witter & Co., and conflicts of interest therefore exist. The principal business address of the General Partner is Two World Trade Center, 62nd Floor, New York, New York 10048.

        (2) DWR will receive substantial commodity brokerage fees from the Partnerships and may also realize the benefits of excess interest earned on the Partnerships' funds and compensating balance benefits from deposits of the Partnerships' funds, subject to certain limitations as described in the Prospectus. A Limited Partner will consent to the execution and delivery by the General Partner on behalf of each Partnership of a Customer Agreement with DWR, and to the payment to DWR of such brokerage fees and benefits.

        (3) The performance information in the Prospectus should be read only in conjunction with the textual description and notes thereto, and such data should not be interpreted to mean that the Partnerships will have similar results or will realize any profits whatsoever. A Limited Partner will consent to the execution and delivery by the General Partner on behalf of each Partnership of the Management Agreements with the Trading Advisors (as described in the Prospectus), and with such other Trading Advisors as the General Partner may retain from time to time.

        (4) Units cannot be transferred or assigned except as set forth in the Limited Partnership Agreement. Persons who have been Limited Partners for more than six months may redeem all or part of their Units, at any month-end in the manner described herein. An investor who has been a Limited Partner for less than six months may first redeem Units effective as of the last day of the sixth month following the closing in which he first became a Limited Partner in the manner described herein. Units redeemed on or prior to the last day of the twelfth month after such Units were purchased will be subject to a redemption charge equal to 2% of the Net Asset Value of a Unit on the date of such redemption. Units redeemed after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month after which such Units were purchased will be subject to a redemption charge equal to 1% of the Net Asset Value of a Unit on the date of such redemption. Units redeemed after the last day of the twenty-fourth month after which such Units were purchased will not be subject to a redemption charge. The foregoing redemption charges will be paid to DWR. Notwithstanding the above, Units purchased by an investor who purchases $500,000 or more of Units will not be subject to the foregoing redemption charges, but will be subject to the other restrictions on redemptions. Units purchased pursuant to a Non-Series Exchange will not be subject to the foregoing redemption charges under the circumstances described below. The number of Units (determined on a per closing basis), expressed as a percentage of Units purchased, which is not subject to a redemption charge is determined by dividing (a) the dollar amount received upon redeeming an interest in another partnership and used to purchase Units by (b) the total investment in the Partnerships. Redemptions of Units will be deemed to be in the order in which they are purchased (assuming purchases at more than one closing), with Units not subject to a redemption charge being deemed to be the first Units purchased at a closing. Limited Partners who redeem Units and have either paid a redemption charge with respect to such Units, or have held such Units for at least two years and subsequently purchase Units, will not be subject to redemption charges on the new Units under the following conditions: (a) the subscriber must subscribe for new Units prior to the one-year anniversary of the effective date of the redemption of Units, (b) the subscriber will not be subject to redemption charges with respect to the amount of the subscription for the new Units up to the amount of the proceeds of the redemption (net of any redemption charges), and (c) the subscriber must hold the newly acquired Units for six months from the date of purchase before such Units may be redeemed or exchanged. Such subscribers remain subject to the minimum purchase and suitability requirements. A Limited Partner who redeems Units pursuant to a Series Exchange will not be subject to the redemption charges described above with respect to the redeemed Units. Units acquired pursuant to a Series Exchange will be deemed as having the same purchase date as the Units exchanged for purposes of determining the applicability of any redemption charges. Units may only be redeemed upon 5 business days' written notice to the General Partner prior to the effective date of redemption, which will be the last day of a calendar month.

        (5) All subscriptions are subject to acceptance or rejection by the General Partner in whole or in part for any reason and are irrevocable by Subscribers, subject to the limited revocation right described on page 2 of this Agreement.

        (6) A Limited Partner may be able to invest in any member partnerships of the Morgan Stanley Dean Witter Charter Series formed subsequent to the date hereof by exchanging Units as provided in the Limited Partnership Agreements. Any such investment will be subject to a Limited Partner's prior receipt of, and will be subject to all of the terms and conditions described in, a prospectus or supplement to the Prospectus offering an investment in any such newly organized partnership.

        (7) During the Continuing Offering, Units are being offered for sale at "Monthly Closings" to be held as of the last day of each month. The Net Asset Value of a Unit may increase or decrease substantially between the date of this subscription and the date of the Monthly Closing at which this subscription is accepted by the General Partner; consequently, the undersigned Subscriber may receive more or fewer Units than would be received if the Monthly Closing were held on the date of this subscription.

--------------------------------------------------------------------------------
ACCEPTANCE OF THE LIMITED PARTNERSHIP AGREEMENTS
--------------------------------------------------------------------------------

    The Subscriber hereby agrees that as of the date that Subscriber's name is entered on the books of a Partnership, Subscriber shall become a Limited Partner of such Partnership. Subscriber hereby agrees to each and every term of the Limited Partnership Agreement of such Partnership as if Subscriber's signature were subscribed thereto. Subscriber further agrees that DWR may receipt on Subscriber's behalf for the Units purchased by Subscriber hereunder upon the issuance of such Units by the Partnership (although no certificate evidencing Unit(s) will be issued to Subscriber).

--------------------------------------------------------------------------------
POWER OF ATTORNEY AND GOVERNING LAW
--------------------------------------------------------------------------------

    Subscriber hereby irrevocably constitutes and appoints Demeter Management Corporation, the General Partner of each Partnership, as Subscriber's true and lawful Attorney-in-Fact, with full power of substitution, in Subscriber's name, place, and stead, to do all things necessary to admit it as a Limited Partner of each Partnership requested below, and such other Partnership(s) of the Morgan Stanley Dean Witter Charter Series as Subscriber may request from time to time, and to admit others as additional or substituted Limited Partners to such Partnership(s) so long as such admission is in accordance with the terms of the applicable Limited Partnership Agreement or any amendment thereto, to file, prosecute, defend, settle, or compromise any and all actions at law or suits in equity for or on behalf of each Partnership in connection with any claim, demand, or liability asserted or threatened by or against any Partnership, and to execute, acknowledge, swear to, deliver, file, and record on Subscriber's behalf and as necessary in the appropriate public offices, and publish: (a) each Limited Partnership Agreement and each Certificate of Limited Partnership and all amendments thereto permitted by the terms thereof; (b) all instruments that the General Partner deems necessary or appropriate to reflect any amendment, change, or modification of any Limited Partnership Agreement or any Certificate of Limited Partnership made in accordance with the terms of such Limited Partnership Agreement; (c) certificates of assumed name; and (d) all instruments that the General Partner deems necessary or appropriate to qualify or maintain the qualification of each Partnership to do business as a foreign limited partnership in other jurisdictions. Subscriber agrees to be bound by any representation made by the General Partner or any successor thereto acting in good faith pursuant to this Power of Attorney.

    The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and survive the death, incapacity, dissolution, liquidation, or termination of Subscriber.

    THIS SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, PROVIDED, HOWEVER, THAT THIS PROVISION SHALL NOT BE DEEMED A WAIVER OF ANY RIGHTS OF ACTION SUBSCRIBER MAY HAVE UNDER APPLICABLE FEDERAL OR STATE SECURITIES LAW.

--------------------------------------------------------------------------------
RECEIPT OF DOCUMENTATION
--------------------------------------------------------------------------------

    The regulations of the Commodity Futures Trading Commission require that the undersigned Subscriber be given a copy of the Prospectus, as well as certain additional documentation consisting of: (a) a supplement to the Prospectus, which must be given to the undersigned if the Prospectus is dated more than nine months prior to the date that the undersigned first receives the Prospectus, and
(b) the most current monthly account statement (report) for the Partnerships after they begin trading operations. The undersigned hereby acknowledges receipt of the Prospectus and the additional documentation referred to above, if any.

--------------------------------------------------------------------------------
SUBSCRIPTION SIGNATURE PAGE                                                  BUY
--------------------------------------------------------------------------------

                   MORGAN STANLEY DEAN WITTER CHARTER SERIES
                     UNITS OF LIMITED PARTNERSHIP INTEREST
                          SUBSCRIPTION SIGNATURE PAGE

A
                   PLEASE PRINT OR TYPE. USE BLACK INK ONLY.

    PAGES 6 AND 7, THE SUBSCRIPTION SIGNATURE PAGES, SHOULD BE DELIVERED TO THE LOCAL DEAN WITTER BRANCH OFFICE AND MUST BE RECEIVED BY THE GENERAL PARTNER AT TWO WORLD TRADE CENTER, 62ND FLOOR, NEW YORK, NEW YORK 10048-0026, AT LEAST FIVE BUSINESS DAYS PRIOR TO THE APPLICABLE CLOSING.
    The Subscriber named below, by execution and delivery of this Signature Page and by payment of the purchase price for Units of Limited Partnership Interest ("Units") in one or more Partnerships in the Morgan Stanley Dean Witter Charter Series (the "Partnerships"), hereby subscribes for Units in the Partnership(s) specified below at a price equal to $10 per Unit at the Initial Closing, or 100% of the Net Asset Value per Unit of the applicable Partnership(s) as of the close of business on the date of the Monthly Closing, as applicable.

    BY SUCH EXECUTION AND PAYMENT, THE SUBSCRIBER ACKNOWLEDGES RECEIPT OF THE
PROSPECTUS OF THE PARTNERSHIPS DATED         , 1998, INCLUDING THE LIMITED
PARTNERSHIP AGREEMENT AND THIS SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY, THE TERMS OF WHICH GOVERN THE INVESTMENT IN THE UNITS BEING SUBSCRIBED FOR HEREBY, AND, IF THE PARTNERSHIPS HAVE BEEN TRADING AT LEAST ONE MONTH, THE CURRENT MONTHLY REPORT FOR THE PARTNERSHIPS.



 ITEM 1 -- SUBSCRIBER (SUBSCRIBER MUST SIGN BELOW TAX REPRESENTATION)
--------------------------------------------------------------------------------

                                                                 CHARTER FUND SYMBOL                                AMOUNT
                                                                                                                      OF
                                                                                                                 SUBSCRIPTION
    / / / / / / / / / / / / / / / / / / / /                      MORGAN STANLEY DEAN WITTER CHARTER GRAHAM L.P.     $
               DWR ACCOUNT NO.                                   MORGAN STANLEY DEAN WITTER CHARTER                 $
                                                                 MILLBURN L.P.
                                                                 MORGAN STANLEY DEAN WITTER CHARTER WELTON L.P.     $



--------------------------------------------------------------------------------

TAXABLE INVESTORS                                                               NON-TAXABLE INVESTORS
/ / / / / /-/ / / /-/ / / / / / / /  OR    / / / / -/ / / / / / / / / / / / / /  OR   / / / / / / / / / / / / / / / / / / / / / /


SOCIAL SECURITY NUMBER OF: (CHECK ONE)     TAXPAYER ID NUMBER FOR: (CHECK ONE)     SOC. SEC. #/TAXPAYER ID # FOR: (CHECK ONE)

/ / Individual Ownership                   / / Trust other than Grantor            / / IRA (the DWR Branch Manager must
/ / Joint Tenants with Rights of               or Revocable Trust                        sign below for IRA accounts)
    Survivorship                           / / Estate                              / / Employee Benefit Plan
/ / Tenants in Common                      / / UGMA/UTMA (Minor)                         (Participant-Directed)
/ / Community Property                     / / Partnership                         / / Defined Benefit Plan (Other)______________
/ / Grantor or other Revocable Trust       / / Corporation                         / / Other (specify)

      ALL SUBSCRIBERS (OR BRANCH MANAGERS IN THE CASE OF AN IRA) MUST SIGN

UNITED STATES TAXABLE INVESTORS ONLY:                                         NON-UNITED STATES INVESTORS ONLY:
/ / Check box if Subscriber is subject to backup withholding under the        Under penalties of perjury, by
    provisions of Section 3406(a)(1)(C) of the Internal Revenue Code.         signature below, the Subscriber
    If Subscriber's taxable year is other than the calendar year,             certifies that such Subscriber is NOT
indicate the date on which Subscriber's taxable year ends:............  OR
Under penalties of perjury, by signing below, I certify that the Social       (a) a citizen or resident of the
Security Number (or Taxpayer ID Number) above to be the true, correct and         United States; or
complete Social Security Number (or Taxpayer ID Number) and that all the      (b) a United States corporation,
information above is true, correct and complete.                                  partnership, estate or trust.

X ___________________________                                                     ______________________________
(Signature of Subscriber or Officer, Partner or Trustee [or Branch Manager in
the case of IRAs])                                                                            Date

If Subscriber is an Entity:      Type or Print Name of Entity:...................................................

                                 Name:  ................................. Date: .................................

                                 Title:..........................................................................

Full Name of Account.............................................................................................
                                 (Subscriber's Name or Name of Trust or Custodial Account--do not use initials)

Subscriber is a resident of  ................................. and a citizen of  ................................
                                 (name of country)                                           (name of county)

Street Address...................................................................................................
                                 (MUST be residence address--P.O. Box alone not acceptable)

City............................. State ............. Zip Code ............ Tel. No. ( ............ ) ............

/ / Check here if Subscriber is a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate that is a dealer in commodities or otherwise engaged in a trade business within the U.S.A. to which income, gain or loss from a Partnership would be treated as effectively connected. (Subscriber must complete Form W-8, which may be obtained from a DWR Financial Advisor.

COMPLETE, IF APPLICABLE (MUST BE COMPLETED IF THERE IS A CO-SUBSCRIBER, TRUSTEE
                                 OR CUSTODIAN):

Name ................. Telephone Number ( ................. )  .................
                The person or entity above is a/an: (check one)
/ / Co-Subscriber     / / Trustee or Custodian     / / Authorized Person, if an
                                                          Institutional Trustee

Street Address (P.O. Box alone not acceptable)..................................

City.............................................................    State .............. Zip Code ..............

Co-Subscriber, Trustee or Custodian is a resident of.............    and a citizen of............................

Minor (if not a gift) is a resident of...........................    and a citizen of............................

--------------------------------------------------------------------------------
ITEM 2 -- SIGNATURE(S) -- SUBSCRIBER(S) MUST SIGN UNDER TAX REPRESENTATION ON PRECEDING PAGE AND BELOW
--------------------------------------------------------------------------------

(INDIVIDUAL OR JOINT SUBSCRIPTION, INCLUDING PARTICIPANT-DIRECTED EMPLOYEE BENEFIT PLAN OR IRA SUBSCRIPTION)

If this subscription is for a joint or community property account, the statements, representations, and warranties set forth in this Subscription and Exchange Agreement and Power of Attorney shall be deemed to have been made by each owner of the account.
* If the Units will be owned by joint owners, tenants in common, or as community property, signatures of all owners are required.
* In the case of a participant-directed employee benefit plan or IRA, the beneficiary must sign immediately below and the trustee or custodian must sign below under "Entity Subscription."

X __________________   _______________    X __________________   _______________
(Signature of Subscriber)   Date          (Signature of               Date
                                           Co-Subscriber)

(ENTITY SUBSCRIPTION)

ACCEPTANCE OF SUBSCRIPTION ON BEHALF OF EMPLOYEE BENEFIT PLANS (INCLUDING IRAS) IS IN NO RESPECT A REPRESENTATION BY THE GENERAL PARTNER OR DWR THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN.

The undersigned corporate officer, partner or trustee hereby certifies and warrants that s/he has full power and authority from or on behalf of the entity named below and its shareholders, partners, or beneficiaries to complete, execute and deliver this Subscription and Exchange Agreement and Power of Attorney on their behalf and to make the statements, representations, and warranties made herein on their behalf, and that investment in each Partnership specified is authorized under applicable law and the governing documents of the entity, has been affirmatively authorized by the governing board or body, if any, of the entity, and is legally permissible.

 .......................................................    X......................................   ......................
(Type or Print Name of Entity)                             (Signature)                                Date


Print Name.............................................    Title..................................


--------------------------------------------------------------------------------
ITEM 3 -- FINANCIAL ADVISOR AND BRANCH MANAGER USE ONLY
(COMPLETE IN FULL AND IN INK)
--------------------------------------------------------------------------------


THE UNDERSIGNED FINANCIAL ADVISOR HEREBY CERTIFIES THAT:
(1) the above signature(s) is/are true and correct;
(2) s/he has informed the Subscriber about the liquidity and marketability of the Units as set forth in the Prospectus.
(3) based on information obtained from the Subscriber concerning the Subscriber's investment objectives, other investments, financial situation, needs and any other relevant information, that s/he reasonably believes that:
   (a) such Subscriber is or will be in a financial position appropriate to enable such Subscriber to realize the benefits of each Partnership specified, as described in the Prospectus;
   (b) such Subscriber has a net worth sufficient to sustain the risk inherent in each Partnership specified (including loss of investment and lack of liquidity); and
   (c) each Partnership specified is otherwise a suitable investment for such Subscriber; and
(4) the Subscriber received the Prospectus at least five business days prior to the applicable Monthly Closing.

THE FINANCIAL ADVISOR MUST SIGN BELOW IN ORDER TO SUBSTANTIATE COMPLIANCE WITH NASD CONDUCT RULE 2810.

X ______________________________________________________________________________
               Financial Advisor's Signature

 ................................................................................
       Type or Print Full Name of Financial Advisor

Telephone Number ( .............................. ).............................
THE UNDERSIGNED BRANCH MANAGER HEREBY CERTIFIES THAT:
(1) the above signature(s) is/are true and correct.
(2) the above client(s) is/are suitable.

X ______________________________________________________________________________
                Branch Manager's Signature
 ................................................................................
                   Type or Print Full Name of Branch Manager

                   MORGAN STANLEY DEAN WITTER CHARTER SERIES
                            EXCHANGE SIGNATURE PAGE

B
                   PLEASE PRINT OR TYPE. USE BLACK INK ONLY.

                  PAGES 8 AND 9, THE SUBSCRIPTION SIGNATURE PAGES, SHOULD BE DELIVERED TO THE LOCAL DEAN WITTER BRANCH OFFICE AND MUST BE RECEIVED BY THE GENERAL PARTNER AT TWO WORLD TRADE CENTER, 62ND FLOOR, NEW YORK, NEW YORK 10048-0026, AT LEAST FIVE BUSINESS DAYS PRIOR TO THE APPLICABLE CLOSING.
                  The Subscriber named below, by execution and delivery of this Signature Page hereby redeems the units of limited partnership interest of the limited partnership(s) named in Item 1 below and, by application of the proceeds of such redemption to the payment of the purchase price for Units of Limited Partnership Interest ("Units") in one or more Partnerships in the Morgan Stanley Dean Witter Charter Series (the "Partnerships"), hereby subscribes for Units in the Partnership(s) specified below at a price equal to $10 per Unit at the Initial Closing, or 100% of the Net Asset Value per Unit of the applicable Partnership(s) as of the close of business on the date of the Monthly Closing, as applicable. Redemption of units of any partnership for an exchange must be in whole units, unless Subscriber is redeeming its entire interest in such partnership.

                  BY SUCH EXECUTION AND PAYMENT, THE SUBSCRIBER ACKNOWLEDGES
RECEIPT OF THE PROSPECTUS OF THE PARTNERSHIPS DATED          , 1998, INCLUDING
THE LIMITED PARTNERSHIP AGREEMENT AND THIS SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY, THE TERMS OF WHICH GOVERN THE INVESTMENT IN THE UNITS BEING SUBSCRIBED FOR HEREBY, AND, IF THE PARTNERSHIPS HAVE BEEN TRADING FOR AT LEAST ONE MONTH, THE CURRENT MONTHLY REPORT FOR THE PARTNERSHIPS.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

      ITEM 1 -- SUBSCRIBER (SUBSCRIBER MUST SIGN BELOW TAX REPRESENTATION)
--------------------------------------------------------------------------------

     DWR ACCOUNT NO.    / / / / / / / / / / / / / / / / / / / / / /

  SYMBOL(S) FOR FUND(S)      SPECIFY QUANTITY OF UNITS TO BE REDEEMED              CHARTER
  FROM                       (CHECK BOX IF ENTIRE INTEREST; INSERT NUMBER IF
  WHICH UNITS TO BE          WHOLE SERIES UNITS)                                   FUND SYMBOL
  REDEEMED
  / / / / / / / / / /        / /     Entire Interest     OR                        Whole Units TO / / / / / / / /

  / / / / / / / / / /        / /     Entire Interest     OR                        Whole Units TO / / / / / / / /

  / / / / / / / / / /        / /     Entire Interest     OR                        Whole Units TO / / / / / / / /

  / / / / / / / / / /        / /     Entire Interest     OR                        Whole Units TO / / / / / / / /

     The Subscriber hereby authorizes Demeter Management Corporation to redeem the above quantity of units of limited partnership interest set forth opposite the symbol for each partnership identified on the left above at the "Net Asset Value" thereof, as defined in the limited partnership agreement of each such partnership, less any redemption charges, and to utilize the net proceeds thereof to purchase Units in the applicable Charter Series Partnership as indicated. Redemptions for an exchange must meet the applicable minimum investment requirements described under "Subscription Procedure" in the
     Prospectus.
--------------------------------------------------------------------------------

TAXABLE INVESTORS                                                                 NON-TAXABLE INVESTORS

/ / / / / / -/ / / / -/ / / / / / / /  OR  / / / / -/ / / / / / / / / / / / / /   OR   / / / / / / / / / / / / / / / / / / / / / /


SOCIAL SECURITY NUMBER OF: (CHECK ONE)     TAXPAYER ID NUMBER FOR: (CHECK ONE)         SOC. SEC. #/TAXPAYER ID # FOR: (CHECK ONE)

/ /    Individual Ownership                / /    Trust other than Grantor or          / /    IRA (the DWR Branch Manager must
/ /    Joint Tenants with Rights of               Revocable Trust                                    sign below for IRA accounts)
       Survivorship                        / /    Estate                               / /    Employee Benefit Plan
/ /    Tenants in Common                   / /    UGMA/UTMA (Minor)                                  (Participant-Directed)
/ /    Community Property                  / /    Partnership                          / /    Defined Benefit Plan (Other)_________
/ /    Grantor or other Revocable Trust    / /    Corporation                          / /    Other (specify) _____________________


      ALL SUBSCRIBERS (OR BRANCH MANAGERS IN THE CASE OF AN IRA) MUST SIGN

UNITED STATES TAXABLE INVESTORS ONLY:                                         NON-UNITED STATES INVESTORS ONLY:
/ /  Check box if Subscriber is subject to backup withholding under the       Under penalties of perjury, by
     provisions of Section 3406(a)(1)(C) of the Internal Revenue Code.        signature below, the Subscriber

                  If Subscriber's taxable year is other than the calendar     certifies that such Subscriber is NOT
     year, indicate the date on which Subscriber's taxable year ends:....  OR

Under penalties of perjury, by signing below, I certify that the Social       (a) a citizen or resident of the
Security Number (or Taxpayer ID Number) above to be the true, correct and         United States; or
complete Social Security Number (or Taxpayer ID Number) and that all the      (b) a United States corporation,
information above is true, correct and complete.                                  partnership, estate or trust.

X
________________________________________________________________________________________________        __________________________
(Signature of Subscriber or Officer, Partner or Trustee [or Branch Manager in the case of IRAs])                   Date

If Subscriber is an Entity:     Type or Print Name of Entity:.....................................................................

                                Name:.......................................................Date:.................................

                                Title:............................................................................................



-----------------------------------------------------------------------
EXCHANGE SIGNATURE PAGE                                             EXG
-----------------------------------------------------------------------

Full Name of Account.............................................................................................
                         (Subscriber's Name or Name of Trust or Custodial Account--do not use initials)

Subscriber is a resident of    ...............................   and a citizen of  ..............................
                                   (name of country)                                      (name of county)

/ /   Check here if Subscriber is a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate that is a dealer in commodities or otherwise engaged in a trade or business within the U.S.A. to which income, gain or loss from a Partnership would be treated as effectively connected. (Subscriber must complete Form W-8, which may be obtained from a DWR Financial Advisor.)

COMPLETE, IF APPLICABLE (MUST BE COMPLETED IF THERE IS A CO-SUBSCRIBER, TRUSTEE
                                 OR CUSTODIAN):

Name         ..........     Telephone Number (   .......... )          .........
                The person or entity above is a/an: (check one)
/ /  Co-Subscriber   / /  Trustee or Custodian     / / Authorized Person, if an
                                                          Institutional Trustee


Street Address (P.O. Box alone not acceptable)...................................................................

City.............................................................    State   .......    Zip Code ....... Tel. No.


Co-Subscriber, Trustee or Custodian is a resident of.............    and a citizen of............................

Minor (if not a gift) is a resident of...........................    and a citizen of............................

--------------------------------------------------------------------------------
ITEM 2 -- SIGNATURE(S) -- SUBSCRIBER(S) MUST SIGN UNDER TAX REPRESENTATION ON PRECEDING PAGE AND BELOW
--------------------------------------------------------------------------------
(INDIVIDUAL OR JOINT SUBSCRIPTION, INCLUDING PARTICIPANT-DIRECTED EMPLOYEE BENEFIT PLAN OR IRA SUBSCRIPTION)
If this subscription is for a joint or community property account, the statements, representations, and warranties set forth in this Subscription and Exchange Agreement and Power of Attorney shall be deemed to have been made by each owner of the account.
* If the Units will be owned by joint owners, tenants in common, or as community property, signatures of all owners are required.
* In the case of a participant-directed employee benefit plan or IRA, the beneficiary must sign immediately below and the trustee or custodian must sign below under "Entity Subscription."


X____________________________________    ____________________    X_______________________________    __________________
(Signature of Subscriber)                Date                     (Signature of Co-Subscriber)       Date


(ENTITY SUBSCRIPTION)
ACCEPTANCE OF SUBSCRIPTION ON BEHALF OF EMPLOYEE BENEFIT PLANS (INCLUDING IRAS) IS IN NO RESPECT A REPRESENTATION BY THE GENERAL PARTNER OR DWR THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN.

The undersigned corporate officer, partner or trustee hereby certifies and warrants that s/he has full power and authority from or on behalf of the entity named below and its shareholders, partners, or beneficiaries to complete, execute and deliver this Subscription Agreement and Power of Attorney on their behalf and to make the statements, representations, and warranties made herein on their behalf, and that investment in each Partnership specified is authorized under applicable law and the governing documents of the entity, has been affirmatively authorized by the governing board or body, if any, of the entity, and is legally permissible.

 .......................................................    X______________________________________    ______________________
(Type or Print Name of Entity)                             (Signature)                                Date

Print Name.............................................    Title..................................


--------------------------------------------------------------------------------
ITEM 3 -- FINANCIAL ADVISOR AND BRANCH MANAGER USE ONLY
(COMPLETE IN FULL AND IN INK)
--------------------------------------------------------------------------------


THE UNDERSIGNED FINANCIAL ADVISOR HEREBY CERTIFIES THAT:
(1)  the above signature(s) is/are true and correct;
(2) s/he has informed the Subscriber about the liquidity and marketability of the Units as set forth in the Prospectus.
(3) based on information obtained from the Subscriber concerning the Subscriber's investment objectives, other investments, financial situation, needs and any other relevant information, that s/he reasonably believes that:
    (a) such Subscriber is or will be in a financial position appropriate to enable such Subscriber to realize the benefits of each Partnership specified, as described in the Prospectus;
    (b) such Subscriber has a net worth sufficient to sustain the risk inherent in each Partnership specified (including loss of investment and lack of liquidity); and
    (c) each Partnership specified is otherwise a suitable investment for such Subscriber; and
(4) the Subscriber received the Prospectus at least five business days prior to the applicable Monthly Closing.

THE FINANCIAL ADVISOR MUST SIGN BELOW IN ORDER TO SUBSTANTIATE COMPLIANCE WITH NASD CONDUCT RULE 2810.

X ______________________________________________________________________________
                    Financial Advisor's Signature

 ................................................................................
                   Type or Print Full Name of Financial Advisor

Telephone Number (  ............................    )...........................

THE UNDERSIGNED BRANCH MANAGER HEREBY CERTIFIES THAT:
(1)    the above signature(s) is/are true and correct.
(2)    the above client(s) is/are suitable.

X ______________________________________________________________________________
                        Branch Manager's Signature

 ................................................................................
                   Type or Print Full Name of Branch Manager

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    SEC registration fee....................................................    $  8,850
    NASD filing fee.........................................................       3,500
    Printing and engraving..................................................     133,333*
    Legal fees and expenses (excluding Blue Sky legal fees).................      83,333*
    Accounting fees and expenses............................................      26,667*
    Escrow Agent fees.......................................................       1,000*
    Blue Sky fees and expenses (including Blue Sky legal fees)..............      50,000*
    Miscellaneous...........................................................      26,650
                                                                                --------
         Total..............................................................    $333,333
                                                                                --------
                                                                                --------


------------------
*Represents an estimate of the Partnership's portion of fees and expenses that are common to the concurrent offerings of the three partnerships in the Morgan Stanley Dean Witter Charter Series, being effected pursuant to this Registration Statement and each of the Registration Statements on Form S-1 for Morgan Stanley Dean Witter Charter Millburn L.P. and Morgan Stanley Dean Witter Charter Graham L.P., respectively.


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 14 of the Limited Partnership Agreement (a form of which is annexed to the Prospectus as Exhibit A) provides for indemnification of the General Partner and its affiliates (as such term is defined therein) by the Partnership for any loss, liability, damage, cost or expense arising from any act, omission, activity or conduct undertaken by or on behalf of the Partnership that is determined by the General Partner in good faith to be in the best interests of the Partnership and was not the result of misconduct or negligence. Section 11 of the Selling Agreement provides for indemnification of the General Partner and its affiliates and its successors and assigns by Dean Witter Reynolds Inc. ("DWR") for any loss, claim, damage, liability, cost and expense incurred for a breach by DWR of a representation or agreement in the Selling Agreement, or for misleading statements and material omissions regarding DWR in the Registration Statement or Prospectus. Such Section also provides for the indemnification by the Partnership of DWR, the General Partner and their affiliates for any act, omission, conduct, or activity undertaken by or on behalf of a Partnership that is determined by DWR or the General Partner, as applicable, in good faith to be in the best interests of the Partnership and was not the result of misconduct or negligence. Section 8 of the DWR Customer Agreement provides for indemnification of DWR and its affiliates for liabilities, losses, damages, costs, or expenses for activities taken by or on behalf of the Partnership which DWR has determined in good faith are in the best interests of the Partnership and are not the result of misconduct or negligence. Section 8 of the Management Agreement provides for indemnification of the General Partner and its affiliates by the Trading Advisor for losses, claims, damages, liabilities, costs and expenses incurred as a result of actions or omissions by the Trading Advisor involving the Partnership's trading which are the result of a breach of agreement, representation or warranty or the result of bad faith, misconduct or negligence.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     None.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENTS.

     (A) EXHIBITS

    EXHIBIT
    NUMBER                                 DESCRIPTION OF DOCUMENT
    -------     -----------------------------------------------------------------------------
      1.01*     Form of Selling Agreement among the Registrant, Demeter Management Corpora-
                  tion, the Trading Advisor and Dean Witter Reynolds Inc.
      1.02*     Form of Additional Seller Agreement between Dean Witter Reynolds Inc. and additional selling agents (to also be included as an annex to Exhibit 1.01, form of Selling Agreement).
      3.01      Form of Limited Partnership Agreement of the Registrant (included as Exhibit
                  A to the Prospectus).
      3.02*     Certificate of Limited Partnership of the Registrant.
      5.01      Opinion of Cadwalader, Wickersham & Taft to the Registrant regarding the legality of Units (including consent).
      8.01*     Opinion of Cadwalader, Wickersham & Taft to the Registrant regarding certain federal income tax matters (including consent).
     10.01*     Form of Customer Agreement between the Registrant and Dean Witter Reynolds
                  Inc.
     10.01(a)*  Form of Customer Agreement among the Registrant, Carr Futures, Inc. and Dean
                  Witter Reynolds Inc.
     10.01(b)*  Form of International Foreign Exchange Master Agreement between the
                  Registrant and Carr Futures, Inc.
     10.02*     Form of Management Agreement among the Registrant, the General Partner and the Trading Advisor.
     10.03      Subscription and Exchange Agreement and Power of Attorney to be executed by purchasers of Units (included as Exhibit B to the Prospectus).
     10.04*     Escrow Agreement among the Registrant, Dean Witter Reynolds Inc., and The
                  Chase Manhattan Bank, the escrow agent.
     23.01      Consent of Independent Auditors for the General Partner and the Registrant.

------------------


*Previously filed.


     (B) FINANCIAL STATEMENTS.

     Included in the Prospectus:


              Morgan Stanley Dean Witter Charter Welton L.P.
                  Independent Auditors' Report
                  Statement of Financial Condition
                  Notes to Statement of Financial Condition


              Demeter Management Corporation
                  Independent Auditors' Report
                  Statements of Financial Condition
                  Notes to Statements of Financial Condition

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (b) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the

Registration Statement; and (c) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) That all post-effective amendments will comply with the applicable forms, rules and regulations of the Securities and Exchange Commission in effect at the time such post-effective amendments are filed.

     (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (5) Insofar, as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York on the 21st day of September 1998.


                                          MORGAN STANLEY DEAN WITTER
                                          CHARTER WELTON L.P.

                                          By: DEMETER MANAGEMENT CORPORATION,
                                                  General Partner


                                          By: /s/ Mark J. Hawley
                                             ___________________________________
                                            Mark J. Hawley, President



     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               SIGNATURE                              TITLE                        DATE
----------------------------------------   ----------------------------   ----------------------

EMETER MANAGEMENT CORPORATION              General Partner

 /s/ Mark J. Hawley
------------------------------             President and Director of        September 21, 1998
     Mark J. Hawley                        the General Partner


 /s/ Richard M. DeMartini
------------------------------             Chairman of the Board and        September 21, 1998
    Richard M. DeMartini                   Director of the General
                                           Partner

------------------------------             Director of the General
        Lawrence Volpe                     Partner

------------------------------             Director of the General
    Joseph G. Siniscalchi                  Partner

 /s/ Edward C. Oelsner, III
------------------------------             Director of the General          September 21, 1998
    Edward C. Oelsner, III                 Partner

 /s/ Robert E. Murray
------------------------------             Director of the General          September 21, 1998
    Robert E. Murray                       Partner

                                           Vice President and Chief         September 21, 1998
 /s/ Lewis A. Raibley, III                 Financial and Principal
------------------------------             Accounting Officer of the
    Lewis A. Raibley, III                  General Partner
